                                                                   EXHIBIT 10.13

                          CREDIT AND GUARANTY AGREEMENT

                            DATED AS OF JUNE 4, 2004

                                      AMONG

                                MAAX CORPORATION,

                             BEAUCELAND CORPORATION,

                 CERTAIN SUBSIDIARIES OF BEAUCELAND CORPORATION,
                                 AS GUARANTORS,

                                VARIOUS LENDERS,

                       GOLDMAN SACHS CREDIT PARTNERS L.P.,
    AS JOINT LEAD ARRANGER, JOINT BOOKRUNNER OF THE TRANCHE B TERM LOANS AND
                               SYNDICATION AGENT,

                              ROYAL BANK OF CANADA,
                  AS ADMINISTRATIVE AGENT AND COLLATERAL AGENT,

                              RBC CAPITAL MARKETS,
                  AS JOINT LEAD ARRANGER AND SOLE BOOKRUNNER OF
                  THE TRANCHE A TERM LOANS AND REVOLVING LOANS,

                                       AND

                              MERRILL LYNCH & CO.,
                         MERRILL LYNCH, PIERCE, FENNER &
                               SMITH INCORPORATED,
    AS JOINT LEAD ARRANGER, JOINT BOOKRUNNER OF THE TRANCHE B TERM LOANS AND
                               DOCUMENTATION AGENT

--------------------------------------------------------------------------------

          CAN$130.0 MILLION SENIOR SECURED TRANCHE A TERM LOAN FACILITY
         U.S.$115.0 MILLION SENIOR SECURED TRANCHE B TERM LOAN FACILITY
               CAN$50.0 MILLION SENIOR SECURED REVOLVING FACILITY

--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                                                               PAGE
                                                                                                               ----
SECTION 1.   DEFINITIONS AND INTERPRETATION..............................................................        2
    1.1.     Definitions.................................................................................        2
    1.2.     Accounting Terms............................................................................       45
    1.3.     Interpretation, etc.........................................................................       45

SECTION 2.   LOANS AND LETTERS OF CREDIT.................................................................       46
    2.1.     Term Loans..................................................................................       46
    2.2.     Revolving Loans.............................................................................       47
    2.3.     Bankers' Acceptances........................................................................       48
    2.4.     Swing Line Loans............................................................................       55
    2.5.     Issuance of Letters of Credit and Purchase of Participations Therein........................       60
    2.6.     Pro Rata Shares; Availability of Funds......................................................       66
    2.7.     Use of Proceeds.............................................................................       67
    2.8.     Evidence of Debt; Register; Lenders' Books and Records; Notes...............................       67
    2.9.     Interest on Loans...........................................................................       68
    2.10.    Interest Act Disclosure.....................................................................       71
    2.11.    Conversion/Continuation.....................................................................       71
    2.12.    Default Interest............................................................................       73
    2.13.    Fees  ......................................................................................       74
    2.14.    Scheduled Installments......................................................................       75
    2.15.    Voluntary Prepayments/Commitment Reductions.................................................       76
    2.16.    Offers to Prepay and Mandatory Prepayments/Commitment Reductions............................       78
    2.17.    Application of Prepayments/Reductions.......................................................       80
    2.18.    General Provisions Regarding Payments.......................................................       82
    2.19.    Ratable Sharing.............................................................................       83
    2.20.    Making or Maintaining Eurodollar Rate Loans.................................................       84
    2.21.    Increased Costs; Capital Adequacy...........................................................       86
    2.22.    Taxes; Withholding, etc.....................................................................       87
    2.23.    Obligation to Mitigate......................................................................       90
    2.24.    Defaulting Lenders..........................................................................       91
    2.25.    Removal or Replacement of a Lender..........................................................       91
    2.26.    Incremental Facilities......................................................................       92
    2.27.    Application of Funds........................................................................       94

SECTION 3.   CONDITIONS PRECEDENT........................................................................       94
    3.1.     Closing Date................................................................................       94
    3.2.     Conditions to Each Credit Extension.........................................................      100

SECTION 4.   REPRESENTATIONS AND WARRANTIES..............................................................      101
    4.1.     Organization; Requisite Power and Authority; Qualification..................................      102
    4.2.     Capital Stock and Ownership.................................................................      102
    4.3.     Due Authorization...........................................................................      102

    4.4.     No Conflict.................................................................................      102
    4.5.     Governmental Consents.......................................................................      103
    4.6.     Binding Obligation..........................................................................      103
    4.7.     Historical Financial Statements.............................................................      103
    4.8.     Projections.................................................................................      103
    4.9.     No Material Adverse Change..................................................................      103
    4.10.    No Restricted Junior Payments...............................................................      104
    4.11.    Adverse Proceedings, etc....................................................................      104
    4.12.    Payment of Taxes............................................................................      104
    4.13.    Properties..................................................................................      105
    4.14.    Environmental Matters.......................................................................      105
    4.15.    No Defaults.................................................................................      106
    4.16.    Material Contracts..........................................................................      106
    4.17.    Governmental Regulation.....................................................................      106
    4.18.    Margin Stock................................................................................      106
    4.19.    Employee Matters............................................................................      106
    4.20.    Employee Benefit Plans......................................................................      107
    4.21.    Certain Fees................................................................................      108
    4.22.    Solvency....................................................................................      108
    4.23.    Related Agreements..........................................................................      108
    4.24.    Compliance with Statutes, etc...............................................................      108
    4.25.    Disclosure..................................................................................      109
    4.26.    Intellectual Property.......................................................................      109
    4.27.    Anti Terrorism Law..........................................................................      110
    4.28.    Subordination of Senior Subordinated Notes..................................................      110

SECTION 5.   AFFIRMATIVE COVENANTS.......................................................................      110
    5.1.     Financial Statements and Other Reports......................................................      111
    5.2.     Existence...................................................................................      115
    5.3.     Payment of Taxes and Claims.................................................................      115
    5.4.     Maintenance of Properties...................................................................      115
    5.5.     Insurance...................................................................................      115
    5.6.     Inspections.................................................................................      116
    5.7.     Lenders Meetings............................................................................      116
    5.8.     Compliance with Laws........................................................................      116
    5.9.     Environmental...............................................................................      116
    5.10.    Subsidiaries................................................................................      118
    5.11.    Additional Real Estate Assets...............................................................      119
    5.12.    Interest Rate Protection....................................................................      120
    5.13.    Further Assurances..........................................................................      120
    5.14.    Leasehold Properties........................................................................      120
    5.15.    Post Closing Obligations....................................................................      121

SECTION 6.   NEGATIVE COVENANTS..........................................................................      122
    6.1.     Indebtedness................................................................................      122
    6.2.     Liens ......................................................................................      123
    6.3.     Equitable Lien..............................................................................      126

    6.4.     No Further Negative Pledges.................................................................      126
    6.5.     Restricted Junior Payments..................................................................      126
    6.6.     Restrictions on Subsidiary Distributions....................................................      128
    6.7.     Investments.................................................................................      128
    6.8.     Financial Covenants.........................................................................      129
    6.9.     Fundamental Changes; Disposition of Assets; Acquisitions....................................      131
    6.10.    Transactions with Shareholders and Affiliates...............................................      133
    6.11.    Conduct of Business.........................................................................      134
    6.12.    Permitted Activities of Parent Companies....................................................      134
    6.13.    Amendments or Waivers of Certain Related Agreements.........................................      134
    6.14.    Amendments or Waivers of or with Respect to Subordinated Indebtedness.......................      135
    6.15.    Fiscal Year.................................................................................      135
    6.16.    Anti Terrorism Law; Anti Money Laundering...................................................      135
    6.17.    Embargoed Person............................................................................      135
    6.18.    Designated Senior Debt......................................................................      136
    6.19.    Intercompany Debt Transactions..............................................................      136
    6.20.    Account Maintenance.........................................................................      136

SECTION 7.   GUARANTY ...................................................................................      136
    7.1.     Guaranty of the Obligations.................................................................      136
    7.2.     Contribution by Guarantors..................................................................      136
    7.3.     Payment by Guarantors.......................................................................      137
    7.4.     Liability of Guarantors Absolute............................................................      137
    7.5.     Waivers by Guarantors.......................................................................      139
    7.6.     Guarantors' Rights of Subrogation, Contribution, etc........................................      140
    7.7.     Subordination of Other Obligations..........................................................      141
    7.8.     Continuing Guaranty.........................................................................      141
    7.9.     Authority of Guarantors or Company..........................................................      141
    7.10.    Financial Condition of Company..............................................................      141
    7.11.    Bankruptcy, etc.............................................................................      142
    7.12.    Discharge of Guaranty.......................................................................      142

SECTION 8.   EVENTS OF DEFAULT...........................................................................      143
    8.1.     Events of Default...........................................................................      143

SECTION 9.   AGENTS .....................................................................................      146
    9.1.     Appointment of the Agents...................................................................      146
    9.2.     Powers and Duties; General Immunity.........................................................      147
    9.3.     Independent Investigation by Lenders; No Responsibility for Appraisal of Creditworthiness...      149
    9.4.     Right to Indemnity..........................................................................      150
    9.5.     Successor Agent, Swing Line Lender and Issuing Bank.........................................      150
    9.6.     Collateral Documents and Guaranties.........................................................      151
    9.7.     Administrative Agent May File Proofs of Claim...............................................      152

SECTION 10.  MISCELLANEOUS...............................................................................      153
    10.1.    Notices.....................................................................................      153

    10.2.    Expenses....................................................................................      153
    10.3.    Indemnity...................................................................................      154
    10.4.    Set Off.....................................................................................      155
    10.5.    Amendments and Waivers......................................................................      155
    10.6.    Successors and Assigns; Participations......................................................      157
    10.7.    Canadian Dollar Equivalent Calculations.....................................................      160
    10.8.    Judgment Currency...........................................................................      161
    10.9.    Independence of Covenants...................................................................      161
    10.10.   Survival of Representations, Warranties and Agreements......................................      161
    10.11.   No Waiver; Remedies Cumulative..............................................................      162
    10.12.   Marshalling; Payments Set Aside.............................................................      162
    10.13.   Severability................................................................................      162
    10.14.   Obligations Several; Independent Nature of Lenders' Rights..................................      162
    10.15.   Headings....................................................................................      163
    10.16.   APPLICABLE LAW..............................................................................      163
    10.17.   CONSENT TO JURISDICTION.....................................................................      163
    10.18.   WAIVER OF JURY TRIAL........................................................................      163
    10.19.   Confidentiality.............................................................................      164
    10.20.   Usury Savings Clause........................................................................      164
    10.21.   Posting.....................................................................................      165
    10.22.   Counterparts................................................................................      166
    10.23.   Effectiveness...............................................................................      166

APPENDICES:

    A-1      Tranche A Term Loan Commitments
    A-2      Tranche B Term Loan Commitments
    A-3      Revolving Commitments
    B        Notice Addresses
    C        Eligible Assignees
    D        Existing Letters of Credit

SCHEDULES:

    1.1          Investors
    3.1(g)       Closing Date Mortgaged Properties
    4.1          Jurisdictions of Organization
    4.2          Capital Stock and Ownership
    4.12         Taxes
    4.13         Real Estate Assets
    4.16         Material Contracts
    4.26         Intellectual Property
    6.1          Certain Indebtedness
    6.2          Certain Liens
    6.7          Certain Investments
    6.10         Certain Transactions

EXHIBITS:

    A-1          Funding Notice
    A-2          Conversion/Continuation Notice
    A-3          Issuance Notice
    B-1          Tranche A Term Loan Note
    B-2          Tranche B Term Loan Note
    B-3          Revolving Loan Note
    B-4          BA Discount Note
    B-5          Swing Line Note
    C            Compliance Certificate
    D-1          Opinion of Kaye Scholer LLP
    D-2          Opinion of Fasken Martineau DuMoulin LLP
    D-3          Opinion of McInnes Cooper
    D-4          Opinion of Pennsylvania counsel
    D-5          Opinion of Minnesota counsel
    D-6          Opinion of Washington counsel
    D-7          Opinion of Indiana counsel
    D-8          Opinion of California counsel
    D-9          Opinion of Georgia counsel
    D-10         Opinion of West Virginia counsel
    D-11         Opinion of Arizona counsel
    E            Assignment Agreement
    F            Certificate re Non-Bank Status
    G-1          Closing Date Certificate
    G-2          Solvency Certificate
    H            Counterpart Agreement
    I-1          U.S. Security Agreement
    I-2          Canadian Security Agreement
    I-3          Quebec Security Documents
    J-1          U.S. Mortgage
    J-2          Canadian Mortgage
    K            Landlord Waiver and Consent Agreement
    L            Joinder Agreement
    M-1          Perfection Certificate
    M-2          Perfection Certificate Supplement
    N            Intercompany Note

                          CREDIT AND GUARANTY AGREEMENT

      This CREDIT AND GUARANTY AGREEMENT, dated as of June 4, 2004, is entered into by and among MAAX CORPORATION, a Nova Scotia unlimited company ("COMPANY"), BEAUCELAND CORPORATION, a Nova Scotia unlimited company ("HOLDINGS"), CERTAIN SUBSIDIARIES OF HOLDINGS, as Guarantors, the Lenders party hereto from time to time, GOLDMAN SACHS CREDIT PARTNERS L.P. ("GSCP"), as Joint Lead Arranger and as Syndication Agent (in such capacity, "SYNDICATION AGENT"), ROYAL BANK OF CANADA ("RBC"), as Administrative Agent (together with its permitted successors in such capacity, "ADMINISTRATIVE AGENT") and as Collateral Agent (together with its permitted successors in such capacity, "COLLATERAL AGENT"), ROYAL BANK OF CANADA, ACTING THROUGH ITS BUSINESS GROUP RBC CAPITAL MARKETS ("RBCCM"), as Joint Lead Arranger, and MERRILL LYNCH & CO., MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED ("MLPF&S"), as Joint Lead Arranger (in such capacity, together with RBCCM and GSCP as joint lead arrangers, the "JOINT LEAD ARRANGERS") and as Documentation Agent (in such capacity, "DOCUMENTATION AGENT").

                                    RECITALS:

      WHEREAS, capitalized terms used in these Recitals shall have the respective meanings set forth for such terms in Section 1.1 hereof;

      WHEREAS, Lenders have agreed to extend to Company certain credit facilities consisting of Can$130.0 million aggregate principal amount of Tranche A Term Loans, U.S.$115.0 million aggregate principal amount of Tranche B Term Loans, and Can$50.0 million aggregate principal amount of Revolving Commitments;

      WHEREAS, on the Closing Date, the proceeds of the Term Loans and up to Can$20.0 million of Revolving Loans and Swing Line Loans shall be used to fund, in part, the Acquisition (including refinancing or retiring certain existing debt of the Acquired Business and its Subsidiaries and redeeming any preferred stock of the Acquired Business) and pay fees, commissions and expenses in connection with the Transactions;

      WHEREAS, on the Closing Date, the Existing Letters of Credit shall remain outstanding and shall be deemed to have been issued hereunder and governed by the terms and conditions hereof;

      WHEREAS, after the Closing Date, the proceeds of the Revolving Loans shall be used to provide for the ongoing working capital requirements and for general corporate purposes of Company, the Guarantor Subsidiaries and their Subsidiaries;

      WHEREAS, Company has agreed to secure all of its Obligations by granting to Collateral Agent, for the benefit of Secured Parties, a First Priority Lien on substantially all of its assets, including a pledge of all of the Capital Stock of each Guarantor Subsidiary held by it, 65% of all the Capital Stock of each of its Foreign Subsidiaries and all of its intercompany indebtedness; and

      WHEREAS, Guarantors have agreed to guarantee the obligations of Company hereunder and to secure their respective Obligations by granting to Collateral Agent, for the benefit of Secured Parties, a First Priority Lien on substantially all of their respective assets, including a pledge of all of the Capital Stock of each of their respective Subsidiaries that is Company or a Guarantor, 65% of all the Capital Stock of each of their respective Foreign Subsidiaries and all of their intercompany indebtedness.

      NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION 1. DEFINITIONS AND INTERPRETATION

      1.1. DEFINITIONS. The following terms used herein, including in the preamble, recitals, exhibits and schedules hereto, shall have the following meanings:

      "ACQUIRED BUSINESS" means MAAX Inc., a company organized under the laws of the Province of Quebec.

      "ACQUISITION" means the acquisition of the Acquired Business pursuant to the Merger Agreement.

      "ADJUSTED CANADIAN EURODOLLAR RATE" means, for any Interest Rate Determination Date with respect to an Interest Period for a Canadian Eurodollar Rate Loan, the rate per annum obtained by dividing (and rounding upward to the next whole multiple of 1/16 of 1%) (i) (a) the rate per annum (rounded to the nearest 1/100 of 1%) equal to the rate determined by Administrative Agent to be the offered rate which appears on the Reuters LIBOR 01 page, or if such page is not available, the page of the Telerate Screen (currently being page number 3740 or 3750, as applicable) which displays an average British Bankers Association Interest Settlement Rate for deposits in Canadian Dollars (for delivery on the first day of such period) with a term equivalent to such period, determined as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date, or (b) in the event the rate referenced in the preceding clause (a) does not appear on such pages or services or if such pages or services shall cease to be available, the rate per annum (rounded to the nearest 1/100 of 1%) equal to the rate determined by Administrative Agent to be the offered rate on such other page or other service which displays an average British Bankers Association Interest Settlement Rate for deposits in Canadian Dollars (for delivery on the first day of such period) with a term equivalent to such period, determined as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date, or (c) in the event the rates referenced in the preceding clauses (a) and (b) are not available, the rate per annum (rounded to the nearest 1/100 of 1%) equal to the offered quotation rate to first class banks in the London interbank market by Administrative Agent for deposits (for delivery on the first day of the relevant period) in Canadian Dollars of amounts in same day funds comparable to the principal amount of the applicable Loan for which the Adjusted Canadian Eurodollar Rate is then being determined with maturities comparable to such period as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date, by (ii) an amount equal to (a) one minus (b) the Applicable Reserve Requirement.

      "ADJUSTED EURODOLLAR RATE" means, for any Interest Rate Determination Date with respect to an Interest Period for a Eurodollar Rate Loan, the rate per annum obtained by dividing (and rounding upward to the next whole multiple of 1/16 of 1%) (i) (a) the rate per annum (rounded to the nearest 1/100 of 1%) equal to the rate determined by Administrative Agent to be the offered rate which appears on the Reuters LIBOR 01 page, or if such page is not available, the page of the Telerate Screen (currently being page number 3740 or 3750, as applicable) which displays an average British Bankers Association Interest Settlement Rate for deposits in U.S. Dollars (for delivery on the first day of such period) with a term equivalent to such period, determined as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date, or (b) in the event the rate referenced in the preceding clause (a) does not appear on such pages or services or if such pages or services shall cease to be available, the rate per annum (rounded to the nearest 1/100 of 1%) equal to the rate determined by Administrative Agent to be the offered rate on such other page or other service which displays an average British Bankers Association Interest Settlement Rate for deposits in U.S. Dollars (for delivery on the first day of such period) with a term equivalent to such period, determined as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date, or (c) in the event the rates referenced in the preceding clauses (a) and (b) are not available, the rate per annum (rounded to the nearest 1/100 of 1%) equal to the offered quotation rate to first class banks in the London interbank market by Administrative Agent for deposits (for delivery on the first day of the relevant period) in U.S. Dollars of amounts in same day funds comparable to the principal amount of the applicable Loan for which the Adjusted Eurodollar Rate is then being determined with maturities comparable to such period as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date, by (ii) an amount equal to (a) one minus (b) the Applicable Reserve Requirement.

      "ADMINISTRATIVE AGENT" as defined in the preamble hereto.

      "ADVERSE PROCEEDING" means any action, suit, proceeding (whether administrative, judicial or otherwise) or arbitration (whether or not purportedly on behalf of Holdings or any of its Subsidiaries) at law or in equity, or before or by any Governmental Authority, domestic or foreign (including any Environmental Claims), whether pending or, to the knowledge of Holdings or any of its Subsidiaries, threatened against or affecting Holdings or any of its Subsidiaries or any property of Holdings or any of its Subsidiaries.

      "AFFECTED LENDER" as defined in Section 2.20(b).

      "AFFECTED LOANS" as defined in Section 2.20(b).

      "AFFILIATE" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power (i) for purposes of Section 6.10, to vote 10% or more of the Securities having ordinary voting power for the election of directors of such Person or (ii) to direct or cause, directly or indirectly, the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise. For purposes of

Section 6.10, the term "Affiliate" shall also include any Person that is a director of the Person specified.

      "AGENT" means each of Syndication Agent, Administrative Agent, Collateral Agent and Documentation Agent.

      "AGENT PARTIES" as defined in Section 10.21.

      "AGGREGATE AMOUNTS DUE" as defined in Section 2.19.

      "AGGREGATE PAYMENTS" as defined in Section 7.2.

      "AGREEMENT" means this Credit and Guaranty Agreement, dated as of June 4, 2004, as it may be amended, supplemented or otherwise modified from time to time.

      "AMALGAMATION AGREEMENT" means that certain Amalgamation Agreement dated as of March 10, 2004 by and among 9139-4460 Quebec Inc., 9139-7158 Quebec Inc., 3087053 Nova Scotia Company and the Acquired Business.

      "ANTI-TERRORISM LAWS" as defined in Section 4.27.

      "APPLICABLE ECF PERCENTAGE" as defined in Section 2.16(e).

      "APPLICABLE MARGIN" and "APPLICABLE REVOLVING COMMITMENT FEE PERCENTAGE" mean (i) with respect to all Loans that are Eurodollar Rate Loans, Canadian Eurodollar Rate Loans or BA Discount Rate Loans and the Applicable Revolving Commitment Fee Percentage, (a) from the Closing Date until the date of delivery of the Compliance Certificate and the financial statements for the second fiscal quarter commencing after the Closing Date, a percentage, per annum, determined by reference to the following table as if the Leverage Ratio then in effect were in excess of 4.50:1.00; and (b) thereafter, a percentage, per annum, determined by reference to the Leverage Ratio in effect from time to time as set forth below:


                         APPLICABLE MARGIN                                   APPLICABLE REVOLVING
    LEVERAGE         FOR TRANCHE A TERM LOANS       APPLICABLE MARGIN             COMMITMENT
     RATIO              AND REVOLVING LOANS      FOR TRANCHE B TERM LOANS       FEE PERCENTAGE
    --------         ------------------------    ------------------------    --------------------
> 4.50:1.00                  2.50%                        2.75%                      0.50%

<  or = 4.50:1.00            2.25%                        2.75%                      0.50%

> 3.50:1.00

< or = 3.50:1.00             2.00%                        2.50%                      0.40%

>2.50:1.00

< or = 2.50:1.00             1.75%                        2.50%                      0.35%


and (ii) with respect to Loans that are Base Rate Loans or Prime Rate Loans, an amount equal to (a) the Applicable Margin for Eurodollar Rate Loans as set forth in clause (i)(a) or (i)(b) above, as applicable, minus (b) 0.75% per annum. No change in the Applicable Margin or the Applicable Revolving Commitment Fee Percentage shall be effective until three Business Days after the date on which Administrative Agent shall have received the applicable financial statements and a Compliance Certificate pursuant to Section 5.1(d) calculating the Leverage Ratio. At any time Company has not submitted to Administrative Agent the financial statements and a Compliance Certificate calculating the Leverage Ratio as and when required under Section 5.1(d), the Applicable Margin and the Applicable Revolving Commitment Fee Percentage shall be determined as if the Leverage Ratio were in excess of 4.50:1.00 until such financial statements and Compliance Certificate are delivered to Administrative Agent. Within one Business Day of receipt of the financial statements and Compliance Certificate calculating the Leverage Ratio under Section 5.1(d), Administrative Agent shall give each Lender telefacsimile or telephonic notice (confirmed in writing) of the Applicable Margin and the Applicable Revolving Commitment Fee Percentage in effect from the day that is three Business Days after such receipt.

      "APPLICABLE RESERVE REQUIREMENT" means, at any time, for any Canadian Eurodollar Rate Loan or Eurodollar Rate Loan, as applicable, the maximum rate, expressed as a decimal, at which reserves (including, without limitation, any basic marginal, special, supplemental, emergency or other reserves) are required to be maintained with respect thereto against "Eurocurrency liabilities" (as such term is defined in Regulation D) under regulations issued from time to time by the Board of Governors of the Federal Reserve System or other applicable banking regulator. A Canadian Eurodollar Rate Loan or Eurodollar Rate Loan shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed subject to reserve requirements without benefits of credit for proration, exceptions or offsets that may be available from time to time to the applicable Lender. The rate of interest on Canadian Eurodollar Rate Loans and Eurodollar Rate Loans shall be adjusted automatically on and as of the effective date of any change in the Applicable Reserve Requirement.

      "APPROVED CURRENCY" means each of Canadian Dollars and U.S. Dollars.

      "ARIZONA MORTGAGES" as defined in Section 9.2(b).

      "ASSET SALE" means a sale, lease or sublease (as lessor or sublessor), sale and leaseback, assignment, conveyance, transfer or other disposition to, or any exchange of property with, any Person (other than Company or any Guarantor Subsidiary), in one transaction or a series of transactions, of all or any part of Holdings' or any of its Subsidiaries' businesses, assets or properties of any kind, whether real, personal, or mixed and whether tangible or intangible, whether now owned or hereafter acquired, including the Capital Stock of any of Holdings' Subsidiaries (including by issuance of such Capital Stock), other than
(i) inventory sold in the ordinary course of business, (ii) sales of other assets for aggregate consideration of less than U.S.$1.0 million with respect to any transaction or series of related transactions and less than U.S.$5.0 million in the aggregate during any Fiscal Year and (iii) issuances by Canadian Holding Company to Holdings of Capital Stock of Canadian Holding Company in connection with the Intercompany Debt Transactions. Any event described in clause (i)(b) of the definition of Net Insurance/Condemnation Proceeds shall not constitute an Asset Sale and shall constitute an event the Net Insurance/Condemnation Proceeds of which are to be applied in accordance with Section 2.16(b).

      "ASSIGNMENT AGREEMENT" means an Assignment Agreement substantially in the form of Exhibit E, with such amendments or modifications as may be approved by Administrative Agent.

      "AUTHORIZED OFFICER" means, as applied to any Person, any individual holding the position of chairman of the board (if an officer), chief executive officer, president, vice president (or the equivalent thereof), chief financial officer or treasurer.

      "BA DISCOUNT NOTE" means a non-interest bearing promissory note of Company, denominated in Canadian Dollars, issued by Company to a Non-Acceptance Lender as part of an issuance of Bankers' Acceptances, and substantially in the form attached as Exhibit B-4 or such other form as may be agreed to by Administrative Agent, Company and such Non-Acceptance Lender.

      "BA DISCOUNT PROCEEDS" means, in respect of any Bankers' Acceptance, the amount obtained by multiplying (a) the aggregate face amount of such Bankers' Acceptance by (b) the amount (rounded up or down to the fifth decimal place with ..000005 being rounded up) determined by dividing one by the sum of one plus the product of (i) the BA Discount Rate, and (ii) a fraction, the numerator of which is the number of days in the BA Interest Period of such Bankers' Acceptance and the denominator of which is 365 (or 366, as the case may be).

      "BA DISCOUNT RATE" means:

            (i) in relation to a Bankers' Acceptance accepted by a Special
      Schedule I Lender, the CDOR Rate;

            (ii) in relation to a Bankers' Acceptance accepted by a Schedule II Lender or Schedule III Lender, the lesser of:

                  (a) the average Discount Rate applicable to such issue as
            quoted by the Reference Lenders; and

                  (b) the CDOR Rate plus 0.10% per annum;

      and

            (iii) in relation to a BA Equivalent Advance:

                  (a) made by a Special Schedule I Lender, the CDOR Rate;

                  (b) made by a Schedule II Lender or Schedule III Lender, the rate determined in accordance with subparagraph (ii) of this definition; and

                  (c) made by any other Lender, the CDOR Rate plus 0.10% per annum.

      "BA DISCOUNT RATE LOAN" means a Loan denominated in Canadian Dollars bearing interest by way of discount of the face amount thereof at a rate determined by reference to the BA Discount Rate.

      "BA EQUIVALENT ADVANCE" means, in relation to a borrowing of, Conversion into or Rollover of Bankers' Acceptances, a Loan in Canadian Dollars made by a Non-Acceptance Lender as part of such borrowing, Conversion or Rollover, as provided in Section 2.3(i).

      "BA INTEREST PERIOD" means, with respect to each Bankers' Acceptance, the period selected by Company hereunder and being of 1, 2, 3 or 6 months' duration (or, subject to the agreement of Administrative Agent, a longer or shorter period), subject to market availability, as selected by Company in the applicable Funding Notice or Conversion/Continuation Notice in respect thereof; provided that:

            (i) the last day of each BA Interest Period shall be also the first day of the next BA Interest Period in the case of a Rollover;

            (ii) the last day of each BA Interest Period shall be a Business
      Day;

            (iii) no BA Interest Period with respect to any portion of any Class of Term Loans shall extend beyond such Class's Term Loan Maturity Date; and

            (iv) no BA Interest Period with respect to any portion of the Revolving Loans shall extend beyond the Revolving Commitment Termination Date.

      "BAL PROPERTIES" means the real properties located at 4670 South Service Road, Beamsville, Ontario; 7800 Vauban, Montreal, Quebec; and 160 St-Joseph, Lachine, Quebec.

      "BANKERS' ACCEPTANCE" means a non-interest bearing draft drawn by Company in Canadian Dollars, accepted by a Lender and issued for value pursuant to this Agreement and includes a depository bill under the DBNA and a bill of exchange under the Bills of Exchange Act (Canada).

      "BANKRUPTCY LAWS" means (i) Title 11 of the United States Code entitled "Bankruptcy," (ii) the Bankruptcy and Insolvency Act (Canada), (iii) the Companies' Creditors Arrangement Act (Canada) and (iv) any analogous laws relating to bankruptcy and insolvency, each as now and hereafter in effect, or any successor statute.

      "BASE RATE" means, for any day, a rate per annum equal to the greater of
(i) (x) in the case of Loans made by Lenders out of Canada only, the rate of interest quoted from time to time by Administrative Agent in Toronto, Ontario as the reference rate of interest for loans in U.S. Dollars to its Canadian borrowers and (y) in all other cases, the U.S. Prime Rate, and (ii) the Federal Funds Effective Rate in effect on such day plus -1/2 of 1%. Any change in the Base Rate due to a change in the U.S. Prime Rate or the Federal Funds Effective Rate shall be effective on the effective day of such change in the U.S. Prime Rate or the Federal Funds Effective Rate, respectively.

      "BASE RATE LOAN" means a Loan denominated in U.S. Dollars bearing interest at a rate determined by reference to the Base Rate.

      "BLACK DIAMOND" means Black Diamond Asset Management or any other entity known without additional inquiry by Administrative Agent or a Lender making an assignment pursuant to Section 10.6(c) to be an Affiliate of Black Diamond Asset Management.

      "BOARD OF DIRECTORS" means, with respect to any Person, (i) in the case of any corporation, the board of directors of such Person and (ii) in any other case, the functional equivalent of the foregoing.

      "BUSINESS DAY" means any day, other than a Saturday or a Sunday or a statutory holiday in the relevant jurisdiction or jurisdictions, and (i) where used in the context of a notice, delivery, payment or other communication addressed to Administrative Agent, which is also a day on which banks are not required or authorized to close in New York City, Toronto or Montreal; and (ii) with respect to all notices, determinations, fundings and payments in connection with the Adjusted Eurodollar Rate or Adjusted Canadian Eurodollar Rate or any Eurodollar Rate Loans or Canadian Eurodollar Rate Loans, the term "Business Day" shall mean any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in U.S. Dollar deposits or Canadian Dollar deposits, as applicable, in the London interbank market.

      "CANADIAN BASED U.S. SWING LINE ACCOUNT" as defined in Section 2.4(b).

      "CANADIAN BORROWINGS" means Loans denominated in Canadian Dollars.

      "CANADIAN DOLLAR EQUIVALENT" means, as to any amount denominated in U.S. Dollars as of any date of determination, the amount of Canadian Dollars which would be required to purchase such amount of U.S. Dollars at the Bank of Canada noon (Toronto time) spot rate on such date or, if such date of determination is not a Business Day, on the Business Day immediately preceding such date of determination.

      "CANADIAN DOLLARS" and "CAN$" mean the lawful money of Canada.

      "CANADIAN EMPLOYEE BENEFIT PLAN" as set forth in the definition of Employee Benefit Plan.

      "CANADIAN EURODOLLAR RATE LOAN" means a Loan denominated in Canadian Dollars bearing interest at a rate determined by reference to the Adjusted Canadian Eurodollar Rate.

      "CANADIAN HOLDING COMPANY" means MAAX Canada Inc., a Canada corporation governed by the Canada Business Corporations Act, and its predecessors.

      "CANADIAN PENSION PLAN DEFAULT EVENT" means any fact or circumstance which could result in a Canadian Pension Plan being deregistered, being wound up (in whole or in part), being subject to an accelerated funding or special payment obligation, being less than fully funded on a going concern or solvency basis or being subject to a claim against it by the PBGF.

      "CANADIAN PRIME RATE" means, for any day, the greater of:

            (i) the rate of interest per annum established from time to time by Administrative Agent as the reference rate of interest for the determination of interest rates that Administrative Agent will charge to commercial customers in Canada for Canadian Dollar demand loans in Canada; and

            (ii) the rate of interest per annum equal to the average annual yield rate for one-month Canadian Dollar bankers' acceptances (expressed for such purpose as a yearly rate per annum) which rate is shown on the display referred to as the "CDOR Page" (or any display substituted therefor) of Reuters Money Rates Service at 10:00 a.m. (Toronto time) on such day or, if such day is not a Business Day, on the immediately preceding Business Day, plus 1.0% per annum.

      "CANADIAN REVOLVING LOAN" means each Revolving Loan denominated in Canadian Dollars.

      "CANADIAN SECURITY AGREEMENT" means the Canadian Security Agreement to be executed by Company and each Guarantor with personal property or a chief executive office located in any Canadian province other than Quebec substantially in the form of Exhibit I-2, as it may be amended, supplemented or otherwise modified from time to time.

      "CANADIAN SWING LINE ACCOUNT" as defined in Section 2.4(b).

      "CANADIAN SWING LINE LOAN" means each Swing Line Loan denominated in Canadian Dollars.

      "CAPITAL LEASE" means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

      "CAPITAL STOCK" means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including, without limitation, partnership interests, limited liability company interests, unlimited company interests or other equity interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing (but excluding any debt security that is exchangeable for or convertible into such Capital Stock).

      "CASH" means money, currency or a credit balance in any demand or Deposit Account.

      "CASH EQUIVALENTS" means, as at any date of determination, (i) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States or Canada and maturing within one year of the date of acquisition thereof or (b) issued by any agency of the United States or Canada the obligations of which are backed by the full faith and credit of the United States or Canada, in each case maturing within one year after the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or province of Canada or any political subdivision of any such state or province or any public instrumentality thereof, in each case maturing within one year after the date of acquisition thereof and having a rating of at least A-2 from S&P or at least P-2 from Moody's; (iii) commercial paper maturing no more than one year from the date of acquisition thereof and having a rating of at least A-2 from S&P, at least P-2 from Moody's or at least R-2 (high) from Dominion Bond Rating Service Limited; (iv) certificates of deposit, time deposits or bankers' acceptances maturing within one year after the date of acquisition thereof and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States of

America or any state thereof or the District of Columbia that is at least "adequately capitalized" (as defined in the regulations of its primary Federal banking regulator) and has Tier 1 capital (as defined in such regulations) of not less than U.S.$100.0 million; (v) financial instruments maturing within one year after the date of acquisition thereof and issued by any Canadian chartered bank which has a long-term debt rating of at least A+ by S&P, A2 by Moody's or A
(high) by Dominion Bond Rating Service Limited; (vi) repurchase agreements with a term of not more than 30 days for underlying securities of the types described in clause (i) or (ii) entered into with any bank meeting the qualifications specified in clause (iv) or (v), which repurchase obligations are secured by a perfected first priority security interest in the underlying securities; (vii) shares of any money market mutual fund that (a) has substantially all of its assets invested continuously in the types of investments referred to in clauses
(i) and (v) above, (b) has net assets of not less than U.S.$500.0 million and
(c) has the highest rating obtainable from either S&P or Moody's; and (viii) in the case of any Foreign Subsidiary, investments made locally of a type comparable to those described in clauses (i) through (vii) of this definition.

      "CDOR RATE" means, on any date which Bankers' Acceptances are to be issued pursuant hereto, the per annum rate of interest which is the rate determined as being the arithmetic average of the annual yield rates applicable to Canadian Dollar bankers' acceptances having identical issue and comparable maturity dates as the Bankers' Acceptances proposed to be issued by Company displayed and identified as such on the display referred to as the "CDOR Page" (or any display substituted therefor) of Reuters Monitor Money Rates Service as at approximately 10:00 a.m. (Toronto time) on such day, or if such day is not a Business Day, then on the immediately preceding Business Day (as adjusted by Administrative Agent in good faith after 10:00 a.m. (Toronto time) to reflect any error in a posted rate or in the posted average annual rate); provided if the Bankers Acceptances proposed to be issued by Company would have a BA Interest Period of any duration other than 1, 2, 3 or 6 months or if such a rate does not otherwise appear on such CDOR Page, then the CDOR Rate, on any day, shall be the Discount Rate quoted by Administrative Agent determined as of 10:00 a.m. (Toronto time) on such day which would be applicable in respect of an issue of bankers' acceptances in a comparable amount and with comparable maturity dates to the Bankers' Acceptances proposed to be issued by Company on such day, or if such day is not a Business Day, then on the immediately preceding Business Day.

      "CERTIFICATE RE NON-BANK STATUS" means a certificate substantially in the form of Exhibit F.

      "CHANGE IN LAW" means (a) the adoption of any law, rule, regulation, treaty or order by any Governmental Authority after the Closing Date, (b) any change in any law, rule or regulation, treaty or order or in the interpretation or application thereof by any Governmental Authority in each case after the Closing Date or (c) compliance by any Lender with any written request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Closing Date.

      "CHANGE OF CONTROL" means, at any time, (i) (a) the Permitted Holders shall cease to beneficially own and control more than 50% on a fully diluted basis of the economic and voting interests in the Capital Stock of Holdings beneficially owned and controlled by the Permitted Holders on the Closing Date after giving effect to the Transactions occurring thereon or (b) Childs shall cease to beneficially own and control more than 50% on a fully diluted basis of the economic and voting interests in the Capital Stock of Holdings beneficially owned and controlled by Childs on the Closing Date after giving effect to the Transactions occurring thereon; (ii) any Person or "group" (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) other than the Permitted Holders (a) shall have acquired beneficial ownership of 35% or more on a fully diluted basis of the voting and/or economic interest in the Capital Stock of Holdings or (b) shall have obtained the power (whether or not exercised) to elect a majority of the members of the Board of Directors of Holdings; (iii) Holdings shall cease to beneficially own and control 100% on a fully diluted basis of the economic and voting interest in the Capital Stock of Company; (iv) the majority of the seats (other than vacant seats) on the Board of Directors of Company or Holdings cease to be occupied by Persons who either (a) were members of the Board of Directors of Company or Holdings on the Closing Date or (b) were nominated for election by the Board of Directors of Company or Holdings, a majority of whom were directors on the Closing Date or whose election or nomination for election was previously approved by a majority of such directors, provided, this clause (iv) shall not apply if the Permitted Holders have the power directly or indirectly to designate a majority of the directors serving on the Board of Directors of Company or Holdings, as the case may be; or (v) any "change of control" or similar event under the Senior Subordinated Notes Indenture shall occur.

      "CHILDS" means John W. Childs, J. W. Childs Associates L.P. and their Controlled Investment Affiliates.

      "CIVIL CODE" means the Civil Code of Quebec, as in effect from time to time.

      "CLASS" means (i) with respect to Lenders, each of the following classes of Lenders: (a) Tranche A Term Loan Lenders, (b) Tranche B Term Loan Lenders,
(c) Revolving Lenders (including Swing Line Lender) and (d) Lenders having New Term Loan Exposure of each Series, and (ii) with respect to Loans, each of the following classes of Loans: (a) Tranche A Term Loans, (b) Tranche B Term Loans,
(c) Revolving Loans (including Swing Line Loans) and (d) each Series of New Term Loans.

      "CLEARING HOUSE" shall have the meaning ascribed thereto in the DBNA, including for certainty The Canadian Depository For Securities Limited or its nominee, CDS & Co.

      "CLOSING DATE" means the date on which the Term Loans are made.

      "CLOSING DATE CERTIFICATE" means a Closing Date Certificate substantially in the form of Exhibit G-1.

      "CLOSING DATE MORTGAGED PROPERTY" as defined in Section 3.1(g)(i).

      "COLLATERAL" means, collectively, all of the real, personal and mixed property (including Capital Stock) in which Liens are purported to be granted pursuant to the Collateral Documents as security for the Obligations.

      "COLLATERAL ACCOUNT" as defined in the Canadian Security Agreement.

      "COLLATERAL AGENT" as defined in the preamble hereto.

      "COLLATERAL DOCUMENTS" means the Security Agreements, the Mortgages, the Landlord Personal Property Collateral Access Agreements, if any, and all other instruments, documents and agreements delivered by any Credit Party pursuant to this Agreement or any of the other Credit Documents in order to grant to Collateral Agent, for the benefit of Lenders, a Lien on any real, personal or mixed property of that Credit Party as security for the Obligations.

      "COMMITMENT" means any Revolving Commitment, Term Loan Commitment or New Term Loan Commitment.

      "COMMITMENT LETTER" means the Commitment Letter dated as of March 10, 2004 by and among the Sponsors, GSCP, Merrill Lynch Capital Corporation, RBC and 3087052 Nova Scotia Company.

      "COMMODITY AGREEMENT" means any swap, cap, forward purchase, futures or other similar agreement or arrangement relating to commodity prices.

      "COMMUNICATIONS" as defined in Section 10.21.

      "COMPANY" as defined in the preamble hereto.

      "COMPLIANCE CERTIFICATE" means a Compliance Certificate substantially in the form of Exhibit C.

      "CONSOLIDATED ADJUSTED EBITDA" means, for any period, an amount determined for Holdings and its Subsidiaries on a consolidated basis equal to

            (i) Consolidated Net Income for such period plus

            (ii) the sum, without duplication, of the amounts for such period (in each case to the extent reducing such Consolidated Net Income) of

                  (a) Consolidated Interest Expense;

                  (b) provisions for taxes based on income;

                  (c) total depreciation expense;

                  (d) total amortization expense;

                  (e) other non-cash items reducing such Consolidated Net Income
            (excluding any such non-cash item to the extent that it represents an accrual or reserve for potential cash items in any future period or amortization of a prepaid cash item that was paid in a prior period);

                  (f) any after-tax losses attributable to Asset Sales or
            returned surplus assets of any Pension Plan and any extraordinary losses;

                  (g) relocation costs and expenses incurred to move the
            headquarters of Holdings and its Subsidiaries from Sainte-Marie, Canada to Montreal, Canada;

                  (h) costs and expenses incurred on or prior to the Closing
            Date during the Fiscal Year ending February 28, 2005 in connection with the Transactions;

                  (i) Restructuring Expenses in an aggregate amount not to
            exceed U.S.$5.0 million in any four Fiscal Quarter period;

                  (j) other non-recurring, non-operating losses in an aggregate amount not to exceed U.S.$5.0 million in any four Fiscal Quarter period;

                  (k) development costs that are expensed pursuant to Statement of Financial Accounting Standards No. 2, "Accounting for Research and Development Costs," but are capitalizable under accounting principles generally accepted in Canada;

                  (l) cash gains realized under Currency Agreements; and

                  (m) minority interest (if negative) with respect to any
            Guarantor Subsidiary; minus

            (iii) the sum, without duplication, of the amounts for such period (in each case to the extent increasing such Consolidated Net Income) of

                  (a) non-cash items increasing such Consolidated Net Income
            (excluding any such non-cash item to the extent it represents the reversal of an accrual or reserve for potential cash item in any prior period);

                  (b) any after-tax gains attributable to Asset Sales or
            returned surplus assets of any Pension Plan and any extraordinary gains;

                  (c) non-recurring, non-operating gains;

                  (d) cash losses realized under Currency Agreements; and

                  (e) minority interest (if positive) with respect to any
            Guarantor Subsidiary.

Notwithstanding anything to the contrary, it is agreed that Consolidated Adjusted EBITDA for the Fiscal Quarters ended August 31, 2003, November 30, 2003 and February 28, 2004 were Can$25,700,000, Can$25,300,000 and Can$20,600,000, respectively. In the event that Holdings' financial statements are reported in U.S. Dollars, such Consolidated Adjusted EBITDA amounts shall be converted to U.S. Dollars at a rate reasonably satisfactory to Company and Administrative Agent.

      "CONSOLIDATED CAPITAL EXPENDITURES" means, for any period, the aggregate of all expenditures of Holdings and its Subsidiaries during such period determined on a consolidated basis that, in accordance with GAAP, are or should be included in "purchase of property and equipment" or similar items reflected in the consolidated statement of cash flows of Holdings and its Subsidiaries.

      "CONSOLIDATED CASH INTEREST EXPENSE" means, for any period, Consolidated Interest Expense for such period, excluding any amount not payable in cash in such period, but including in any event the implied cost of financing (equal to the discount factor) under the factoring arrangements permitted pursuant to
Section 6.9(j).

      "CONSOLIDATED CURRENT ASSETS" means, as at any date of determination, the total assets of Holdings and its Subsidiaries on a consolidated basis that may properly be classified as current assets in conformity with GAAP, excluding Cash and cash equivalents.

      "CONSOLIDATED CURRENT LIABILITIES" means, as at any date of determination, the total liabilities of Holdings and its Subsidiaries on a consolidated basis that may properly be classified as current liabilities in conformity with GAAP, excluding the current portion of any debt.

      "CONSOLIDATED EXCESS CASH FLOW" means, for any period, an amount equal to the excess of

            (a) the sum, without duplication, of

                  (i) Consolidated Net Income for such period;

                  (ii) all non-cash expenses, losses and charges (including
            depreciation and amortization) to the extent deducted in arriving at such Consolidated Net Income;

                  (iii) the Consolidated Working Capital Adjustment for such period;

                  (iv) cash gains realized under Currency Agreements during such period; and

                  (v) the aggregate amount of cash returns during such period on investments pursuant to Sections 6.7(g), (h), (i) and (k); over

            (b) the sum, without duplication, of

                  (i) all non-cash income, gains and credits included in
            arriving at such Consolidated Net Income;

                  (ii) scheduled repayments of Consolidated Total Debt during such period, excluding any repayment of Indebtedness to the extent made with the proceeds of capital contributions, issuances of Capital Stock, incurrences of Indebtedness or Asset Sales;

                  (iii) the aggregate amount actually paid by Holdings or any of its Subsidiaries in cash during such period on account of Consolidated Capital Expenditures, excluding any such expenditures to the extent made with the proceeds of capital contributions, issuances of Capital Stock, incurrences of Indebtedness or Asset Sales;

                  (iv) Consolidated Cash Interest Expense for such period;

                  (v) the amount of such Consolidated Net Income for such period that represents net income (or loss) determined in conformity with GAAP of any Person related to any Fiscal Quarter prior to the Fiscal Quarter during which such Person became a Subsidiary of Holdings, was merged into or consolidated with Holdings or any of its Subsidiaries or such Person's assets were acquired by Holdings or any of its Subsidiaries;

                  (vi) cash losses realized under Currency Agreements during such period;

                  (vii) payments made to shareholders of MAAX Inc. on the
            Closing Date in connection with the Transactions; and

                  (viii) the aggregate amount of investments made in cash during such period pursuant to Sections 6.7(g), (h), (i) and (k) (other than investments made with proceeds of capital contributions, issuances of Capital Stock, incurrences of Indebtedness or Asset Sales).

      "CONSOLIDATED FIXED CHARGES" means, for any period, the sum, without duplication, of the amounts determined for Holdings and its Subsidiaries on a consolidated basis equal to (i) Consolidated Cash Interest Expense, (ii) scheduled payments of principal on Consolidated Total Debt, (iii) Consolidated Capital Expenditures, (iv) provisions for taxes based on income of MAAX Holdings and its Subsidiaries and payable in cash with respect to such period, and (v) scheduled rental payments.

      "CONSOLIDATED INTEREST EXPENSE" means, for any period, total interest expense (including that portion attributable to Capital Leases in accordance with GAAP and capitalized interest) of Holdings and its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of Holdings and its Subsidiaries, including all commissions, discounts and other fees and charges owed with respect to letters of credit and net costs under Interest Rate Agreements, plus the implied cost of financing (equal to the discount factor) under the factoring arrangements permitted pursuant to Section 6.9(j), but excluding, however, any amounts referred to in Section 2.13(d) payable on or before the Closing Date.

      "CONSOLIDATED NET INCOME" means, for any period, (i) the net income (or loss) of Holdings and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP, minus, without duplication, (ii) (a) the net income (but not the net loss) of any Person that is not a Subsidiary of Holdings or that is accounted for by the equity method of accounting, except to the extent of the amount of dividends or other distributions actually paid in Cash to Holdings or any of its Subsidiaries by such Person during such period, (b) the income of any Subsidiary of Holdings to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, and

(c) Restricted Junior Payments to any Parent Company other than Holdings pursuant to Section 6.5(d).

      "CONSOLIDATED TOTAL DEBT" means, as at any date of determination, the aggregate amount of all Indebtedness of Holdings and its Subsidiaries that would be reflected on a consolidated balance sheet as of such date prepared in accordance with GAAP.

      "CONSOLIDATED WORKING CAPITAL" means, as at any date of determination, the excess of Consolidated Current Assets over Consolidated Current Liabilities.

      "CONSOLIDATED WORKING CAPITAL ADJUSTMENT" means, for any period on a consolidated basis, the amount (which may be a negative number) by which Consolidated Working Capital as of the beginning of such period exceeds (or is less than) Consolidated Working Capital as of the end of such period.

      "CONTRACTUAL OBLIGATION" means, as applied to any Person, any provision of any Security issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

      "CONTRIBUTING GUARANTORS" as defined in Section 7.2.

      "CONTROLLED INVESTMENT AFFILIATE" means, as to any Person, any other Person which directly or indirectly is in control of, is controlled by, or is under common control with, such Person and is organized by such Person (or any Person controlling such Person) primarily for making equity or debt investments in MAAX Holdings or other portfolio companies.

      "CONVERSION" means the conversion or deemed conversion of a Loan to another Type of Loan in accordance with Section 2.11 or otherwise as occurs automatically hereunder, but in any case under the same Class under which the original Loan was made.

      "CONVERSION/CONTINUATION DATE" means the effective date of a continuation or Conversion, as the case may be, as set forth in the applicable
Conversion/Continuation Notice.

      "CONVERSION/CONTINUATION NOTICE" means a Conversion/Continuation Notice substantially in the form of Exhibit A-2.

      "COUNTERPART AGREEMENT" means a Counterpart Agreement substantially in the form of Exhibit H delivered by a Credit Party pursuant to Section 5.10.

      "CREDIT DATE" means the date of a Credit Extension.

      "CREDIT DOCUMENT" means any of this Agreement, the Notes, if any, the Collateral Documents, any documents or certificates executed by Company in favor of an Issuing Lender relating to Letters of Credit, and all other documents, instruments or agreements executed and delivered by a Credit Party for the benefit of any Agent, Issuing Lender or any Lender in connection herewith.

      "CREDIT EXTENSION" means the making of a Loan or the issuing of a Letter of Credit.

      "CREDIT PARTY" means Company and each Guarantor.

      "CURRENCY AGREEMENT" means any foreign exchange contract, currency swap agreement, futures contract, option contract, forward contract, synthetic cap or other similar agreement or arrangement relating to currency exchange rates.

      "DBNA" means the Depository Bills and Notes Act (Canada).

      "DEFAULT" means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

      "DEFAULT EXCESS" means, with respect to any Defaulting Lender, the excess, if any, of such Defaulting Lender's Pro Rata Share of the aggregate outstanding principal amount of Loans of all Lenders (calculated as if all Defaulting Lenders (other than such Defaulting Lender) had funded all of their respective Defaulted Loans) over the aggregate outstanding principal amount of all Loans of such Defaulting Lender.

      "DEFAULT PERIOD" means, with respect to any Defaulting Lender, the period commencing on the date of the applicable Funding Default and ending on the earliest of the following dates: (i) the date on which all Commitments are cancelled or terminated and/or the Obligations are declared or become immediately due and payable, (ii) the date on which (a) the Default Excess with respect to such Defaulting Lender shall have been reduced to zero other than by Company reimbursing Administrative Agent for such Default Excess in accordance with Section 2.6(b) (whether by the funding by such Defaulting Lender of any Defaulted Loans of such Defaulting Lender or by the non-pro rata application of any voluntary or mandatory prepayments of the Loans in accordance with the terms of Section 2.15 or Section 2.16 or by a combination thereof) and (b) such Defaulting Lender shall have delivered to Company and Administrative Agent a written reaffirmation of its intention to honor its obligations hereunder with respect to its Commitments, and (iii) the date on which Company, Administrative Agent and Requisite Lenders waive all Funding Defaults of such Defaulting Lender in writing.

      "DEFAULTED LOAN" as defined in Section 2.24.

      "DEFAULTING LENDER" as defined in Section 2.24.

      "DEPOSIT ACCOUNT" means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

      "DESIGNATED ACCOUNT" means any account that constitutes a "Deposit Account" under any Security Agreement.

      "DISCOUNT RATE" means, with respect to the issuance of a bankers' acceptance in the Canadian bankers' acceptance market, the rate of interest per annum, calculated on the basis of a year of 365 days (rounded upwards, if necessary, to the nearest whole multiple of 1/100th of one percent) which is equal to the discount exacted by a purchaser taking initial delivery of such bankers' acceptance, calculated as a rate per annum and as if the issuer thereof received the discount proceeds in respect of such bankers' acceptance on its date of issuance and had repaid the respective face amount of such bankers' acceptance on the maturity date thereof.

      "DOCUMENTATION AGENT" as defined in the preamble hereto.

      "DOMESTIC SUBSIDIARY" means any Subsidiary organized under the laws of the United States of America, any State thereof, the District of Columbia, Canada or any province thereof (other than MAAX (2004) LLC).

      "ELIGIBLE ASSIGNEES" means (i) with respect to the Tranche A Term Loans and the Revolving Loans, any entity that, on the date such entity becomes a party to this Agreement, comes within any category of entities listed on Appendix C hereof and any other entity interest payments to which, on the date such entity becomes a party to this Agreement, will not require withholding under U.S. and Canadian federal tax laws, (ii) with respect to the Tranche B Term Loans, any Person, (iii) to the extent necessary or advisable in order to ensure a Successful Syndication, any assignee of any of GSCP, RBC or MLPF&S,
(iv) with respect to the Tranche A Term Loans and the Revolving Loans, any Person not described in clause (i) or (iii) that agrees that it will not have the benefit of Section 2.22 for U.S. and Canadian federal withholding taxes, other than as a result of a Change in Law occurring after the date on which such Person becomes a Lender, (v) with respect to the Tranche A Term Loans and the Revolving Loans, any Person not described in clause (i), (iii) or (iv); provided, however, that a Person described in this clause (v) shall not be entitled to any gross-up payments in respect of U.S. and Canadian federal withholding taxes that exceed the greater of (A) the gross-up payments to which such Person's assignor (the "CURRENT ASSIGNOR") was entitled immediately prior to the assignment or (B) the gross-up payments to which the current assignor's assignor would be entitled if the current assignor made an assignment back to such prior assignor, except to the extent that such entitlement to such greater gross-up payments resulted from a Change in Law occurring after the date such Person becomes a Lender, and (vi) during the existence of (x) an Event of Default pursuant to Section 8.1(a), (f) or (g) or (y) any other Event of Default that continues for 30 days or more, any Person; provided that notwithstanding the foregoing, "Eligible Assignee" shall not include (w) Caisse de depot et deplacement du Quebec, (x) any natural person, (y) Company or any of Company's Affiliates or Subsidiaries or (z) Black Diamond.

      "EMBARGOED PERSON" as defined in Section 6.17.

      "EMPLOYEE BENEFIT PLAN" means (i) any "employee benefit plan" as defined in Section 3(3) of ERISA which is or was sponsored, maintained or contributed to by, or required to be contributed to by, Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates (each, a "U.S. EMPLOYEE BENEFIT PLAN") and (ii) any plan with respect to the employees or former employees of Holdings or any of its Subsidiaries in Canada or to which Holdings or any of its Subsidiaries in Canada is a party to or bound by or to which Holdings or any of its Subsidiaries in Canada has an obligation to contribute relating to retirement savings, pensions, life or accident insurance, hospitalization, health, medical or dental treatment or expenses, disability, employment insurance benefits, vacation pay, severance or termination pay or other benefit plan (each, a "CANADIAN EMPLOYEE BENEFIT PLAN").

      "ENVIRONMENTAL CLAIM" means any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive, by any Governmental Authority or any other Person, arising
(i) pursuant to or in connection with any actual or alleged violation of any Environmental Law; (ii) in connection with any Hazardous Material or any actual or alleged Hazardous Materials Activity; or (iii) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.

      "ENVIRONMENTAL LAWS" means any and all current or future foreign or domestic, federal, state or provincial (or any subdivision of either of them), statutes, by-laws, ordinances, orders, rules, regulations, judgments, Governmental Authorizations or rule of common law relating to pollution or protection of the environment, natural resources or public health or welfare, including those relating to any Hazardous Materials Activity or the generation, use, storage, treatment, transportation or disposal of Hazardous Materials.

      "EQUITY FINANCING" means common equity investments in MAAX Holdings equal to not less than 25% of the total pro forma consolidated capitalization of MAAX Holdings which shall consist of (x) cash common equity investments by the Investors, which investments shall be contributed as cash common equity to Company (it being understood that the investments by certain of the Investors may initially be in the form of convertible debt of MAAX Holdings so long as all of such debt is converted into common equity of MAAX Holdings on the Closing
Date) and (y) options and shares currently held by management in the Acquired Business which are exchanged for options or shares, as applicable, of MAAX Holdings.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto.

      "ERISA AFFILIATE" means, as applied to any Person, (i) any corporation which is a member of a controlled group of corporations within the meaning of
Section 414(b) of the Internal Revenue Code of which that Person is a member;
(ii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member. Any former ERISA Affiliate of Holdings or any of its Subsidiaries shall continue to be considered an ERISA Affiliate of Holdings or any such Subsidiary within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of Holdings or such Subsidiary and with respect to liabilities arising after such period for which Holdings or such Subsidiary could be liable under the Internal Revenue Code or ERISA.

      "ERISA EVENT" means (i) a "reportable event" within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation); (ii) the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(d) of the Internal Revenue Code) or the failure to make by its due date a required installment under

Section 412(m) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (iii) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (iv) the withdrawal by Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability to Holdings, any of its Subsidiaries or any of their respective Affiliates pursuant to Section 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which could reasonably constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (vi) the imposition of liability on Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of
Section 4212(c) of ERISA; (vii) the withdrawal of Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability thereto, or the receipt by Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (viii) the occurrence of an act or omission which could give rise to the imposition on Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates of fines, penalties, taxes or related charges under Chapter 43 of the Internal Revenue Code or under Section 409, Section 502(c), (i) or (l), or Section 4071 of ERISA in respect of any Employee Benefit Plan; (ix) the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan other than a Multiemployer Plan or the assets thereof, or against Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates in connection with any Employee Benefit Plan; (x) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Internal Revenue Code) to qualify under Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code; or
(xi) the imposition of a Lien pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or pursuant to ERISA with respect to any Pension Plan.

      "EURODOLLAR RATE LOAN" means a Loan denominated in U.S. Dollars bearing interest at a rate determined by reference to the Adjusted Eurodollar Rate.

      "EVENT OF DEFAULT" as defined in Section 8.1.

      "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

      "EXCLUDED TAX" means with respect to Administrative Agent or any Lender
(i) income, branch profits or franchise taxes that, in each case, are imposed on (or measured by) its net income by any jurisdiction in which such party is organized or resident or has its principal office or applicable lending office or with which Administrative Agent or such Lender (as the case may be) has another connection (other than a connection deemed to arise solely by reason of such Lender's entering into or being a party to this Agreement, performing its obligations under this

Agreement, receiving a payment under this Agreement, or enforcing its rights or exercising its remedies under this Agreement) including a withholding made pursuant to section 105 of the regulations to the Income Tax Act (Canada) or
Section 1015R8 of the regulations to the Taxation Act (Quebec), (ii) any taxes attributable to any Lender's failure to comply with Section 2.22(d) of this Agreement, (iii) in the case of any Original Lender, any U.S. or Canadian federal withholding tax that is imposed in respect of the Tranche A Term Loans or the Revolving Loans under the law in effect on the Closing Date as a result of such Lender not being a Person described in clause (i) or (iii) of the definition of Eligible Assignees and (iv) with respect to any fees for services rendered under the Tranche A Term Loans or the Revolving Loans, any U.S. federal withholding tax imposed under the law in effect when Administrative Agent or such Lender (as the case may be) became a party to this Agreement unless such Lender became a Lender during the continuance of an Event of Default pursuant to clause (vi) of the definition of Eligible Assignees.

      "EXECUTIVE ORDER" as defined in Section 4.27.

      "EXISTING INDEBTEDNESS" means Indebtedness and preferred equity of Holdings, the Acquired Business and their respective Subsidiaries incurred or issued prior to the Closing Date and listed on Schedule 6.1.

      "EXISTING LETTERS OF CREDIT" means each of the letters of credit identified on Appendix D hereto.

      "FACILITY" means any real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by Holdings or any of its Subsidiaries or any of their respective predecessors.

      "FAIR SHARE" as defined in Section 7.2.

      "FAIR SHARE CONTRIBUTION AMOUNT" as defined in Section 7.2.

      "FEDERAL FUNDS EFFECTIVE RATE" means for any day, the rate per annum (expressed as a decimal, rounded upwards, if necessary, to the next higher 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided (i) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to Administrative Agent, in its capacity as a Lender, on such day on such transactions as determined by Administrative Agent.

      "FINANCIAL OFFICER CERTIFICATION" means, with respect to the financial statements for which such certification is required, the certification of the chief financial officer or a vice president responsible for financial matters of Holdings that such financial statements fairly present, in all material respects, the financial condition of Holdings and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments.

      "FINANCIAL PLAN" as defined in Section 5.1(i).

      "FIRST PRIORITY" means, with respect to any Lien purported to be created in any Collateral pursuant to any Collateral Document, that such Lien is the only Lien to which such Collateral is subject, other than any Permitted Lien.

      "FISCAL QUARTER" means a fiscal quarter of any Fiscal Year.

      "FISCAL YEAR" means the fiscal year of Holdings and its Subsidiaries ending on February 28 or 29 of each calendar year, as applicable.

      "FIXED CHARGE COVERAGE RATIO" means the ratio as of the last day of any Fiscal Quarter of (i) Consolidated Adjusted EBITDA for the four-Fiscal Quarter period then ending, to (ii) Consolidated Fixed Charges for such four-Fiscal Quarter period.

      "FLOOD HAZARD PROPERTY" means any Real Estate Asset in the United States subject to a mortgage in favor of Collateral Agent, for the benefit of the Lenders, and located in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards.

      "FONDE DE POUVOIR" as defined in Section 9.1(d).

      "FOREIGN SUBSIDIARY" means any Subsidiary that is not a Domestic
Subsidiary.

      "FORWARD PURCHASE AGREEMENT" means the Forward Purchase Agreement, dated as of the date hereof, between Holdings and Canadian Holding Company, as amended, restated, supplemented or otherwise modified from time to time in accordance with this Agreement.

      "FPA GUARANTY" means the Limited Recourse Guaranty, dated as of the date hereof, by Company or its predecessor in favor of Canadian Holding Company, as amended, restated, supplemented or otherwise modified from time to time in accordance with this Agreement.

      "FPA SECURITY AGREEMENT" means the Security Agreement and Hypothec, dated as of the date hereof, between Company or its predecessor and Canadian Holding Company, as amended, restated, supplemented or otherwise modified from time to time in accordance with this Agreement.

      "FUNDING DEFAULT" as defined in Section 2.24.

      "FUNDING GUARANTORS" as defined in Section 7.2.

      "FUNDING NOTICE" means a notice substantially in the form of Exhibit A-1.

      "GAAP" means, subject to the limitations on the application thereof set forth in Section 1.2, accounting principles generally accepted in the United States in effect as of the date of determination thereof.

      "GOVERNMENTAL AUTHORITY" means any federal, state, provincial, municipal, local, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof, any central bank or other governmental or quasi-governmental authority or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with the United States, any State thereof, the District of Columbia, Canada, any province thereof, any subdivision of any of the foregoing, or any government of any other country or subdivision thereof.

      "GOVERNMENTAL AUTHORIZATION" means any permit, license, approval, authorization, plan, directive, consent order or consent decree of or from any Governmental Authority.

      "GSCP" as defined in the preamble hereto.

      "GUARANTEED OBLIGATIONS" as defined in Section 7.1.

      "GUARANTOR" means (i) Holdings, (ii) each Domestic Subsidiary of Holdings (other than Company) on the date hereof after giving effect to the Transactions and other mergers, asset transfers and amalgamations among Holdings and its Subsidiaries occurring on the Closing Date and (iii) each Person that becomes a Guarantor Subsidiary in accordance with Section 5.10, in the case of clause (ii) or (iii), until such Person is released from its Guaranty in accordance with
Section 7.12.

      "GUARANTOR SUBSIDIARY" means each Guarantor other than Holdings.

      "GUARANTY" means the guaranty of each Guarantor set forth in Section 7.

      "HAZARDOUS MATERIALS" means any pollutant, contaminant, chemical, material, waste, substance or constituent which is subject to regulation or exposure to which can give rise to liability under any Environmental Law.

      "HAZARDOUS MATERIALS ACTIVITY" means any past or current activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, holding, presence, Release, discharge, placement, generation, transportation, processing, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.

      "HEDGE AGREEMENT" means a Commodity Agreement, an Interest Rate Agreement or a Currency Agreement entered into in order to satisfy the requirements of this Agreement or otherwise in the ordinary course of Holdings' or any of its Subsidiaries' businesses for purposes of hedging exposure to fluctuations in commodity prices, interest rates or currency exchange rates and not for speculative purposes.

      "HIGHEST LAWFUL RATE" means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the laws applicable to any Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

      "HISTORICAL FINANCIAL STATEMENTS" means the audited financial statements of the Acquired Business, consisting of consolidated balance sheets as of February 29, 2004 and February 28, 2003 and the consolidated statements of income, shareholders' equity and cash flows for the three Fiscal Years ended February 29, 2004, February 28, 2003 and February 28, 2002, reported on by the independent public accountants of the Acquired Business that they fairly present, in all material respects, the financial condition of the Acquired Business and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated.

      "HOLDINGS" as defined in the preamble hereto.

      "INCREASED AMOUNT DATE" as defined in Section 2.26.

      "INCREASED-COST LENDERS" as defined in Section 2.25.

      "INDEBTEDNESS", as applied to any Person, means, without duplication, (i) all indebtedness for borrowed money; (ii) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP; provided that all such obligations which are limited in recourse to the property subject to such Capital Lease shall be included in Indebtedness only to the extent of the book value of such property on a balance sheet in conformity with GAAP; (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money; (iv) any obligation owed for all or any part of the deferred purchase price of property or services (excluding trade payables and accrued liabilities incurred in the ordinary course of business and any such obligations incurred under ERISA), which purchase price is (a) due more than six months from the date of incurrence of the obligation in respect thereof or (b) evidenced by a note or similar written instrument; (v) all indebtedness secured by any Lien on any property or asset owned by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person, but limited to the fair market value of such property or asset; (vi) the face amount of any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; (vii) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another; (viii) any obligation of such Person the primary purpose or intent of which is to provide assurance to an obligee that the obligation of the obligor thereof will be paid or discharged, or any agreement relating thereto will be complied with, or the holders thereof will be protected (in whole or in part) against loss in respect thereof; (ix) any liability of such Person for an obligation of another through any agreement (contingent or otherwise) (a) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (b) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclause (a) or (b) of this clause
(ix), the primary purpose or intent thereof is as described in clause (viii) above; and (x) all obligations of such Person in respect of any exchange traded or over-the-counter derivative transaction to the extent required to be reflected on a balance sheet in conformity with GAAP, including, without limitation, any Interest Rate Agreement and Currency Agreement; provided that in no event shall

(i) obligations under any Interest Rate Agreement, Commodity Agreement or Currency Agreement be deemed "Indebtedness" for any purpose under Section 6.8 and (ii) obligations under clauses (vii)-(ix) above be deemed "Indebtedness" unless the underlying obligation related thereto constitutes Indebtedness. In no event will obligations in respect of Capital Stock constitute Indebtedness hereunder.

      "INDEMNIFIED LIABILITIES" means, collectively, any and all liabilities, obligations, losses, damages (including natural resource damages), penalties, claims (including Environmental Claims), costs (including the costs of any investigation, study, sampling, testing, abatement, cleanup, removal, remediation or other response action necessary to remove, remediate, clean up or abate any Hazardous Materials Activity), reasonable out-of-pocket expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto, and any fees or expenses incurred by Indemnitees in enforcing this indemnity), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of (i) this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby (including the Lenders' agreement to make Credit Extensions or the use or intended use of the proceeds thereof, or any enforcement of any of the Credit Documents (including any sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranty)); (ii) the statements contained in the Commitment Letter; or (iii) any Environmental Claim or any Hazardous Materials Activity relating to or arising from, directly or indirectly, any past or present activity, operation, land ownership, or practice of Holdings or any of its Subsidiaries.

      "INDEMNITEE" as defined in Section 10.3.

      "INITIAL AGENTS" means RBC, GSCP and MLPF&S, in their respective capacities as Agents.

      "INSTALLMENT" as defined in Section 2.14(a).

      "INSTALLMENT DATE" as defined in Section 2.14(a).

      "INTELLECTUAL PROPERTY" as defined in Section 4.26(a).

      "INTERCOMPANY DEBT TRANSACTIONS" means any one or more transactions or series of transactions effected at any time or from time to time in connection with the Intercompany Debt Documents, including those pursuant to which (a) Capital Stock is issued by Canadian Holding Company to Holdings pursuant to the Forward Purchase Agreement, (b) Liens (x) are granted by Company in favor of any Guarantor Subsidiary or by any Guarantor Subsidiary in favor of Company or another Guarantor Subsidiary, in each case to secure its obligations under one or more Intercompany Debt Documents; provided, that the assets secured thereby shall be limited to the right, title and interest of such Person under the applicable Intercompany Debt Documents, and (y) encumbering the Capital Stock of Company and the rights of Company and/or one or more Guarantors under the Forward Purchase Agreement and the Special Intercompany Note, in each case consisting of requirements that
(i) any transferee of the Capital Stock of Company or the Special Intercompany Note must assume the obligations of Holdings under the Forward Purchase Agreement and (ii) any transferee of the rights of Holdings under the Forward Purchase Agreement must assume the obligations of Holdings under the Forward Purchase Agreement and foreclose on the Special Intercompany Note, (c) Indebtedness is incurred, serviced and repaid by Company and/or one or more Guarantors; provided that to the extent such Indebtedness is (i) owing to a Person other than Company or a Guarantor Subsidiary, such Indebtedness shall be repaid on the date, and in the form of funds or assets, incurred and (ii) incurred by Holdings, the proceeds of such Indebtedness shall be used by Holdings to purchase Capital Stock of Canadian Holding Company pursuant to the Forward Purchase Agreement, (d) the obligations of Holdings under the Forward Purchase Agreement are guaranteed by Company; provided that the only recourse under any such guarantee shall be against the rights of Company in and under the Special Intercompany Note and (e) dividends or other distributions (whether by an interest free advance or otherwise) are made by Company or a Guarantor Subsidiary to Holdings, the proceeds of which are used by Holdings either to (i) purchase Capital Stock of Canadian Holding Company pursuant to the Forward Purchase Agreement or (ii) repay Indebtedness (including interest and fees payable in connection therewith) of Holdings owing to a Person other than Company or a Guarantor Subsidiary incurred for the purpose of purchasing Capital Stock of Canadian Holding Company pursuant to the Forward Purchase Agreement.

      "INTERCOMPANY DEBT DOCUMENTS" means the Special Intercompany Note, the Forward Purchase Agreement, the FPA Security Agreement, the FPA Guaranty and the SI Moveable Hypothec.

      "INTERCOMPANY NOTE" means a promissory note substantially in the form of Exhibit N.

      "INTEREST COVERAGE RATIO" means the ratio as of the last day of any Fiscal Quarter of (i) Consolidated Adjusted EBITDA for the four-Fiscal Quarter period then ended, to (ii) Consolidated Cash Interest Expense for such four-Fiscal Quarter period.

      "INTEREST PAYMENT DATE" means with respect to (i) any Base Rate Loan or Prime Rate Loan each March 31, June 30, September 30 and December 31 of each year, commencing on the first such date to occur after the Closing Date, and the final maturity date of such Loan; and (ii) any Eurodollar Rate Loan or Canadian Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan; provided, in the case of each Interest Period of longer than three months' duration, "Interest Payment Date" shall also include each date that is three months, or an integral multiple thereof, after the commencement of such Interest Period. If any such date is not a Business Day, then the Interest Payment Date shall be the next succeeding Business Day.

      "INTEREST PERIOD" means, in connection with a Canadian Eurodollar Rate Loan or a Eurodollar Rate Loan, an interest period of one, two, three or six months or, in the case of Eurodollar Rate Loans only and only if available to all applicable Lenders, twelve months, or, in the case of Canadian Eurodollar Rate Loans only and subject to the agreement of Administrative Agent, a longer or shorter period, as selected by Company in the applicable Funding Notice or

Conversion/Continuation Notice, (i) initially, commencing on the Credit Date or Conversion/Continuation Date thereof, as the case may be; and (ii) thereafter, commencing on the day on which the immediately preceding Interest Period expires; provided, (a) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day unless no further Business Day occurs in such month, in which case such Interest Period shall expire on the immediately preceding Business Day; (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clauses (c) and (d), of this definition, end on the last Business Day of a calendar month; (c) no Interest Period with respect to any portion of any Class of Term Loans shall extend beyond such Class's Term Loan Maturity Date; and (d) no Interest Period with respect to any portion of the Revolving Loans shall extend beyond the Revolving Commitment Termination Date.

      "INTEREST RATE AGREEMENT" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement or other similar agreement or arrangement.

      "INTEREST RATE DETERMINATION DATE" means, with respect to any Interest Period, the date that is two Business Days prior to the first day of such Interest Period.

      "INTERNAL REVENUE CODE" means the U.S. Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter, and any successor statute.

      "INVESTMENT" means (i) any direct or indirect purchase or other acquisition by Holdings or any of its Subsidiaries of, or of a beneficial interest in, any of the Securities of any other Person (other than a Guarantor Subsidiary); (ii) any direct or indirect redemption, retirement, purchase or other acquisition for value, by Holdings or any of its Subsidiaries from any Person (other than a Guarantor Subsidiary), of any Capital Stock of such Person; and (iii) any direct or indirect loan, advance (other than advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by Holdings or any of its Subsidiaries to any other Person (other than a Guarantor Subsidiary), including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business. The amount of any Investment shall be the original cost of such Investment net of any returns of capital on such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment. Notwithstanding the foregoing, Restricted Junior Payments of the type described in clause (ii) or (iii) of the definition thereof will not be deemed to be Investments.

      "INVESTORS" means the Sponsors, their Controlled Investment Affiliates and the Persons listed on Schedule 1.1.

      "ISSUANCE NOTICE" means an Issuance Notice substantially in the form of Exhibit A-3.

      "ISSUING BANK" means National Bank of Canada, New York Branch, as Issuing Bank hereunder, together with its permitted successors and assigns in such capacity.

      "ISSUING LENDER" means a Lender issuing a Letter of Credit pursuant to
Section 2.5.

      "JOINDER AGREEMENT" means an agreement substantially in the form of Exhibit L.

      "JOINT LEAD ARRANGERS" as defined in the preamble hereto.

      "JOINT VENTURE" means a joint venture, partnership or other similar arrangement between Holdings or any of its Subsidiaries and a Person or Persons other than Holdings or any of its Subsidiaries, whether in corporate, partnership or other legal form; provided in no event shall any corporate Subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.

      "JUDGMENT CURRENCY" as defined in Section 10.8(a).

      "JUDGMENT CURRENCY CONVERSION DATE" as defined in Section 10.8(a).

      "KEYSTONE PROPERTIES" means the real properties located at 505 Keystone Road, Southampton, PA; 3674 Reese Avenue, Riviera Beach, FL; 955 Mearns Road, Warminster, PA; and 5576 Ontario Mills Parkway, Unit A and B, Ontario, CA.

      "LANDLORD PERSONAL PROPERTY COLLATERAL ACCESS AGREEMENT" means a Landlord Waiver and Consent Agreement substantially in the form of Exhibit K with such amendments or modifications as may be approved by Collateral Agent.

      "LEASEHOLD PROPERTY" means any leasehold interest of any Credit Party as lessee under any lease of real property.

      "LENDER" means each financial institution listed on the signature pages hereto as a Lender, and any other Person that becomes a party hereto pursuant to an Assignment Agreement or a Joinder Agreement; provided that under no circumstance shall Caisse de depot et deplacement du Quebec be considered a Lender.

      "LENDER COUNTERPARTY" means each counterparty to a Secured Hedge Agreement that is a Lender or an Affiliate of a Lender at the time such Secured Hedge Agreement is entered into (or on the Closing Date, with respect to Secured Hedge Agreements existing on the Closing Date) (including any such Person that subsequently ceases to be a Lender); provided that such Person executes and delivers to Administrative Agent a letter agreement in form and substance acceptable to Administrative Agent pursuant to which such Person (i) appoints Collateral Agent as its agent under the applicable Credit Documents and (ii) agrees to be bound by the provisions of Sections 9, 10.17 and 10.19.

      "LETTER OF CREDIT" means a commercial or standby letter of credit or letter of guaranty issued or to be issued by an Issuing Lender pursuant to this Agreement, including the Existing Letters of Credit.

      "LETTER OF CREDIT SUBLIMIT" means the lesser of (i) Can$5.0 million and
(ii) the aggregate unused amount of the Revolving Commitments then in effect.

      "LETTER OF CREDIT USAGE" means, as at any date of determination, without duplication the sum of (i) the maximum aggregate amount which is available for drawing under all Letters of Credit then outstanding (including the Canadian Dollar Equivalent of any amount denominated in U.S. Dollars), and (ii) the aggregate amount of all drawings under Letters of Credit honored by an Issuing Lender and not theretofore reimbursed by or on behalf of Company (including the Canadian Dollar Equivalent of any amount denominated in U.S. Dollars).

      "LEVERAGE RATIO" means, as of any day, the ratio of (i) Consolidated Total Debt as of such day to (ii) Consolidated Adjusted EBITDA for the four-Fiscal Quarter period ended as of the most recently concluded Fiscal Quarter.

      "LIEN" means (i) any lien, mortgage, hypothec, pledge, assignment, security interest, charge or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease in the nature thereof) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing and
(ii) in the case of Securities, any purchase option, call or similar right of a third party with respect to such Securities (other than, in the case of Securities representing an interest in a Joint Venture, such purchase option, call or similar right of a party to the Joint Venture).

      "LOAN" means a Tranche A Term Loan, a Tranche B Term Loan, a Revolving Loan, a Swing Line Loan or a New Term Loan, and for greater certainty shall include all Bankers' Acceptances and BA Equivalent Advances.

      "MAAX HOLDINGS" means MAAX Holdings, Inc., a Delaware corporation.

      "MANAGEMENT AGREEMENT" means the Management Agreement, dated as of the Closing Date, among Sponsors, MAAX Holdings and Company, as in effect on the Closing Date.

      "MARGIN STOCK" as defined in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

      "MATERIAL ADVERSE EFFECT" means a material adverse effect on (i) the business, operations, properties, assets or condition (financial or otherwise) of Holdings and its Subsidiaries taken as a whole; (ii) the ability of any Credit Party to fully and timely perform its Obligations;; or (iii) the rights, remedies and benefits available to, or conferred upon, any Agent and any Lender or any Secured Party under any Credit Document.

      "MATERIAL CONTRACT" means any contract or other arrangement to which Holdings or any of its Subsidiaries is a party (other than the Credit Documents) for which breach, nonperformance, cancellation or failure to renew could reasonably be expected to have a Material Adverse Effect.

      "MATERIAL REAL ESTATE ASSET" means (i) any fee-owned Real Estate Asset acquired after the Closing Date having a fair market value at the acquisition thereof in excess of (x) in the case of a Real Estate Asset located in the United States, U.S.$750,000 and (y) in the case of a Real

Estate Asset located in Canada, Can$1.0 million or (ii) any fee-owned Real Estate Asset owned on the Closing Date or acquired after the Closing Date having a fair market value at any time in excess of (x) in the case of a Real Estate Asset located in the United States, U.S.$1.5 million and (y) in the case of a Real Estate Asset located in Canada, Can$2.0 million.

      "MERGER AGREEMENT" means that certain Merger Agreement dated as of March 10, 2004 by and among 3087052 Nova Scotia Company, 3087053 Nova Scotia Company, 9139-4460 Quebec Inc., 9139-7158 Quebec Inc. and the Acquired Business.

      "MOODY'S" means Moody's Investors Service, Inc.

      "MORTGAGE" means a mortgage, deed of trust, debenture or deed of hypothec or other security document securing an interest in a Real Estate Asset, whether executed on or before the Closing Date with respect to a Closing Date Mortgaged Property or thereafter pursuant to Section 5.11, substantially in the form of Exhibit J-1, J-2 or I-3, as applicable, as it may be amended, supplemented or otherwise modified from time to time.

      "MORTGAGE LIEN" means a valid and, subject to any registering, filing and/or recording, perfected and enforceable First Priority charge, mortgage, hypothec or Lien in favor of Collateral Agent for the benefit of the Secured Parties.

      "MULTIEMPLOYER PLAN" means any Employee Benefit Plan which is a "multiemployer plan" as defined in Section 3(37) of ERISA (each, a "U.S. MULTIEMPLOYER PLAN") or applicable Canadian pension legislation (each, a "CANADIAN MULTIEMPLOYER PLAN").

      "NAIC" means The National Association of Insurance Commissioners, and any successor thereto.

      "NARRATIVE REPORT" means, with respect to the financial statements for which such narrative report is required, a narrative report describing the operations of Holdings and its Subsidiaries, in the form prepared for presentation to senior management thereof for the applicable Fiscal Quarter or Fiscal Year and for the period from the beginning of the then current Fiscal Year to the end of such period to which such financial statements relate.

      "NET ASSET SALE PROCEEDS" means, with respect to any Asset Sale, an amount equal to: (i) Cash payments (including any Cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) received by Holdings or any of its Subsidiaries from such Asset Sale, minus (ii) any commissions and other bona fide costs, fees and expenses incurred in connection with such Asset Sale, including (a) transfer taxes or income or gains taxes payable by the seller as a result of any gain recognized in connection with such Asset Sale, (b) payment of any obligations (other than the Loans) that are secured by a Lien on the stock or assets in question and that are required to be repaid under the terms thereof as a result of such Asset Sale, (c) a reasonable reserve for any indemnification payments (fixed or contingent) attributable to the seller's indemnities and representations and warranties to the purchaser in respect of such Asset Sale undertaken by Holdings or any of its Subsidiaries in connection with such Asset Sale and (d) Cash escrows to Holdings or any of its Subsidiaries from the sale price for such Asset Sale and, without duplication, cash reserves required in accordance with GAAP in connection therewith; provided that any Cash released from such escrow shall constitute Net Asset Sale Proceeds upon such release.

      "NET INSURANCE/CONDEMNATION PROCEEDS" means an amount equal to: (i) any Cash payments or proceeds received by Holdings or any of its Subsidiaries (a) under any casualty insurance policy in respect of a covered loss thereunder other than, so long as no Default exists, any business interruption insurance policy or (b) as a result of the taking of any assets of Holdings or any of its Subsidiaries by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, minus (ii) (a) any reasonable costs and expenses incurred by Holdings or any of its Subsidiaries in connection with the adjustment or settlement of any claims of Holdings or such Subsidiary in respect thereof, and (b) any bona fide costs and expenses incurred in connection with any sale of such assets as referred to in clause (i)(b) of this definition, including transfer taxes and income taxes payable as a result of any gain recognized in connection therewith.

      "NEW TERM LOAN COMMITMENTS" as defined in Section 2.26.

      "NEW TERM LOAN EXPOSURE" means, with respect to any Lender, as of any date of determination, the outstanding principal amount of the New Term Loans of such Lender.

      "NEW TERM LOAN LENDER" as defined in Section 2.26.

      "NEW TERM LOAN MATURITY DATE" means the date that New Term Loans of a Series shall become due and payable in full hereunder, as specified in the applicable Joinder Agreement, including by acceleration or otherwise.

      "NEW TERM LOANS" as defined in Section 2.26.

      "NON-ACCEPTANCE LENDER" means (i) a Lender which does not (or the relevant branch does not) or ceases to accept Bankers' Acceptances in the ordinary course of its business or (ii) in respect of Lenders which are not Canadian chartered banks or Schedule III Lenders, a Lender which, by notice in writing to Administrative Agent and Company, elects thereafter to make BA Equivalent Advances in lieu of accepting Bankers' Acceptances.

      "NON-CONSENTING LENDER" as defined in Section 2.25.

      "NON-GUARANTOR SUBSIDIARY" means each Subsidiary of Holdings other than Company and the Guarantor Subsidiaries.

      "NON-U.S. LENDER" as defined in Section 2.22(d).

      "NOTE" means a Tranche A Term Loan Note, a Tranche B Term Loan Note, a Revolving Loan Note or a Swing Line Note.

      "NOTES OFFERING" means the issuance on the Closing Date of U.S.$150.0 million of Senior Subordinated Notes by Company.

      "NOTICE" means a Funding Notice, an Issuance Notice, or a Conversion/Continuation Notice.

      "OBLIGATION CURRENCY" as defined in Section 10.8(a).

      "OBLIGATIONS" means all obligations of every nature of each Credit Party from time to time owed to the Agents (including former Agents), the Lenders or any of them and Lender Counterparties under any Credit Document or Secured Hedge Agreement, whether for principal, interest (including interest which, but for the filing of a petition in bankruptcy with respect to such Credit Party, would have accrued on any Obligation, whether or not a claim is allowed or allowable against such Credit Party for such interest in the related bankruptcy proceeding), reimbursement of amounts drawn under Letters of Credit, payments for early termination of Secured Hedge Agreements, fees, expenses, indemnification or otherwise.

      "OBLIGEE GUARANTOR" as defined in Section 7.7.

      "OFAC" as defined in Section 4.27.

      "OFFER TO PREPAY" as defined in Section 2.16(i).

      "OFFER TO PREPAY AMOUNT" as defined in Section 2.17(c).

      "OFFER TO PREPAY DATE" as defined in Section 2.17(c).

      "OFFICER'S CERTIFICATE" means a certificate executed by an Authorized Officer.

      "OFF-TITLE SEARCHES" as defined in Section 5.15(a).

      "OLD SYSTEM ISSUER" means a Lender, other than a Non-Acceptance Lender, which elects not to accept Bankers' Acceptances as depository bills under the DBNA.

      "ORGANIZATIONAL DOCUMENTS" means (i) with respect to any corporation, its certificate or articles of incorporation, organization or amalgamation, as amended, and its by-laws, as amended, or, as the case may be, its memorandum and articles, as amended, (ii) with respect to any limited partnership, its certificate of limited partnership, as amended, and its partnership agreement, as amended, (iii) with respect to any general partnership, its partnership agreement, as amended, (iv) with respect to any limited liability company, its articles of organization, as amended, and its operating agreement and (v) with respect to any other Person, comparable instruments and documents, as amended. In the event any term or condition of this Agreement or any other Credit Document requires any Organizational Document to be certified by a secretary of state or similar governmental official, the reference to any such "Organizational Document" shall only be to a document of a type customarily certified by such governmental official.

      "ORIGINAL LENDER" means a Lender that executes this Agreement on the Closing Date.

      "OTHER LIST" as defined in Section 6.17.

      "OTHER TAXES" means any and all stamp, documentary, excise, property or similar taxes or levies that arise on account of any payment made or required to be made under any of the Credit Documents or from the execution, delivery, registration, recording or enforcement of any Credit Document.

      "PARENT COMPANIES" means MAAX Holdings and each of its Subsidiaries (if any) that directly or indirectly owns Capital Stock of Company.

      "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

      "PBGF" means the Pension Benefits Guarantee Fund established pursuant to the Pension Benefits Act (Ontario) or any similar fund or arrangement.

      "PENSION PLAN" means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA (each, a "U.S. PENSION PLAN") or which is a registered pension plan as defined in the Income Tax Act (Canada) (each, a "CANADIAN PENSION PLAN").

      "PERFECTION CERTIFICATE" means a certificate in the form of Exhibit M-1 or any other form approved by Collateral Agent, as the same shall be supplemented from time to time by a Perfection Certificate Supplement or otherwise.

      "PERFECTION CERTIFICATE SUPPLEMENT" means a certificate supplement in the form of Exhibit M-2 or any other form approved by Collateral Agent.

      "PERMITTED ACQUISITION" means any acquisition by Company or any of its wholly-owned Guarantor Subsidiaries, whether by purchase, merger or otherwise, of all or substantially all of the assets of, more than 50% of the Capital Stock of, or a business line or unit or a division of, any Person; provided,

            (i) immediately prior to, and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing or would result therefrom;

            (ii) all transactions in connection therewith shall be consummated, in all material respects, in accordance with all applicable laws and in conformity with all applicable Governmental Authorizations;

            (iii) in the case of the acquisition of Capital Stock, all such Capital Stock shall be owned by Company or a Guarantor Subsidiary, and Company shall have taken, or caused to be taken, as of the date such Person becomes a Subsidiary of Company, each of the actions set forth in Sections 5.10 and/or 5.11, as applicable;

            (iv) Company and its Subsidiaries shall be in compliance with the financial covenants set forth in Section 6.8 on a pro forma basis after giving effect to such acquisition in accordance with Section 6.8(e);

            (v) Company shall have delivered to Administrative Agent, at least five Business Days prior to such proposed acquisition, a Compliance Certificate evidencing compliance with Section 6.8 as required under clause (iv) above, together with all relevant financial information with respect to such acquired assets, including the aggregate consideration for such acquisition and any other information required to demonstrate compliance with Section 6.8;

            (vi) any Person or assets or division as acquired in accordance herewith shall be in a business or lines of business in which Company and/or its Subsidiaries are permitted to be engaged under Section 6.11; and

            (vii) with respect to any transaction involving aggregate consideration of more than U.S.$20.0 million, unless Administrative Agent shall otherwise agree, Company shall have provided Administrative Agent and the Lenders with (A) historical financial statements for the last three fiscal years (or, if less, the number of years since formation) of the Person (and if the Permitted Acquisition is for less than substantially all of the Capital Stock of such Person, pro forma historical financial statements of Holdings that account for such Permitted Acquisition) or business to be acquired (audited if available and, in the case of a transaction involving aggregate consideration of more than U.S.$40.0 million, if available without undue cost or delay) and unaudited financial statements thereof for the most recent interim period which are available, (B) reasonably detailed projections for the succeeding five years pertaining to the person or business to be acquired and updated projections for Company after giving effect to such transaction, (C) a reasonably detailed description of all material documentation relating thereto and copies of all material documentation pertaining to such transaction, and (D) all such other information and data relating to such transaction or the Person or business to be acquired as may be reasonably requested by Administrative Agent or the Requisite Lenders.

      "PERMITTED COLLATERAL LIENS" means, subject to the following paragraph,
(x) in the case of a Real Estate Asset subject to a Mortgage, Permitted Liens allowed by clauses (b), (c), (d), (e), (f), (j), (l) and (r) of Section 6.2 and
(y) in all other cases, any Permitted Lien other than those allowed by clause
(a) of Section 6.2.

      Notwithstanding the foregoing, with respect to any Real Estate Asset subject to a Mortgage, at the time of delivery of such Mortgage Permitted Collateral Liens shall mean only those Liens set forth in (x) Schedule B to the applicable Mortgage and (y) Sections 6.02(b) and (r) to the extent such Liens are obligations of Company or any Subsidiary prior to the delivery of such Mortgage. In addition, no consensual Liens other than those granted pursuant to the Collateral Documents shall extend, directly or indirectly, to any Securities Collateral or Hypothecated Securities (each as defined in the Security Agreements).

      "PERMITTED HOLDER DEBT" means indebtedness owed to any Permitted Holder that (i) has an aggregate principal amount of no more than Can$100.0 million,
(ii) has a final maturity of at least ten years, (iii) does not provide for the cash payment of any principal, interest or other amounts until at least ten years after its issuance and (iv) the net cash proceeds of which are ultimately contributed as common equity to Company.

      "PERMITTED HOLDERS" means John W. Childs, Sponsors and their Controlled Investment Affiliates.

      "PERMITTED INDEBTEDNESS" means Indebtedness permitted pursuant to Section 6.1.

      "PERMITTED LIENS" means the Liens permitted pursuant to Section 6.2.

      "PERMITTED REFINANCING INDEBTEDNESS" means any Indebtedness issued in exchange for, or the net proceeds of which are used to refund, refinance, replace, defease or discharge, other Indebtedness; provided that:

            (1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest on the Indebtedness and the amount of all expenses and premiums incurred in connection therewith);

            (2) such Permitted Refinancing Indebtedness has a final maturity date not earlier than the final maturity date of, and has a weighted average life to maturity equal to or greater than the weighted average life to maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

            (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Obligations, such Permitted Refinancing Indebtedness is subordinated in right of payment to, the Obligations on terms, taken as a whole, at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

            (4) such Indebtedness is incurred either by Company or by the Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

      "PERSON" means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, unlimited companies, limited liability partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and Governmental Authorities.

      "PLATFORM" as defined in Section 10.21.

      "PLEDGOR" shall mean and include each "Pledgor" and "Grantor" as defined in the Security Agreements.

      "PPSA" means the Personal Property Security Act (or any similar or equivalent legislation, including the applicable provisions of the Civil Code) as in effect in any applicable Canadian jurisdiction.

      "PREFERRED STOCK" means, with respect to any Person, any and all preferred or preference Capital Stock (however designated) of such Person.

      "PRIME RATE LOAN" means a Loan denominated in Canadian Dollars bearing interest at a rate determined by reference to the Canadian Prime Rate.

      "PRINCIPAL OFFICE" means, for each of Administrative Agent, Swing Line Lender and Issuing Bank, such Person's "Principal Office" as set forth on Appendix B, or such other office as such Person may from time to time designate in writing to Company, Administrative Agent and each Lender.

      "PRO FORMA FINANCIAL STATEMENTS" as defined in Section 4.7(b).

      "PROJECTIONS" as defined in Section 4.8.

      "PRO RATA SHARE" means (i) with respect to all payments, computations and other matters relating to the Tranche A Term Loan of any Lender, the percentage obtained by dividing (a) the Tranche A Term Loan Exposure of that Lender by (b) the aggregate Tranche A Term Loan Exposure of all Lenders; (ii) with respect to all payments, computations and other matters relating to the Tranche B Term Loan of any Lender, the percentage obtained by dividing (a) the Tranche B Term Loan Exposure of that Lender by (b) the aggregate Tranche B Term Loan Exposure of all Lenders; (iii) with respect to all payments, computations and other matters relating to the Revolving Commitment or Revolving Loans of any Lender or any Letters of Credit issued or participations purchased therein by any Lender or any participations in any Swing Line Loans purchased by any Lender, the percentage obtained by dividing (a) the Revolving Exposure of that Lender by (b) the aggregate Revolving Exposure of all Lenders; and (iv) with respect to all payments, computations, and other matters relating to New Term Loan Commitments or New Term Loans of a particular Series, the percentage obtained by dividing
(a) the New Term Loan Exposure of that Lender with respect to that Series by (b) the aggregate New Term Loan Exposure of all Lenders with respect to that Series. For all other purposes with respect to each Lender, "Pro Rata Share" means the percentage obtained by dividing (A) an amount equal to the sum of the Tranche A Term Loan Exposure, the Tranche B Term Loan Exposure, the Revolving Exposure and the New Term Loan Exposure of that Lender, by (B) an amount equal to the sum of the aggregate Tranche A Term Loan Exposure, the aggregate Tranche B Term Loan Exposure, the aggregate Revolving Exposure and the aggregate New Term Loan Exposure of all Lenders.

      "PURCHASE AGREEMENT" means the Purchase Agreement related to the Notes Offering dated as of May 27, 2004 among Company, the Guarantors, Goldman, Sachs & Co., Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and RBC Capital Markets Corporation.

      "PZR" as defined in Section 3.1(g)(ii).

      "QUALIFIED CAPITAL STOCK" means any Capital Stock other than Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to 91 days following the latest Term Loan Maturity Date in effect at the time of issuance of such Capital Stock, (b) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) debt securities or (ii) any Capital Stock referred to in (a) above, in each case at any time on or prior to 91 days following the latest Term Loan Maturity Date in effect at the time of issuance of such Capital Stock, or (c) contains any repurchase obligation which may require repurchase of the Capital Stock prior to payment in full of all Obligations; provided that any Capital Stock that would constitute Qualified Capital Stock but for provisions thereof giving holders thereof (or the holders of any security into or for which such Capital Stock is convertible, exchangeable or exercisable) the right to require the issuer thereof to redeem or offer to purchase such Capital Stock upon the occurrence of a change in control or an asset sale occurring prior to 91 days following the latest Term Loan Maturity Date shall constitute Qualified Capital Stock if such Capital Stock provides that the issuer thereof will not redeem or offer to purchase any such Capital Stock pursuant to such provisions prior to the repayment in full of the Obligations.

      "QUEBEC SECURITY DOCUMENTS" means, collectively, (i) the Deeds of Hypothec to be granted by Company and each Guarantor with assets or a chief executive office located in Quebec, (ii) the Debenture(s) to be issued by each such entity and (iii) the Pledge of Debenture Agreement(s) to be granted by each such entity, each substantially in the form attached as part of Exhibit I-3, as each may be amended, supplemented or otherwise modified from time to time.

      "RBC" as defined in the preamble hereto.

      "RBCCM" as defined in the preamble hereto.

      "REAL ESTATE ASSET" means, at any time of determination, any interest (fee, leasehold or otherwise) then owned by any Credit Party in any real property.

      "REFERENCE LENDERS" means up to two Schedule III Lenders which are designated as such by Administrative Agent and Company from time to time (it being agreed that Administrative Agent and Company may at any time terminate the designation of a Lender as a Reference Lender and designate another Schedule III Lender as a Reference Lender in its place by delivery to the Lenders of a written notification to such effect executed by Administrative Agent), provided that if a Person ceases to be a Lender hereunder, then such Person shall thereupon cease to be a Reference Lender without further action.

      "REFINANCING" means the repayment in full of all Indebtedness of the Acquired Business or any of its Subsidiaries existing prior to the Closing Date other than Existing Indebtedness and Indebtedness permitted pursuant to Section 6.1(b).

      "REFUNDED SWING LINE LOANS" as defined in Section 2.4(d).

      "REGISTER" as defined in Section 2.8(b).

      "REGULATION D" means Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

      "REIMBURSEMENT DATE" as defined in Section 2.5(h).

      "RELATED AGREEMENTS" means, collectively, the Merger Agreement, the Amalgamation Agreement, the Intercompany Debt Documents, the Senior Subordinated Notes Indenture and the Purchase Agreement.

      "RELATED FUND" means, with respect to any Lender that is an investment fund, any other investment fund that in the ordinary course of business regularly invests in commercial loans and that is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

      "RELEASE" means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of any Hazardous Material into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Material), including the movement of any Hazardous Material through the air, soil, surface water or groundwater.

      "RELEVANT CURRENCY EQUIVALENT" means the U.S. Dollar Equivalent or the Canadian Dollar Equivalent, as applicable.

      "REPLACEMENT LENDER" as defined in Section 2.25.

      "REQUISITE CLASS LENDERS" means, at any time of determination, (i) for the Tranche A Term Loan Lenders, Lenders holding more than 50% of the aggregate Tranche A Term Loan Exposure of all Lenders; (ii) for the Tranche B Term Loan Lenders, Lenders holding more than 50% of the aggregate Tranche B Term Loan Exposure of all Lenders; (iii) for the Revolving Lenders, 50% of the aggregate Revolving Exposure of all Revolving Lenders; and (iv) for each Class of Lenders having New Term Loan Exposure, Lenders holding more than 50% of the aggregate New Term Loan Exposure of that Class.

      "REQUISITE LENDERS" means one or more Lenders holding more than 50% of the sum of (i) the aggregate Tranche A Term Loan Exposure of all Lenders, (ii) the aggregate Tranche B Term Loan Exposure of all Lenders, (iii) the aggregate Revolving Exposure of all Lenders and (iv) the aggregate New Term Loan Exposure of all Lenders.

      "RESPONSE" means (a) "response" as such term is defined in CERCLA, 42 U.S.C. Section 9601(24), and (b) all other actions required by any Governmental Authority or voluntarily undertaken to (i) clean up, remove, treat, abate or in any other way address any Hazardous Material in the environment; (ii) prevent the Release or threat of Release, or minimize the further Release, of any Hazardous Material; or (iii) perform studies and investigations in connection with, or as a precondition to, clause (i) or (ii) above.

      "RESTRICTED JUNIOR PAYMENT" means (i) any dividend or other distribution, direct or indirect, on account of any shares of any Capital Stock of Holdings or Company now or hereafter outstanding, except a dividend payable solely in shares of Qualified Capital Stock to the holders of that class; (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any Capital Stock of any Parent Company or Company now or hereafter outstanding; (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any

Capital Stock of any Parent Company or Company now or hereafter outstanding;
(iv) the payment of management fees other than pursuant to the Management Agreement; provided that during the existence of an Event of Default or a payment Default, the payment of any management fees shall constitute a Restricted Junior Payment; and (v) any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance, sinking fund or similar payment with respect to, any Subordinated Indebtedness.

      "RESTRUCTURING EXPENSES" means losses, expenses and charges incurred in connection with restructuring by Holdings and/or one or more of its Subsidiaries, including in connection with integration of acquired businesses or persons, disposition of one or more Subsidiaries or businesses, exiting of one or more lines of businesses and relocation or consolidation of facilities, including severance, lease termination and other non-ordinary-course, non-operating costs and expenses in connection therewith.

      "REVOLVING COMMITMENT" means the commitment of a Lender to make or otherwise fund any Revolving Loan and to acquire participations in Letters of Credit and Swing Line Loans hereunder and "REVOLVING COMMITMENTS" means such commitments of all Lenders in the aggregate. The amount of each Lender's Revolving Commitment, if any, is set forth on Appendix A-3 or in the applicable Assignment Agreement or Joinder Agreement, subject to any adjustment or reduction pursuant to the terms and conditions hereof. The aggregate amount of the Revolving Commitments as of the Closing Date is Can$50.0 million.

      "REVOLVING COMMITMENT PERIOD" means the period from the Closing Date to but excluding the Revolving Commitment Termination Date.

      "REVOLVING COMMITMENT TERMINATION DATE" means the earliest to occur of (i) the date which is five years and three months after the Closing Date, (ii) the date the Revolving Commitments are permanently reduced to zero pursuant to
Section 2.15(b) or 2.16, and (iii) the date of the termination of the Revolving Commitments pursuant to Section 8.1.

      "REVOLVING EXPOSURE" means, with respect to any Lender as of any date of determination, (i) prior to the termination of the Revolving Commitments, that Lender's Revolving Commitment; and (ii) after the termination of the Revolving Commitments, the sum of (a) the aggregate outstanding principal amount of the Revolving Loans of that Lender, (b) in the case of an Issuing Lender, the aggregate Letter of Credit Usage in respect of all Letters of Credit issued by that Lender (net of any participations by Lenders in such Letters of Credit),
(c) the aggregate amount of all participations by that Lender in any outstanding Letters of Credit or any unreimbursed drawing under any Letter of Credit, (d) in the case of Swing Line Lender, the aggregate outstanding principal amount of all Swing Line Loans (net of any participations therein by other Lenders), and (e) the aggregate amount of all participations therein by that Lender in any outstanding Swing Line Loans, including, in each case, the Canadian Dollar Equivalent of any amount denominated in U.S. Dollars.

      "REVOLVING LENDERS" means the Lenders having Revolving Exposure.

      "REVOLVING LOAN" means a Loan made by a Revolving Lender to Company pursuant to Section 2.2(a).

      "REVOLVING LOAN NOTE" means a promissory note in the form of Exhibit B-3, as it may be amended, supplemented or otherwise modified from time to time.

      "ROLLOVER" means the issuance of new Bankers' Acceptances or the making of new BA Equivalent Advances (subject to the provisions hereof) in respect of all or any portion of Bankers' Acceptances (or BA Equivalent Advances made in lieu thereof) maturing at the end of the BA Interest Period applicable thereto, all in accordance with Section 2.11.

      "S&P" means Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, Inc.

      "SCHEDULE I LENDER" means a Lender which is a U.S. branch of a Canadian chartered bank listed on Schedule I to the Bank Act (Canada).

      "SCHEDULE II LENDER" means a Lender which is a Canadian chartered bank listed on Schedule II to the Bank Act (Canada).

      "SCHEDULE III LENDER" means a Lender which is an authorized foreign bank listed on Schedule III to the Bank Act (Canada).

      "SDN LIST" as defined in Section 6.17.

      "SECTION 951 TAXES" as defined in Section 6.5(f).

      "SECURED HEDGE AGREEMENT" means each Hedge Agreement with a Lender Counterparty existing on the Closing Date or thereafter entered into so long as in the case of Interest Rate Agreements, such agreements do not have a notional amount in the aggregate in excess of the Loans and Commitments hereunder.

      "SECURED PARTIES" means, collectively, Administrative Agent, Collateral Agent, each other Agent, the Lenders and each Lender Counterparty.

      "SECURITIES" means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

      "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time, and any successor statute.

      "SECURITY AGREEMENTS" shall mean the U.S. Security Agreement, the Canadian Security Agreement and the Quebec Security Documents.

      "SENIOR SUBORDINATED NOTES" means all 9.75% Senior Subordinated Notes due 2012 of Company issued under the Senior Subordinated Notes Indenture.

      "SENIOR SUBORDINATED NOTES INDENTURE" means the indenture dated as of the Closing Date among Company, the Guarantors and U.S. Bank Trust, N.A., as trustee, as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.

      "SERIES" as defined in Section 2.26.

      "SI MOVEABLE HYPOTHEC" means the Moveable Hypothec dated as of the Closing Date between Canadian Holding Company and Company or its predecessor.

      "SODEX FACTORING AGREEMENT" means that certain Convention Cadre, dated as of February 24, 2004, by and among the Acquired Business, MAAX Canada Inc., MAAX Spas (Ontario) Inc., MAAX Westco Inc., MAAX Spas (BC) Inc., MAAX-KSD Corporation, MAAX Southeast Inc., Pearl Baths, Inc., MAAX-Hydro Swirl Manufacturing Corp., MAAX Midwest Inc., MAAX Spas (Arizona), Inc., Cuisine Expert - C.E. Cabinets, Inc., 9022-3751 Quebec Inc., Aker Plastics Company Inc. and NatExport and Sodex, both divisions of the National Bank of Canada.

      "SOLVENCY CERTIFICATE" means a Solvency Certificate of the chief financial officer of Holdings and Company substantially in the form of Exhibit G-2.

      "SOLVENT" means, with respect to any Credit Party, that as of the date of determination, both (i) (a) the sum of such Credit Party's debt (including contingent liabilities) does not exceed the present fair saleable value of such Credit Party's present assets; (b) such Credit Party's capital is not unreasonably small in relation to its business as contemplated on the Closing Date and reflected in the Projections or with respect to any transaction contemplated or undertaken after the Closing Date; and (c) such Person has not incurred and does not intend to incur, or believe that it will incur, debts beyond its ability to pay such debts as they become due (whether at maturity or otherwise); and (ii) such Person is "solvent" within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standards No. 5).

      "SPA BUSINESS" means the assets and business entities owned Company and its Subsidiaries engaged solely in the manufacture and sale of spas.

      "SPECIAL INTERCOMPANY NOTE" means that certain Note, dated on or about the Closing Date, made by Canadian Holding Company in favor of Company or its predecessor, as such note may be amended, restated, supplemented or otherwise modified from time to time.

      "SPECIAL SCHEDULE I LENDER" means a Lender which is a Canadian chartered bank listed on Schedule I to the Bank Act (Canada) but excludes any U.S. branch of any such Lender.

      "SPONSORS" means J.W. Childs Associates L.P., Borealis Private Equity Limited Partnership, Borealis (QLP) Private Equity Limited Partnership and Ontario Municipal Employees Retirement Board.

      "ST. MARIE FACILITY" means the facility owned by the Acquired Business and located at 640, Cameron, Sainte-Marie, Quebec, Canada.

      "SUBJECT TRANSACTION" as defined in Section 6.8(e).

      "SUBORDINATED INDEBTEDNESS" means Indebtedness of any Credit Party that is by its terms subordinated in right of payment to the Obligations of such Credit Party, including the Senior Subordinated Notes.

      "SUBSIDIARY" means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of the Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; provided, in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interest in the nature of a "qualifying share" of the former Person shall be deemed to be outstanding. Unless expressly stated otherwise, when reference is made herein directly or indirectly to the Subsidiaries of Company, "Subsidiaries" shall be deemed to include Canadian Holding Company and its Subsidiaries regardless of whether they are actually Subsidiaries of Company so long as they are Subsidiaries of Holdings.

      "SUCCESSFUL SYNDICATION" shall have the meaning given to such term in the Commitment Letter.

      "SUPPLEMENTAL COLLATERAL AGENT" as defined in Section 9.1(b).

      "SWING LINE ACCOUNTS" as defined in Section 2.4(b).

      "SWING LINE LENDER" means National Bank of Canada, New York Branch, in its capacity as Swing Line Lender hereunder, together with its permitted successors and assigns in such capacity.

      "SWING LINE LOAN" means a Loan made by Swing Line Lender to Company pursuant to Section 2.4.

      "SWING LINE LOAN SUBCOMMITMENT" means the commitment of Swing Line Lender to make Swing Line Loans to Company pursuant to Section 2.4(a).

      "SWING LINE NOTE" means a promissory note in the form of Exhibit B-5, as it may be amended, supplemented or otherwise modified from time to time.

      "SYNDICATION AGENT" as defined in the preamble hereto.

      "TAX" means any and all present or future tax, levy, impost, duty, assessment, charge, fee, deduction or withholding of any nature imposed by any Governmental Authority (including all interest and penalties with respect thereto) and whatever called, by whomsoever, on whomsoever and wherever imposed, levied, collected, withheld or assessed.

      "TERM LOAN" means a Tranche A Term Loan, a Tranche B Term Loan or a New Term Loan.

      "TERM LOAN COMMITMENT" means the Tranche A Term Loan Commitment, the Tranche B Term Loan Commitment or the New Term Loan Commitment of a Lender, and "TERM LOAN COMMITMENTS" means such commitments of all Lenders.

      "TERM LOAN MATURITY DATE" means the Tranche A Term Loan Maturity Date, the Tranche B Term Loan Maturity Date and the New Term Loan Maturity Date of any Series of New Term Loans.

      "TERMINATED LENDER" as defined in Section 2.25.

      "TITLE POLICY" as defined in Section 3.1(g)(ii).

      "TOTAL UTILIZATION OF REVOLVING COMMITMENTS" means, as at any date of determination, the sum of (i) the aggregate principal amount of all outstanding Revolving Loans (other than Revolving Loans made for the purpose of repaying any Refunded Swing Line Loans or reimbursing an Issuing Lender for any amount drawn under any Letter of Credit, but not yet so applied), (ii) the aggregate principal amount of all outstanding Swing Line Loans, and (iii) the Letter of Credit Usage, in each case, including the Canadian Dollar Equivalent of any amount denominated in U.S. Dollars.

      "TRANCHE A TERM LOAN" means a Tranche A Term Loan made by a Lender to Company pursuant to Section 2.1(a)(i).

      "TRANCHE A TERM LOAN COMMITMENT" means the commitment of a Lender to make or otherwise fund a Tranche A Term Loan and "TRANCHE A TERM LOAN COMMITMENTS" means such commitments of all Lenders in the aggregate. The amount of each Lender's Tranche A Term Loan Commitment, if any, is set forth on Appendix A-1 or in the applicable Assignment Agreement, subject to any adjustment or reduction pursuant to the terms and conditions hereof. The aggregate amount of the Tranche A Term Loan Commitments as of the Closing Date is Can$130.0 million.

      "TRANCHE A TERM LOAN EXPOSURE" means, with respect to any Lender, as of any date of determination, the outstanding principal amount of the Tranche A Term Loans of such Lender; provided, at any time prior to the making of the Tranche A Term Loans, the Tranche A Term Loan Exposure of any Lender shall be equal to such Lender's Tranche A Term Loan Commitment.

      "TRANCHE A TERM LOAN LENDERS" means the Lenders having Tranche A Term Loan Exposure.

      "TRANCHE A TERM LOAN MATURITY DATE" means the earlier of (i) the date which is five years and three months after the Closing Date, and (ii) the date that all Tranche A Term Loans shall become due and payable in full hereunder, whether by acceleration or otherwise.

      "TRANCHE A TERM LOAN NOTE" means a promissory note in the form of Exhibit B-1, as it may be amended, supplemented or otherwise modified from time to time.

      "TRANCHE B TERM LOAN" means a Tranche B Term Loan made by a Lender to Company pursuant to Section 2.1(a)(ii).

      "TRANCHE B TERM LOAN COMMITMENT" means the commitment of a Lender to make or otherwise fund a Tranche B Term Loan and "TRANCHE B TERM LOAN COMMITMENTS" means such commitments of all Lenders in the aggregate. The amount of each Lender's Tranche B Term Loan Commitment, if any, is set forth on Appendix A-2 or in the applicable Assignment Agreement, subject to any adjustment or reduction pursuant to the terms and conditions hereof. The aggregate amount of the Tranche B Term Loan Commitments as of the Closing Date is U.S.$115.0 million.

      "TRANCHE B TERM LOAN EXPOSURE" means, with respect to any Lender, as of any date of determination, the outstanding principal amount of the Tranche B Term Loans of such Lender; provided, at any time prior to the making of the Tranche B Term Loans, the Tranche B Term Loan Exposure of any Lender shall be equal to such Lender's Tranche B Term Loan Commitment.

      "TRANCHE B TERM LOAN LENDERS" means the Lenders having Tranche B Term Loan Exposure.

      "TRANCHE B TERM LOAN MATURITY DATE" means the earlier of (i) the seventh anniversary of the Closing Date, and (ii) the date that all Tranche B Term Loans shall become due and payable in full hereunder, whether by acceleration or otherwise.

      "TRANCHE B TERM LOAN NOTE" means a promissory note in the form of Exhibit B-2, as it may be amended, supplemented or otherwise modified from time to time.

      "TRANSACTIONS" means the Acquisition, the Equity Financing, the Refinancing and the Notes Offering and the other transactions contemplated by the Related Agreements.

      "TYPE OF LOAN" means (i) with respect to either Term Loans or Revolving Loans, a Base Rate Loan, a Prime Rate Loan, a BA Discount Rate Loan, a Eurodollar Rate Loan or a Canadian Eurodollar Rate Loan and (ii) with respect to Swing Line Loans, a Prime Rate Loan or Base Rate Loan.

      "UCC" means the Uniform Commercial Code as in effect in any applicable United States jurisdiction.

      "U.S. BORROWINGS" means Loans denominated in U.S. Dollars.

      "U.S. DOLLAR EQUIVALENT" means, as to any amount denominated in Canadian Dollars as of any date of determination, the amount of U.S. Dollars which would be required to purchase such amount of Canadian Dollars at the Bank of Canada noon (Toronto time) spot rate on such date or, if such date of determination is not a Business Day, on the Business Day immediately preceding such date of determination.

      "U.S. DOLLARS" and "U.S.$" mean the lawful money of the United States of America.

      "U.S. EMPLOYEE BENEFIT PLAN" as set forth in the definition of Employee Benefit Plan.

      "U.S. PRIME RATE" means the rate of interest quoted by Administrative Agent at its New York branch as its U.S. prime rate, as in effect from time to time. The U.S. Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. Administrative Agent or any other Lender may make commercial loans or other loans at rates of interest at, above or below the U.S. Prime Rate.

      "U.S. REVOLVING LOAN" means each Revolving Loan denominated in U.S.
Dollars.

      "U.S. SECURITY AGREEMENT" means the U.S. Security Agreement to be executed by Company and each Guarantor with personal property located within, or organized under the laws of, the United States or any State thereof substantially in the form of Exhibit I-1, as it may be amended, supplemented or otherwise modified from time to time.

      "U.S. SWING LINE ACCOUNT" as defined in Section 2.4(b).

      "U.S. SWING LINE LOAN" means each Swing Line Loan denominated in U.S. Dollars.

      1.2. ACCOUNTING TERMS. Except as otherwise expressly provided herein, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Financial statements and other information required to be delivered by Holdings or Company to Lenders pursuant to Sections 5.1(a), 5.1(b) and 5.1(c) shall be prepared in accordance with GAAP as in effect at the time of such preparation (and delivered together with the reconciliation statements provided for in Section 5.1(e), if applicable). Subject to the foregoing, calculations in connection with the financial covenants and other provisions hereof shall utilize GAAP as in effect on the Closing Date.

      1.3. INTERPRETATION, ETC. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. References herein to real and personal property shall be deemed to include immovable and movable property, respectively, within the meaning of the Civil Code, references to perfect or perfection shall, in connection with any security or opinion relating to the Province of Quebec, be deemed to mean to set up or render opposable against third parties, within the meaning of the Civil Code, references to hypothec shall have the meaning ascribed to such term in the Civil Code, and references herein to corporations shall be deemed to include companies. References herein to any Section, Appendix, Schedule or Exhibit shall be to a Section, an Appendix, a Schedule or an Exhibit, as the case may be, hereof unless otherwise specifically provided. The use herein of the word "include" or "including", when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not no limiting language (such as "without limitation" or "but not limited to" or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. No Credit Party shall be deemed in violation of any covenants in Section 6.1, 6.2, 6.5, 6.7, 6.9 or
6.10 due solely to fluctuations in exchange rates. The ability to enter into any transaction pursuant to Section 6.1, 6.2, 6.5, 6.7, 6.9 or 6.10 shall be determined on the potential date of any such transaction by including the U.S. Dollar Equivalent of any applicable amounts denominated in Canadian Dollars (whether related to past transactions or the transaction being tested).

SECTION 2. LOANS AND LETTERS OF CREDIT

      2.1. TERM LOANS.

            (a) Loan Commitments. Subject to the terms and conditions hereof,

                  (i) each Lender severally agrees to make, on the Closing Date, a Tranche A Term Loan to Company in an amount equal to such Lender's Tranche A Term Loan Commitment; and

                  (ii) each Lender severally agrees to make, on the Closing
            Date, a Tranche B Term Loan to Company in an amount equal to such Lender's Tranche B Term Loan Commitment.

Company may make only one borrowing under each of the Tranche A Term Loan Commitments and Tranche B Term Loan Commitments which shall be on the Closing Date. Any amount borrowed under this Section 2.1(a) and subsequently repaid or prepaid may not be reborrowed. Each Lender's Tranche A Term Loan Commitment and Tranche B Term Loan Commitment shall terminate immediately and without further action on the Closing Date after giving effect to the funding of such Lender's Tranche A Term Loan Commitment and Tranche B Term Loan Commitment on such date.

            (b) Borrowing Mechanics for Term Loans.

                  (i) Company shall deliver to Administrative Agent a fully
            executed Funding Notice no later than 2:00 p.m. (Toronto time) at least one Business Day (or, if any Eurodollar Rate Loans or BA Discount Rate Loans are requested by Company, three Business Days) prior to the Closing Date. Promptly upon receipt by Administrative Agent of such Funding Notice, Administrative Agent shall notify each Lender of the proposed borrowing. It is understood and agreed that when a Funding Notice with respect to Tranche A Term Loans is delivered and BA Discount Rate Loans are requested, with respect to
            Schedule I Lenders, such request for BA Discount Rate Loans shall be deemed a request for Canadian Eurodollar Rate Loans from such Lenders with an Interest Period equal to the elected BA Interest Period.

                  (ii) Each Lender shall make its Tranche A Term Loan and/or
            Tranche B Term Loan, as the case may be, available to Administrative Agent not later than 12:00 noon (Toronto time) on the Closing Date, by wire transfer of same day funds in Canadian Dollars, with respect to its Tranche A Term Loans and in U.S. Dollars, with respect to its Tranche B Term Loans, at Administrative Agent's Principal Office. Upon satisfaction or waiver of the conditions precedent specified herein, Administrative Agent shall make the proceeds of the Term Loans available to Company on the Closing Date by causing an amount of same day funds in Canadian Dollars, with respect to the Tranche A Term Loans and in U.S. Dollars, with respect to the Tranche B Term Loans, the sum of which is equal to the proceeds of all such Loans received by Administrative Agent from Lenders to be credited to the account of Company at Administrative Agent's Principal Office or to such other account as may be designated in writing to Administrative Agent by Company.

      2.2.  REVOLVING LOANS.

            (a) Revolving Commitments. During the Revolving Commitment Period, subject to the terms and conditions hereof, each Lender severally agrees to make Revolving Loans, in any Approved Currency specified in the applicable Funding Notice, to Company in an aggregate amount up to but not exceeding such Lender's Revolving Commitment (including the Canadian Dollar Equivalent of any amount denominated in U.S. Dollars); provided that after giving effect to the making of any Revolving Loans in no event shall the Total Utilization of Revolving Commitments exceed the aggregate Revolving Commitments then in effect. Amounts borrowed pursuant to this Section 2.2(a) may be repaid and reborrowed during the Revolving Commitment Period. Each Lender's Revolving Commitment shall expire on the Revolving Commitment Termination Date and all Revolving Loans and all other amounts owed hereunder with respect to the Revolving Loans and the Revolving Commitments shall be paid in full no later than such date.

            (b) Borrowing Mechanics for Revolving Loans.

                  (i) Except pursuant to Section 2.5(h), Revolving Loans that are Prime Rate Loans, Canadian Eurodollar Rate Loans or BA Discount Rate Loans shall be made in an aggregate minimum amount of Can$1.0 million and integral multiples of Can$100,000 in excess of that amount, and Revolving Loans that are Base Rate Loans or Eurodollar Rate Loans shall be in an aggregate minimum amount of U.S.$1.0 million and integral multiples of U.S.$100,000 in excess of such amount.

                  (ii) Whenever Company desires that Revolving Lenders make
            Revolving Loans, Company shall deliver to Administrative Agent a fully executed and delivered Funding Notice no later than 12:00 noon (Toronto time) (or provide the information required by such Funding Notice by telephone by such time, promptly followed by delivery in writing of such Funding Notice) at least three Business Days in advance of the proposed Credit Date in the case of a Eurodollar Rate Loan or BA Discount Rate Loan, and at least one Business Day in advance of the proposed Credit Date in the case of a Revolving Loan that is a Base Rate Loan or Prime Rate Loan. Except as otherwise provided herein, a

            Funding Notice for a Revolving Loan that is a BA Discount Rate Loan shall be irrevocable, and a Funding Notice for a Revolving Loan that is a Eurodollar Rate Loan shall be irrevocable on and after the related Interest Rate Determination Date, and Company shall be bound to make a borrowing in accordance therewith. It is understood and agreed that when a Funding Notice with respect to Revolving Loans is delivered and BA Discount Rate Loans are requested, with respect to
            Schedule I Lenders, such request for BA Discount Rate Loans shall be deemed a request for Canadian Eurodollar Rate Loans from such Lenders with an Interest Period equal to the elected BA Interest Period.

                  (iii) Notice of receipt of each Funding Notice in respect of
            Revolving Loans, together with the amount of each Lender's Pro Rata Share thereof, if any, together with the applicable interest rate, shall be provided by Administrative Agent to each applicable Lender by telefacsimile with reasonable promptness, but (provided Administrative Agent shall have received such notice by 10:00 a.m. (Toronto time)) not later than 2:00 p.m. (Toronto time) on the same day as Administrative Agent's receipt of such Notice from Company.

                  (iv) Each Revolving Lender shall make the amount of its
            Revolving Loan available to Administrative Agent not later than 12:00 noon (Toronto time) on the applicable Credit Date by wire transfer of same day funds in Canadian Dollars, with respect to Canadian Revolving Loans, and U.S. Dollars, with respect to U.S. Revolving Loans, at Administrative Agent's Principal Office. Except as provided herein, upon satisfaction or waiver of the conditions precedent specified herein, Administrative Agent shall make the proceeds of such Revolving Loans available to Company on the applicable Credit Date by causing an amount of same day funds in Canadian Dollars, with respect to Canadian Revolving Loans, and U.S. Dollars, with respect to U.S. Revolving Loans, equal to the proceeds of all such Revolving Loans received by Administrative Agent from Revolving Lenders to be credited to the account of Company at Administrative Agent's Principal Office or such other account as may be designated in writing to Administrative Agent by Company and reasonably acceptable to Administrative Agent.

      2.3.  BANKERS' ACCEPTANCES.

            (a) Bankers' Acceptances. Company may request, in accordance with the provisions of this Section 2.3, from time to time during the period from the Closing Date to but excluding the 30th day prior to the Revolving Commitment Termination Date or Tranche A Term Loan Maturity Date, as applicable, that the Lenders accept Bankers' Acceptances issued by Company or make BA Equivalent Advances to Company. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Company herein set forth, such Lenders shall accept such Bankers' Acceptances, or make BA Equivalent Advances in lieu thereof, in accordance with the provisions of this Section 2.3; provided that Company shall not request that any Lender having a Term Loan Commitment accept such Bankers' Acceptances, or make BA Equivalent Advances (and no such Lender shall do so), except

                  (i) on the Closing Date to fund the advance of the Tranche A
            Term Loan Commitment, if so requested in the Funding Notice therefor,

                  (ii) as Rollovers of existing Bankers' Acceptances or BA
            Equivalent Advances,

                  (iii) as Conversions from Prime Rate Loans into Bankers'
            Acceptances or BA Equivalent Advances,

in any case in Sections 2.3(a)(i), (ii) and (iii), involving no increase in borrowing under the Tranche A Term Loan Commitment.

      Company shall not request that any Revolving Lender or Tranche A Term Loan Lender accept such Bankers' Acceptances, or make BA Equivalent Advances (and no Revolving Lender or Tranche A Term Loan Lender shall do so), if, after giving effect to such issuance a Bankers' Acceptance or BA Equivalent Advance would have a term ending later than the Revolving Commitment Termination Date or Tranche A Term Loan Maturity Date, as the case may be. Company shall not request that any Revolving Lender accept such Bankers' Acceptances, or make BA Equivalent Advances (and no Revolving Lender shall do so), if after giving effect to such issuances the Total Utilization of Revolving Commitments would exceed the Revolving Commitment.

            (b) Applicable Provisions. The following provisions shall apply to each Bankers' Acceptance hereunder:

                  (i) the face amount at maturity of each draft drawn by Company to be accepted as a Bankers' Acceptance shall be Can$100,000 and integral multiples of Can$1000 in excess thereof;

                  (ii) each draft drawn by Company and presented for acceptance by a Lender shall be drawn on the standard form of such Lender in effect at the time, specifying the BA Interest Period; provided that Administrative Agent may require the Lenders to use a generic form of Bankers' Acceptance, in a form satisfactory to each Lender, acting reasonably, provided by Administrative Agent for such purpose in place of the Lenders' own forms;

                  (iii) subject to Section 2.3(b)(iv), Bankers' Acceptances
            shall be signed by duly authorized officers of Company or, in the alternative, the signatures of such officers may be mechanically reproduced in facsimile thereon and Bankers' Acceptances bearing such facsimile signatures shall be binding on Company as if they had been manually executed and delivered by such officers on behalf of Company. Notwithstanding that any person whose manual or facsimile signature appears on any Bankers' Acceptance may no longer be an authorized signatory for Company on the date of issuance of a Bankers' Acceptance, such signature shall nevertheless be valid and sufficient for all purposes as if such authority had remained in force at the time of such issuance and any such Bankers' Acceptance shall be binding on Company; and

                  (iv) in lieu of Company signing Bankers' Acceptances in
            accordance with Section 2.3(b)(iii), and for so long as the power of attorney in Section 2.3(c) is in force with respect to a given Lender, such Lender shall execute and deliver Bankers' Acceptances on behalf of Company in accordance with the provisions thereof and, for certainty, all references herein to drafts drawn by Company, Bankers' Acceptances executed by Company or similar expressions shall be deemed to include Bankers' Acceptances executed in accordance with a power of attorney, unless the context otherwise requires.

If and for so long as the power of attorney referred to in Section 2.3(c) is in force with respect to each Lender, it is intended that pursuant to the DBNA, all Bankers' Acceptances accepted by the Lenders (other than Old System Issuers) under this Agreement will be issued in the form of a "depository bill" (as defined in the DBNA), and deposited with a Clearing House. In order to give effect to the foregoing, Administrative Agent will, subject to the approval of Company and the Lenders (other than Old System Issuers), establish and notify Company and the Lenders of any additional procedures, consistent with the terms of this Agreement and the DBNA, as are reasonably necessary to accomplish such intention, including:

                        (A) any instrument held by Administrative Agent for the
                  purposes of Bankers' Acceptances will have marked prominently and legibly on its face and within its text, at or before the time of issue, the words "This is a depository bill subject to the Depository Bills and Notes Act (Canada)";

                        (B) any reference to the authentication of the Bankers'
                  Acceptance will be removed; and

                        (C) any reference to the "bearer" will be removed and
                  such Bankers' Acceptances will not be marked with any words prohibiting negotiation, transfer or assignment of it or of an interest in it.

            (c) Power of Attorney. As a condition precedent to each Lender's obligation to accept Bankers' Acceptances hereunder, Company hereby appoints each Lender, acting by any authorized signatory of the Lender in question, the attorney of Company:

                  (i) to sign for and on behalf and in the name of Company as drawer, drafts in such Lender's standard form which are depository bills as defined in the DBNA, payable to a Clearing House;

                  (ii) for drafts which are not depository bills, to sign for and on behalf and in the name of Company as drawer and to endorse on its behalf, Bankers' Acceptances drawn on such Lender payable to the order of such Lender;

                  (iii) for BA Discount Notes, to sign for and on behalf and in the name of Company as drawer and to endorse on its behalf BA Discount Notes payable to the order of such Lender;

                  (iv) to fill in the amount, date and maturity date of such
            Bankers' Acceptances (or BA Discount Notes as applicable); and

                  (v) to deposit and/or deliver such Bankers' Acceptances which have been accepted by such Lender or such BA Discount Notes which are payable to the order of such Lender;

provided that such acts in each case are to be undertaken by the Lender in question strictly in accordance with instructions given to such Lender by Company as provided in this Section. For certainty, signatures of any authorized signatory of a Lender may be mechanically reproduced in facsimile on Bankers' Acceptances (or BA Discount Notes, as applicable) in accordance herewith and such facsimile signatures shall be binding and effective as if they had been manually executed by such authorized signatory of such Lender.

      The communication in writing by Company, or on behalf of Company by Administrative Agent, to the Lender of the instructions set out in the Funding Notices and Conversion/Continuation Notices referred to above shall constitute
(a) the authorization and instruction of Company to the Lender to sign for and on behalf and in the name of Company as drawer of the requested Bankers' Acceptances (or BA Discount Notes, as applicable) and to complete and/or endorse Bankers' Acceptances (or BA Discount Notes, as applicable) in accordance with such information as set out above, and (b) the request of Company to the Lender to accept such Bankers' Acceptances and deposit the same with a Clearing House or deliver the same, as the case may be, in each case in accordance with this Agreement and such instructions. Company acknowledges that a Lender shall not be obligated to accept any such Bankers' Acceptances except in accordance with the provisions of this Agreement.

      A Lender shall be and it is hereby authorized to act on behalf of Company upon and in compliance with instructions communicated to that Lender as provided herein if the Lender reasonably believes such instructions to be genuine. If a Lender accepts Bankers' Acceptances pursuant to any such instructions, that Lender shall confirm particulars of such instructions and advise Administrative Agent that it has complied therewith by notice in writing to Administrative Agent in accordance with the provisions hereof. A Lender's actions in compliance with such instructions, confirmed and advised to Administrative Agent by such notice, shall be prima facie evidence of having been in accordance with the instructions of Company.

            (d) Revocation. The power of attorney in Section 2.3(c) may be revoked by Company with respect to any particular Lender at any time upon not less than 2 Business Days' prior written notice served upon the Lender in question and Administrative Agent; provided that no such revocation shall reduce, limit or otherwise affect the obligations of Company in respect of any Bankers' Acceptance (or BA Discount Note, as applicable) executed, completed, endorsed, deposited and/or delivered in accordance herewith prior to the time at which such revocation becomes effective. If the power of attorney is so revoked with respect to any Lender, Company shall, from time to time as required by the applicable Lender, provide to Administrative Agent for delivery to each such Lender drafts drawn in blank by Company (pre-endorsed and otherwise in fully negotiable form, if applicable) in quantities sufficient for each such Lender to fulfill its obligations hereunder. Any such pre-signed drafts which are delivered by Company to Administrative Agent or a Lender shall be held in safekeeping by Administrative Agent or such Lender, as the case may be, with the same degree of care as if they were Administrative Agent's or such Lender's property, and shall only be dealt with by the Lenders and Administrative Agent in accordance herewith. No Lender shall be responsible or liable for its failure to make its share of any Bankers' Acceptances required hereunder if the cause of such failure is, in whole or in part, due to the failure of Company to provide such pre-signed drafts to Administrative Agent (for delivery to such Lender) on a timely basis.

            (e) Delivery of Drafts. By 11:00 a.m. (Toronto time) on the applicable Funding Date or Conversion/Continuation Date, Company shall (i) either deliver to each Lender in Toronto, or, if previously delivered, be deemed to have authorized each Lender to complete and accept, or (ii) where the power of attorney in Section 2.3(c) is in force with respect to a Lender, be deemed to have authorized each such Lender to sign on behalf of Company, complete and accept, drafts drawn by Company on such Lender in a principal amount at maturity equal to such Lender's share of the Bankers' Acceptances specified by Company in the relevant Funding Notice or Conversion/Continuation Notice, as the case may be, as notified to the Lenders by Administrative Agent.

            (f) Apportionment. Upon receipt by Administrative Agent of a Funding Notice or Conversion/Continuation Notice from Company requesting the issuance of Bankers' Acceptances, Administrative Agent shall promptly notify the Lenders thereof and advise each Lender of the aggregate face amount of Bankers' Acceptances to be accepted and purchased by such Lender, the date of issue and the BA Interest Period for such Loan; the apportionment among the Lenders of the face amounts of Bankers' Acceptances to be accepted by each Lender shall be determined by Administrative Agent by reference and in proportion to the respective applicable Commitments of each Lender; provided that, when such apportionment cannot be evenly made, Administrative Agent shall round allocations among such Lenders consistent with Administrative Agent's normal money market practices.

            (g) Rate Determination. On each Funding Date or
Conversion/Continuation Date involving the issuance of Bankers' Acceptances:

                  (i) on or about 10:00 a.m. (Toronto time) on such date,
            Administrative Agent shall determine the CDOR Rate and shall obtain quotations from the Reference Lenders in order to determine the BA Discount Rate then applicable to Bankers' Acceptances accepted by such Schedule II Lender and Schedule III Lender in respect of an issue of Bankers' Acceptances in a comparable amount and with comparable maturity to the Bankers' Acceptances proposed to be issued on such date;

                  (ii) on or about 10:00 a.m. (Toronto time) on such date,
            Administrative Agent shall determine the BA Discount Rate applicable to each Lender and shall advise each Lender of the BA Discount Rate applicable to it;

                  (iii) each Lender shall complete and accept, in accordance with the Funding Notice or Conversion/Continuation Notice delivered by Company and advised by Administrative Agent in connection with such issue, its share of the

            Bankers' Acceptances to be issued on such date and shall purchase such Bankers' Acceptances for its own account at a purchase price which reflects the BA Discount Rate applicable to such issue; and

                  (iv) in the case of a borrowing, each Lender shall, on the
            Funding Date, remit the BA Discount Proceeds or advance the BA Equivalent Advance, as the case may be, payable by such Lender (net of the stamping fee payable to such Lender pursuant to Section 2.3(k)) to Administrative Agent for the account of Company in accordance with Section 2.2(b)(iv).

            (h) Resale. Each Lender may at any time and from time to time hold, sell, rediscount or otherwise dispose of any or all Bankers' Acceptances accepted and purchased by it for its own account. No Person to whom Bankers' Acceptances are resold pursuant to this Section 2.3(h) shall be entitled to the benefit of Section 2.22 with respect to such resold Bankers' Acceptances.

            (i) BA Equivalent Advances. Notwithstanding the foregoing provisions of this Section 2.3, a Non-Acceptance Lender shall, in lieu of accepting Bankers' Acceptances, make a BA Equivalent Advance. The amount of each BA Equivalent Advance shall be equal to the BA Discount Proceeds which would be realized from a hypothetical sale of those Bankers' Acceptances which, but for this Section 2.3(i), such Lender would otherwise be required to accept as part of such a borrowing, Conversion or Rollover of Bankers' Acceptances. To determine the amount of such BA Discount Proceeds, the hypothetical sale shall be deemed to take place at the BA Discount Rate for such Loan. Any BA Equivalent Advance shall be made on the relevant Funding Date, or Rollover or Conversion date, as the case may be, and shall remain outstanding for the term of the relevant Bankers' Acceptances. Concurrent with the making of a BA Equivalent Advance, a Non-Acceptance Lender shall be entitled to deduct therefrom an amount equal to the stamping fee which, but for this Section 2.3(i), such Lender would otherwise be entitled to receive as part of such Loan. Upon the maturity date for such Bankers' Acceptances, Company shall pay to each Non-Acceptance Lender an amount equal to the face amount of the Bankers' Acceptances which such Lender would have accepted as part of such Loan if it were not a Non-Acceptance Lender.

      All references herein to "Bankers' Acceptances" shall, unless otherwise expressly provided herein or unless the context otherwise requires, be deemed to include BA Equivalent Advances made by a Non-Acceptance Lender as part of a borrowing, Conversion or Rollover of Bankers' Acceptances.

            (j) Termination of Bankers' Acceptances. If at any time a Lender ceases to accept Bankers' Acceptances in the ordinary course of its business, such Lender shall be deemed to be a Non-Acceptance Lender and shall make BA Equivalent Advances in lieu of accepting Bankers' Acceptances under this Agreement.

            (k) Stamping Fees. Upon the acceptance by a Lender of a Bankers' Acceptance, Company shall pay to Administrative Agent for the account of such Lender a stamping fee in Canadian Dollars equal to the Applicable Margin calculated on the principal amount at maturity of such Bankers' Acceptance and BA Equivalent Advances and for the period of time from and including the date of acceptance or advance to but excluding the maturity date of such Bankers' Acceptance or BA Equivalent Advance and calculated on the basis of the number of days elapsed in a year of 365 or 366 days, as the case may be.

            (l) Collateralization of Bankers' Acceptances. With respect to the prepayment or cash collateralization of unmatured Bankers' Acceptances to the extent required hereunder (it being acknowledged that any requirement to pay or prepay Bankers' Acceptances prior to their maturity shall be construed as a requirement to provide cash collateral under this provision), Company shall provide for the funding of such unmatured Bankers' Acceptances by paying to and depositing with Administrative Agent cash collateral for each such unmatured Bankers' Acceptances in an amount equal to the principal amount at maturity of such Bankers' Acceptances; such cash collateral deposited by Company shall be held by Administrative Agent in the Collateral Account with interest to be credited to Company at rates prevailing at the time of deposit for similar accounts with Administrative Agent. Such Collateral Account shall be held by Administrative Agent as security for the obligations of Company in relation to such Bankers' Acceptances and the security of Administrative Agent thereby created shall rank in priority to all other Liens and adverse claims against such cash collateral. Such cash collateral shall be applied to satisfy pro tanto the obligations of Company for such Bankers' Acceptances as they mature and Administrative Agent is hereby irrevocably directed by Company to apply any such cash collateral to such maturing Bankers' Acceptances. Amounts held in such Collateral Account may not be withdrawn by Company; however, interest on such deposited amounts shall be for the account of Company and may be withdrawn by Company so long as no Default or Event of Default is then continuing. If after maturity of the Bankers' Acceptances for which such funds are held and application by Administrative Agent of the amounts in such Collateral Accounts to satisfy the obligations of Company hereunder with respect to the Bankers' Acceptances being repaid, any excess remains, such excess shall be promptly paid by Administrative Agent to Company so long as no Default or Event of Default is then continuing.

            (m) Market for Bankers' Acceptances. In the event that at any time subsequent to the giving of a Funding Notice or Conversion/Continuation Notice to Administrative Agent by Company with regard to any requested Bankers' Acceptances, but before the date of the borrowing, Rollover or Conversion, as the case may be, Administrative Agent makes a determination, which shall be conclusive and binding upon Company, absent manifest error, that there no longer exists an active market for Bankers' Acceptances accepted by the Lenders then:

                  (i) the right of Company to request Bankers' Acceptances or BA
            Equivalent Advances from any Lender shall be suspended until Administrative Agent determines that the circumstances causing such suspension no longer exist, and so notifies Company;

                  (ii) any outstanding Funding Notice requesting a Loan by way of Bankers' Acceptances or BA Equivalent Advances shall be deemed to be a Funding Notice requesting a Loan by way of Prime Rate Loans in the amount specified in the original Funding Notice;

                  (iii) any outstanding Conversion/Continuation Notice
            requesting a Conversion of a Prime Rate Loan into Bankers' Acceptances or BA Equivalent Advances shall be deemed to be revoked; and

                  (iv) any outstanding Conversion/Continuation Notice requesting a Rollover of Bankers' Acceptances or BA Equivalent Advances shall (unless revoked by Company before the Funding Date) be deemed to be a Conversion/Continuation Notice requesting a Conversion of such Loans into Prime Rate Loans.

Administrative Agent shall promptly notify Company and the Lenders of any suspension of Company's right to request Bankers' Acceptances or BA Equivalent Advances and of any termination of any such suspension.

            (n) Compensation for Non-Commencement of BA Interest Periods. Company shall compensate each Lender, upon written request by such Lender (which request shall set forth the basis for requesting such amounts), for all reasonable losses, expenses and liabilities (including any interest paid by such Lender to Lenders of funds borrowed by it to make or carry its BA Discount Rate Loans and any loss, expense or liability sustained by such Lender in connection with the liquidation or re-employment of such funds but excluding loss of anticipated profits) which such Lender may sustain if for any reason (other than a default by such Lender) a borrowing of any BA Discount Rate Loan does not occur on a date specified therefore in a Funding Notice or a telephonic request for borrowing, or a Conversion to or Rollover of any BA Discount Rate Loan does not occur on a date specified therefor in a Conversion/Continuation Notice or a telephonic request for Conversion or Rollover.

      2.4.  SWING LINE LOANS.

            (a) General Provisions. Swing Line Lender hereby agrees, subject to the limitations set forth below with respect to the maximum amount of Swing Line Loans permitted to be outstanding from time to time, to make a portion of the Revolving Commitments available to Company from time to time during the period from and including the Closing Date to but excluding the Revolving Commitment Termination Date by making Canadian Swing Line Loans and U.S. Swing Line Loans to Company in an aggregate amount not exceeding the amount of the Swing Line Loan Subcommitment to be used for the purposes identified in Section 2.7, notwithstanding the fact that such Swing Line Loans, when aggregated with Swing Line Lender's outstanding Revolving Loans and Swing Line Lender's Pro Rata Share of the Letter of Credit Usage then in effect, may exceed Swing Line Lender's Revolving Commitment. At the Closing Date, the Swing Line Loan Subcommitment is Can$7.5 million; provided that any reduction of the Revolving Commitments made pursuant to Section 2.17(b) that reduces the aggregate Revolving Commitments to an amount less than the then current amount of the Swing Line Loan Subcommitment shall result in an automatic corresponding reduction of the Swing Line Loan Subcommitment to the amount of the aggregate Revolving Commitments, as so reduced, without any further action on the part of Company, Administrative Agent or Swing Line Lender. The Swing Line Loan Subcommitment shall expire on the Revolving Commitment Termination Date and all Swing Line Loans and all other amounts owed hereunder with respect to the Swing Line Loans shall be paid in full no later than that date. Amounts borrowed under this Section 2.4(a) may be repaid and reborrowed to but excluding the Revolving Commitment Termination Date. Swing Line Lender shall not make any Swing Line Loans (A) after the occurrence and during the continuation of a Default or Event of Default or (B) at its election, at a time when a Funding Default exists unless Swing Line Lender has entered into arrangements satisfactory to it and Company to eliminate Swing Line Lender's risk with respect to the Defaulting Lender's participation in such Swing Ling Loan, including by cash collateralizing such Defaulting Lender's Pro Rata Share of the outstanding Swing Line Loans.

      Anything contained in this Agreement to the contrary notwithstanding, the Swing Line Loans and the Swing Line Loan Subcommitment shall be subject to the limitation that in no event shall the Total Utilization of Revolving Commitments at any time exceed the aggregate Revolving Commitments then in effect.

            (b) Swing Line Accounts. Swing Line Lender will establish (i) at one of its branches in Canada a Canadian Dollar account of Company (the "CANADIAN SWING LINE ACCOUNT"), (ii) at its Principal Office a U.S. Dollar account of Company (the "U.S. SWING LINE ACCOUNT") and (iii) at one of its branches in Canada, a U.S. Dollar account of Company (the "CANADIAN BASED U.S. SWING LINE ACCOUNT" and, together with the Canadian Swing Line Account and the U.S. Swing Line Account, the "SWING LINE ACCOUNTS"). The Swing Line Accounts shall record the day-to-day banking business of Company conducted through Swing Line Lender. If, at the end of any Business Day,

                  (i)   the balance in the Canadian Swing Line Account:

                              (1) is a credit in excess of Can$100,000, Swing
                        Line Lender may apply the amount of the credit or any part thereof rounded down to the nearest Can$50,000, as applicable, as a repayment of any Prime Rate Loans owing to Swing Line Lender under the Swing Line Subcommitment; or

                              (2) is a debit, Swing Line Lender shall make
                        available a Canadian Swing Line Loan (to the extent that such advance would not, when added to the outstanding Swing Line Loans, exceed the Swing Line Loan Subcommitment), in an amount rounded up to the nearest Can$50,000, as the case maybe, to place Company in a net credit position of zero (or such other amount arrived at from such rounding).

                  (ii)  the balance in the U.S. Swing Line Account:

                              (1) is a credit in excess of U.S.$100,000, Swing
                        Line Lender may apply the amount of the credit or any part thereof rounded down to the nearest U.S.$50,000, as applicable, as a repayment of any Base Rate Loans owing to Swing Line Lender under the Swing Line Subcommitment; or

                              (2) is a debit, Swing Line Lender shall make
                        available a U.S. Swing Line Loan (to the extent that such advance would not,

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

                        when added to the outstanding Swing Line Loans, exceed the Swing Line Loan Subcommitment), in an amount rounded up to the nearest U.S.$50,000, as the case maybe, to place Company in a net credit position of zero (or such other amount arrived at from such rounding).

                  (iii) the balance in the Canadian Based U.S. Swing Line
            Account:

                              (1) is a credit in excess of U.S.$100,000, Swing
                        Line Lender may apply the amount of the credit or any part thereof rounded down to the nearest U.S.$50,000, as applicable, as a repayment of any Base Rate Loans owing to Swing Line Lender under the Swing Line Subcommitment; or

                              (2) is a debit, Swing Line Lender shall make
                        available a U.S. Swing Line Loan (to the extent that such advance would not, when added to the outstanding Swing Line Loans, exceed the Swing Line Loan Subcommitment), in an amount rounded up to the nearest U.S.$50,000, as the case maybe, to place Company in a net credit position of zero (or such other amount arrived at from such rounding).

            (c) Swing Line Loans by Request. In addition to the automatic advance of Swing Line Loans pursuant to Section 2.4(b) above, Swing Line Lender also agrees to make Swing Line Loans available pursuant to a Funding Notice delivered as provided herein.

                  (i) Canadian Swing Line Loans made pursuant to this Section
            2.4(c) shall be made in an aggregate minimum amount of Can$100,000 and integral multiples of Can$50,000 in excess of that amount and U.S. Swing Line Loans made pursuant to this Section 2.4(c) shall be made in an aggregate minimum amount of U.S.$100,000 and integral multiples of U.S.$50,000 in excess of that amount.

                  (ii) Whenever Company desires that Swing Line Lender make a
            Swing Line Loan, Company shall deliver to Swing Line Lender a Funding Notice no later than 12:00 noon (Toronto time) (or provide the information required by such Funding Notice by telephone by such time, promptly followed by delivery in writing of such Funding Notice) on the proposed Credit Date.

                  (iii) Swing Line Lender shall make the amount of its Swing
            Line Loan available to Company not later than 2:00 p.m. (Toronto time) on the applicable Credit Date by wire transfer of same day funds in Canadian Dollars to the Canadian Swing Line Account, with respect to Canadian Swing Line Loans and in U.S. Dollars to the U.S. Swing Line Account, with respect to U.S. Swing Line Loans.

            (d) Swing Line Loan Prepayment with Proceeds of Other Revolving Loans. With respect to any Swing Line Loans that have not been voluntarily prepaid by Company

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

pursuant to Section 2.15(a), Swing Line Lender may at any time in its sole and absolute discretion, deliver to Administrative Agent (with a copy to Company), no later than 11:00 a.m. (Toronto time) at least one Business Day in advance of the proposed Credit Date, a notice (which shall be deemed to be a Funding Notice given by Company) requesting that each Lender holding a Revolving Commitment make Revolving Loans that are Prime Rate Loans, if such Swing Line Loans are Canadian Swing Line Loans, or Base Rate Loans, if such Swing Line Loans are U.S. Swing Line Loans, to Company on such Credit Date in an aggregate amount equal to the amount of such Swing Line Loans outstanding on the date such notice is given which Swing Line Lender requests Lenders to prepay (the "REFUNDED SWING LINE LOANS"). Company hereby authorizes the giving of any such notice and the making of any such Revolving Loans. Anything contained in this Agreement to the contrary notwithstanding, (1) the proceeds of such Revolving Loans made by Revolving Lenders other than Swing Line Lender shall be immediately delivered by Administrative Agent to Swing Line Lender (and not to Company) and applied to repay a corresponding portion of the Refunded Swing Line Loans by depositing such proceeds in the Canadian Swing Line Account, in the case of Refunded Canadian Swing Line Loans, and the U.S. Swing Line Account, in the case of Refunded U.S. Swing Line Loans and (2) on the day such Revolving Loans are made, Swing Line Lender's Pro Rata Share of the Refunded Swing Line Loans shall be deemed to be paid with the proceeds of a Revolving Loan made by Swing Line Lender, and such portion of the Swing Line Loans deemed to be so paid shall no longer be outstanding as Swing Line Loans and shall no longer be due under the Swing Line Note of Swing Line Lender but shall instead constitute part of Swing Line Lender's outstanding Revolving Loans to Company and shall be due under the Revolving Loan Note issued by Company to Swing Line Lender. Company hereby authorizes Administrative Agent and Swing Line Lender to charge Company's accounts with Administrative Agent and Swing Line Lender (up to the amount available in each such account) in order to immediately pay Swing Line Lender the amount of the Refunded Swing Line Loans to the extent of the proceeds of such Revolving Loans made by Lenders, including the Revolving Loans deemed to be made by Swing Line Lender, are not sufficient to repay in full the Refunded Swing Line Loans. If any portion of any such amount paid (or deemed to be paid) to Swing Line Lender should be recovered by or on behalf of Company from Swing Line Lender in any bankruptcy proceeding, in any assignment for the benefit of creditors or otherwise, the loss of the amount so recovered shall be apportioned among all Revolving Lenders in accordance with their Pro Rata Shares.

            (e) Swing Line Loan Assignments. If for any reason (1) Revolving Loans are not made upon the request of Administrative Agent as provided in
Section 2.4(d) in an amount sufficient to repay any amounts owed to Swing Line Lender in respect of any outstanding Swing Line Loans on or before the third Business Day after demand for payment thereof by Swing Line Lender or (2) the Revolving Commitments are terminated at a time when any Swing Line Loans are outstanding, each Revolving Lender shall be deemed to, and hereby agrees to, have purchased an assignment of such outstanding Swing Line Loans in an amount equal to its Pro Rata Share (calculated, in the case of the foregoing clause
(2), immediately prior to such termination of the Revolving Commitments) of the unpaid amount of such Swing Line Loans together with accrued interest thereon. Upon one Business Day's notice from Administrative Agent, each Revolving Lender shall deliver to Administrative Agent for payment to Swing Line Lender an amount equal to its respective assignment in same day funds at its Principal Office. In order to further evidence such assignment (and without prejudice to the effectiveness of the assignment provisions set forth above), each Revolving Lender agrees to enter into an

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

Assignment Agreement at the request of Swing Line Lender and Administrative Agent in form and substance reasonably satisfactory to Swing Line Lender and Administrative Agent. In the event any Revolving Lender fails to make available to Administrative Agent for payment to Swing Line Lender the amount of such Revolving Lender's assignment as provided in this paragraph, Swing Line Lender shall be entitled to recover such amount on demand from such Revolving Lender together with interest thereon at the rate customarily used by Swing Line Lender for the correction of errors among banks for three Business Days and thereafter at the Canadian Prime Rate or Base Rate, as applicable. In the event Swing Line Lender receives a payment of any amount in which other Revolving Lenders have purchased assignments as provided in this Section 2.4(e), Swing Line Lender shall promptly pay to Administrative Agent for distribution to each such other Revolving Lender its Pro Rata Share of such payment.

            (f) Revolving Lenders' Obligations. Anything contained herein to the contrary notwithstanding, each Revolving Lender's obligation to make Revolving Loans for the purpose of repaying any Refunded Swing Line Loans pursuant to
Section 2.4(d) and each Revolving Lender's obligation to purchase an assignment of any unpaid Swing Line Loans pursuant to Section 2.4(e) shall be absolute and unconditional and shall not be affected by any circumstance, including (1) any set-off, counterclaim, recoupment, defense or other right which such Revolving Lender may have against Swing Line Lender, Company or any other Person for any reason whatsoever; (2) the occurrence or continuance of a Default or Event of Default; (3) any Material Adverse Effect; (4) any breach of this Agreement or any other Credit Document by any party thereto; or (5) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; provided that such obligations of each Revolving Lender are subject to the condition that Swing Line Lender believed in good faith that all conditions under Section 3.2 to the making of the applicable Refunded Swing Line Loans or other unpaid Swing Line Loans, were satisfied at the time such Refunded Swing Line Loans or unpaid Swing Line Loans were made, or the satisfaction of any such condition not satisfied had been waived by the Requisite Lenders prior to or at the time such Refunded Swing Line Loans or other unpaid Swing Line Loans were made; provided further that the Swing Line Lender shall irrevocably be deemed to have believed in good faith that all conditions under Section 3.2 to the making of the applicable Refunded Swing Line Loans or other unpaid Swing Line Loans were satisfied at the time such Refunded Swing Line Loans or unpaid Swing Line Loans were made unless, prior to the making of the applicable Refunded Swing Line Loans or other unpaid Swing Line loans, the Swing Line Lender was notified in writing by Administrative Agent that the conditions under Section 3.2 were not or could not be met and accordingly that no further Swing Line Loans should be made until notified to the contrary.

            (g) Indemnification. Each Revolving Lender agrees to indemnify Swing Line Lender (to the extent not reimbursed by Company) ratably according to its Pro Rata Share from and against any and all losses and claims of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Swing Line Lender in any way relating to or arising out of any Swing Line Loans; provided that no Lender shall be liable for any portion of such losses or claims resulting from Swing Line Lender's gross negligence or willful misconduct.

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

      2.5. ISSUANCE OF LETTERS OF CREDIT AND PURCHASE OF PARTICIPATIONS THEREIN.

            (a) Letters of Credit. Company may request, in accordance with the provisions of this Section 2.5(a), from time to time on or prior to the 10th day prior to the Revolving Commitment Termination Date, that a Revolving Lender issue one or more Letters of Credit denominated in either Approved Currency for the account of Company for the purposes specified in Section 2.7. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Company herein set forth, any Revolving Lender may, but (except as provided in Section 2.5(c) in respect of Issuing Bank) shall not be obligated to, issue such Letters of Credit in accordance with the provisions of this Section 2.5(a); provided that Company shall not request that any Revolving Lender issue (and no Revolving Lender shall issue):

                  (i) any Letter of Credit if, after giving effect to such
            issuance, the Letter of Credit Usage would exceed the Letter of Credit Sublimit;

                  (ii) any Letter of Credit having an expiration date later than the earlier of (x) 5 days prior to the Revolving Commitment Termination Date and (y) the date which is one year from the date of issuance of such Letter of Credit, provided that the immediately preceding clause (y) shall not prevent any Issuing Lender from agreeing that a Letter of Credit will automatically be extended for one or more successive periods not to exceed one year each unless such Issuing Lender elects not to extend for any such additional period; provided, further, that such Issuing Lender shall not extend such Letter of Credit if it has knowledge that an Event of Default has occurred and is continuing (which has not been waived in accordance with Section 10.5) at the time such Issuing Lender must elect whether or not to allow such extension; or

                  (iii) any Letter of Credit issued for the purpose of
            supporting indebtedness for borrowed money.

      The Existing Letters of Credit shall be deemed to have been issued pursuant to the terms of this Section 2.5, shall be participated in by the Lenders as set forth in Section 2.5(f), and shall be subject to all other terms of this Agreement applicable to Letters of Credit. This Agreement shall constitute all of the terms and conditions with respect to the Existing Letters of Credit and supersedes any and all prior agreements, oral or written (other than the Existing Letters of Credit themselves and the related applications, each of which shall remain in full force and effect), between the Issuing Lender and the Credit Parties with respect to the Existing Letters of Credit.

            (b) Issuance Notice. Whenever Company desires the issuance of a Letter of Credit, it shall deliver to Administrative Agent and Issuing Bank an Issuance Notice no later than 12:00 noon (Toronto time) at least two Business Days in advance of the proposed date of issuance. The Issuing Lender, in its reasonable discretion, may require changes in the text of the proposed Letter of Credit or any documents described in or attached to the Issuance Notice, and may require an application and/or indemnity of Company in such Issuing Lender's customary form. Company may submit Issuance Notices by telefacsimile, and Administrative Agent and any Issuing Lender may rely and act upon any such Issuance Notice without receiving an

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

original signed copy thereof. Unless the Issuing Lender thereof otherwise agrees, no Letter of Credit shall require payment against a conforming demand for payment to be made thereunder within less than two (2) business days (under the laws of the jurisdiction in which the office of the Issuing Lender to which such demand for payment is required to be presented is located) from the day that such demand for payment is presented.

      Company shall notify the applicable Issuing Lender (and Administrative Agent, if Administrative Agent is not such Issuing Lender) prior to the issuance of any Letter of Credit in the event that any of the matters to which Company is required to certify in the applicable Issuance Notice is no longer true and correct as of the proposed date of issuance of such Letter of Credit, and upon the issuance of any Letter of Credit, Company shall be deemed to have re-certified, as of the date of such issuance, as to the matters to which Company is required to certify in the applicable Issuance Notice.

            (c) Determination of Issuing Lender. Upon receipt by Administrative Agent of an Issuance Notice, in the event Issuing Bank elects to issue such Letter of Credit, Administrative Agent shall promptly so notify Company, and Issuing Bank shall be the Issuing Lender with respect thereto. In the event that Issuing Bank, in its sole discretion, elects not to issue such Letter of Credit, Issuing Bank shall promptly so notify Company and Administrative Agent, whereupon Company may request any other Revolving Lender to issue such Letter of Credit by delivering to such Revolving Lender a copy of the applicable Issuance Notice. Any Revolving Lender so requested to issue such Letter of Credit shall promptly notify Company, Issuing Bank and Administrative Agent whether or not, in its sole discretion, it has elected to issue such Letter of Credit, and any such Revolving Lender that so elects to issue such Letter of Credit shall be the Issuing Lender with respect thereto; provided that if more than one Revolving Lender so elects to issue such Letter of Credit, Company shall determine which Revolving Lender shall be the Issuing Lender.

      In the event that all other Revolving Lenders shall have declined to issue such Letter of Credit, notwithstanding the prior election of Issuing Bank not to issue such Letter of Credit, Issuing Bank shall be obligated to issue such Letter of Credit and shall be the Issuing Lender with respect thereto, notwithstanding the fact that the Letter of Credit Usage with respect to such Letter of Credit and with respect to all other Letters of Credit issued by Issuing Bank, when aggregated with Issuing Bank's outstanding Revolving Loans, may exceed Issuing Bank's Revolving Commitment then in effect. Notwithstanding the foregoing, under no circumstance shall Issuing Bank be obligated to issue any Letter of Credit constituting a letter of guaranty if based upon the advice of its legal counsel Issuing Bank is prohibited from issuing such a Letter of Credit. In such a circumstance, Issuing Bank may if it so chooses, with the consent of Company, issue such Letter of Credit out of a branch located in Canada and, notwithstanding anything to the contrary herein (including Section
2.22 or the definition of Eligible Assignee), such branch's entitlement to benefits under Section 2.22 shall not be diminished by the fact that the Letter of Credit was not issued out of the United States and such branch shall be entitled to the full benefits of Section 2.22. If Issuing Bank has resigned as provided in Section 9.5(c) and no successor Issuing Bank has been appointed at the time of an Issuance Notice, then each Revolving Lender shall issue or cause to be issued a Letter of Credit as to its own Pro Rata Share of each requested Letter of Credit, all of which taken together would aggregate the amount requested in the Issuance Notice.

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

            (d) Issuance of Letter of Credit. Upon satisfaction or waiver (in accordance with Section 10.5) of the conditions set forth in Section 3.2(a), the Issuing Lender shall issue the requested Letter of Credit in accordance with the Issuing Lender's standard operating procedures.

            (e) Notification to Revolving Lenders. Upon the issuance or amendment of any Letter of Credit, the applicable Issuing Lender shall promptly notify Administrative Agent and Company of such issuance or amendment in writing and such notice shall be accompanied by a copy of such Letter of Credit or amendment. Upon receipt of such notice (or, if Administrative Agent is the Issuing Lender, together with such notice), Administrative Agent shall notify each Revolving Lender in writing of such issuance or amendment and the amount of such Revolving Lender's respective participation in such Letter of Credit or amendment, and, if so requested by a Revolving Lender, Administrative Agent shall provide such Revolving Lender with a copy of such Letter of Credit or amendment.

            (f) Revolving Lenders' Purchase of Participations in Letters of Credit. Immediately upon the issuance of each Letter of Credit, each Revolving Lender shall be deemed to, and hereby agrees to, have irrevocably purchased from the Issuing Lender a participation in such Letter of Credit and any drawings honored thereunder in an amount equal to such Revolving Lender's Pro Rata Share of the maximum amount that is or at any time may become available to be drawn thereunder.

            (g) Responsibility of Issuing Lender with Respect to Drawings. In determining whether to honor any drawing under any Letter of Credit by the beneficiary thereof, the Issuing Lender shall be responsible only to examine the documents delivered under such Letter of Credit with reasonable care so as to ascertain whether they appear on their face to be in accordance with the terms and conditions of such Letter of Credit.

            (h) Reimbursement by Company of Amounts Paid Under Letters of Credit. In the event an Issuing Lender has determined to honor a drawing under a Letter of Credit issued by it, such Issuing Lender shall immediately notify in writing Company and Administrative Agent, and Company shall reimburse such Issuing Lender on or before the Business Day immediately following the date on which such drawing is honored (the "REIMBURSEMENT DATE") in an amount in the applicable Approved Currency and in same day funds equal to the amount of such payment; provided that, anything contained in this Agreement to the contrary notwithstanding, unless Company shall have notified Administrative Agent and such Issuing Lender prior to 2:00 p.m. (Toronto time) on the date such drawing is honored that Company intends to reimburse such Issuing Lender for the amount of such payment with funds other than the proceeds of Revolving Loans:

                        (1) Company shall be deemed to have given a timely
                  Funding Notice to Administrative Agent requesting Revolving Lenders to make Revolving Loans that are Prime Rate Loans, if such Letter of Credit is denominated in Canadian Dollars, and Base Rate Loans, if such Letter of Credit is denominated in U.S. Dollars, on the Reimbursement Date in an amount equal to the amount of such payment, and

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

                        (2) subject to satisfaction or waiver of the conditions
                  specified in Section 3.2(a), Revolving Lenders shall, on the Reimbursement Date, make Revolving Loans that are Prime Rate Loans, if such Letter of Credit is denominated in Canadian Dollars, and Base Rate Loans, if such Letter of Credit is denominated in U.S. Dollars, in the amount of such payment, the proceeds of which shall be applied directly by Administrative Agent to reimburse such Issuing Lender for the amount of such payment;

and provided, further, that if for any reason proceeds of Revolving Loans are not received by such Issuing Lender on the Reimbursement Date in an amount equal to the amount of such payment, Company shall reimburse such Issuing Lender, on demand, in an amount in same day funds equal to the excess of the amount of such payment by Issuing Lender over the aggregate amount of such Revolving Loans, if any, which are so received. Nothing in this Section 2.5(h) shall be deemed to relieve any Revolving Lender from its obligation to make Revolving Loans on the terms and conditions set forth in this Agreement, and Company shall retain any and all rights it may have against any Revolving Lender resulting from the failure of such Revolving Lender to make such Revolving Loans under this Section 2.5(h).

            (i) Payment by Revolving Lenders of Unreimbursed Amounts Paid Under Letters of Credit. In the event that Company shall fail for any reason to reimburse any Issuing Lender as provided in Section 2.5(h) in an amount equal to the amount of any payment by such Issuing Lender under a Letter of Credit issued by it, such Issuing Lender shall promptly notify Administrative Agent, who shall promptly notify each other Revolving Lender of the unreimbursed amount of such honored drawing and of such Revolving Lender's respective participation therein based on such Revolving Lender's Pro Rata Share. Each Revolving Lender (other than such Issuing Lender) shall make available to Administrative Agent an amount equal to its respective participation, in the Approved Currency in which the Letter of Credit giving rise to such payment is denominated, in same day funds, at Administrative Agent's Principal Office not later than 12:00 noon (Toronto time) on the first Business Day after the date notified by Administrative Agent, and Administrative Agent shall make available to such Issuing Lender in such Approved Currency, in same day funds, at the office of such Issuing Lender on such Business Day the aggregate amount of the payments so received by Administrative Agent. In the event that any Revolving Lender fails to make available to Administrative Agent on such Business Day the amount of such Revolving Lender's participation in such Letter of Credit as provided in this
Section 2.5(i), such Issuing Lender shall be entitled to recover such amount on demand from such Revolving Lender together with interest thereon at the rate customarily used by such Issuing Lender for the correction of errors among banks for three Business Days and thereafter at the Canadian Prime Rate or Base Rate, as applicable. Nothing in this Section 2.5(i) shall be deemed to prejudice the right of Administrative Agent to recover, for the benefit of Revolving Lenders, from any Issuing Lender any amounts made available to such Issuing Lender pursuant to this Section 2.5(i) in the event that it is determined by the final judgment of a court of competent jurisdiction that the payment with respect to a Letter of Credit by such Issuing Lender in respect of which payments were made by Revolving Lenders constituted gross negligence or willful misconduct on the part of such Issuing Lender.

            (j) Distribution to Lenders of Reimbursements Received from Company. In the event any Issuing Lender shall have been reimbursed by other Revolving Lenders pursuant to

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Section 2.5(i) for all or any portion of any payment by such Issuing Lender under a Letter of Credit issued by it, and Administrative Agent or such Issuing Lender thereafter receives any payments from Company in reimbursement of such payment under the Letter of Credit, to the extent any such payment is received by such Issuing Lender, it shall distribute such payment to Administrative Agent, and Administrative Agent shall distribute to each other Revolving Lender that has paid all amounts payable by it under Section 2.5(i) with respect to such payment such Revolving Lender's Pro Rata Share of all payments subsequently received by Administrative Agent or by such Issuing Lender from Company.

            (k) Obligations Absolute. The obligation of Company to reimburse each Issuing Lender for payments under the Letters of Credit issued by it and to repay any Revolving Loans made by Revolving Lenders pursuant to Section 2.5(h) and the obligations of Revolving Lenders under Section 2.5(i) shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances including any of the following circumstances:

                  (i) any lack of validity or enforceability of any Letter of
            Credit;

                  (ii) the existence of any claim, set-off, defense or other right which Company or any Lender may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such transferee may be acting), any Issuing Lender or other Revolving Lender or any other Person or, in the case of a Revolving Lender, against Company, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between Company or one of its Subsidiaries and the beneficiary for which any Letter of Credit was procured);

                  (iii) any draft or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                  (iv) payment by the applicable Issuing Lender under any Letter of Credit against presentation of a draft or other document which does not strictly comply with the terms of such Letter of Credit;

                  (v) any Material Adverse Effect;

                  (vi) any breach of this Agreement or any other Credit Document by any party thereto;

                  (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing;

                  (viii) the fact that an Event of Default shall have occurred and be continuing; or

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

                  (ix) the fact that a Letter of Credit may have been issued even if, at the time of its issuance, the conditions set forth in
            Section 3.2(a) may not have been met or waived (in accordance with Section 10.5);

provided, in each case, that payment by the applicable Issuing Lender under the applicable Letter of Credit shall not have constituted gross negligence or willful misconduct of such Issuing Lender under the circumstances in question (as determined by a final judgment of a court of competent jurisdiction).

            (l) Nature of Issuing Lenders' Duties. As between Company and any Issuing Lender, Company assumes all risks of the acts and omissions of, or misuse of the Letters of Credit issued by such Issuing Lender by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, such Issuing Lender shall not be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of the beneficiary of any such Letter of Credit to comply fully with any conditions required in order to draw upon such Letter of Credit; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of such Issuing Lender, including any act or omission by a Governmental Authority, and none of the above shall affect or impair, or prevent the vesting of, any of such Issuing Lender's rights or powers hereunder.

      In furtherance and extension and not in limitation of the specific provisions set forth in the first paragraph of this Section 2.5(l), any action taken or omitted by any Issuing Lender under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith, shall not put such Issuing Lender under any resulting liability to Company.

      Notwithstanding anything to the contrary contained in this Section 2.5(l), Company shall retain any and all rights it may have against any Issuing Lender for any liability to the extent arising out of the gross negligence or willful misconduct of such Issuing Lender, as determined by a final judgment of a court of competent jurisdiction.

            (m) All payments made pursuant to this Section 2.5 shall be in the Approved Currency in which the Letter of Credit giving rise to such payment is denominated.

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            (n) Collateralization of Letters of Credit.

                  (i) With respect to funding the cash collateralization of
            unexpired Letters of Credit to the extent required hereunder (it being acknowledged that any requirement to pay or prepay or collateralize Letters of Credit prior to their expiry date shall be construed as a requirement to provide cash collateral under this provision), it is agreed that Company shall provide for the funding of such unexpired Letters of Credit by paying to and depositing with Administrative Agent for the benefit of the applicable Issuing Lender cash collateral for each such unexpired Letter of Credit in an amount equal to the maximum drawable amount of such Letter of Credit; such cash collateral deposited by Company shall be held by Administrative Agent for the benefit of such Issuing Lender in the Collateral Account with interest to be credited to Company at rates prevailing at the time of deposit for similar accounts with Administrative Agent. Such Collateral Account shall be held by Administrative Agent as security for the obligations of Company in relation to such Letters of Credit and the security of Administrative Agent and any Issuing Lender thereby created in such cash collateral shall rank in priority to all other Liens and adverse claims against such cash collateral. Such cash collateral shall be applied to satisfy the obligations of Company for such Letters of Credit as payments are made thereunder and the Issuing Lender is hereby irrevocably directed by Company to so apply any such cash collateral. Amounts held in such Collateral Account may not be withdrawn by Company; however, interest on such deposited amounts shall be for the account of Company and may be withdrawn by Company so long as no Default or Event of Default is then continuing. If after expiry of the Letters of Credit for which such funds are held and application by Administrative Agent and any Issuing Lender of the amounts in such Collateral Account to satisfy the obligations of Company hereunder with respect to the Letters of Credit being repaid, any excess remains, such excess shall be promptly paid by Administrative Agent to Company so long as no Default or Event of Default is then continuing.

                  (ii) In lieu of depositing cash in the Collateral Account as provided in Section 2.5(n)(i), Company may satisfy the cash collateralization requirement by providing to the applicable Issuing Lender a letter of credit issued for its benefit by a financial institution satisfactory to it and Administrative Agent, which letter of credit is in form and substance satisfactory to the applicable Issuing Lender and Administrative Agent.

      2.6. PRO RATA SHARES; AVAILABILITY OF FUNDS.

            (a) Pro Rata Shares. All Loans shall be made, and all participations purchased, by Lenders simultaneously and proportionately to their respective Pro Rata Shares, it being understood that no Lender shall be responsible for any default by any other Lender in such other Lender's obligation to make a Loan requested hereunder or purchase a participation required hereby nor shall any Term Loan Commitment or any Revolving Commitment of any Lender be increased or decreased as a result of a default by any other Lender in such other

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Lender's obligation to make a Loan requested hereunder or purchase a participation required hereby.

            (b) Availability of Funds. Unless Administrative Agent shall have been notified by any Lender prior to the applicable Credit Date that such Lender does not intend to make available to Administrative Agent the amount of such Lender's Loan requested on such Credit Date, Administrative Agent may assume that such Lender has made such amount available to Administrative Agent on such Credit Date and Administrative Agent may, in its sole discretion, but shall not be obligated to, make available to Company a corresponding amount on such Credit Date. If such corresponding amount is not in fact made available to Administrative Agent by such Lender, Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from such Credit Date until the date such amount is paid to Administrative Agent, at the customary rate set by Administrative Agent for the correction of errors among banks for three Business Days and thereafter at the Base Rate or Canadian Prime Rate, as applicable. If such Lender does not pay such corresponding amount forthwith upon Administrative Agent's demand therefor, Administrative Agent shall promptly notify Company and Company shall forthwith pay such corresponding amount to Administrative Agent together with interest thereon, for each day from such Credit Date until the date such amount is paid to Administrative Agent, at the rate payable hereunder for Base Rate Loans (for U.S. Borrowings) or Prime Rate Loans (for Canadian Borrowings) for such Class of Loans. Nothing in this Section 2.6(b) shall be deemed to relieve any Lender from its obligation to fulfill its obligations with respect to its Term Loan Commitments and Revolving Commitments hereunder or to prejudice any rights that Company may have against any Lender as a result of any default by such Lender hereunder.

      2.7. USE OF PROCEEDS. The proceeds of the Term Loans and of up to Can$20.0 million of Revolving Loans and Swing Line Loans borrowed on the Closing Date shall be applied by Company to fund, in part, the Acquisition (including refinancing or retiring all existing debt (except as otherwise permitted by this Agreement) and redeeming any preferred stock of the Acquired Business and its subsidiaries) and paying fees, commissions and expenses in connection with the Acquisition. On the Closing Date, the Existing Letters of Credit will be deemed to have been issued hereunder. The proceeds of the Revolving Loans and Swing Line Loans shall be applied, and Letters of Credit issued after the Closing Date shall be used, by Company for working capital and general corporate purposes of Company, the Guarantor Subsidiaries and their Subsidiaries, including Permitted Acquisitions and Consolidated Capital Expenditures permitted by Section 6.8(d). No portion of the proceeds of any Credit Extension shall be used in any manner that causes such Credit Extension or the application of such proceeds to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation thereof or to violate the Exchange Act.

      2.8. EVIDENCE OF DEBT; REGISTER; LENDERS' BOOKS AND RECORDS; NOTES.

            (a) Lenders' Evidence of Debt. Each Lender shall maintain on its internal records an account or accounts evidencing the Obligations of Company to such Lender, including the amounts of the Loans made by it and each repayment and prepayment in respect thereof. Any such recordation shall be conclusive and binding on Company, absent manifest error; provided that the failure to make any such recordation, or any error in such recordation,

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shall not affect any Lender's Revolving Commitments or Company's Obligations in
respect of any applicable Loans; and provided, further, in the event of any inconsistency between the Register and any Lender's records, the recordations in the Register shall govern.

            (b) Register. Administrative Agent on behalf of Company shall maintain at its Principal Office a register for the recordation of the names and addresses of Lenders and the Revolving Commitments and Loans of each Lender from time to time (the "REGISTER"). The Register shall be available for inspection by any of the Joint Lead Arrangers or, with respect to information as to itself only, any Lender at any reasonable time and from time to time upon reasonable prior notice. Administrative Agent shall record in the Register the Revolving Commitments and the Loans, and each repayment or prepayment in respect of the principal amount of and interest on the Loans, and any such recordation shall be conclusive and binding on Company and each Lender, absent manifest error; provided failure to make any such recordation, or any error in such recordation, shall not affect any Lender's Revolving Commitments or Company's Obligations in respect of any Loan. Any assignment of an interest in a Loan or a Letter of Credit will be effective only upon appropriate entries being made with respect thereto in the Register. Company hereby designates Administrative Agent to serve as Company's agent solely for purposes of maintaining the Register as provided in this Section 2.8(b), and Company hereby agrees that, to the extent Administrative Agent serves in such capacity, Administrative Agent and its officers, directors, employees, agents and Affiliates shall constitute Indemnitees.

            (c) Notes. If so requested by any Lender by written notice to Company (with a copy to Administrative Agent) at least two Business Days prior to the Closing Date, or at any time thereafter, Company shall execute and deliver to such Lender (and/or, if applicable and if so specified in such notice, to any Person who is an assignee of such Lender pursuant to Section 10.6) on the Closing Date (or, if such notice is delivered after the Closing Date, promptly after Company's receipt of such notice) a Note or Notes to evidence such Lender's Tranche A Term Loan, Tranche B Term Loan, New Term Loan, Revolving Loan or Swing Line Loan, as the case may be.

      2.9. INTEREST ON LOANS.

            (a) Except as otherwise set forth herein, each Class of Loan (other than BA Discount Rate Loans) shall bear interest on the unpaid principal amount thereof from the date made through repayment (whether by acceleration or otherwise) thereof as follows:

                  (i) in the case of Tranche A Term Loans and Canadian Revolving
            Loans:

                        (1) if a Prime Rate Loan, at the Canadian Prime Rate
                  plus the Applicable Margin; or

                        (2) if a Canadian Eurodollar Rate Loan, at the Adjusted
                  Canadian Eurodollar Rate plus the Applicable Margin;

                  (ii) in the case of U.S. Swing Line Loans, at the Base Rate plus the Applicable Margin;

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                  (iii) in the case of Canadian Swing Line Loans, at the
            Canadian Prime Rate plus the Applicable Margin; and

                  (iv) in the case of Tranche B Term Loans and U.S. Revolving
            Loans:

                        (1) if a Base Rate Loan, at the Base Rate plus the
                  Applicable Margin; or

                        (2) if a Eurodollar Rate Loan, at the Adjusted
                  Eurodollar Rate plus the Applicable Margin.

Bankers' Acceptances or BA Equivalent Advances shall bear interest by way of discount of the face amount thereof in accordance with Section 2.3.

            (b) The basis for determining the rate of interest with respect to any Loan (except a Canadian Swing Line Loan or a U.S. Swing Line Loan, which can be made and maintained only as Prime Rate Loans or Base Rate Loans, respectively), and the Interest Period or BA Interest Period with respect to any Eurodollar Rate Loan, Canadian Eurodollar Rate Loan or BA Discount Rate Loan, shall be selected by Company and notified to Administrative Agent and Lenders pursuant to the applicable Funding Notice or Conversion/Continuation Notice, as the case may be; provided until the earlier of 60 days following the Closing Date and a Successful Syndication, the Term Loans shall be maintained as either
(1) Eurodollar Rate Loans, Canadian Eurodollar Rate Loans and/or BA Discount Rate Loans having an Interest Period or BA Interest Period, respectively, of no longer than one month or (2) Base Rate Loans or Prime Rate Loans, as the case may be. If on any day a Loan is outstanding with respect to which a Funding Notice or Conversion/Continuation Notice has not been delivered to Administrative Agent in accordance with the terms hereof specifying the applicable basis for determining the rate of interest, then for that day such Loan shall be a Base Rate Loan or Prime Rate Loan, as applicable.

            (c) In connection with BA Discount Rate Loans, Canadian Eurodollar Rate Loans and Eurodollar Rate Loans, there shall be no more than fifteen (15) BA Interest Periods and Interest Periods in the aggregate outstanding at any time. In the event Company fails to specify between a Base Rate Loan or a Eurodollar Rate Loan in the applicable Funding Notice or Conversion/Continuation Notice for a U.S. Borrowing, such Loan (if outstanding as a Eurodollar Rate
Loan) will be automatically converted into a Base Rate Loan on the last day of the then-current Interest Period for such Loan (or if outstanding as a Base Rate Loan will remain as, or (if not then outstanding) will be made as, a Base Rate
Loan). In the event Company fails to specify an Interest Period for any Eurodollar Rate Loan in the applicable Funding Notice or Conversion/Continuation Notice, Company shall be deemed to have selected an Interest Period of one month. In the event Company fails to specify between a Prime Rate Loan or a BA Discount Rate Loan in the applicable Funding Notice or Conversion/Continuation Notice for a Canadian Borrowing, such Loan (if outstanding as a BA Discount Rate Loan or Canadian Eurodollar Rate Loan) will be automatically converted into a Prime Rate Loan on the last day of the then-current BA Interest Period or Interest Period, as applicable, for such Loan (or if outstanding as a Prime Rate Loan will remain as, or (if not then outstanding) will be made as, a Prime Rate
Loan). In the event Company fails to specify a BA Interest Period, for any BA

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Discount Rate Loan, in the applicable Funding Notice or Conversion/Continuation
Notice, Company shall be deemed to have selected a BA Interest Period of one month. As soon as practicable after 10:00 a.m. (Toronto time) on each Interest Rate Determination Date, Administrative Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the interest rate that shall apply to the Eurodollar Rate Loans and Canadian Eurodollar Rate Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to Company and each Lender.

            (d) Interest payable pursuant to Section 2.9(a) shall be computed
(i) in the case of Base Rate Loans and Prime Rate Loans, on the basis of a 365-day or 366-day year, as the case may be, (ii) in the case of BA Discount Rate Loans, on the basis of a 365-day year, and (iii) in the case of Eurodollar Rate Loans and Canadian Eurodollar Rate Loans, on the basis of a 360-day year, in each case for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the date of the making of such Loan or the first day of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted from a Eurodollar Rate Loan, the date of conversion of such Eurodollar Rate Loan to such Base Rate Loan, or, with respect to a Prime Rate Loan being converted from a BA Discount Rate Loan or a Canadian Eurodollar Rate Loan, the date of conversion to such Prime Rate Loan, as the case may be, shall be included, and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted to a Eurodollar Rate Loan, the date of conversion of such Base Rate Loan to such Eurodollar Rate Loan, or, with respect to a Prime Rate Loan being converted to a BA Discount Rate Loan or Canadian Eurodollar Rate Loan, the date of conversion of such Prime Rate Loan, as the case may be, shall be excluded; provided, if a Loan is repaid on the same day on which it is made, one day's interest shall be paid on that Loan.

            (e) Except as otherwise set forth herein, interest on each Loan shall be payable in arrears on and to (i) each Interest Payment Date applicable to that Loan; (ii) upon any prepayment of that Loan, whether voluntary or mandatory, to the extent accrued on the amount being prepaid (other than voluntary prepayments of Swing Line Loans and Revolving Loans); and (iii) at maturity, including final maturity.

            (f) Company agrees to pay to Administrative Agent, with respect to payments under any Letters of Credit issued by any Issuing Lender, interest on the amount paid by such Issuing Lender in respect of each such payment from the date a drawing is honored to but excluding the date such amount is reimbursed by Company (including any such reimbursement out of the proceeds of Revolving Loans pursuant to Section 2.5(h)) at a rate equal to (a) for the period from the date such drawing is honored to but excluding the Reimbursement Date, the rate then in effect under this Agreement with respect to Revolving Loans that (i) are Prime Rate Loans, in the case of payments made under a Letter of Credit denominated in Canadian Dollars, and (ii) are Base Rate Loans, in the case of payments made under a Letter of Credit denominated in U.S. Dollars, and (b) thereafter, a rate which is 2% per annum in excess of the rate of interest otherwise payable under this Agreement with respect to Revolving Loans that are
(i) Prime Rate Loans, in the case of payments made under a Letter of Credit denominated in Canadian Dollars, and (ii) are Base Rate Loans, in the case of payments made under a Letter of Credit denominated in U.S. Dollars. Interest payable pursuant to this Section 2.9(f) shall be computed on the basis of

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a 365-day, or 366-day, as applicable, year for the actual number of days elapsed in the period during which it accrues and shall be payable on demand or, if no demand is made, on the date on which the related drawing under a Letter of Credit is reimbursed in full.

            (g) Promptly upon receipt by Administrative Agent of any payment of interest pursuant to Section 2.9(f) with respect to a payment under a Letter of Credit,

                  (i) Administrative Agent shall distribute to (x) each
            Revolving Lender (including any Issuing Lender) out of the interest received by Administrative Agent in respect of the period from the date such drawing is honored to but excluding the date on which the applicable Issuing Lender is reimbursed for the amount of such payment (including any such reimbursement out of the proceeds of Revolving Loans pursuant to Section 2.5(h)), the amount that such Revolving Lender would have been entitled to receive in respect of the letter of credit fee that would have been payable in respect of such Letter of Credit for such period pursuant to Section 2.13(b) if no drawing had been honored under such Letter of Credit, and (y) such Issuing Lender the amount, if any, remaining after payment of the amounts applied pursuant to clause (x), and

                  (ii) in the event such Issuing Lender shall have been
            reimbursed by other Revolving Lenders pursuant to Section 2.9(f) for all or any portion of such payment, Administrative Agent shall distribute to each Revolving Lender (including such Issuing Lender) that has paid all amounts payable by it under Section 2.9(f) with respect to such payment such Revolving Lender's Pro Rata Share of any interest received by Administrative Agent in respect of that portion of such payment so made by Revolving Lenders for the period from the date on which such Issuing Lender was so reimbursed to but excluding the date on which such portion of such payment is reimbursed by Company.

Any such distribution shall be made to a Revolving Lender at the account specified by such Revolving Lender.

            (h) All payments pursuant to this Section 2.09 shall be made in the Approved Currency in which the Loan or Letter of Credit giving rise to such payment is denominated.

      2.10. INTEREST ACT DISCLOSURE. Whenever a rate of interest hereunder is calculated on the basis of a year (the "DEEMED YEAR") which contains fewer days than the actual number of days in the calendar year of calculation, such rate of interest shall be expressed as a yearly rate for purposes of the Interest Act (Canada) by multiplying such rate of interest by the actual number of days in the calendar year of calculation and dividing it by the number of days in the deemed year.

      2.11. CONVERSION/CONTINUATION.

            (a) Subject to Section 2.20 and so long as no Default or Event of Default shall have occurred and then be continuing, Company shall have the option:

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                  (i) with respect to Canadian Borrowings, to convert at any time all or any part of any Term Loan or Revolving Loan equal to Can$1.0 million and integral multiples of Can$100,000, in excess of that amount from Prime Rate Loans to an issue of BA Discount Rate Loans and Canadian Eurodollar Rate Loans, or from BA Discount Rate Loans and Canadian Eurodollar Rate Loans to Prime Rate Loans; provided that an issue of BA Discount Rate Loans may only be converted into a Prime Rate Loan on the expiration date of the BA Interest Period applicable thereto and an issue of Canadian Eurodollar Rate Loans may be converted only on the expiration of the Interest Period applicable to such Canadian Eurodollar Rate Loan unless Company shall pay all amounts due under Section 2.20 in connection with any such conversion;

                  (ii) upon the expiration of a BA Interest Period applicable to
            Bankers' Acceptances and Interest Period applicable to Canadian Eurodollar Rate Loans, to roll over all or any portion of such Loan equal to Can$1.0 million and integral multiples of Can$100,000 in excess of that amount as a new issue of Bankers' Acceptances or Canadian Eurodollar Rate Loans, as applicable;

                  (iii) with respect to U.S. Borrowings, to convert at any time all or any part of any Term Loan or Revolving Loan equal to U.S.$1.0 million and integral multiples of U.S.$100,000, in excess of that amount from Base Rate Loans to Eurodollar Rate Loans, or from Eurodollar Rate Loans to Base Rate Loans; provided a Eurodollar Rate Loan may only be converted on the expiration of the Interest Period applicable to such Eurodollar Rate Loan unless Company shall pay all amounts due under Section 2.20 in connection with any such conversion; or

                  (iv) upon the expiration of any Interest Period applicable to any Eurodollar Rate Loan, to continue all or any portion of such Loan equal to U.S.$1.0 million and integral multiples of U.S.$100,000 in excess of that amount as a Eurodollar Rate Loan.

            (b) Company shall deliver a Conversion/Continuation Notice to Administrative Agent no later than 12:00 noon (Toronto time) at least one Business Day in advance of the proposed conversion date (or, in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan or a BA Discount Rate Loan, at least three Business Days in advance of the proposed conversion/continuation date). Except as otherwise provided herein, a Conversion/Continuation Notice for conversion to, or continuation of, any Eurodollar Rate Loans (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and Company shall be bound to effect a conversion or continuation in accordance therewith. Administrative Agent shall notify each Lender of any Loan subject to a Notice of Conversion/Continuation. It is understood and agreed that when a Notice of Conversion/Continuation with respect to Revolving Loans or Tranche A Term Loans is delivered and a conversion to BA Discount Rate Loans is requested, with respect to Schedule I Lenders, such request for a conversion to BA Discount Rate Loans shall be deemed a request for a conversion to Canadian Eurodollar Rate Loans from such Lenders with an Interest Period equal to the elected BA Interest Period. It is understood and agreed that when a Notice of Continuation/Conversion with respect to Revolving Loans or Tranche A Term Loans is delivered

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and a conversion from BA Discount Rate Loans is requested, with respect to
Schedule I Lenders, such request shall be deemed to be a request for a conversion from Canadian Eurodollar Rate Loans made by Schedule I Lenders who made Canadian Eurodollar Rate Loans in lieu of such BA Discount Rate Loans.

            (c) Rollover of Bankers' Acceptances. In order to satisfy the liability of Company to a Lender for the face amount of maturing Bankers' Acceptances accepted by such Lender, such Lender shall receive and retain for its own account the BA Discount Proceeds of new Bankers' Acceptances issued on a Rollover, and Company shall on the maturity date of the Bankers' Acceptances being rolled over pay to Administrative Agent for the account of the Lenders an amount equal to the difference between the face amount of the maturing Bankers' Acceptances and the BA Discount Proceeds from the new Bankers' Acceptances, together with the stamping fees to which the Lenders are entitled pursuant to
Section 2.3(k).

            (d) Conversion into Bankers' Acceptances. In respect of Conversions into Bankers' Acceptances, in order to satisfy the liability of Company to the Lenders for the amount of the converted Loan, each Lender shall receive and retain for its own account the BA Discount Proceeds of the Bankers' Acceptances issued upon such Conversion, and Company shall on the date for Conversion pay to Administrative Agent for the account of the Lenders an amount equal to the difference between the principal amount of the converted Loan and the aggregate BA Discount Proceeds from the Bankers' Acceptances issued on such Conversion, together with the stamping fees to which the Lenders are entitled pursuant to
Section 2.3(k).

            (e) Conversion from Bankers' Acceptances. In order to satisfy the liability of Company to the Lenders for an amount equal to the aggregate face amount of the maturing Bankers' Acceptances converted to a Prime Rate Loan, Administrative Agent shall record the obligation of Company to the Lenders as a Prime Rate Loan.

      2.12. DEFAULT INTEREST. If the principal amount of any Loan outstanding or any interest payment on any Loan or any fees or other amounts owed hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall, to the extent permitted by applicable law, thereafter bear interest (including post-petition interest in any proceeding under the Bankruptcy Laws) payable on demand at a rate that is 2% per annum in excess of the interest rate otherwise payable hereunder with respect to the applicable Loans (or, in the case of any such fees and other amounts, at a rate which is 2% per annum in excess of the interest rate otherwise payable hereunder for (i) in the case of amounts owed in U.S. Dollars, Base Rate Loans and (ii) in the case of amounts owed in Canadian Dollars, Prime Rate Loans); provided, (x) in the case of Eurodollar Rate Loans or Canadian Eurodollar Rate Loans, upon the expiration of the Interest Period in effect at the time any such increase in interest rate is effective such Eurodollar Rate Loans or Canadian Eurodollar Rate Loans shall thereupon become Base Rate Loans or Prime Rate Loans, as applicable, and shall thereafter bear interest payable upon demand at a rate which is 2% per annum in excess of the interest rate otherwise payable hereunder for Base Rate Loans or Prime Rate Loans, as applicable, and (y) in the case of Bankers' Acceptances, upon the expiration of the BA Interest Period in effect at the time any such increase in interest rate is effective, such Bankers' Acceptances shall thereupon become Prime Rate Loans and shall thereafter bear interest payable upon demand at a rate which is 2% per annum in excess of the interest rate otherwise payable under this Agreement for Prime Rate

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Loans. Payment or acceptance of the increased rates of interest provided for in this Section 2.12 is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Administrative Agent or any Lender.

      2.13. FEES.

            (a) Company agrees to pay to Revolving Lenders commitment fees, payable in Canadian Dollars, equal to (1) the average of the daily difference between (a) the aggregate Revolving Commitments and (b) the sum of (x) the aggregate principal amount of outstanding Revolving Loans (but not any outstanding Swing Line Loans), including the Canadian Dollar Equivalent of any amount denominated in U.S. Dollars, plus (y) the Letter of Credit Usage, times
(2) the Applicable Revolving Commitment Fee Percentage.

            (b) Company agrees to pay the following amounts with respect to Letters of Credit issued hereunder:

                  (i) with respect to each Letter of Credit denominated in
            Canadian Dollars, (A) a fronting fee, payable in Canadian Dollars, directly to the applicable Issuing Lender for its own account, equal to 0.15 % per annum of the daily amount available to be drawn under such Letter of Credit and (B) a letter of credit fee, payable in Canadian Dollars to Administrative Agent for the account of Revolving Lenders, equal to the Applicable Margin then in effect for Revolving Loans bearing interest at the BA Discount Rate per annum plus, upon the occurrence and during the continuance of an Event of Default, 2% per annum multiplied by the average daily maximum amount available to be drawn under such Letter of Credit;

                  (ii) with respect to each Letter of Credit denominated in U.S.
            Dollars, (A) a fronting fee, payable in U.S. Dollars, directly to the applicable Issuing Lender for its own account, equal to 0.15 % per annum of the daily amount available to be drawn under such Letter of Credit and (B) a letter of credit fee, payable in U.S. Dollars to Administrative Agent for the account of Revolving Lenders, equal to the Applicable Margin then in effect for Revolving Loans bearing interest at the Adjusted Eurodollar Rate per annum plus, upon the occurrence and during the continuance of an Event of Default, 2% per annum multiplied by the average daily maximum amount available to be drawn under such Letter of Credit; and

                  (iii) with respect to the issuance, administration, amendment or transfer of each Letter of Credit and each payment of a drawing made thereunder (without duplication of the fees payable under Section 2.13(b)(i)), documentary and processing charges payable directly to the applicable Issuing Lender in the Approved Currency in which such charges were incurred for its own account in accordance with such Issuing Lender's standard schedule for such charges in effect at the time.

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For purposes of calculating any fees payable under this Section 2.13(b), the daily amount available to be drawn under any Letter of Credit shall be determined as of the close of business on any date of determination. Notwithstanding the foregoing no fronting fees shall be paid on Existing Letters of Credit.

            (c) All fees referred to in Sections 2.13(a), 2.13(b)(i)(B) and 2.13(b)(ii)(B) shall be paid to Administrative Agent at its Principal Office and upon receipt, Administrative Agent shall promptly distribute to each Lender its Pro Rata Share thereof. All fees referred to in Sections 2.13(a) and 2.13(b) shall be calculated on the basis of a 365-day, or 366-day, as applicable, year and the actual number of days elapsed and shall be payable in arrears (i) on the first Business Day following each March 31, June 30, September 30 and December 31 of each year during the Revolving Commitment Period, commencing with the first such date to occur after the Closing Date and (ii) on the Revolving Commitment Termination Date.

            (d) In addition to any of the foregoing fees, Company agrees to pay to the Agents such other fees set forth in the senior facilities fee letter dated March 10, 2004, among Sponsors, GSCP, RBC and Merrill Lynch Capital Corporation.

      2.14. SCHEDULED INSTALLMENTS. The principal amounts of the Term Loans shall be repaid in consecutive quarterly installments (each, an "INSTALLMENT") in the aggregate amounts set forth below on the date set forth below or, if such date is not a Business Day, the next succeeding Business Day (each, an "INSTALLMENT DATE"):

                                         TRANCHE A                       TRANCHE B
                                         TERM LOAN                       TERM LOAN
        DATE                           INSTALLMENTS                    INSTALLMENTS
        ----                           ------------                    ------------
September 30, 2004                          -- --                   U.S.$0.2875 million
December 31, 2004                    Can$1.625 million              U.S.$0.2875 million
March 31, 2005                       Can$1.625 million              U.S.$0.2875 million
June 30, 2005                        Can$1.625 million              U.S.$0.2875 million
September 30, 2005                   Can$1.625 million              U.S.$0.2875 million
December 31, 2005                     Can$3.25 million              U.S.$0.2875 million
March 31, 2006                        Can$3.25 million              U.S.$0.2875 million
June 30, 2006                         Can$3.25 million              U.S.$0.2875 million
September 30, 2006                    Can$3.25 million              U.S.$0.2875 million
December 31, 2006                    Can$4.875 million              U.S.$0.2875 million
March 31, 2007                       Can$4.875 million              U.S.$0.2875 million
June 30, 2007                        Can$4.875 million              U.S.$0.2875 million
September 30, 2007                   Can$4.875 million              U.S.$0.2875 million
December 31, 2007                     Can$6.5 million               U.S.$0.2875 million
March 31, 2008                        Can$6.5 million               U.S.$0.2875 million
June 30, 2008                         Can$6.5 million               U.S.$0.2875 million
September 30, 2008                    Can$6.5 million               U.S.$0.2875 million
December 31, 2008                    Can$16.25 million              U.S.$0.2875 million

                                         TRANCHE A                       TRANCHE B
                                         TERM LOAN                       TERM LOAN
        DATE                           INSTALLMENTS                    INSTALLMENTS
        ----                           ------------                    ------------
March 31, 2009                       Can$16.25 million              U.S.$0.2875 million
June 30, 2009                        Can$16.25 million              U.S.$0.2875 million
September 4, 2009                    Can$16.25 million                      -- --
September 30, 2009                          -- --                   U.S.$0.2875 million
December 31, 2009                           -- --                   U.S.$0.2875 million
March 31, 2010                              -- --                   U.S.$0.2875 million
June 30, 2010                               -- --                   U.S.$0.2875 million
September 30, 2010                          -- --                   U.S.$27.025 million
December 31, 2010                           -- --                   U.S.$27.025 million
March 31, 2011                              -- --                   U.S.$27.025 million
June 4, 2011                                -- --                   U.S.$27.025 million

; provided, in the event any New Term Loans are made, such New Term Loans shall be repaid on each Installment Date occurring on or after the applicable Increased Amount Date in an amount no greater than (i) the aggregate principal amount of New Term Loans of the applicable Series of New Term Loans, times (ii) the ratio (expressed as a percentage) of (y) the amount of all other Term Loans being repaid on such Installment Date and (z) the total aggregate principal amount of all other Term Loans outstanding on such Increased Amount Date.

      Notwithstanding the foregoing, (x) the Installments set forth above shall be reduced in connection with any voluntary or mandatory prepayments of the Tranche A Term Loans or the Tranche B Term Loans, as the case may be, in accordance with Sections 2.15, 2.16 and 2.17, as applicable; and (y) the Tranche A Term Loans and the Tranche B Term Loans, together with all other amounts owed hereunder with respect thereto, shall, in any event, be paid in full no later than the Tranche A Term Loan Maturity Date and the Tranche B Term Loan Maturity Date, respectively.

      2.15. VOLUNTARY PREPAYMENTS/COMMITMENT REDUCTIONS.

            (a) Voluntary Prepayments.

                  (i) Any time and from time to time:

                        (1) with respect to Prime Rate Loans (other than Swing
                  Line Loans), Canadian Eurodollar Rate Loans or BA Discount Rate Loans, Company may prepay any such Loans on any Business Day, in whole or in part, in an aggregate minimum amount of Can$500,000 and integral multiples of Can$50,000 in excess of that amount;

                        (2) with respect to Base Rate Loans (other than Swing
                  Line Loans) or Eurodollar Rate Loans, Company may prepay any such Loans on any Business Day, in whole or in part, in an aggregate minimum amount of U.S.$500,000 and integral multiples of U.S.$50,000 in excess of that amount; and

                        (3) with respect to Swing Line Loans, Company may prepay
                  any such Loans on any Business Day, in whole or in part, in an aggregate minimum amount of Can$50,000, with respect to Canadian Swing Line Loans, or U.S.$50,000, with respect to U.S. Swing Line Loans, and integral multiples of Can$50,000 or U.S.$50,000, as applicable, in excess of that amount; provided that any aggregate amount of Swing Line Loans may be repaid if all outstanding U.S. Swing Line Loans or Canadian Swing Line Loans are repaid at such time.

                  (ii) All such prepayments shall be made:

                        (1) upon not less than one Business Day's prior written
                  or telephonic notice in the case of Base Rate Loans or Prime Rate Loans (other than Swing Line Loans);]

                        (2) upon not less than two Business Days' prior written
                  or telephonic notice in the case of Eurodollar Rate Loans, Canadian Eurodollar Rate Loans or BA Discount Rate Loans; provided that BA Discount Rate Loans may be prepaid only on the expiration of the BA Interest Period; and

                        (3) upon written or telephonic notice on the date of
                  prepayment, in the case of Swing Line Loans;

in each case given to Administrative Agent or Swing Line Lender, as the case may be, by 2:00 p.m. (Toronto time) on the date required and, if given by telephone, promptly confirmed in writing to Administrative Agent (and Administrative Agent will promptly transmit such telephonic or original notice for Term Loans or Revolving Loans, as the case may be, by telefacsimile or telephone to each Lender) or Swing Line Lender, as the case may be. Upon the giving of any such notice, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date specified therein. Any such voluntary prepayment shall be applied as specified in Section 2.17(a).

            (b) Voluntary Commitment Reductions.

                  (i) Company may, upon not less than two Business Days' prior written or telephonic notice confirmed in writing to Administrative Agent (which original written or telephonic notice Administrative Agent will promptly transmit by telefacsimile or telephone to each applicable Lender), at any time and from time to time terminate in whole or permanently reduce in part, without premium or penalty, the Revolving Commitments; provided that (x) the Total Utilization of Revolving Commitments after giving effect to such proposed termination or reduction shall not exceed the aggregate Revolving Commitments after giving effect to any such reduction or termination; and (y) any partial reduction of the

            Revolving Commitments shall be in an aggregate minimum amount of Can$1.0 million and integral multiples of Can$100,000 in excess of that amount.

                  (ii) Company's notice to Administrative Agent shall designate the date (which shall be a Business Day) of such termination or reduction and the amount of any partial reduction, and such termination or reduction of the Revolving Commitments shall be effective on the date specified in Company's notice and shall reduce the Revolving Commitment of each Lender proportionately to its Pro Rata Share thereof.

      2.16. OFFERS TO PREPAY AND MANDATORY PREPAYMENTS/COMMITMENT REDUCTIONS.

            (a) Asset Sales. No later than three Business Days following the date of receipt by Holdings or any of its Subsidiaries of any Net Asset Sale Proceeds other than pursuant to an Asset Sale permitted by Sections 6.9(a), (b),
(c), (d), (e), (j), (k), (l), (m) or (o), Company shall make an Offer to Prepay the Loans and/or otherwise apply such Net Asset Sale Proceeds as set forth in
Section 2.17(b) in an aggregate amount equal to such Net Asset Sale Proceeds; provided, so long as no Default or Event of Default shall have occurred and be continuing, with respect to aggregate Net Asset Sale Proceeds of up to U.S.$25.0 million per Fiscal Year, Company shall have the option, directly or through one or more of its Subsidiaries, to invest Net Asset Sale Proceeds within one year of receipt thereof in productive assets of the general type used or useful in the business of Company and its Subsidiaries (or to acquire at least a majority of the Capital Stock of a Person that is engaged in a business in which Company and its Subsidiaries are permitted under Section 6.11).

            (b) Insurance/Condemnation Proceeds. No later than three Business Days following the date of receipt by Holdings or any of its Subsidiaries, or Administrative Agent as loss payee, of any Net Insurance/Condemnation Proceeds, Company shall make an Offer to Prepay the Loans and/or otherwise apply such Net Insurance/Condemnation Proceeds as set forth in Section 2.17(b) in an aggregate amount equal to such Net Insurance/Condemnation Proceeds; provided, so long as no Default or Event of Default shall have occurred and be continuing, Company shall have the option, directly or through one or more of its Subsidiaries to invest such Net Insurance/Condemnation Proceeds within one year of receipt thereof in productive assets of the general type used or useful in the business of Company and its Subsidiaries, which investment may include the repair, restoration or replacement of the applicable assets thereof (or to acquire at least a majority of the Capital Stock of a Person that is engaged in a business in which Company and its Subsidiaries are permitted under Section 6.11).

            (c) Issuance of Equity Securities. On the date of receipt by any Parent Company of any Cash proceeds from a capital contribution to, or the issuance of any Capital Stock of, any Parent Company (other than (i) pursuant to any employee stock or stock option compensation plan and (ii) issuances to or capital contributions from the Permitted Holders or management of any Parent Company, Holdings or its Subsidiaries), Company shall prepay the Loans and/or otherwise apply such Cash proceeds as set forth in Section 2.17(b) in an aggregate amount equal to 50% of such proceeds, net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including reasonable legal, investment banking and accountants' fees and expenses.

            (d) Issuance of Debt. On the date of receipt by Holdings or any of its Subsidiaries of any Cash proceeds from the incurrence of any Indebtedness of Holdings or any of its Subsidiaries (other than with respect to any Indebtedness permitted to be incurred pursuant to Section 6.1 or incurred pursuant to the Intercompany Debt Documents), Company shall make an Offer to Prepay the Loans and/or otherwise apply such Cash proceeds as set forth in Section 2.17(b) in an aggregate amount equal to 100% of such proceeds, net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including reasonable legal, investment banking and accountants' fees and expenses.

            (e) Consolidated Excess Cash Flow. In the event that there shall be Consolidated Excess Cash Flow for any Fiscal Year (commencing with the Fiscal Year ending February 28, 2005), Company shall, no later than 90 days after the end of such Fiscal Year, prepay the Loans and/or otherwise apply such Cash proceeds as set forth in Section 2.17(b) in an aggregate amount equal to the excess of (x) the Applicable ECF Percentage of such Consolidated Excess Cash Flow less (y) any voluntary prepayments of Consolidated Total Debt during such Fiscal Year, excluding (A) any repayments of Revolving Loans or Swing Line Loans to the extent there is not an equivalent permanent reduction in the Revolving Commitments in connection with such repayments and (B) any repayment of Indebtedness to the extent made with the proceeds of capital contributions, issuances of Capital Stock, incurrences of Indebtedness or Asset Sales. "APPLICABLE ECF PERCENTAGE" means, with respect to any Fiscal Year, (i) 50% if the Leverage Ratio as of the end of such Fiscal Year as set forth in the Compliance Certificate delivered pursuant to Section 5.1(d) for such Fiscal year is equal to or less than 4.5x but not less than 3.0x, (ii) 0% if the Leverage Ratio as of the end of such Fiscal Year as set forth in the Compliance Certificate delivered pursuant to Section 5.1(d) for such Fiscal year is less than 3.0x and (iii) 75% if neither clause (i) or (ii) applies.

            (f) Revolving Loans, Swing Loans and Letters of Credit. In the event that the Total Utilization of Revolving Commitments exceeds the Revolving Commitment by 3.0% or more due solely to fluctuations in currency exchange rates or by any amount, if not due solely to fluctuations in currency exchange rates (in either case, including on any date on which the Canadian Dollar Equivalent of any amount denominated in U.S. Dollars is determined pursuant to Section 10.7), Company shall, within five Business Days of either an Authorized Officer of Company learning thereof or the request of Administrative Agent, from time to time first, prepay the Swing Line Loans, second, prepay the Revolving Loans, and third, replace outstanding Letters of Credit or cash collateralize outstanding Letters of Credit in accordance with the procedures set forth in Section 2.5(n), in an aggregate amount sufficient to eliminate such excess.

      In the event that the Letter of Credit Usage exceeds the Letter of Credit Sublimit then in effect (including on any date on which the Canadian Dollar Equivalent of any amount denominated in U.S. Dollars is determined pursuant to
Section 10.7), Company shall, without notice or demand, immediately replace outstanding Letters of Credit or cash collateralize outstanding Letters of Credit in accordance with the procedures set forth in Section 2.5(n), in an aggregate amount sufficient to eliminate such excess.

      In the event that the outstanding principal amount of Swing Line Loans exceeds the Swing Line Loan Subcommitment then in effect (including on any date on which the Canadian Dollar Equivalent of any amount denominated in U.S. Dollars is determined pursuant to

Section 10.7), Swing Line Lender is authorized by Company, without notice or demand to Company, to deliver a notice pursuant to Section 2.4(d) to have Swing Line Loans repaid with the proceeds of Revolving Loans in accordance with
Section 2.4(d) in an aggregate amount sufficient to eliminate such excess.

            (g) Prepayment Certificate. Concurrently with any Offer to Prepay or prepayment of the Loans and/or reduction of the Revolving Commitments pursuant to Sections 2.16(a) through 2.16(e), Company shall deliver to Administrative Agent a certificate of an Authorized Officer demonstrating the calculation of the amount of the applicable net proceeds or Consolidated Excess Cash Flow, as the case may be. In the event that Company shall subsequently determine that the actual amount received exceeded the amount set forth in such certificate, Company shall promptly make an additional prepayment of the Loans and/or the Revolving Commitments shall be permanently reduced in an amount equal to such excess, and Company shall concurrently therewith deliver to Administrative Agent a certificate of an Authorized Officer demonstrating the derivation of such excess.

            (h) Limitation on Mandatory Prepayments. Notwithstanding Sections 2.14, 2.16(c) and 2.16(e), the aggregate amount of all prepayments and repayments by Company with respect to the Tranche B Term Loans pursuant to Sections 2.14, 2.16(c) and 2.16(e) from the Closing Date to the fifth anniversary thereof shall not exceed 25% of the initial aggregate principal amount of the Tranche B Term Loans, except for payments required as a result of an acceleration of the Obligations pursuant to Section 8. On the Business Day following the fifth anniversary of the Closing Date, Company shall repay the Tranche B Term Loans in an aggregate principal amount equal to (i) the amount of repayments that would have been required to be made (but were not so made) in respect thereof under Sections 2.14, 2.16(c) and 2.16(e) but for the limitation expressed in the preceding sentence less (ii) all voluntary prepayments of Tranche B Term Loans, and such payments shall be applied in the manner specified in Section 2.17. For greater certainty and notwithstanding any other provision of this Agreement, the failure of Company to make any prepayment or repayment required by Sections 2.14, 2.16(c) or 2.16(e) solely as a consequence of the first sentence of this paragraph shall not constitute a Default.

            (i) Mandatory Offers to Prepay. When required by Section 2.16(a),
(b) or (d), Company shall make an offer to prepay Borrowings made by Company in accordance with the terms of Section 2.16(g), which offer may be accepted or declined by the Lenders in accordance with Section 10.5(e) (an "OFFER TO PREPAY"). If any Offer to Prepay is accepted, all prepayments shall be made in accordance with Section 2.17. The parties hereto acknowledge that failure to make an Offer to Prepay as and when required hereunder, shall constitute an "event of default" within the meaning of Section 212(1)(b)(vii) of the Income Tax Act (Canada).

      2.17. APPLICATION OF PREPAYMENTS/REDUCTIONS.

            (a) Application of Voluntary Prepayments by Type of Loans. Any prepayment of any Loan pursuant to Section 2.15(a) shall be applied as specified by Company in the applicable notice of prepayment; provided that such prepayments of a Term Loan shall be applied first, to the next scheduled Installment of such Term Loan and then, to the then remaining Installments of such Term Loan on a pro rata basis. In the event Company fails to specify the Loans to which any such prepayment shall be applied, such prepayment shall be applied as follows:

            first, to repay outstanding Swing Line Loans to the full extent thereof, without reduction of Commitments;

            second, to repay outstanding Revolving Loans to the full extent thereof, without reduction of Commitments;

            third, to prepay the Tranche A Term Loans and the Tranche B Term Loans on a pro rata basis (in accordance with the respective outstanding principal amounts thereof) to the full extent thereof in accordance with the proviso set forth in the preceding sentence; and

            fourth, to replace outstanding Letters of Credit or cash collateralize outstanding Letters of Credit in accordance with the procedures set forth in Section 2.5(n).

            (b) Application of Offers to Prepay/Mandatory Prepayments by Type of Loans. Any amount required to be paid pursuant to Sections 2.16(c) or 2.16(e) and any amount paid pursuant to an Offer to Prepay under Section 2.16(a), (b) or
(d) shall be applied as follows:

            first, to prepay Term Loans on a pro rata basis (in accordance with the respective outstanding principal amounts thereof) and shall be further applied on a pro rata basis to the remaining scheduled Installments of principal of the Tranche A Term Loans and Tranche B Term Loans to the full extent thereof;

            second, to prepay the Swing Line Loans to the full extent thereof and to permanently reduce the Revolving Commitments by the amount of such prepayment;

            third, to prepay the Revolving Loans to the full extent thereof and to further permanently reduce the Revolving Commitments by the amount of such prepayment;

            fourth, to pay the then outstanding reimbursement obligations with respect to Letters of Credit and to further permanently reduce the Revolving Commitments by the amount of such prepayment; and

            fifth, to cash collateralize Letters of Credit pursuant to Section 2.5(n) and to further permanently reduce the Revolving Commitments by the amount of such cash collateralization.

            (c) Waiver of Offer to Prepay. Anything contained herein to the contrary notwithstanding, so long as any Tranche A Term Loans are outstanding, in the event Company is required to make an Offer to Prepay pursuant to Section 2.16(a), 2.16(b) or 2.16(d) the Tranche B Term Loans, not less than three Business Days prior to the date (the "OFFER TO PREPAY DATE") on which Company is required to make such Offer to Prepay, Company shall notify Administrative Agent of the amount subject to such Offer to Prepay (the "OFFER TO PREPAY AMOUNT"), and Administrative Agent will promptly thereafter notify each Lender holding an outstanding Tranche B Term Loan of such Lender's Pro Rata Share of such Offer to Prepay

Amount and such Lender's option to refuse such Offer to Prepay Amount, subject to Section 10.5(e). Each such Lender may exercise such option by giving written notice to Company and Administrative Agent of its election to do so on or before the first Business Day prior to the Offer to Prepay Date (it being understood that any Lender which does not notify Company and Administrative Agent of its election to exercise such option on or before the first Business Day prior to the Offer to Prepay Date shall be deemed to have elected, as of such date, not to exercise such option). On the Offer to Prepay Date, Company shall pay to Administrative Agent the Offer to Prepay Amount, which amount shall be applied
(i) in an amount equal to that portion of the Offer to Prepay Amount payable to those Lenders that have elected not to exercise such option, to prepay the Tranche B Term Loans of such Lenders (which prepayment shall be applied to the scheduled Installments of principal of the Tranche B Term Loans in accordance with Section 2.17(b)) and (ii) in an amount equal to that portion of the Offer to Prepay Amount otherwise payable to those Lenders that have elected to exercise such option, to prepay the Tranche A Term Loans (which prepayment shall be applied to the scheduled installments of principal of the Tranche A Term Loans, and if any amounts remain after such prepayment of the Tranche A Term Loans in full to prepay, cash collateralize or reduce other amounts, in accordance with Section 2.17(b) (it being understood that after the Tranche A Term Loans are prepaid in full the Lenders holding Tranche B Term Loans will have no refusal rights pursuant to this Section 2.17(c))).

            (d) Application of Prepayments of Loans to Base Rate Loans and Eurodollar Rate Loans. Considering each Class of Loans being prepaid separately, any prepayment thereof with respect to U.S. Borrowings shall be applied first to Base Rate Loans to the full extent thereof before application to Eurodollar Rate Loans, in each case in a manner which minimizes the amount of any payments required to be made by Company pursuant to Section 2.20(c).

            (e) Application of Prepayments to Prime Rate Loans and Bankers' Acceptances. Considering each Class of Loans being prepaid separately, any prepayment thereof with respect to Canadian Borrowings shall be applied first to Prime Rate Loans, in a manner which minimizes the amount of any payments required to be made by Company pursuant to Section 2.20(c), to the full extent thereof before application to Canadian Eurodollar Rate Loans or collateralization of Bankers' Acceptances in accordance with Section 2.3(l), on a pro rata basis between Canadian Eurodollar Rate Loans and Bankers' Acceptances.

      2.18. GENERAL PROVISIONS REGARDING PAYMENTS.

            (a) All payments by Company of principal, interest, fees and other Obligations shall, to the extent not explicitly stated otherwise herein, be made in Canadian Dollars, with respect to Canadian Borrowings, and U.S. Dollars, with respect to U.S. Borrowings, in same day funds, without defense, setoff or counterclaim, free of any restriction or condition, and delivered to Administrative Agent (or Swing Line Lender with respect to interest on the Swing Line Loans) not later than 12:00 noon (Toronto time) on the date due at Administrative Agent's Principal Office (or Swing Line Lender's Principal Office with respect to interest on the Swing Line Loans) for the account of Lenders (or Swing Line Lender with respect to interest on the Swing Line Loans); funds received by Administrative Agent (or Swing Line Lender with respect to interest on the Swing Line Loans) after that time on such due date shall be deemed to have been paid by Company on the next succeeding Business Day.

            (b) All payments in respect of the principal amount of any Loan (other than voluntary prepayments of Swing Line Loans and Revolving Loans) shall be accompanied by payment of accrued interest on the principal amount being repaid or prepaid.

            (c) Administrative Agent shall promptly distribute to each Lender at such address as such Lender shall indicate in writing, such Lender's applicable Pro Rata Share of all payments and prepayments of principal and interest due hereunder, together with all other amounts due thereto, including, without limitation, all fees payable with respect thereto, to the extent received by Administrative Agent.

            (d) Notwithstanding the foregoing provisions hereof, if any Conversion/Continuation Notice is withdrawn as to any Affected Lender or if any Affected Lender makes Base Rate Loans or Prime Rate Loans in lieu of its Pro Rata Share of any Eurodollar Rate Loans or Canadian Eurodollar Rate Loans, Administrative Agent shall give effect thereto in apportioning payments received thereafter.

            (e) Subject to the provisos set forth in the definition of "Interest Period", whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder or of the Revolving Commitment fees hereunder.

            (f) Company hereby authorizes Administrative Agent to charge Company's loan accounts with Administrative Agent in order to cause timely payment to be made to Administrative Agent of all principal, interest, fees and expenses due hereunder (subject to sufficient funds being available in its loan accounts for that purpose).

            (g) Administrative Agent shall deem any payment by or on behalf of Company hereunder that is not made in same day funds prior to 12:00 noon (Toronto time) to be a non-conforming payment. Any such payment shall not be deemed to have been received by Administrative Agent until the earlier of (i) the time such funds become available funds, and (ii) the applicable next Business Day. Administrative Agent shall give prompt telephonic notice to Company and each applicable Lender (confirmed in writing) if any payment is non-conforming. Any non-conforming payment may constitute or become a Default or Event of Default in accordance with the terms of Section 8.1(a). Interest shall continue to accrue on any principal as to which a non-conforming payment is made until such funds are deemed received in accordance with the second sentence of this Section 2.18(g) at the rate determined pursuant to Section 2.12 from the date such amount was due and payable until the date such amount is paid in full.

            (h) If an Event of Default shall have occurred and not otherwise been waived, and the maturity of the Obligations shall have been accelerated pursuant to Section 8.1, all payments or proceeds received by the Agents hereunder in respect of any of the Obligations, shall be applied in accordance with the application arrangements described in Section 2.27.

      2.19. RATABLE SHARING. Lenders hereby agree among themselves that, except as otherwise provided in the Collateral Documents with respect to amounts realized from the exercise of rights with respect to Liens on the Collateral, if any of them shall, whether by voluntary payment (other than a voluntary prepayment of Loans made and applied in accordance with the terms hereof), through the exercise of any right of set-off or banker's lien, by counterclaim or cross action or by the enforcement of any right under the Credit Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Laws, receive payment or reduction of a proportion of the aggregate amount of principal, interest, amounts payable in respect of Letters of Credit, fees and other amounts then due and owing to such Lender hereunder or under the other Credit Documents (collectively, the "AGGREGATE AMOUNTS DUE" to such Lender) which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (a) notify Administrative Agent and each other Lender of the receipt of such payment and (b) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them; provided, if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of any Credit Party or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. Each Credit Party expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker's lien, set-off or counterclaim with respect to any and all monies owing by such Credit Party to that holder with respect thereto to the same extent as if that holder were owed the amount of the participation held by that holder.

      2.20. MAKING OR MAINTAINING EURODOLLAR RATE LOANS.

            (a) Inability to Determine Applicable Interest Rate. In the event that Administrative Agent shall have determined (which determination shall be final and conclusive and binding upon all parties hereto), on any Interest Rate Determination Date with respect to any Eurodollar Rate Loans or Canadian Eurodollar Rate Loans, that by reason of circumstances affecting the London interbank market adequate and fair means do not exist for ascertaining the interest rate applicable to such Loans on the basis provided for in the definition of Adjusted Eurodollar Rate or Adjusted Canadian Eurodollar Rate, as applicable, Administrative Agent shall on such date give notice (by telefacsimile or by telephone confirmed in writing) to Company and each Lender of such determination, whereupon (i) no Loans may be made as, or converted to, Eurodollar Rate Loans or Canadian Eurodollar Rate Loans, as applicable, until such time as Administrative Agent notifies Company and Lenders that the circumstances giving rise to such notice no longer exist (which Administrative Agent agrees to do promptly once it has knowledge that such condition no longer exists), and (ii) any Funding Notice or Conversion/Continuation Notice given by Company with respect to the Loans in respect of which such determination was made shall be deemed to be rescinded by Company.

            (b) Illegality or Impracticability of Eurodollar Rate Loans. In the event that on any date any Lender shall have determined (which determination shall be final and conclusive and binding upon all parties hereto but shall be made only after consultation with Company and Administrative Agent) that the making, maintaining or continuation of its Eurodollar Rate Loans

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or Canadian Eurodollar Rate Loans (i) has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful), or (ii) has become impracticable, as a result of contingencies occurring after the date hereof which materially and adversely affect the London interbank market, then, and in any such event, such Lender shall be an "AFFECTED LENDER" and it shall on that day give notice (by telefacsimile or by telephone confirmed in writing) to Company and Administrative Agent of such determination (which notice Administrative Agent shall promptly transmit to each other Lender). Thereafter
(1) the obligation of the Affected Lender to make Loans as, or to convert Loans to, Eurodollar Rate Loans or Canadian Eurodollar Rate Loans, as applicable, shall be suspended until such notice shall be withdrawn by the Affected Lender,
(2) to the extent such determination by the Affected Lender relates to a Eurodollar Rate Loan or Canadian Eurodollar Rate Loan, as applicable, then being requested by Company pursuant to a Funding Notice or a Conversion/Continuation Notice, the Affected Lender shall make such Loan as (or continue such Loan as or convert such Loan to, as the case may be) a Base Rate Loan, (3) the Affected Lender's obligation to maintain its outstanding Eurodollar Rate Loans or Canadian Eurodollar Rate Loans, as applicable (the "AFFECTED LOANS"), shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law, and (4) the Affected Loans shall automatically convert into Base Rate Loans on the date of such termination. Notwithstanding the foregoing, to the extent a determination by an Affected Lender as described above relates to a Eurodollar Rate Loan or Canadian Eurodollar Rate Loan then being requested by Company pursuant to a Funding Notice or a Conversion/Continuation Notice, Company shall have the option, subject to the provisions of Section 2.20(c), to rescind such Funding Notice or Conversion/Continuation Notice as to all Lenders by giving notice (by telefacsimile or by telephone confirmed in writing) to Administrative Agent of such rescission on the date on which the Affected Lender gives notice of its determination as described above (which notice of rescission Administrative Agent shall promptly transmit to each other Lender). Except as provided in the immediately preceding sentence, nothing in this Section 2.20(b) shall affect the obligation of any Lender other than an Affected Lender to make or maintain Loans as, or to convert Loans to, Eurodollar Rate Loans or Canadian Eurodollar Rate Loans in accordance with the terms hereof.

            (c) Compensation for Breakage or Non-Commencement of Interest Periods. Company shall compensate each Lender, upon written request by such Lender (which request shall set forth the basis for requesting such amounts), for all reasonable losses, expenses and liabilities (including any interest paid by such Lender to Lenders of funds borrowed by it to make or carry its Eurodollar Rate Loans or Canadian Eurodollar Rate Loans and any loss, expense or liability sustained by such Lender in connection with the liquidation or re-employment of such funds but excluding loss of anticipated profits) which such Lender may sustain: (i) if for any reason (other than a default by such Lender) a borrowing of any Eurodollar Rate Loan or Canadian Eurodollar Rate Loan does not occur on a date specified therefor in a Funding Notice or a telephonic request for borrowing, or a conversion to or continuation of any Eurodollar Rate Loan or Canadian Eurodollar Rate Loan does not occur on a date specified therefor in a Conversion/Continuation Notice or a telephonic request for conversion or continuation; (ii) if any prepayment or other principal payment of, or any conversion of, any of its Eurodollar Rate Loans or Canadian Eurodollar Rate Loans occurs on a date prior to the last day of an Interest

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Period applicable to that Loan; or (iii) if any prepayment of any of its
Eurodollar Rate Loans or Canadian Eurodollar Rate Loans is not made on any date specified in a notice of prepayment given by Company.

            (d)   [Intentionally Omitted]

            (e) Assumptions Concerning Funding of Eurodollar Rate Loans. Calculation of all amounts payable to a Lender under this Section 2.20 and under
Section 2.21 shall be made as though such Lender had actually funded each of its relevant Eurodollar Rate Loans or Canadian Eurodollar Rate Loans, as applicable, through the purchase of a Eurodollar deposit bearing interest at the rate obtained pursuant to clause (i) of the definition of Adjusted Eurodollar Rate or Adjusted Canadian Eurodollar Rate, as applicable, in an amount equal to the amount of such Eurodollar Rate Loan or Canadian Eurodollar Rate Loan and having a maturity comparable to the relevant Interest Period and through the transfer of such Eurodollar deposit from an offshore office of such Lender to a domestic office of such Lender in the United States of America; provided, however, each Lender may fund each of its Eurodollar Rate Loans or Canadian Eurodollar Rate Loans in any manner it sees fit and the foregoing assumptions shall be utilized only for the purposes of calculating amounts payable under this Section 2.20 and under Section 2.21.

      2.21. INCREASED COSTS; CAPITAL ADEQUACY.

            (a) Compensation for Increased Costs and Taxes. In the event that any Lender (which term shall include Issuing Bank and each Issuing Lender for purposes of this Section 2.21(a)) shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or governmental authority, in each case that becomes effective after the date hereof, or compliance by such Lender with any guideline, request or directive issued or made after the date hereof by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law): (i) subjects such Lender (or its applicable lending office) to any additional Tax (other than any Excluded Tax) with respect to this Agreement or any of the other Credit Documents or any of its obligations hereunder or thereunder or any payments to such Lender (or its applicable lending office) of principal, interest, fees or any other amount payable hereunder; (ii) imposes, modifies or holds applicable any reserve (including any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, U.S. Federal Deposit Insurance Corporation insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender (other than any such reserve or other requirements with respect to Eurodollar Rate Loans or Canadian Eurodollar Rate Loans that are reflected in the definition of Adjusted Eurodollar Rate or Adjusted Canadian Eurodollar Rate); or
(iii) imposes any other condition (other than with respect to a Tax matter) on or affecting such Lender (or its applicable lending office) or its obligations hereunder or the London interbank market; and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making or maintaining Loans hereunder or to reduce any amount received or receivable by such Lender

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(or its applicable lending office) with respect thereto; then, in any such case, Company shall promptly pay to such Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as may be necessary to compensate such Lender for any such increased cost or reduction in amounts received or receivable hereunder; provided, no payment shall be made under this Section 2.21 in respect of any Tax to the extent that a gross-up payment or indemnification payment in respect of such Tax is payable under Section 2.22 or to the extent specifically excluded from a gross-up or indemnification payment pursuant to clause (iv) or (v) of the definition of Eligible Assignees or pursuant to Section 2.22(e) or (f). Such Lender shall deliver to Company (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this Section 2.21(a), which statement shall be conclusive and binding upon all parties hereto absent manifest error.

            (b) Capital Adequacy Adjustment. In the event that any Lender (which term shall include Issuing Bank and each Issuing Lender for purposes of this Section 2.21(b)) shall have determined that a Change in Law has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of, or with reference to, such Lender's Loans or Revolving Commitments or Letters of Credit, or participations therein or other obligations hereunder with respect to the Loans or the Letters of Credit to a level below that which such Lender or such controlling corporation could have achieved but for such Change in Law (taking into consideration the policies of such Lender or such controlling corporation with regard to capital adequacy), then from time to time, within five Business Days after receipt by Company from such Lender of the statement referred to in the next sentence, Company shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling corporation on an after-tax basis for such reduction. Such Lender shall deliver to Company (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to Lender under this Section 2.21(b), which statement shall be conclusive and binding upon all parties hereto absent manifest error.

            (c) Survival. The provisions of this Section 2.21 shall survive the payment of the Loans, the cancellation or expiration of the Letters of Credit and the reimbursement of any amounts drawn thereunder, and the termination hereof.

      2.22. TAXES; WITHHOLDING, ETC.

            (a) Payments to Be Free and Clear. Except as otherwise provided in this Section and in clause (iv) or (v) of the definition of Eligible Assignee, all sums payable by any Credit Party hereunder and under the other Credit Documents shall (except to the extent required by law) be paid free and clear of, and without any deduction or withholding on account of, any Tax (other than an Excluded Tax).

            (b) Withholding of Taxes. Except as otherwise provided in this Section or in clause (iv) or (v) of the definition of Eligible Assignee, if any Credit Party or any other Person is required by law to make any deduction or withholding on account of any Tax (other than an Excluded Tax) from any sum paid or payable by any Credit Party to Administrative Agent or any

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Lender under any of the Credit Documents: (i) such Credit Party shall notify
Administrative Agent of any such requirement or any change in any such requirement as soon as such Credit Party becomes aware of it; (ii) such Credit Party shall withhold or deduct the full amount of any such Tax and shall pay any such Tax to the relevant Governmental Authority before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on any Credit Party) for its own account or (if that liability is imposed on Administrative Agent or such Lender, as the case may be) on behalf of and in the name of Administrative Agent or such Lender; (iii) the sum payable by such Credit Party in respect of which the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment (including any deduction, withholding or payment on the additional amounts), Administrative Agent or such Lender, as the case may be, receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment been required or made; and (iv) within thirty days after paying any sum from which it is required by law to make any deduction or withholding, and within thirty days after the due date of payment of any Tax which it is required by clause (ii) above to pay, Company shall deliver to Administrative Agent an official receipt or other evidence satisfactory to the other affected parties of such deduction, withholding or payment and of the remittance thereof to the relevant Governmental Authority. Except as otherwise provided in this Section or clause (iv) or (v) of the definition of Eligible Assignee, if any Tax (other than an Excluded Tax) in connection with the transactions contemplated by this Agreement is directly asserted against Administrative Agent or any Lender, Company will indemnify and hold harmless Administrative Agent or Lender (as the case may be) from each such Tax (and all reasonable expenses related thereto) whether or not each such Tax was correctly or legally asserted.

            (c) Other Taxes. Company shall timely pay to the relevant Governmental Authority and indemnify and hold harmless Administrative Agent and each Lender from any and all Other Taxes (and all reasonable expenses related thereto) whether or not such Other Taxes were correctly or legally asserted.

            (d) Evidence of Exemption from U.S. Withholding Tax. To the extent that it is legally entitled to do so, each Lender that is not a United States Person (as such term is defined in Section 7701(a)(30) of the Internal Revenue
Code) for U.S. federal income tax purposes (a "NON-U.S. LENDER") shall deliver to Administrative Agent for transmission to Company, on or prior to the Closing Date (in the case of each Lender listed on the signature pages hereof on the Closing Date) or on or prior to the date of the Assignment Agreement pursuant to which it becomes a Lender (in the case of each other Lender), on or prior to the date on which it designates a new lending office and at such other times as may be necessary in the determination of Company or Administrative Agent (each in the reasonable exercise of its discretion), (i) two original copies of Internal Revenue Service Form W-8BEN or W-8ECI (or any successor forms), properly completed and duly executed by such Lender, and such other documentation required under the Internal Revenue Code and reasonably requested by Company to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of principal, interest, fees or other amounts payable under any of the Credit Documents, or (ii) if such Lender is not a "bank" or other Person described in
Section 881(c)(3) of the Internal Revenue Code and cannot deliver either Internal Revenue Service Form W-8BEN or W-8ECI pursuant to clause (i) above, a Certificate re Non-Bank Status in the form of Exhibit F, properly completed and duly executed by such

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Lender, and such other documentation required under the Internal Revenue Code and reasonably requested by Company to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of interest payable under any of the Credit Documents. Each Lender required to deliver any forms, certificates or other evidence with respect to United States federal income tax withholding matters pursuant to this Section 2.22(d) hereby agrees, from time to time after the initial delivery by such Lender of such forms, certificates or other evidence, whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence obsolete or inaccurate in any material respect, that such Lender, to the extent it is legally entitled to do so, shall promptly deliver to Administrative Agent for transmission to Company two new original copies of Internal Revenue Service Form W-8BEN or W-8ECI or a Certificate re Non-Bank Status, as the case may be, properly completed and duly executed by such Lender, and such other documentation required under the Internal Revenue Code and reasonably requested by Company to confirm or establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to payments to such Lender under the Credit Documents, or notify Administrative Agent and Company of its inability to deliver any such forms, certificates or other evidence.

            (e) Notwithstanding anything to the contrary in Section 2.21 or this Section 2.22, no Lender with respect to payments in respect of the Tranche B Term Loans or the New Term Loans shall be entitled to any gross-up payments or indemnification payments in respect of any United States federal withholding taxes imposed under the law as in effect on the date such Lender becomes a Lender or designates a new lending office except (A) in the case of any Lender that is not an Original Lender under this Agreement, to the extent that such gross-up or indemnification payments do not exceed the greater of (i) the gross-up or indemnification payments to which such Lender's assignor (the "CURRENT ASSIGNOR") was entitled immediately prior to such assignment or (ii) the gross-up or indemnification payments to which the current assignor's assignor would have been entitled if the current assignor had made an assignment back to such prior assignor, (B) in the case of a Lender that designates a new lending office, to the extent such gross-up or indemnification payments do not exceed the gross-up or indemnification payments to which it was entitled immediately prior to such designation and (C) any Person that became a Lender during the continuance of an Event of Default pursuant to clause (vi) of the definition of Eligible Assignees.

            (f) Notwithstanding anything to the contrary in this Section 2.22, no Lender shall be entitled to any gross-up payments or indemnification payments for Canadian or United States federal withholding taxes with respect to payments in respect of the Tranche A Term Loans and the Revolving Loans to the extent such obligation to make such gross-up or indemnification payments arises solely as a result of a voluntary change in such Lender's tax status occurring after the date such Lender becomes a Lender.

            (g) For purposes of this Section 2.22, the term "Lender" shall include Issuing Bank and each Issuing Lender in its respective capacity as such.

            (h) If a Lender or Administrative Agent determines, in its reasonable discretion, that it has received a refund of any Taxes or Other Taxes (other than Excluded Taxes) with respect to which Company has paid additional amounts under this Section 2.22 it shall reimburse such portion of such refund to Company (including such portion of interest paid by the

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relevant Governmental Authority with respect to such refund) that the Lender or
Administrative Agent, as the case may be, determines in good faith will leave it, after such reimbursement, in no better or worse position than it would have been in if the payment by Company had not been required (taking into account, without limitation, any out-of-pocket expenses of such Lender or Administrative Agent and any Taxes on such refund); provided that Company, upon the request of such Lender or Administrative Agent, agrees to repay as soon as reasonably practicable such reimbursement (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to such Lender or Administrative Agent in the event such Lender or Administrative Agent is required to repay all or any portion of such refund to such Governmental Authority. This Section shall not be construed to require any Lender or Administrative Agent to make available its Tax returns (or any other information relating to its Taxes which it deems confidential) to Company or any other person.

            (i) The provisions of this Section 2.22 shall survive the payment of the Loans, the cancellation or expiration of the Letters of Credit and the reimbursement of any amounts drawn thereunder, and the termination hereof.

            2.23. OBLIGATION TO MITIGATE. Each Lender (which term shall include Issuing Bank and each Issuing Lender for purposes of this Section 2.23) agrees that, as promptly as practicable after the officer of such Lender responsible for administering its Loans or Letters of Credit, as the case may be, becomes aware of the occurrence of an event or the existence of a condition that would cause such Lender to become an Affected Lender or that would entitle such Lender to receive payments under Section 2.20, 2.21 or 2.22, it will, to the extent not inconsistent with the internal policies of such Lender and any applicable legal or regulatory restrictions, use reasonable efforts to (a) make, issue, fund or maintain its Credit Extensions, including any Affected Loans, through another office of such Lender, or (b) take such other measures as such Lender may deem reasonable, if as a result thereof the circumstances which would cause such Lender to be an Affected Lender would cease to exist or the additional amounts which would otherwise be required to be paid to such Lender pursuant to Section 2.20, 2.21 or 2.22 would be materially reduced and if, as determined by such Lender in its sole discretion, the making, issuing, funding or maintaining of such Revolving Commitments, Loans or Letters of Credit through such other office or in accordance with such other measures, as the case may be, would not otherwise adversely affect such Revolving Commitments, Loans or Letters of Credit or the interests of such Lender; provided such Lender will not be obligated to take any action described in clause (a) or (b) above unless Company agrees to pay all incremental expenses incurred by such Lender. A certificate as to the amount of any such expenses payable by Company pursuant to this Section
2.23 (setting forth in reasonable detail the basis for requesting such amount) submitted by such Lender to Company (with a copy to Administrative Agent) shall be conclusive absent manifest error. No Lender shall be entitled to compensation under Section 2.20, 2.21 or 2.22 for any costs incurred or reductions suffered with respect to any date that it has such costs or reductions unless it shall have notified Company that it will demand compensation from Company for such costs or reductions not more than 120 days after the later of (i) such date and
(ii) the date on which it shall have become aware of such costs or reductions; provided that if any event has retroactive effect beyond such 120 days, Company shall compensate such Lender for such retroactive effect period. Notwithstanding the foregoing, it is agreed that the failure to give the notice referred to in the preceding sentence within the time period described therein shall

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only reduce a Lender's entitlement to compensation under Section 2.22 to the extent Company was actually prejudiced by such failure to give such timely notice.

      2.24. DEFAULTING LENDERS. Anything contained herein to the contrary notwithstanding, in the event that any Lender defaults (a "DEFAULTING LENDER") in its obligation to fund (a "FUNDING DEFAULT") any Revolving Loan or its portion of any unreimbursed payment under Section 2.4(e) or Section 2.5(i) (in each case, a "DEFAULTED LOAN"), then (a) during any Default Period with respect to such Defaulting Lender, such Defaulting Lender shall be deemed not to be a "Lender" for purposes of voting on any matters (including the granting of any consents or waivers) with respect to any of the Credit Documents or making elections under Section 2.17(c); (b) to the extent permitted by applicable law, until such time as the Default Excess with respect to such Defaulting Lender shall have been reduced to zero, (i) any voluntary prepayment of the Revolving Loans shall, if Company so directs at the time of making such voluntary prepayment, be applied to the Revolving Loans of other Lenders as if such Defaulting Lender had no Revolving Loans outstanding and the Revolving Exposure of such Defaulting Lender were zero, and (ii) any mandatory prepayment of the Revolving Loans shall, if Company so directs at the time of making such mandatory prepayment, be applied to the Revolving Loans of other Lenders (but not to the Revolving Loans of such Defaulting Lender) as if such Defaulting Lender had funded all Defaulted Loans of such Defaulting Lender, it being understood and agreed that Company shall be entitled to retain any portion of any mandatory prepayment of the Revolving Loans that is not paid to such Defaulting Lender solely as a result of the operation of the provisions of this clause (b); (c) such Defaulting Lender's Revolving Commitment and outstanding Revolving Loans and such Defaulting Lender's Pro Rata Share of the Letter of Credit Usage shall be excluded for purposes of calculating the Revolving Commitment fee payable to Lenders in respect of any day during any Default Period with respect to such Defaulting Lender, and such Defaulting Lender shall not be entitled to receive any Revolving Commitment fee pursuant to Section 2.13(a) with respect to such Defaulting Lender's Revolving Commitment in respect of any Default Period with respect to such Defaulting Lender; and (d) the Total Utilization of Revolving Commitments as at any date of determination shall be calculated as if such Defaulting Lender had funded all Defaulted Loans of such Defaulting Lender. No Revolving Commitment of any Lender shall be increased or otherwise affected, and, except as otherwise expressly provided in this Section 2.24, performance by Company of its obligations hereunder and the other Credit Documents shall not be excused or otherwise modified as a result of any Funding Default or the operation of this Section 2.24. The rights and remedies against a Defaulting Lender under this Section 2.24 are in addition to other rights and remedies which Company may have against such Defaulting Lender with respect to any Funding Default and which Administrative Agent or any Lender may have against such Defaulting Lender with respect to any Funding Default.

      2.25. REMOVAL OR REPLACEMENT OF A LENDER. Anything contained herein to the contrary notwithstanding, in the event that: (a) (i) any Lender (an "INCREASED-COST LENDER") shall give notice to Company that such Lender is an Affected Lender or that such Lender is entitled to receive payments under
Section 2.20, 2.21 or 2.22, (ii) the circumstances which have caused such Lender to be an Affected Lender or which entitle such Lender to receive such payments shall remain in effect, and (iii) such Lender shall fail to withdraw such notice within five Business Days after Company's request for such withdrawal; or (b)
(i) any Lender shall become a Defaulting Lender, (ii) the Default Period for such Defaulting Lender shall remain in

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effect, and (iii) such Defaulting Lender shall fail to cure the default as a result of which it has become a Defaulting Lender within five Business Days after Company's request that it cure such default; or (c) in connection with any proposed amendment, modification, termination, waiver or consent with respect to any of the provisions hereof as contemplated by Section 10.5(b), the consent of Requisite Lenders shall have been obtained but the consent of one or more of such other Lenders (each, a "NON-CONSENTING LENDER") whose consent is required shall not have been obtained; then, with respect to each such Increased-Cost Lender, Defaulting Lender or Non-Consenting Lender (the "TERMINATED LENDER"), Company may, by giving written notice to Administrative Agent and any Terminated Lender of its election to do so, elect to cause such Terminated Lender (and such Terminated Lender hereby irrevocably agrees) to assign its outstanding Loans and its Revolving Commitments, if any, in full to one or more Eligible Assignees (each, a "REPLACEMENT LENDER") in accordance with the provisions of Section 10.6; provided, (1) on the date of such assignment, the Replacement Lender shall pay to Terminated Lender an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Terminated Lender, (B) an amount equal to all unreimbursed drawings that have been funded by such Terminated Lender, together with all then unpaid interest with respect thereto at such time and (C) an amount equal to all accrued, but theretofore unpaid fees owing to such Terminated Lender pursuant to Section 2.13; (2) on the date of such assignment, Company shall pay any amounts payable to such Terminated Lender pursuant to Section 2.20(c), 2.21 or 2.22 or otherwise as if it were a prepayment and (3) in the event such Terminated Lender is a Non-Consenting Lender, each Replacement Lender shall consent, at the time of such assignment, to each matter in respect of which such Terminated Lender was a Non-Consenting Lender; provided Company may not make such election with respect to any Terminated Lender that is also an Issuing Lender unless, prior to the effectiveness of such election, Company shall have caused each outstanding Letter of Credit issued by such Issuing Lender to be cancelled or collateralized in accordance with Section 2.5(n). Upon the prepayment of all amounts owing to any Terminated Lender and the termination of such Terminated Lender's Revolving Commitments, if any, such Terminated Lender shall no longer constitute a "Lender" for purposes hereof; provided any rights of such Terminated Lender to indemnification hereunder that by their terms survive termination of this Agreement shall survive as to such Terminated Lender. Notwithstanding the foregoing, Company shall not be able to cause any Non-Consenting Lender to assign its outstanding Loans and its Revolving Commitments pursuant to this paragraph unless it causes all Non-Consenting Lenders to do so.

      2.26. INCREMENTAL FACILITIES. Company may by written notice to Syndication Agent and Administrative Agent elect to request the establishment of one or more new term loan commitments (the "NEW TERM LOAN COMMITMENTS"), by an amount (x) not in excess of U.S.$50.0 million in the aggregate and (y) not less than U.S.$10.0 million individually (or such lesser amount which shall be approved by Administrative Agent and Syndication Agent or such lesser amount that shall constitute the difference between U.S.$50.0 million and all such New Term Loan Commitments obtained prior to such date), and integral multiples of U.S.$5.0 million in excess of that amount. Each such notice shall specify (A) the date (each, an "INCREASED AMOUNT DATE") on which Company proposes that the New Term Loan Commitments shall be effective, which shall be a date not less than 10 Business Days after the date on which such notice is delivered to Syndication Agent and Administrative Agent and (B) the identity of each Lender or other Person that is an Eligible Assignee (each, a "NEW TERM LOAN LENDER") to whom Company proposes any portion of such New Term Loan Commitments be allocated and

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the amounts of such allocations; provided that any Lender approached to provide all or a portion of the New Term Loan Commitments may elect or decline, in its sole discretion, to provide a New Term Loan Commitment. Such New Term Loan Commitments shall become effective as of such Increased Amount Date; provided that (1) no Default or Event of Default shall exist on such Increased Amount Date immediately before or after giving effect to such New Term Loan Commitments; (2) both before and after giving effect to the making of any Series of New Term Loans, the condition set forth in Section 3.2(a)(iii) shall be satisfied as of such Increased Amount Date; (3) Holdings and its Subsidiaries shall be in pro forma compliance with each of the covenants set forth in Section
6.8 as of the last day of the most recently ended Fiscal Quarter after giving effect to such New Term Loan Commitments; (4) the New Term Loan Commitments shall be effected pursuant to one or more Joinder Agreements executed and delivered by Company, Syndication Agent and Administrative Agent, and each of which shall be recorded in the Register and shall be subject to the requirements set forth in Section 2.22(d); and (5) Company shall deliver or cause to be delivered any legal opinions or other documents reasonably requested by Administrative Agent or Syndication Agent in connection with any such transaction. Any New Term Loans made on an Increased Amount Date shall be designated, a separate series (a "SERIES") of New Term Loans for all purposes of this Agreement.

      On any Increased Amount Date on which any New Term Loan Commitments of any Series are effective, subject to the satisfaction of the foregoing terms and conditions, (i) each New Term Loan Lender of any Series shall make a Loan to Company (a "NEW TERM LOAN") in an amount equal to its New Term Loan Commitment of such Series, and (ii) each New Term Loan Lender of any Series shall become a Lender hereunder with respect to the New Term Loan Commitment of such Series and the New Term Loans of such Series made pursuant thereto.

      Administrative Agent shall notify Lenders promptly upon receipt of Company's notice of each Increased Amount Date and in respect thereof the Series of New Term Loan Commitments and the New Term Loan Lenders of such Series.

      The terms and provisions of the New Term Loans and New Term Loan Commitments of any Series shall be, except as otherwise set forth herein or in the Joinder Agreement, identical to the Tranche B Term Loans. In any event (i) the weighted average life to maturity of all New Term Loans of any Series shall be no shorter than the weighted average life to maturity of the Revolving Loans, the Tranche A Term Loans and the Tranche B Term Loans, (ii) the applicable New Term Loan Maturity Date of each Series shall be no earlier than the final maturity of the Revolving Loans, the Tranche A Term Loans and the Tranche B Term Loans, (iii) the rate of interest applicable to the New Term Loans of each Series shall be determined by Company and the applicable new Lenders and shall be set forth in each applicable Joinder Agreement; provided, however, that the Applicable Margins applicable to the New Term Loans shall not be more than 50 basis points greater than the comparable Applicable Margins applicable to the Tranche B Term Loans, and the Applicable Margins applicable to the Tranche B Term Loans shall be increased to the extent necessary to achieve the foregoing, and (iv) the aggregate amount of prepayments and repayments of any Series of New Term Loans during the first five years after the borrowing of any such Series shall be limited in the same manner that prepayments and repayments of Tranche B Term Loans are limited under Section 2.16(h). Each Joinder Agreement may, without the consent of any other Lenders, effect such amendments to this

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Agreement and the other Credit Documents as may be necessary or appropriate, in the opinion of the Syndication Agent and Administrative Agent, to effect the provision of this Section 2.26.

      2.27. APPLICATION OF FUNDS. The proceeds received by Collateral Agent in respect of any sale of, collection from or other realization upon all or any part of the Collateral pursuant to the exercise by Collateral Agent of its remedies, and any other funds realized by Administrative Agent or Collateral Agent during the continuance of an Event of Default, shall be applied, subject to applicable laws, in full or in part, together with any other sums then held by Collateral Agent pursuant to this Agreement, promptly by Collateral Agent as follows:

            (a) First, to the payment of all reasonable costs and expenses, fees, commissions and taxes of such sale, collection or other realization including compensation to the Agents and their agents and counsel, and all expenses, liabilities and advances made or incurred by the Agents in connection therewith and all amounts for which the Agents are entitled to indemnification pursuant to the provisions of any Credit Document, together with interest on each such amount at the highest rate then in effect under this Agreement from and after the date such amount is due, owing or unpaid until paid in full;

            (b) Second, to the payment of all other reasonable costs and expenses of such sale, collection or other realization including compensation to the other Secured Parties and their agents and counsel and all costs, liabilities and advances made or incurred by the other Secured Parties in connection therewith, together with interest on each such amount at the highest rate then in effect under this Agreement from and after the date such amount is due, owing or unpaid until paid in full;

            (c) Third, without duplication of amounts applied pursuant to clauses (a) and (b) above, to the payment in full in cash, pro rata, of interest and other amounts constituting Obligations (other than principal and reimbursement obligations in respect of Letters of Credit) in each case equally and ratably in accordance with the respective amounts thereof then due and owing;

            (d) Fourth, to the payment in full in cash, pro rata, of principal amount of the Obligations (including reimbursement obligations in respect of Letters of Credit); and

            (e) Fifth, the balance, if any, to the person lawfully entitled thereto (including the applicable Credit Party or its successors or assigns) or as a court of competent jurisdiction may direct.

      In the event that any such proceeds are insufficient to pay in full the items described in clauses (a) through (e) of this Section 2.27, the Credit Parties shall remain liable, jointly and severally, for any deficiency.

SECTION 3. CONDITIONS PRECEDENT

      3.1. CLOSING DATE. The obligation of any Lender, the Issuing Bank or any Issuing Lender to make a Credit Extension on the Closing Date is subject to the satisfaction or waiver of the following conditions on or before the Closing
Date:

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            (a)   Credit Documents. Administrative Agent shall have received each Credit Document originally executed and delivered by each applicable Credit Party for itself, the Issuing Bank and each Lender.

            (b) Organizational Documents; Incumbency. Administrative Agent shall have received (i) each Organizational Document executed and delivered by each Credit Party, as applicable, and, to the extent applicable, certified as of a recent date by the appropriate governmental official, each dated the Closing Date or a recent date prior thereto; (ii) signature and incumbency certificates of the officers of each Credit Party executing the Credit Documents to which it is a party; (iii) resolutions of the Board of Directors of each Credit Party approving and authorizing the execution, delivery and performance of this Agreement and the other Credit Documents and the Related Agreements to which it is a party, certified as of the Closing Date by its secretary or an assistant secretary as being in full force and effect without modification or amendment; and (iv) subject to such exceptions as are reasonably acceptable to Administrative Agent, a good standing certificate (or the equivalent) from the applicable Governmental Authority of each Credit Party's jurisdiction of incorporation, organization or formation and in each jurisdiction in which it is qualified as a foreign corporation or other entity to do business, each dated a recent date prior to the Closing Date.

            (c) Organizational and Capital Structure. The organizational structure and capital structure of MAAX Holdings and its Subsidiaries, after giving effect to the Transactions, to the extent described or provided to the Agents prior to the date of the Commitment Letter, shall not be changed or amended in any material respect from those described or provided to the Agents prior to the date of the Commitment Letter, without the consent of the Agents (which consent shall not be unreasonably withheld), and otherwise shall be in form and substance reasonably satisfactory to the Agents.

            (d)   Consummation of Transactions.

                  (i) (1) All conditions to the Transactions set forth in Related Agreements (other than the Intercompany Debt Documents) shall have been satisfied or the fulfillment of any such conditions shall have been waived with the consent of the Agents and (2) such Transactions shall have been, or shall substantially concurrently be, consummated in accordance with the terms of the Related Agreements.

                  (ii) The Agents shall each have received a fully executed copy of each Related Agreement and any documents executed in connection therewith, together with copies of each of the opinions of counsel delivered to the parties under the Related Agreements, addressed to the Lenders or accompanied by a letter from each such counsel, authorizing Lenders to rely upon such opinion to the same extent as though it were addressed to Lenders. Each Related Agreement shall be in full force and effect, shall include terms and provisions reasonably satisfactory to the Agents and no provision thereof shall have been modified or waived in any respect determined by the Agents to be material, in each case without the consent of the Agents.

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            (e)   Existing Indebtedness and Preferred Stock. On the Closing
      Date, MAAX Holdings and its Subsidiaries shall have (i) consummated the Refinancing, (ii) terminated any commitments to lend or make other extensions of credit thereunder, (iii) delivered to the Agents all documents or instruments necessary to release all Liens securing Existing Indebtedness or other obligations of MAAX Holdings and its Subsidiaries thereunder being repaid on the Closing Date, (iv) made arrangements satisfactory to the Agents with respect to the cancellation of any letters of credit outstanding thereunder other than the Existing Letters of Credit and (v) redeemed all outstanding Preferred Stock other than Preferred Stock allowed by Sections 6.7(b)(i) or (d).

            (f) Governmental Authorizations and Consents. Each Credit Party shall have obtained all material Governmental Authorizations and all material consents of other Persons, in each case that are necessary in connection with the transactions contemplated by the Credit Documents and the Related Agreements and each of the foregoing shall be in full force and effect. All applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the transactions contemplated by the Credit Documents or the Related Agreements or the financing thereof and no action, request for stay, petition for review or rehearing, reconsideration, or appeal with respect to any of the foregoing shall be pending, and the time for any applicable agency to take action to set aside its consent on its own motion shall have expired.

            (g) Real Estate Assets. Collateral Agent shall have received from Company and each applicable Guarantor:

                  (i) fully executed and (where required) notarized Mortgages, in proper form for recording, registration or filing in all appropriate places in all applicable jurisdictions, encumbering each Real Estate Asset listed in Schedule 3.1(g) (each, a "CLOSING DATE MORTGAGED PROPERTY"), together with such authorizations, certificates, affidavits, questionnaires or returns as shall be required in connection with the registering, recording or filing thereof to create a Mortgage Lien under applicable law, and such financing statements and any other instruments necessary to grant a Mortgage Lien or equivalent under the laws of any applicable jurisdiction, all of which shall be in form and substance reasonably satisfactory to Collateral Agent;

                  (ii) (A) ALTA or Canadian equivalent mortgagee title insurance policies (or unconditional commitments therefor having the effect of a title insurance policy) issued by one or more title companies reasonably satisfactory to Collateral Agent with respect to each Closing Date Mortgaged Property (each, a "TITLE POLICY"), insuring each Mortgage is subject to no Liens other than the Permitted Collateral Liens in amounts not less than the full replacement value of each Closing Date Mortgaged Property set forth on Schedule 3.1(g), together with (w) a title report issued by a title company with respect thereto, dated not more than thirty days prior to the Closing Date and copies of all recorded or registered documents listed as exceptions to title or otherwise referred to therein, each in form and substance reasonably satisfactory to Collateral Agent, (x) such

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            affirmative insurance and endorsement as Collateral Agent shall reasonably request (including endorsements on matters relating to usury, first loss, last dollar, zoning (provided, to the extent such affirmative insurance and endorsement on matters relating to zoning are not available at commercially reasonable rates, Company shall order, at its sole cost and expense, zoning reports in form and substance reasonably acceptable to Collateral Agent from the Planning & Zoning Resource Corporation ("PZR") indicating that the use of the Closing Date Mortgaged Property complies with applicable zoning ordinances, and shall provide to PZR such documents and instruments as reasonably requested including, without limitation, surveys and owners' affidavits), contiguity, revolving credit, doing business, non-imputation, public road access, survey, variable rate, guarantees, restrictions, encroachments and minerals, work order, gap, environmental liens, subdivision, separate tax lot, creditors' rights amendments and so-called comprehensive coverage over covenants and restrictions), (y) an "aggregation," "tie-in" or "cluster" endorsement, if available under applicable law (i.e., policies which insure against losses regardless of location or allocated value of the insured property up to a stated maximum coverage amount) and (z) if required by Collateral Agent, such reinsurance arrangements (with provisions for direct access) as shall be reasonably acceptable to Collateral Agent and (B) evidence satisfactory to Collateral Agent that such Credit Party has paid to the title company or to the appropriate governmental authorities all expenses and premiums of the title company and all other sums required in connection with the issuance of each Title Policy and all recording and stamp taxes (including mortgage recording and intangible taxes) payable in connection with recording or registering the Mortgages for each Closing Date Mortgaged Property in the appropriate real estate records or land registry office; provided that Company or Guarantor may, instead of providing a Title Policy and complying with the preceding text of this clause (ii) with respect to those Closing Date Mortgaged Properties located in Canada, provide to Collateral Agent an opinion of counsel (which counsel shall be reasonably satisfactory to Collateral Agent) in the applicable province confirming that (a) save with respect to lot number 2 294 798 forming part of the Closing Date Mortgaged Property listed as number 9 on Schedule 3.1(g), Company or Guarantor, as applicable, has good and marketable title to the Closing Date Mortgaged Property in fee simple subject to no Liens, other than the Permitted Collateral Liens (or, in respect of each Closing Date Mortgaged Property situated in the Province of Quebec, that Company or Guarantor, as applicable, is the registered owner of the Closing Date Mortgaged Property with a good and valid title, free and clear of any registered Liens, other than Permitted Collateral Liens), (b) the applicable Mortgage has been registered, filed and recorded in all places in that province where it is necessary or desirable to do so in order to perfect the Mortgage Lien, (c) the Mortgage Lien constituted by the Mortgage is valid and enforceable against Company or Guarantor, as the case may be, and constitutes a valid Mortgage Lien having a First Priority on the Closing Date Mortgaged Property subject to no Liens other than the Permitted Collateral Liens, and
            (d) addressing compliance of the Closing Date Mortgaged Property with applicable law, realty tax arrears, building and zoning by-laws and

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            building codes, public road access, survey or certificates of location and such other matters as Collateral Agent may reasonably request, and otherwise in form and substance reasonably satisfactory to Collateral Agent;

                  (iii) evidence of flood insurance with respect to each Flood
            Hazard Property, if any, that is located in a community that participates in the National Flood Insurance Program, in each case in compliance with any applicable regulations of the Board of Governors of the Federal Reserve System, in form and substance reasonably satisfactory to Collateral Agent;

                  (iv) ALTA or Canadian equivalent surveys or certificates of location prepared by qualified professional land surveyors of all Closing Date Mortgaged Properties, certified to Collateral Agent and, with respect to the U.S. properties, dated not more than thirty days prior to the Closing Date, and otherwise in form and substance satisfactory to Collateral Agent; the surveys and certificates of location will disclose the location of all buildings and improvements as well as the location of all easements, servitudes and rights-of-way, and shall not disclose any encroachments from or onto the Closing Date Mortgaged Properties which have not been insured over by the Title Policies, and the surveys and non-Quebec certificates of location will disclose the location of all access points, driveways and parking areas;

                  (v) with respect to each Closing Date Mortgaged Property, such consents, approvals, amendments, supplements, estoppels, tenant subordination agreements or other instruments as necessary to consummate the transactions contemplated hereby or as shall reasonably be deemed necessary by Collateral Agent in order for the owner of the fee constituting such Mortgaged Property to grant the Mortgage Lien contemplated by the Mortgage with respect to such Mortgaged Property;

                  (vi) with respect to each Closing Date Mortgaged Property, such affidavits, certificates, information (including financial data) and instruments of indemnification (including a so-called "gap" indemnification) as shall be required to induce the title company to issue the Title Policy/ies and endorsements contemplated above; and

                  (vii) with respect to each Real Estate Asset or Closing Date
            Mortgaged Property, copies of all leases (if any) in which any Credit Party holds the lessor's interest or other agreements relating to possessory interests, if any.

            (h) Personal Property Collateral. Collateral Agent shall have received:

                  (i) evidence reasonably satisfactory to Collateral Agent of the compliance by each Credit Party with its obligations under the Security Agreements and the other Collateral Documents (including, without limitation, their obligations to execute and deliver UCC and PPSA financing statements,

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            originals of securities, instruments and chattel paper and any control agreements with respect to deposit and/or securities accounts as provided therein);

                  (ii) A completed Perfection Certificate, dated the Closing Date and executed by an Authorized Officer of each Credit Party, together with all attachments contemplated thereby, including, as applicable, (A) the results of a recent search, by a Person reasonably satisfactory to Collateral Agent, of all effective UCC and PPSA financing statements (or equivalent filings) made with respect to any property of any Credit Party in the jurisdictions specified in the Perfection Certificate, together with copies of all such filings disclosed by such search, and (B) UCC termination statements and PPSA discharge statements (or similar documents) duly executed (as applicable) by all applicable Persons for filing in all applicable jurisdictions as may be necessary to terminate any effective UCC and PPSA financing statements (or equivalent filings) disclosed in such search (other than any such financing statements in respect of Permitted Collateral Liens); and

                  (iii) evidence that each Credit Party shall have taken or
            caused to be taken any other action, executed and delivered or caused to be executed and delivered any other agreement, document and instrument (including without limitation, (i) any intercompany notes evidencing Indebtedness permitted to be incurred pursuant to
            Section 6.1(b) and (ii) estoppel letters or certificates from potentially conflicting registrants under the PPSA) and made or caused to be made any other filing and recording (other than as set forth herein) reasonably required by Collateral Agent.

            (i) Evidence of Insurance. Collateral Agent shall have received a certificate from Company's insurance broker or other evidence reasonably satisfactory to it that all insurance required to be maintained pursuant to Section 5.5 is in full force and effect and that Collateral Agent, for the benefit of Lenders has been named as additional insured and loss payee thereunder to the extent required under Section 5.5.

            (j) Opinions of Counsel to Credit Parties. Administrative Agent, Issuing Bank and Lenders shall have received originally executed copies of the favorable written opinions of (i) Kaye Scholer LLP, U.S. counsel for Credit Parties, (ii) Fasken Martineau DuMoulin LLP, Ontario, British Columbia, Alberta and Quebec counsel for Credit Parties, (iii) McInnes Cooper, Nova Scotia counsel for the Credit Parties, and (iv) local counsels in the States of Pennsylvania, Minnesota, Washington, Indiana, California, Georgia, West Virginia and Arizona, in the forms of Exhibit D-1 to D-11, respectively, and as to such other matters as Administrative Agent or Syndication Agent may reasonably request, dated as of the Closing Date and otherwise in form and substance reasonably satisfactory to Administrative Agent and Syndication Agent (and each Credit Party hereby instructs such counsel to deliver such opinions to the Agents and Lenders).

            (k) Fees. Company shall have paid the fees payable on the Closing Date referred to in Section 2.13(d).

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            (l)   Solvency Certificate. On the Closing Date, Administrative
      Agent, Issuing Bank and Lenders shall have received a Solvency Certificate from the Credit Parties dated the Closing Date and addressed to Agents and Lenders, and in form, scope and substance satisfactory to Agents, with appropriate attachments and demonstrating that after giving effect to the consummation of the Transactions (other than those pursuant to the Intercompany Debt Documents), each Credit Party is Solvent.

            (m) Closing Date Certificate. Holdings and Company shall have delivered to Initial Agents an originally executed Closing Date Certificate, together with all attachments thereto.

            (n) No Litigation. There shall not exist any action, suit, investigation, litigation or proceeding or other legal or regulatory developments, pending or threatened in any court or before any arbitrator or Governmental Authority that, in the reasonable opinion of any Joint Lead Arranger singly or in the aggregate, adversely affects the Transactions, the financing thereof or any of the other transactions contemplated by the Credit Documents or the Related Agreements, or that has or could reasonably be expected to have a Material Adverse Effect.

            (o) Completion of Proceedings. All partnership, corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by the Joint Lead Arrangers and their counsel shall be reasonably satisfactory in form and substance to the Joint Lead Arrangers and such counsel, and the Joint Lead Arrangers and such counsel shall have received all such counterpart originals or certified copies of such documents as any Joint Lead Arranger may reasonably request.

            (p) Minimum EBITDA. Consolidated Adjusted EBITDA of the Acquired Business for Fiscal Year 2004, calculated based on the Historical Financial Statements, but prepared on the basis of accounting principles generally accepted in Canada, as adjusted pursuant to the Commitment Letter, shall not be less than Can$95.0 million.

Each Lender, by delivering its signature page to this Agreement and funding a Loan on the Closing Date, shall be deemed to have acknowledged receipt of, and consented to and approved, each Credit Document and each other document required to be approved by any Agent, Requisite Lenders or Lenders, as applicable on the Closing Date.

      3.2.  CONDITIONS TO EACH CREDIT EXTENSION.

            (a) Conditions Precedent. The obligation of each Lender to make any Loan, or Issuing Bank or any Issuing Lender to issue any Letter of Credit, on any Credit Date, including the Closing Date, is subject to the satisfaction, or waiver in accordance with Section 10.5, of the following conditions precedent:

                  (i) Administrative Agent shall have received a fully executed and delivered Funding Notice or Issuance Notice, as the case may be;

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                  (ii)  after making the Credit Extensions requested on such
            Credit Date, the Total Utilization of Revolving Commitments shall not exceed the Revolving Commitments then in effect;

                  (iii) as of such Credit Date, the representations and
            warranties contained herein and in the other Credit Documents shall be true and correct in all material respects (and any such representations and warranties that contain a materiality or Material Adverse Effect qualification shall be true and correct in all respects) on and as of that Credit Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date;

                  (iv) as of such Credit Date, no event shall have occurred and be continuing or would result from the consummation of the applicable Credit Extension that would constitute an Event of Default or a Default; and

                  (v) on or before the date of issuance of any Letter of Credit, Administrative Agent shall have received all other information required by the applicable Issuance Notice, and such other documents or information as the applicable Issuing Lender may reasonably require in connection with the issuance of such Letter of Credit.

Any Agent or Requisite Lenders shall be entitled, but not obligated, to request and receive, prior to the making of any Credit Extension, additional information reasonably satisfactory to the requesting party confirming the satisfaction of any of the foregoing if, in the good faith judgment of such Agent or Requisite Lenders, such request is warranted under the circumstances.

            (b) Notices. Any Notice shall be executed by an Authorized Officer in a writing delivered to Administrative Agent. In lieu of delivering a Notice, Company may give Administrative Agent telephonic notice by the required time of any proposed borrowing, conversion/continuation or issuance of a Letter of Credit, as the case may be; provided each such notice shall be promptly confirmed in writing by delivery of the applicable Notice to Administrative Agent on or before the applicable date of borrowing, continuation/conversion or issuance. None of Administrative Agent, Issuing Bank, any Issuing Lender or any Lender shall incur any liability to Company in acting upon any telephonic notice referred to above that Administrative Agent believes in good faith to have been given by a duly authorized officer or other person authorized on behalf of Company or for otherwise acting in good faith.

SECTION 4. REPRESENTATIONS AND WARRANTIES

      In order to induce Lenders, Issuing Bank and each Issuing Lender to enter into this Agreement and to make each Credit Extension to be made thereby, each Credit Party represents and warrants to each Lender, Issuing Bank and each Issuing Lender, on the Closing Date and on each Credit Date, that the following statements are true and correct (it being understood and agreed that the representations and warranties made on the Closing Date are deemed to be made

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concurrently with the consummation of the Transactions occurring on the Closing
Date and the other mergers, asset transfers and amalgamations among Holdings and its Subsidiaries occurring on the Closing Date):

      4.1. ORGANIZATION; REQUISITE POWER AND AUTHORITY; QUALIFICATION. Each of Holdings and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization as identified in Schedule 4.1, (b) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Credit Documents to which it is a party and to carry out the transactions contemplated thereby, and (c) is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had, and could not be reasonably expected to have, a Material Adverse Effect.

      4.2. CAPITAL STOCK AND OWNERSHIP. The Capital Stock of each of Holdings and its Subsidiaries has been duly authorized and validly issued and is fully paid and non-assessable. Except as set forth on Schedule 4.2, as of the date hereof, there is no existing option, warrant, call, right, commitment or other agreement to which Holdings or any of its Subsidiaries is a party requiring, and there is no membership interest or other Capital Stock of Holdings or any of its Subsidiaries outstanding which upon conversion or exchange would require, the issuance by Holdings or any of its Subsidiaries of any additional membership interests or other Capital Stock of Holdings or any of its Subsidiaries or other Securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase, a membership interest or other Capital Stock of Holdings or any of its Subsidiaries. Schedule 4.2 correctly sets forth the ownership interest of Holdings and each of its Subsidiaries in their respective Subsidiaries as of the Closing Date after giving effect to the Transactions (other than those pursuant to the Intercompany Debt Documents).

      4.3. DUE AUTHORIZATION. The execution, delivery and performance of the Credit Documents have been duly authorized by all necessary action on the part of each Credit Party that is a party thereto.

      4.4. NO CONFLICT. The execution, delivery and performance by Credit Parties of the Credit Documents to which they are parties and the consummation of the transactions contemplated by the Credit Documents do not and will not (a) violate any provision of (x) any law or any governmental rule or regulation applicable to Holdings or any of its Subsidiaries, (y) any of the Organizational Documents of Holdings or any of its Subsidiaries, or (z) any order, judgment or decree of any court or other agency of government binding on Holdings or any of its Subsidiaries, except in the case of clauses (x) and (z) as could not reasonably be expected to have a Material Adverse Effect; (b) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Holdings or any of its Subsidiaries except to the extent such conflict, breach or default could not reasonably be expected to have a Material Adverse Effect; (c) result in or require the creation or imposition of any Lien upon any of the properties or assets of Holdings or any of its Subsidiaries (other than any Liens created under any of the Credit Documents in favor of Collateral Agent, on behalf of Secured Parties); or (d) require any approval of stockholders, members or partners of Holdings

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or any of its Subsidiaries, except for such approvals or consents which will be obtained on or before the Closing Date.

      4.5. GOVERNMENTAL CONSENTS. The execution, delivery and performance by Credit Parties of the Credit Documents to which they are parties and the consummation of the transactions contemplated by the Credit Documents do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority except as otherwise set forth in the Merger Agreement, and except for filings and recordings with respect to the Collateral to be made, or otherwise delivered to Collateral Agent for filing and/or recordation, as of the Closing Date.

      4.6. BINDING OBLIGATION. Each Credit Document has been duly executed and delivered by each Credit Party that is a party thereto and is the legally valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

      4.7.  HISTORICAL FINANCIAL STATEMENTS.

            (a) The Historical Financial Statements were prepared in conformity with GAAP and fairly present, in all material respects, the financial position, on a consolidated basis, of the Acquired Business as at the respective dates thereof and the results of operations, cash flows and shareholders' equity, on a consolidated basis, for each of the periods then ended. As of the Closing Date, neither Holdings nor any of its Subsidiaries has any contingent liability (other than under the Credit Documents or the Senior Subordinated Notes Indenture) or liability for taxes, long-term lease or unusual forward or long-term commitment that is not reflected in the Historical Financial Statements or the notes thereto and which in any such case could reasonably be expected to have a Material Adverse Effect.

            (b) The unaudited pro forma consolidated balance sheet of Holdings and its Subsidiaries as of February 29, 2004 and the related income statement for the Fiscal Year then ended, including the notes thereto (the "PRO FORMA FINANCIAL STATEMENTS"), provided to the Lenders present fairly the information shown therein in all material respects, and the assumptions used in the preparation thereof are reasonable and the adjustments made therein are appropriate to give effect to the transactions and circumstances referred to therein.

      4.8. PROJECTIONS. On and as of the Closing Date, the projections of Holdings and its Subsidiaries for the period Fiscal Year 2005 through and including Fiscal Year 2009 (the "PROJECTIONS") are based on good faith estimates and assumptions made by the management of Holdings; provided the Projections are not to be viewed as facts and that actual results during the period or periods covered by the Projections may differ from such Projections and that the differences may be material; provided, further, as of the Closing Date, management of Holdings believed that the Projections were reasonable and attainable.

      4.9. NO MATERIAL ADVERSE CHANGE. As of the Closing Date, there has not occurred any change or changes (or any condition, event, circumstance or development involving a

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prospective change) since February 29, 2004 in the business (including a material loss of business from an important customer), operations, affairs, assets, liabilities (including any contingent liabilities that may arise through outstanding, pending or threatened litigation or otherwise), capitalization, results of operations, cash flows, condition (financial or otherwise), Licenses (as defined in Schedule 3.1 to the Merger Agreement), rights or privileges of the Acquired Business or any of its Subsidiaries which has materially and adversely changed, or could reasonably be expected to materially and adversely change, the Acquired Business and its Subsidiaries, taken as a whole, other than any such change or changes which arose out of a matter that had been publicly disclosed in writing by the Acquired Business prior to March 10, 2004 or otherwise disclosed in the Disclosure Letter (as defined in the Merger Agreement). As of each Credit Date after the Closing Date, since February 29, 2004, no event, circumstance or change has occurred that has caused or evidences, or could reasonably be expected to have, either in any case or in the aggregate, a Material Adverse Effect.

      4.10. NO RESTRICTED JUNIOR PAYMENTS. Since February 29, 2004, neither Holdings nor any of its Subsidiaries has directly or indirectly declared, ordered, paid or made, or set apart any sum or property for, any Restricted Junior Payment or agreed to do so except in connection with the Transactions (as reflected in the Pro Forma Financial Statements), the dividend to Company's public shareholders paid in calendar year 2004 prior to the Closing Date or as permitted pursuant to Section 6.5 or Section 6.19.

      4.11. ADVERSE PROCEEDINGS, ETC. There are no Adverse Proceedings, individually or in the aggregate, that could reasonably be expected to have a Material Adverse Effect. Neither Holdings nor any of its Subsidiaries (a) is in violation of any applicable laws that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, or (b) is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

      4.12. PAYMENT OF TAXES. Except as set forth on Schedule 4.12, all material tax returns and reports of Holdings and its Subsidiaries required to be filed by any of them have been timely filed, and all taxes shown on such tax returns to be due and payable and all other material assessments, fees and other governmental charges upon Holdings and its Subsidiaries and upon their respective properties, assets, income, businesses and franchises which are due and payable have been paid when due and payable. Holdings knows of no proposed tax assessment against Holdings or any of its Subsidiaries other than assessments for a Tax or claim which (i) is being actively contested by Holdings or such Subsidiary in good faith and by appropriate proceedings and for which adequate reserves or other appropriate provisions, if any, required in conformity with GAAP have been made or provided therefor, (ii) in the case of a Tax or claim which has or may become a Lien against any of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such Tax or claim and (iii) could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

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      4.13. PROPERTIES.

            (a) Title. Each of Holdings and its Subsidiaries has (i) good, sufficient and legal title to (in the case of fee interests in real property) or good, valid and marketable title to (in the case of real property situated in the Province of Quebec), (ii) valid leasehold interests in (in the case of leasehold interests in real property situated outside of the Province of Quebec or personal property), and (iii) good title to (in the case of all other personal property), all of their respective properties and assets reflected in the Historical Financial Statements and in the most recent financial statements delivered pursuant to Section 5.1, in each case except for assets disposed of since the date of such financial statements in the ordinary course of business or as otherwise permitted under Section 6.9. As of the Closing Date, all such properties and assets are free and clear of Liens except for the Permitted Collateral Liens. After the Closing Date, all of such properties and assets are free and clear of all Liens except as permitted by this Agreement.

            (b) Real Estate. As of the Closing Date, Schedule 4.13 contains a true, accurate and complete list of (i) all Material Real Estate Assets and Closing Date Mortgaged Properties and (ii) all leases, subleases or assignments of leases (together with all amendments, modifications, supplements, renewals or extensions of any thereof) affecting each Material Real Estate Asset of any Credit Party, regardless of whether such Credit Party is the landlord or tenant (whether directly or as an assignee or successor in interest) under such lease, sublease or assignment. To the knowledge of the Credit Parties, each agreement listed in clause (ii) of the immediately preceding sentence is in full force and effect and no Credit Party has knowledge of any default that has occurred and is continuing thereunder that could reasonably be expected to have a Material Adverse Effect, and each such agreement constitutes the legally valid and binding obligation of each applicable Credit Party, enforceable against such Credit Party in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles.

      4.14. ENVIRONMENTAL MATTERS. Neither Holdings nor any of its Subsidiaries nor any of their respective Facilities or operations are subject to any outstanding written order, consent decree or settlement or other agreement with any Person relating to any Environmental Law, any Environmental Claim or any Hazardous Materials Activity that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Neither Holdings nor any of its Subsidiaries has received any notice of potential responsibility or request for information under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (42 U.S.C. Section 9604) or any comparable Environmental Law that individually or in the aggregate could reasonably be expected to have a Material Adverse Effect. There are and, to each of Holdings' and its Subsidiaries' knowledge, have been no conditions, occurrences or Hazardous Materials Activities which could reasonably be expected to form the basis of an Environmental Claim against Holdings or any of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. The operations and Facilities of Holdings and its Subsidiaries are in compliance with all applicable Environmental Laws, except for any non-compliance which individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. No Lien has been recorded or registered pursuant to any Environmental Laws against any of the Facilities or other assets of Holdings of any of its Subsidiaries. Compliance with all current or reasonably foreseeable future requirements

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

pursuant to or under Environmental Laws could not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. No event or condition has occurred or is occurring with respect to Holdings or any of its Subsidiaries relating to any Environmental Law, any Release of Hazardous Materials, or any Hazardous Materials Activity which individually or in the aggregate has had, or could reasonably be expected to have, a Material Adverse Effect.

      4.15. NO DEFAULTS. Neither Holdings nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Contractual Obligations, and no condition exists which, with the giving of notice or the lapse of time or both, could constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, could not reasonably be expected to have a Material Adverse Effect.

      4.16. MATERIAL CONTRACTS. Schedule 4.16 contains a true, correct and complete list of all the Material Contracts in effect on the Closing Date, and except as described thereon, all such Material Contracts are in full force and effect and no defaults currently exist thereunder.

      4.17. GOVERNMENTAL REGULATION. Neither Holdings nor any of its Subsidiaries is subject to regulation under the U.S. Public Utility Holding Company Act of 1935, the U.S. Federal Power Act or the U.S. Investment Company Act of 1940 or under any other federal, state or provincial statute or regulation in the United States or Canada which may render all or any portion of the Obligations unenforceable. Neither Holdings nor any of its Subsidiaries is a "registered investment company" or a company "controlled" by a "registered investment company" or a "principal underwriter" of a "registered investment company" as such terms are defined in the Investment Company Act of 1940.

      4.18. MARGIN STOCK. Neither Holdings nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No part of the proceeds of any Loan or any Letter of Credit will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of, or that is inconsistent with, the provisions of the regulations of the Board of Governors of the Federal Reserve System, including Regulation T, U or X. The pledge of Collateral constituting Securities pursuant to the Collateral Documents does not violate such regulations.

      4.19. EMPLOYEE MATTERS. Neither Holdings nor any of its Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to have a Material Adverse Effect. There is (a) no unfair labor practice or related employer complaint or application for a declaration pending against Holdings or any of its Subsidiaries, or to the best knowledge of the Credit Parties, threatened against any of them before the National Labor Relations Board, the Ontario Labour Relations Board or any similar board, tribunal or agency, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement pending against Holdings or any of its Subsidiaries or to the best knowledge of the Credit Parties, threatened against any of them, in each case, that could reasonably be expected to have a Material Adverse Effect,
(b) no strike or work stoppage in existence or threatened involving Holdings or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect, and (c) to the best knowledge of the Credit Parties, no union representation question

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existing with respect to the employees of Holdings or any of its Subsidiaries and, to the best knowledge of the Credit Parties, no union organization activity that is taking place, except, with respect to any matter specified in clause
(a), (b) or (c) above, either individually or in the aggregate, such as could not reasonably be expected to have a Material Adverse Effect.

      4.20. EMPLOYEE BENEFIT PLANS. Holdings, each of its Subsidiaries and each of their respective ERISA Affiliates are in material compliance with all applicable provisions and requirements of ERISA and the Internal Revenue Code and the regulations and published interpretations thereunder with respect to each U.S. Employee Benefit Plan, and have performed all material obligations under each U.S. Employee Benefit Plan. Each U.S. Employee Benefit Plan which is intended to qualify under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the U.S. Internal Revenue Service indicating that each such plan is so qualified and to the knowledge of Holdings and each of its ERISA Affiliates, nothing has occurred subsequent to the issuance of such determination letter which would cause such U.S. Employee Benefit Plan to lose its qualified status. No material liability to the PBGC (other than required premium payments), the U.S. Internal Revenue Service, any U.S. Employee Benefit Plan or any trust established under Title IV of ERISA has been or is expected to be incurred by Holdings, any of its Subsidiaries or any of their ERISA Affiliates. No ERISA Event has occurred or is reasonably expected to occur that could reasonably be expected to have a Material Adverse Effect. Except to the extent required under Section 4980B of the Internal Revenue Code or similar state laws, no U.S. Employee Benefit Plan provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates. Each Canadian Employee Benefit Plan is and has been established, registered, qualified, administered, funded and invested in all material respects in accordance with the terms of such Canadian Employee Benefit Plan, the terms of the material documents that support such Canadian Employee Benefit Plan, any applicable collective agreement and all applicable laws. To the knowledge of the Credit Parties, no event has occurred respecting any Canadian Employee Benefit Plan which could result in the revocation of the registration of such Canadian Employee Benefit Plan or entitle any person (without consent of Holdings or Company) to wind up or terminate any Canadian Employee Benefit Plan (in whole or in part) or which could otherwise reasonably be expected to adversely affect the tax status of any Canadian Employee Benefit Plan. None of the Canadian Employee Benefit Plans provide for benefit increases or the acceleration of, or an increase in, funding obligations that are contingent upon, or will be triggered by the completion of, the transactions contemplated herein. There is no proceeding, action, suit or claim (other than routine claim for payments of benefits) pending or threatened involving any Canadian Employee Benefit Plan or its assets. The present value of the aggregate benefit liabilities under each U.S. Pension Plan sponsored, maintained or contributed to by Holdings, any of its Subsidiaries or any of their ERISA Affiliates (determined as of the end of the most recent plan year on the basis of the actuarial assumptions specified for funding purposes in the most recent actuarial valuation for such U.S. Pension Plan), did not exceed the aggregate current value of the assets of such U.S. Pension Plan in an amount that could reasonably be expected to have a Material Adverse Effect. There are no material unfunded liabilities in respect of any Canadian Pension Plan as at the date hereof including going concern unfunded liabilities, solvency, deficiencies or wind-up deficiencies, where applicable, and no Canadian Pension Plan Default Event has occurred. Neither Holdings, any Subsidiary, or any ERISA Affiliate of either, has (i) incurred a complete or partial withdrawal (within the meaning of Section 4201 or 4203, respectively) from a U.S.

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Multiemployer Plan or (ii) reasonably expects to incur a complete or partial withdrawal from a U.S. Multiemployer Plan that (in the case of (ii)) could reasonably be expected to have a Material Adverse Effect. Holdings, each of its Subsidiaries and each of their ERISA Affiliates have complied with the requirements of Section 515 of ERISA with respect to each U.S. Multiemployer Plan and are not in material "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a U.S. Multiemployer Plan. None of the Canadian Employee Benefit Plans is a Canadian Multiemployer Plan.

      4.21. CERTAIN FEES. No broker's or finder's fee or commission will be payable with respect hereto or any of the transactions contemplated hereby, except as contemplated by the Commitment Letter and the Merger Agreement.

      4.22. SOLVENCY. Each Credit Party is and, immediately following the incurrence of any Obligation by such Credit Party on any date on which this representation and warranty is made, will be, Solvent.

      4.23. RELATED AGREEMENTS.

            (a) Delivery. Holdings and Company have delivered to the Agents complete and correct copies of (i) each Related Agreement and of all exhibits and schedules thereto as of the date hereof and (ii) copies of any material amendment, restatement, supplement or other modification to or waiver of each Related Agreement entered into after the date hereof.

            (b) Representations and Warranties. Except to the extent otherwise expressly set forth herein or in the schedules hereto, and subject to the qualifications set forth therein, each of the representations and warranties given by any Credit Party in any Related Agreement is true and correct in all material respects (and any such representations and warranties that contain a materiality or Material Adverse Effect qualification shall be true and correct in all respects) as of the Closing Date (or as of any earlier date to which such representation and warranty specifically relates). Notwithstanding anything in the Related Agreement to the contrary, the representations and warranties of each Credit Party set forth in this Section 4.23 shall, solely for purposes hereof, survive the Closing Date for the benefit of Lenders.

            (c) Governmental Approvals. All material Governmental Authorizations and all other material authorizations, approvals and consents of any other Person required by the Related Agreements or to consummate the Transactions have been obtained and are in full force and effect.

            (d) Conditions Precedent. On the Closing Date, (i) all of the conditions to effecting or consummating the Transactions set forth in the Related Agreements (other than the Intercompany Debt Documents) have been duly satisfied or, with the consent of the Agents, waived, and (ii) such Transactions have been consummated in accordance with the Related Agreements and all material applicable laws.

      4.24. COMPLIANCE WITH STATUTES, ETC. Each of Holdings and its Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all Governmental Authorities, in respect of the conduct of its business and the ownership of its property (including compliance with all applicable Environmental Laws with

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respect to any Real Estate Asset or governing its business and the requirements of any Governmental Authorizations issued under such Environmental Laws with respect to any such Real Estate Asset or the operations of Holdings or any of its Subsidiaries), except such non-compliance that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

      4.25. DISCLOSURE. No representation or warranty of any Credit Party contained in any Credit Document or in any other documents, certificates or written statements furnished to Lenders by or on behalf of Holdings or any of its Subsidiaries for use in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact (known to Holdings or Company, in the case of any document not furnished by either of them) necessary in order to make the statements contained herein or therein not materially misleading in the light of the circumstances in which the same were made. Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by Holdings or Company to be reasonable at the time made, it being recognized by Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results.

      4.26. INTELLECTUAL PROPERTY.

            (a) Ownership/No Claims. Each Credit Party owns, or is licensed to use, all patents, patent applications, trademarks, trade names, service marks, copyrights, technology, trade secrets, proprietary information, domain names, know-how and processes necessary for the conduct of its business as currently conducted (the "INTELLECTUAL PROPERTY"), except for those the failure to own or license which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. Except as set forth on Schedule 4.26, no claim has been asserted and is pending by any person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does any Credit Party know of any valid basis for any such claim. The use of such Intellectual Property by each Credit Party does not infringe the rights of any person, except for such claims and infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

            (b) Registrations. Except pursuant to licenses and other user agreements entered into by each Credit Party in the ordinary course of business that are listed in Schedules 14(a) and 14(b) to the Perfection Certificate, on and as of the Closing Date (i) each Credit Party owns and possesses the right to use, and has done nothing to authorize or enable any other person to use, any copyright, patent or trademark listed in Schedules 14(a) and 14(b) to the Perfection Certificate and (ii) all registrations listed in Schedules 14(a) and 14(b) to the Perfection Certificate are valid and in full force and effect.

            (c) No Violations or Proceedings. To each Credit Party's knowledge, on and as of the date hereof, there is no violation by others of any right of such Credit Party with respect to any copyright, patent or trademark listed in Schedules 14(a) and 14(b) to the Perfection Certificate pledged by it under the name of such Credit Party except as could not reasonably be expected to have a Material Adverse Effect.

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      4.27. ANTI-TERRORISM LAW.

            (a) Compliance with Law. No Credit Party and, to the knowledge of the Credit Parties, none of its Affiliates is in violation of any laws relating to terrorism or money laundering ("ANTI-TERRORISM LAWS"), including Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (the "EXECUTIVE ORDER"), and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56.

            (b) Prohibited Lists. No Credit Party and to the knowledge of the Credit Parties, no Affiliate of any Credit Party acting or benefiting in any capacity in connection with the Loans is any of the following:

                  (i) a person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;

                  (ii) a person owned or controlled by, or acting for or on behalf of, any person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;

                  (iii) a person with which any Lender is prohibited from
            dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;

                  (iv) a person that commits, threatens or conspires to commit or supports "terrorism" as defined in the Executive Order; or

                  (v) a person that is named as a "specially designated national and blocked person" on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control ("OFAC") at its official website or any replacement website or other replacement official publication of such list.

            (c) Relationships. No Credit Party (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any person described in paragraph (b) above, (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order, or (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

      4.28. SUBORDINATION OF SENIOR SUBORDINATED NOTES. The Obligations and the Guaranteed Obligations are "Senior Debt" and "Designated Senior Debt" within the meaning of the Senior Subordinated Notes Indenture.

SECTION 5. AFFIRMATIVE COVENANTS

      Each Credit Party covenants and agrees that so long as any Commitment is in effect and until payment in full of all Obligations (other than contingent Obligations that constitute indemnification obligations that survive termination of this Agreement) and cancellation,

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collateralization in accordance with Section 2.5(n) or expiration of all Letters of Credit, each Credit Party shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 5.

      5.1. FINANCIAL STATEMENTS AND OTHER REPORTS. Holdings, or Company, as applicable, will deliver to Administrative Agent and Collateral Agent (and, upon receipt thereof, Administrative Agent shall promptly furnish to the Lenders):

            (a) Monthly Reports. As soon as available, and in any event within 40 days after the end of each month ending after the Closing Date, the consolidated balance sheet of Holdings and its Subsidiaries as at the end of such month and the related consolidated statements of income, stockholders' equity and cash flows of Holdings and its Subsidiaries for such month and for the period from the beginning of the then current Fiscal Year to the end of such month, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year (commencing with the monthly financial statements delivered for the calendar month ending March 31, 2005) and the corresponding figures from the Financial Plan for the current Fiscal Year, to the extent prepared on a monthly basis, all in reasonable detail, together with a Financial Officer Certification;

            (b) Quarterly Financial Statements. As soon as available, and in any event within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, the consolidated balance sheet of Holdings and its Subsidiaries as at the end of such Fiscal Quarter and the related consolidated statements of income, stockholders' equity and cash flows of Holdings and its Subsidiaries for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year (provided that figures from periods prior to the Closing Date may be adjusted by Holdings from Canadian generally accepted accounting principles) and the corresponding figures from the Financial Plan for the current Fiscal Year, all in reasonable detail, together with a Financial Officer Certification and a Narrative Report with respect thereto;

            (c) Annual Financial Statements. As soon as available, and in any event within 110 days after the end of each Fiscal Year, (i) the consolidated balance sheet of Holdings and its Subsidiaries as at the end of such Fiscal Year and the related consolidated statements of income, stockholders' equity and cash flows of Holdings and its Subsidiaries for such Fiscal Year, setting forth in comparative form the corresponding figures for the previous Fiscal Year and the corresponding figures from the Financial Plan for the current Fiscal Year, in reasonable detail, together with a Financial Officer Certification and a Narrative Report with respect thereto; and (ii) with respect to such consolidated financial statements reports thereon of KPMG LLP or other independent certified public accountants of recognized national standing selected by Holdings, and reasonably satisfactory to Administrative Agent (which report shall be unqualified as to going concern and scope of audit, and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of Holdings and its Subsidiaries as at the dates indicated and the results of their operations

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      and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards) together with a written statement by such independent certified public accountants stating (1) that their audit examination has included a review of the terms of the Credit Documents and (2) whether, in connection therewith, any condition or event that constitutes a Default or an Event of Default has come to their attention and, if such a condition or event has come to their attention, specifying the nature and period of existence thereof, with respect to any covenants set forth in Section 6.8;

            (d) Compliance Certificate. Together with each delivery of financial statements pursuant to Sections 5.1(b) and 5.1(c), a duly executed and completed Compliance Certificate;

            (e) Statements of Reconciliation After Change in Accounting Principles. If, as a result of any change in accounting principles and policies from those used in the preparation of the Historical Financial Statements, the consolidated financial statements delivered pursuant to
      Section 5.1(b) or 5.1(c) will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such Sections had no such change in accounting principles and policies been made, then, together with the first delivery of such financial statements after such change, one or more statements describing such change, and, if requested by Administrative Agent, reconciliation to the prior financial statements, all in form and substance reasonably satisfactory to Administrative Agent;

            (f) Notice of Default. Promptly upon any Authorized Officer of any Credit Party obtaining knowledge (i) of any condition or event that constitutes a Default or an Event of Default or that notice has been given to Holdings or any of its Subsidiaries with respect thereto; (ii) that any Person has given any notice to Holdings or any of its Subsidiaries or taken any other action with respect to any event or condition set forth in
      Section 8.1(b); or (iii) of the occurrence of any event, condition or change that has caused or evidences, or could reasonably be expected to have, either in any case or in the aggregate, a Material Adverse Effect, a certificate of its Authorized Officers specifying the nature and period of existence of such condition, event or change, or specifying the notice given and action taken by any such Person and the nature of such claimed Event of Default, Default, default, event or condition, and what action Company has taken, is taking and proposes to take with respect thereto;

            (g) Notice of Litigation. Promptly upon any Authorized Officer of any Credit Party obtaining knowledge of (i) the institution of, or non-frivolous threat of, any Adverse Proceeding not previously disclosed in writing by Company to Lenders, or (ii) any material development in any Adverse Proceeding that, in the case of either (i) or (ii) if adversely determined, could be reasonably expected to have a Material Adverse Effect, or seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby, written notice thereof

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      together with such other information as may be reasonably available to the
      Credit Parties to enable Lenders and their counsel to evaluate such matters;

            (h) ERISA. (i) Promptly upon, and in any case within ten (10) Business Days after becoming aware of the occurrence of or forthcoming occurrence of any ERISA Event or a Canadian Pension Plan Default Event, a written notice specifying the nature thereof, what action Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the U.S. Internal Revenue Service, Canada Customs and Revenue Agency, the U.S. Department of Labor, the relevant provincial pension regulator, the PBGC or the PBGF with respect thereto; and (ii) with reasonable promptness, copies of (1) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) and each actuarial report filed by Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates with the U.S. Internal Revenue Service, Canada Customs and Revenue Agency or the relevant provincial pension regulator with respect to each Pension Plan; (2) all notices received by Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates from a Multiemployer Plan sponsor concerning an ERISA Event; and (3) copies of such other documents or governmental reports or filings relating to any Employee Benefit Plan as Administrative Agent shall reasonably request;

            (i) Financial Plan. As soon as practicable and in any event no later than thirty days after the beginning of each Fiscal Year, a consolidated plan and financial forecast for such Fiscal Year (a "FINANCIAL PLAN"), including (i) a forecasted consolidated balance sheet and forecasted consolidated statements of income and cash flows of Holdings and its Subsidiaries for such Fiscal Year and an explanation of the assumptions on which such forecasts are based and (ii) forecasted consolidated statements of income and cash flows of Holdings and its Subsidiaries for each month of the upcoming Fiscal Year;

            (j) Insurance Report. Not less frequently than once each Fiscal Year, a report in form and substance satisfactory to Administrative Agent outlining all material insurance coverage maintained as of the date of such report by Holdings and its Subsidiaries and all material insurance coverage planned to be maintained by Holdings and its Subsidiaries in the immediately succeeding Fiscal Year;

            (k) Notice Regarding Material Contracts. Promptly, and in any event within ten Business Days, after any Material Contract of Holdings or any of its Subsidiaries is terminated, expired or amended in a manner that is materially adverse to Holdings or such Subsidiary, as the case may be a written statement describing such event, with copies of such material amendments, delivered to Administrative Agent (to the extent such delivery is permitted by the terms of any such Material Contract, provided no such prohibition on delivery shall be effective if it were bargained for by Holdings or its applicable Subsidiary with the intent of avoiding compliance with this Section 5.1(k)), and an explanation of any actions being taken with respect thereto;

            (l) Environmental Reports and Audits. As soon as practicable following receipt thereof, copies of all environmental audits and reports (whether generated internally or by a third party, including a Governmental Authority) with respect to

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      environmental matters at any Facility or which relate to any actual or potential environmental liabilities of Holdings or its Subsidiaries which, in any such case, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect; and

            (m) Chief Executive Office; Change of Name; Jurisdiction of Organization.

                  (i) The exact legal name, type of organization, jurisdiction of organization, organizational identification number (if any) and chief executive office of such Pledgor is indicated next to its name in Schedule 1 or 2(a) of the Perfection Certificate, as applicable. Such Pledgor shall not (a) change its corporate or other organizational name, (b) establish any other location where non-real property Collateral is maintained, (c) change its identity or type of organization or corporate structure, (d) change its organizational identification number (including, without limitation, by merging with or into or amalgamating with any other entity, reorganizing, dissolving, liquidating, reincorporating or incorporating in any other jurisdiction) until (A) in the case of clauses (a), (c) and (d), it shall have given Collateral Agent not less than 15 days' prior written notice of its intention so to do, clearly describing such change and providing such other information in connection therewith as Collateral Agent may reasonably request, and (B) with respect to such change, such Pledgor shall have taken all action reasonably satisfactory to Collateral Agent to maintain the perfection and priority of the security interest of Collateral Agent for the benefit of the Secured Parties in the Collateral intended to be granted hereby. Each Pledgor agrees to promptly provide Collateral Agent with certified organizational documents reflecting any of the changes described in the preceding sentence.

                  (ii) Each Pledgor agrees to maintain, at its own cost and expense, such complete and accurate records with respect to the Collateral owned by it as is necessary to generate financial statements required hereunder, but in any event to include complete accounting records as required by this Agreement, and, at such time or times as Collateral Agent may reasonably request, promptly to prepare and deliver to Collateral Agent a duly certified schedule or schedules in form and detail reasonably satisfactory to Collateral Agent showing in summary form the identity, amount and location of any and all Collateral. In the event that any Pledgor or any of its Subsidiaries keeps in the Province of Quebec any such records, such Pledgor or Subsidiary shall, if requested by Collateral Agent, keep on computer disks or tapes a duplicate of such records at a location outside the Province of Quebec in a jurisdiction in which Collateral Agent has confirmed that it has perfected security in such records.

            (n) Annual Collateral Verification. Each year, at the time of delivery of annual financial statements with respect to the preceding Fiscal Year pursuant to Section 5.1(c), Company shall deliver to Collateral Agent an Officer's Certificate either confirming that there has been no change in such information since the date of the Perfection Certificate delivered on the Closing Date or the date of the most recent

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      certificate delivered pursuant to this Section and/or identifying such changes through a Perfection Certificate Supplement.

            (o) Other Information. (A) Promptly upon their becoming available, copies of (i) all financial statements, reports, notices and proxy statements sent or made available generally by MAAX Holdings to its security holders acting in such capacity and (ii) all regular and periodic reports and all registration statements and prospectuses, if any, filed by any Parent Company or any of its Subsidiaries with any securities exchange or with the Securities and Exchange Commission or other securities commission or any governmental or private regulatory authority, and (B) such other information and data with respect to any Parent Company or any of its Subsidiaries as from time to time may be reasonably requested by Administrative Agent, any Initial Agent or any Lender through Administrative Agent.

      5.2. EXISTENCE. Except as otherwise permitted under Section 6.9, each Credit Party will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect its existence and all rights and franchises, licenses and permits material to its business; provided (x) no Subsidiary of Holdings (other than Company) shall be required to preserve its existence, and (y) no Credit Party or any of its Subsidiaries shall be required to preserve any such right or franchise, licenses and permits if, in any case of clause (x) or (y), such Person's Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of such Person, and that the loss thereof is not disadvantageous in any material respect to the Credit Parties and their Subsidiaries, taken as a whole, or to Lenders.

      5.3. PAYMENT OF TAXES AND CLAIMS. Each Credit Party will, and will cause each of its Subsidiaries to, pay all material Taxes imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty or fine accrues thereon, and all claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided no such Tax or claim need be paid if it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as (a) adequate reserve or other appropriate provision, as shall be required in conformity with GAAP shall have been made therefor, (b) in the case of a Tax or claim which has or may become a Lien against any of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such Tax or claim and
(c) such Tax or claim could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

      5.4. MAINTENANCE OF PROPERTIES. Each Credit Party will, and will cause each of its Subsidiaries to, maintain or cause to be maintained, all material properties used in the businesses of Holdings and its Subsidiaries in such manner as is necessary to properly conduct such businesses.

      5.5. INSURANCE. Holdings will maintain or cause to be maintained, with financially sound and reputable insurers, such public liability insurance, third party property damage insurance, business interruption insurance and casualty insurance with respect to liabilities, losses or damage in respect of the assets, properties and businesses of Holdings and its

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Subsidiaries as may customarily be carried or maintained under similar circumstances by Persons engaged in similar businesses, in each case in such amounts (giving effect to self-insurance), with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for such Persons. Without limiting the generality of the foregoing, Holdings will maintain or cause to be maintained (a) flood insurance with respect to each Flood Hazard Property, if any, that is located in a community that participates in the National Flood Insurance Program, in each case in compliance with any applicable regulations of the Board of Governors of the Federal Reserve System, and (b) replacement value casualty insurance on the Collateral under such policies of insurance, with such insurance companies, in such amounts, with such deductibles, and covering such risks as are at all times carried or maintained under similar circumstances by Persons engaged in similar businesses. Each such policy of insurance shall (i) name Collateral Agent, on behalf of Lenders as an additional insured thereunder as its interests may appear and (ii) in the case of each casualty insurance policy, contain a loss payable clause or endorsement, reasonably satisfactory in form and substance to Collateral Agent, that names Collateral Agent, on behalf of Lenders as the loss payee thereunder and provides for at least thirty days' prior written notice to Collateral Agent of any modification or cancellation of such policy.

      5.6. INSPECTIONS. Each Credit Party will, and will cause each of its Subsidiaries to, permit any authorized representatives designated by Administrative Agent, Syndication Agent or any Lender to visit and inspect any of the properties of any Credit Party and any of its respective Subsidiaries, to inspect, copy and take extracts from its and their financial and accounting records, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants, all upon reasonable notice and at such reasonable times during normal business hours and as often as may reasonably be requested; provided that (i) the Lenders shall be limited to one visit per property per Fiscal Year (excluding any visits during an Event of Default), (ii) all visits by Lenders shall be coordinated through Administrative Agent and, other than visits during an Event of Default, shall be at the expense of the applicable Lenders and (iii) management shall have the opportunity to be present at discussions with independent public accountants.

      5.7. LENDERS MEETINGS. Holdings and Company will, upon the request of Administrative Agent or Requisite Lenders, participate in a meeting of Administrative Agent and Lenders once during each Fiscal Year to be held at Company's corporate offices (or at such other location as may be agreed to by Company and Administrative Agent) at such time as may be agreed to by Company and Administrative Agent.

      5.8. COMPLIANCE WITH LAWS. Each Credit Party will comply, and shall cause each of its Subsidiaries to comply, with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority (including all Environmental Laws), noncompliance with which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

      5.9.  ENVIRONMENTAL.

            (a) Environmental Disclosure. Each Credit Party will deliver to Administrative Agent:

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                  (i)   within a reasonable time after receipt thereof, copies
            of all environmental audits, investigations, analyses and reports of any kind or character, whether prepared by personnel of Holdings or any of its Subsidiaries or by independent consultants, Governmental Authorities or any other Persons, with respect to actually or potentially significant environmental matters related to past or current operations at any Facility or with respect to any Environmental Claims that could reasonably be expected to result in a Material Adverse Effect;

                  (ii) within a reasonable time after the occurrence thereof, written notice describing in reasonable detail (1) any Release required to be reported to any Governmental Authority under any Environmental Law that could reasonably be expected to result in liabilities greater than U.S.$1.0 million, (2) any remedial action taken by Holdings, any of its Subsidiaries or any other Person in response to (A) any Hazardous Materials Activities the existence of which has a reasonable possibility of resulting in one or more Environmental Claims having, individually or in the aggregate, a Material Adverse Effect, or (B) any Environmental Claims that, individually or in the aggregate, have a reasonable possibility of resulting in a Material Adverse Effect, and (3) any discovery by an Authorized Officer of any Credit Party of any occurrence or condition on any real property adjoining or in the vicinity of any Facility that could reasonably be expected to cause such Facility or any part thereof to be subject to any material restrictions on the ownership, occupancy, transferability or use thereof under any Environmental Laws;

                  (iii) within a reasonable time after the sending or receipt thereof by Holdings or any of its Subsidiaries, a copy of any and all written communications with respect to (1) any Environmental Claims that, individually or in the aggregate, have a reasonable possibility of giving rise to a Material Adverse Effect, (2) any Release required to be reported to any Governmental Authority under any Environmental Law that could reasonably be expected to result in liabilities greater than U.S.$1.0 million, and (3) any request for information from any Governmental Authority that suggests it is investigating or conducting an inspection to determine whether Holdings or any of its Subsidiaries may be potentially responsible for any Hazardous Materials Activity that could reasonably be expected to have a Material Adverse Effect;

                  (iv)  prompt written notice describing in reasonable detail
            (1) any proposed acquisition of stock, assets, or property by Holdings or any of its Subsidiaries that could reasonably be expected to (A) expose Holdings or any of its Subsidiaries to, or result in, Environmental Claims that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or
            (B) affect the ability of Holdings or any of its Subsidiaries to maintain in full force and effect all material Governmental Authorizations required under any Environmental Laws for their respective operations and (2) any proposed action to be taken by Holdings or any of its Subsidiaries to modify current operations in a manner that could reasonably be expected to subject Holdings or any of its Subsidiaries to any additional obligations or requirements under any

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            Environmental Laws that could reasonably be expected to have a
            Material Adverse Effect; and

                  (v) with reasonable promptness, such other documents and information as from time to time may be reasonably requested by Administrative Agent in relation to any matters disclosed pursuant to this Section 5.9(a).

            (b) Hazardous Materials Activities, Etc. Each Credit Party shall promptly take, and shall cause each of its Subsidiaries promptly to take, any and all actions necessary to (i) cure any violation of Environmental Laws by such Credit Party or its Subsidiaries that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and (ii) make an appropriate response to any Environmental Claim against such Credit Party or any of its Subsidiaries and discharge any obligations it may have to any Person thereunder where failure to do so could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

            (c) Failure of Environmental Compliance. If an Event of Default caused by reason of a breach of Section 4.14 or Section 5.9(a) or 5.9(b) shall have occurred and be continuing for more than 30 days without the applicable Credit Parties commencing activities reasonably likely to cure such Event of Default, Company shall, at the written request of Administrative Agent, provide to Administrative Agent as soon as practicable after such request, at the expense of the Credit Parties, an environmental assessment report regarding the matters which are the subject of such Event of Default, including, where appropriate, any soil and/or groundwater sampling, prepared by a reputable environmental consulting firm and, in the form and substance, reasonably acceptable to Administrative Agent and indicating the presence or absence of Hazardous Materials and the estimated cost of any compliance or Response to address them.

      5.10. SUBSIDIARIES.

            (a) In the event that any Person becomes a wholly-owned Domestic Subsidiary of Holdings, Holdings shall (a) promptly cause such Domestic Subsidiary to become a Guarantor hereunder and a Pledgor under the Security Agreements by executing and delivering to Administrative Agent and Collateral Agent a Counterpart Agreement, and (b) take all such actions and execute and deliver, or cause to be executed and delivered, all such documents, instruments, agreements, and certificates as are similar to those described in Sections 3.1(b), 3.1(g), 3.1(h) and 3.1(j). In the event that any Person becomes a Foreign Subsidiary of Holdings, and the ownership interests of such Foreign Subsidiary are owned by Holdings or by any Domestic Subsidiary thereof, Holdings shall, or shall cause such Domestic Subsidiary to, deliver all such documents, instruments, agreements and certificates as are similar to those described in
Section 3.1(b), and Holdings shall take, or shall cause such Domestic Subsidiary to take, all of the actions referred to in Section 3.1(h)(i) necessary to grant and to perfect a First Priority Lien in favor of Collateral Agent, for the benefit of Secured Parties, under the applicable Security Agreement in 65% of such ownership interests. With respect to each such Subsidiary, Holdings shall promptly send to Administrative Agent written notice setting forth with respect to such Person (i) the date on which such Person became a Subsidiary of Holdings, and (ii) all of the data required to be set forth in Schedules 4.1 and
4.2 with respect to all Subsidiaries of Holdings;

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provided such written notice shall be deemed to supplement Schedules 4.1 and 4.2 for all purposes hereof.

            (b) Subject to this Section 5.10, with respect to any property (other than any Real Estate Asset) acquired after the Closing Date by any Credit Party that is intended to be subject to the Lien created by any of the Collateral Documents but is not so subject, promptly (and in any event within 60 days after the acquisition thereof) (i) execute and deliver to Administrative Agent and Collateral Agent such amendments or supplements to the relevant Collateral Documents or such other documents as Administrative Agent or Collateral Agent shall deem necessary or advisable to grant to Collateral Agent, for the benefit of the Secured Parties, a Lien on such property subject to no Liens other than Permitted Liens, and (ii) take all actions necessary to cause such Lien to be duly perfected to the extent required by such Security Document in accordance with all applicable requirements of law, including the filing of financing statements in such jurisdictions as may be reasonably requested by Administrative Agent. Company shall otherwise take such actions and execute and/or deliver to Collateral Agent such documents as Administrative Agent or Collateral Agent shall require to confirm the validity, perfection and priority of the Lien of the Collateral Documents against such after-acquired properties.

            (c) At its sole discretion, Company shall have the ability to cause any of its Subsidiaries that is not a Guarantor and that does not otherwise need to be made a Guarantor pursuant to this Section 5.10 to become a Guarantor hereunder and a Pledgor under the Security Agreements.

      5.11. ADDITIONAL REAL ESTATE ASSETS.

            (a) In the event that (i) any Credit Party acquires a Material Real Estate Asset or (ii) any Real Estate Asset owned by any Credit Party becomes a Material Real Estate Asset, and such interest has not otherwise been made subject to the Lien of the Collateral Documents in favor of Collateral Agent, for the benefit of Secured Parties, then such Credit Party, within 30 days (or such later date as is acceptable to Administrative Agent) after the date of such acquisition or the date on which such Real Estate Asset becomes a Material Real Estate Asset, shall take all such actions and execute and deliver, or cause to be executed and delivered, all such mortgages, documents, instruments, agreements, opinions and certificates similar to those described in Sections 3.1(g) and (j) with respect to each such Material Real Estate Asset that Collateral Agent shall reasonably request to create in favor of Collateral Agent, for the benefit of Secured Parties, a valid and, subject to any filing and/or recording and/or registration referred to herein, perfected First Priority security interest in such Material Real Estate Assets, subject to no Liens other than the Permitted Collateral Liens; provided that (x) in no event shall any Credit Party be required to determine whether a Real Estate Asset is a Material Real Estate Asset other than at the time of acquisition thereof or at the time of delivery of an Officer's Certificate pursuant to Section 5.1(n) and
(y) the use of current insurance company valuations with respect to the replacement value of a Real Estate Asset that are believed in good faith by a Credit Party to be reasonable shall be conclusive as to the fair market value of such asset.

            (b) At all times, Collateral Agent shall have, for the benefit of the Secured Parties, (x) a Mortgage Lien on or (y) with respect to Leasehold Properties, a Landlord Personal

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Property Collateral Access Agreement with respect to, Real Estate Assets where at least 50% of the book value of the total consolidated inventory of Holdings and its Subsidiaries is located; provided that in no event shall Company be required to determine whether the foregoing requirement is met other than at the time of delivery of an Officer's Certificate pursuant to Section 5.1(n). In the event that the foregoing requirement is not met, the Credit Parties shall take all such actions and execute and deliver, or cause to be executed and delivered, all such mortgages, documents, instruments, agreements, opinions and certificates similar to those described in Sections 3.1(g), (h) and (j) to the extent applicable, that Collateral Agent shall reasonably request and, if such requirement is to be met by the delivery of a mortgage or similar document, necessary to create in favor of Collateral Agent, for the benefit of Secured Parties, a valid and, subject to any filing and/or recording referred to herein, perfected First Priority Mortgage Lien on any such Real Estate Asset.

      5.12. INTEREST RATE PROTECTION. No later than 60 days following the Closing Date and at all times thereafter, Company shall maintain, or caused to be maintained, in effect one or more Interest Rate Agreements for a term of not less than 3 years and otherwise in form and substance reasonably satisfactory to the Agents, which Interest Rate Agreements shall contain terms and conditions that result in at least 50% of the aggregate principal amount of Consolidated Total Debt outstanding at the Closing Date being effectively subject to a fixed or maximum interest rate acceptable to the Agents.

      5.13. FURTHER ASSURANCES. At any time or from time to time upon the request of Administrative Agent, each Credit Party will, at its expense, promptly execute, acknowledge and deliver such further documents and do such other acts and things as Administrative Agent or Collateral Agent may reasonably request in order to effect fully the purposes of the Credit Documents. In furtherance and not in limitation of the foregoing, each Credit Party shall take such actions as Administrative Agent or Collateral Agent may reasonably request from time to time to ensure that the Obligations are guarantied by the Guarantors and are secured by substantially all of the assets of Holdings, its Subsidiaries and all of the outstanding Capital Stock of Company and its Subsidiaries (subject to limitations contained in the Credit Documents with respect to Foreign Subsidiaries).

      5.14. LEASEHOLD PROPERTIES.

            (a) For sixty days after the Closing Date, the Credit Parties shall use commercially reasonable efforts to obtain Landlord Personal Property Collateral Access Agreements with respect to the Keystone Properties.

            (b) The Credit Parties shall use commercially reasonable efforts to obtain Landlord Personal Property Collateral Access Agreements with respect to (i) the BAL Properties at any time when any such property's lease comes up for renewal and (ii) any Leasehold Properties acquired after the Closing Date where more than Can$1.0 million of inventory is reasonably expected to be held; provided that the amount of such inventory need only be calculated at the signing of any such lease and at the date of delivery of an Officer's Certificate pursuant to Section 5.1(n). Notwithstanding the foregoing, the Credit Parties need not comply with Section 5.14(b)(ii) as long as the covenant in Section 5.11(b) would be satisfied if such covenant contained a 75% requirement instead of a 50% requirement.

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            (c)   If the real property located at 640 Route Cameron, Ste-Marie,
Quebec, G6E 1B2, is still owned by a Credit Party eighteen months after the Closing Date, then at such time the applicable Credit Party shall grant to Collateral Agent for the benefit of the Secured Parties a First Priority Mortgage Lien on such real property and shall take or cause actions necessary to execute and deliver to Collateral Agent items similar to those described in
Section 3.1(g) or (j) to the extent applicable.

      5.15. POST-CLOSING OBLIGATIONS.

            (a)   Company shall, and shall cause Canadian Holding Company to:

                  (i) forward to Collateral Agent and its counsel promptly upon receipt any responses which are received in respect of any off-title searches relating to the Closing Date Mortgaged Properties located in Canada (the "OFF-TITLE SEARCHES") for which responses have not been received as of the Closing Date as identified in the off-title search reports attached as a schedule to the title opinions for such properties delivered under Section 3.1(g)(ii);

                  (ii) take such actions as Collateral Agent may reasonably require to resolve, to the satisfaction of Collateral Agent, acting reasonably, any outstanding issues that are revealed by the Off-Title Searches, including those issues, if any, identified in the off-title search reports attached as a schedule to the title opinions delivered under Section 3.1(g)(ii) for the Closing Date Mortgaged Properties located in Canada or in any response received subsequent to the Closing Date in respect of any Off-Title Searches for which a response had not been received by the Closing Date; and

                  (iii) register a discharge of Easement KM17568 from title to the Closing Date Mortgaged Property located at 4225 Spallumcheen Drive, Armstrong, British Columbia and provide evidence thereof to Collateral Agent and its counsel as soon as possible and in any event within 30 days after the Closing Date.

            (b) The applicable Credit Party shall obtain and deliver to Collateral Agent, within ten (10) Business Days after the Closing Date, unless waived or extended by Collateral Agent in its sole discretion (x) a survey for the Closing Date Mortgaged Properties located at 1001 North Oak Road, Plymouth, Indiana and 2011 Mid Atlantic Parkway, Martinsburg, West Virginia and (y) such affidavits or other documents requested by the title company, each in form and substance suitable to the title company to induce it to remove the standard survey exceptions from the Title Policy and issue survey related endorsements.

            (c) The applicable Credit Party shall obtain, file of record with the applicable recording office and provide proof of filing to Collateral Agent, within thirty (30) days after the Closing Date, unless waived or extended by Collateral Agent in its sole discretion, a satisfaction of that certain Deed of Trust, Assignment of Rents and Security Agreement dated April 3, 1998, between Maax-Hydro Swirl Manufacturing Corp. and Maax, Inc., recorded on April 8, 1998 in the real estate records of Whatcom County Washington under document number 1980400639,

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

and UCC-3 terminations of the filings made in Lowndes County Georgia at Deed Book 1247 Page 31, Deed Book 1260 Page 360, Deed Book 1544 Page 022, Deed Book 1636 Page 336 and Deed Book 1636 Page 340.

SECTION 6. NEGATIVE COVENANTS

      Each Credit Party covenants and agrees that, so long as any Commitment is in effect and until payment in full of all Obligations (other than contingent Obligations that constitute indemnification obligations that survive termination of this Agreement) and cancellation, collateralization in accordance with
Section 2.5(n) or expiration of all Letters of Credit, such Credit Party shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 6.

      Each Parent Company (other than Holdings) covenants and agrees that, so long as any Commitment is in effect and until payment in full of all Obligations (other than contingent Obligations that constitute indemnification obligations that survive termination of this Agreement) and cancellation, collateralization in accordance with Section 2.5(n) or expiration of all Letters of Credit, such Parent Company shall comply with the terms and provisions of Section 6.12.

      6.1. INDEBTEDNESS. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to any Indebtedness or issue any Preferred Stock, except:

            (a)   the Obligations;

            (b)   Indebtedness or Preferred Stock permitted by Sections 6.7(b),
      (d) or (h);

            (c)   (i)   the Senior Subordinated Notes issued on the Closing Date
            and senior subordinated guarantees thereof by the Guarantors and additional Senior Subordinated Notes issued after the Closing Date under the Senior Subordinated Notes Indenture and senior subordinated guarantees thereof by the Guarantors,

                  (ii) Senior Subordinated Notes issued by Company and senior subordinated guarantees issued by the Guarantors in exchange for Senior Subordinated Notes issued in a private placement and guarantees referenced in clause (i) pursuant to an "A/B" exchange offer; and

                  (iii) so long as no Event of Default is continuing, Permitted
            Refinancing Indebtedness in respect of Indebtedness permitted by clause (i) or (ii) above;

            (d) Indebtedness or Preferred Stock incurred by Company or any of its Subsidiaries consisting of guarantees, earn-outs, indemnities or obligations in respect of purchase price adjustments in connection with the disposition of assets, including, without limitation, shares of Capital Stock; provided that the maximum aggregate liability in respect of all such obligations outstanding under this clause (d) shall at no time exceed the gross proceeds actually received by Company and its Subsidiaries in connection with such disposition;

            (e) Indebtedness in respect of workers' compensation claims, self-insurance obligations, bankers' acceptances, bids, performance, completion, appeal and surety bonds or guarantees, and similar types of obligations in the ordinary course of business;

            (f) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within five business days;

            (g) guaranties by Company of Indebtedness of a Guarantor Subsidiary or guaranties by a Subsidiary of Company of Indebtedness of Company or a Guarantor Subsidiary, in each case, with respect to Indebtedness otherwise permitted to be incurred pursuant to this Section 6.1;

            (h) Indebtedness described in Schedule 6.1, but not any extensions, renewals or replacements of such Indebtedness except (i) renewals and extensions expressly provided for in the agreements evidencing any such Indebtedness as the same are in effect on the date of this Agreement and (ii) Permitted Refinancing Indebtedness in respect thereof;

            (i) Indebtedness with respect to Capital Leases, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation or improvement of property, plant or equipment used or useful in the business of Company or any of its Subsidiaries, and refinancings thereof, in an aggregate amount not to exceed U.S.$10.0 million at any time outstanding;

            (j) liabilities under factoring agreements the sales of accounts receivable pursuant to which are permitted by Section 6.9(j), to the extent required to be reflected as Indebtedness in accordance with GAAP;

            (k)   liabilities under Hedge Agreements;

            (l)   Holdings may issue Qualified Capital Stock; and

            (m) other Indebtedness or Preferred Stock of Holdings and its Subsidiaries, in an aggregate amount not to exceed U.S.$20.0 million at any time outstanding.

      6.2. LIENS. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of Holdings or any of its Subsidiaries, whether now owned or hereafter acquired, or any income or profits therefrom, or file or authorize the filing of, or authorize to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the UCC of any State, the PPSA of any Province or under any similar recording or notice statute, except:

            (a) Liens in favor of Collateral Agent for the benefit of Secured Parties granted pursuant to any Credit Document;

            (b) Liens for Taxes if not yet due or if obligations with respect to such Taxes are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted (which proceedings contesting such Liens shall have the effect of staying the sale or forfeiture of any portion of the Collateral on account of such Liens), so long as reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts;

            (c) statutory Liens of landlords, of carriers, warehousemen, mechanics, repairmen, suppliers, workmen and materialmen, and other Liens imposed by law (other than any such Lien imposed pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or by ERISA), in each case incurred in the ordinary course of business (i) for amounts not yet overdue or (ii) for amounts that are delinquent and that (in the case of any such amounts delinquent for a period in excess of five days) are being contested in good faith by appropriate proceedings (which proceedings contesting such Liens shall have the effect of staying the sale or forfeiture of any portion of the Collateral on account of such Liens), so long as such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts;

            (d) Liens incurred in the ordinary course of business in connection with workers' compensation, unemployment insurance, vacation pay and other types of social security, or to secure the performance of tenders, statutory obligations, completion, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money or other Indebtedness), so long as no foreclosure, sale or similar proceedings have been commenced on account thereof (i) with respect to any Real Estate Asset or (ii) that could reasonably be expected to result in a Material Adverse Effect;

            (e) easements, rights-of-way, restrictions, encroachments, and other minor defects or irregularities in title, in each case which do not and will not interfere in any material respect with the ordinary conduct of the businesses of Holdings and its Subsidiaries at the property affected thereby;

            (f) any interest or title of a lessor or sublessor under any lease of real estate or personal property permitted hereunder entered into in the ordinary course of business; provided, however, with respect to any properties acquired by a Credit Party after the Closing Date which are mortgaged under Section 5.11, and which are encumbered by existing Lease(s) on the date of such acquisition, such Lease(s) shall be Permitted Liens and Permitted Collateral Liens so long as (i) such Lease(s) are subordinate by their terms to the Mortgage with respect to such Real Estate Asset, or (ii) the applicable Credit Party obtains a subordination, non-disturbance and attornment agreement from each tenant thereunder in form and substance reasonably satisfactory to Collateral Agent or (iii) the applicable Credit Party is unable to obtain such subordination, non-disturbance and attornment agreement despite its commercially reasonable efforts to do so and the Lease is otherwise reasonably satisfactory to Collateral Agent;

            (g) Liens solely on any cash earnest money deposits made by Holdings or any of its Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;

            (h) purported Liens evidenced by the filing of precautionary UCC or PPSA financing statements relating solely to operating leases of personal property entered into in the ordinary course of business;

            (i) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

            (j) any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property;

            (k) licenses of patents, trademarks and other intellectual property rights granted by Company or any of its Subsidiaries in the ordinary course of business and not interfering in any respect with the ordinary conduct of the business of Holdings and its Subsidiaries taken as a whole;

            (l) Liens described in Schedule 6.2 or on a Title Policy delivered pursuant to Section 3.1(g)(ii);

            (m) Liens securing Indebtedness permitted pursuant to 6.1(i); provided any such Lien shall encumber only the asset acquired with the proceeds of such Indebtedness;

            (n) Liens on accounts receivable subject to sales permitted pursuant to Section 6.9(j);

            (o) Liens deemed to exist in connection with Investments in repurchase agreements permitted under Section 6.7(a);

            (p) bankers' Liens, rights of set-off and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more accounts maintained by Company or any of its Subsidiaries, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements; provided that, unless such Liens are non-consensual and arise by operation of law, in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness;

            (q) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by Company or any of its Subsidiaries in the ordinary course of business in accordance with the past practices of such entity;

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

            (r)   judgment Liens not giving rise to an Event of Default;

            (s) consensual Liens in the Province of Quebec securing the payment of rent and other amounts customarily owed to a landlord under leases of real property in the Province of Quebec; and

            (t) Liens not otherwise permitted under this Section 6.2; provided that the aggregate amount of all obligations secured thereby does not exceed U.S.$5.0 million at any time outstanding.

      6.3. EQUITABLE LIEN. If any Credit Party or any of its Subsidiaries shall create or assume any Lien upon any of its properties or assets, whether now owned or hereafter acquired, other than Permitted Liens, it shall make or cause to be made effective provisions whereby the Obligations will be secured by such Lien equally and ratably with any and all other Indebtedness secured thereby as long as any such Indebtedness shall be so secured; provided, notwithstanding the foregoing, this covenant shall not be construed as a consent by Requisite Lenders to the creation or assumption of any such Lien not otherwise permitted hereby.

      6.4. NO FURTHER NEGATIVE PLEDGES. No Credit Party nor any of its Subsidiaries shall enter into any agreement prohibiting the creation or assumption of any Lien upon any of its properties or assets, whether now owned or hereafter acquired, except with respect to (a) specific property encumbered to secure payment of particular Indebtedness or to be sold pursuant to an executed agreement with respect to a permitted Asset Sale, (b) restrictions by reason of customary provisions restricting assignments, subletting or other transfers contained in leases, licenses and similar agreements entered into in the ordinary course of business (provided that such restrictions are limited to the property or assets secured by such Liens or the property or assets subject to such leases, licenses or similar agreements, as the case may be), (c) restrictions by reason of any Permitted Lien or any document or instrument governing any Permitted Lien, provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien and
(d) restrictions under the Credit Documents and the Senior Subordinated Notes Indenture.

      6.5. RESTRICTED JUNIOR PAYMENTS. No Credit Party shall, nor shall it permit any of its Subsidiaries through any manner or means or through any other Person to, directly or indirectly, declare, order, pay, make or set apart, or agree to declare, order, pay, make or set apart, any sum for any Restricted Junior Payment, except

            (a) Company may make regularly scheduled payments of interest in respect of the Senior Subordinated Notes or any other Subordinated Indebtedness in accordance with the terms of, and only to the extent required by, and subject to the subordination provisions contained in, the Senior Subordinated Notes Indenture, in the case of the Senior Subordinated Notes, and the indenture or other agreement pursuant to which such Subordinated Indebtedness was issued, in the case of any other Subordinated Indebtedness;

            (b) dividends or distributions payable to Company or any Guarantor Subsidiary or to all holders (other than any Parent Company that is not a Guarantor) of

      Capital Stock of a Subsidiary on a pro rata basis, taking into account the relative preferences, if any, of the various classes of equity interests in each Subsidiary; provided that any dividends or distributions to any Parent Company pursuant to this clause shall only be allowed to the extent such Parent Company immediately contributes such dividend or distribution as common equity to Company or the Subsidiary that made the dividend or distribution;

            (c) any dividend, payment or distribution to occur as part of the Transactions on the Closing Date in connection with the amalgamation under the Merger Agreement;

            (d) Company may make Restricted Junior Payments to or on behalf of any Parent Company in an amount sufficient to pay out-of-pocket legal, accounting and filing and other general corporate overhead costs of such Parent Company actually incurred by such Parent Company and franchise taxes and other fees required to maintain its existence, in any case in an aggregate amount not to exceed U.S.$2.0 million in any calendar year;

            (e) so long as no Default or Event of Default exists, the repurchase, redemption or other acquisition or retirement for value of any Capital Stock of Company or any Guarantor Subsidiary, or payments by Company to any Parent Company to permit, and which are used by, any Parent Company to repurchase, redeem or otherwise acquire or retire for value any Capital Stock of any Parent Company, in each case, held by any current or former officer, director, consultant or employee of Company or any Guarantor Subsidiary (or permitted transferees, assigns, estates or heirs of the foregoing); provided that the aggregate price paid for all Capital Stock repurchased, redeemed, acquired or retired pursuant to this clause
      (e), net of proceeds received by or contributed to Company and Guarantor Subsidiaries from sales or resales of any Capital Stock purchased pursuant to this clause (e) and net of repayment of loans related to such Capital Stock made by a Credit Party pursuant to Section 6.7(f) and repaid in connection with such repurchase, redemption, acquisition or retirement, shall not exceed U.S.$2.5 million in any calendar year, with unused amounts being carried over for availability in the following calendar year, but not in any calendar year thereafter, and with the amount expended in any calendar year first being deemed to come from the amount allocated to such calendar year before giving effect to any carryover;

            (f) to the extent that Company or one or more of its Subsidiaries are members of a consolidated, combined or similar income tax group of which a direct or indirect parent of Company is the common parent, Company and its Subsidiaries may make Restricted Junior Payments pursuant to a tax sharing agreement or otherwise to the extent necessary to pay, and which are used to pay, any income taxes of such tax group that are attributable to Company and/or its Subsidiaries (including, for the avoidance of doubt, any U.S. income taxes (net of applicable foreign tax credits) imposed on a direct or indirect parent of Company pursuant to Section 951 of the Internal Revenue Code, as amended (or any comparable provision of any state or local law), that is attributable to the ownership of stock of a Subsidiary by Company or any direct or indirect parent of Company ("SECTION 951 TAXES")) and are not payable directly by Company and/or its Subsidiaries; provided that the amount of any such dividends or distributions (plus any such taxes payable directly by Company and/or its Subsidiaries) shall not exceed the amount of such taxes that would have been payable directly by Company and/or its Subsidiaries had Company been the U.S. common parent of a separate tax group that included only Company and its Subsidiaries and assuming that all the stock of any Subsidiary that gives rise to Section 951 Taxes was owned by Company (and not partly by any direct or indirect parent of Company); and

            (g) Company may prepay, defease, redeem, repurchase or otherwise acquire or retire for value any Subordinated Indebtedness with the proceeds received from any contribution to its common equity capital financed by the substantially concurrent issue and sale of Qualified Capital Stock by any Parent Company which is not required to be applied pursuant to Section 2.16(c).

      6.6. RESTRICTIONS ON SUBSIDIARY DISTRIBUTIONS. Except as provided herein, in the other Credit Documents and in the Senior Subordinated Note Indenture, no Credit Party shall, nor shall it permit any of its Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary of Company to (a) pay dividends or make any other distributions on any of such Subsidiary's Capital Stock owned by Company or any other Subsidiary of Company,
(b) repay or prepay any Indebtedness owed by such Subsidiary to Company or any other Subsidiary of Company, (c) make loans or advances to Company or any other Subsidiary of Company, or (d) transfer any of its property or assets to Company or any other Subsidiary of Company other than restrictions (i) in agreements evidencing Indebtedness permitted by Section 6.1(i) that impose restrictions on the property so acquired, (ii) by reason of customary provisions restricting assignments, subletting or other transfers contained in leases, licenses, joint venture agreements and similar agreements entered into in the ordinary course of business, and (iii) that are or were created by virtue of any transfer of, agreement to transfer or option or right with respect to any property, assets or Capital Stock not otherwise prohibited under this Agreement.

      6.7. INVESTMENTS. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, make or own any Investment in any Person, including without limitation in any Joint Venture, except:

            (a)   Investments in Cash and Cash Equivalents;

            (b) Investments owned as of the Closing Date (i) in any Subsidiary (including without limitation loans and advances made to such Subsidiary) or (ii) listed on Schedule 6.7;

            (c) Investments (i) in any Securities received in satisfaction or partial satisfaction thereof from financially troubled account debtors and
      (ii) deposits, prepayments and other credits to suppliers made in the ordinary course of business of Company and its Subsidiaries;

            (d) Investments (i) by Company in any Guarantor Subsidiary, (ii) by Holdings or any of its Subsidiaries in Company or any Guarantor Subsidiary, (iii) by a Guarantor Subsidiary in another Guarantor Subsidiary and (iv) by a Subsidiary that is not a

      Guarantor Subsidiary in any other Subsidiary that is not a Guarantor Subsidiary; provided that any Investment in the form of a loan or advance (other than a loan or advance owed by an entity that is not a Credit Party) shall be evidenced by the Intercompany Note or another intercompany note with substantially similar subordination provisions that is reasonably satisfactory to Administrative Agent and, in the case of a loan or advance by a Credit Party, pledged by such Credit Party as Collateral pursuant to the Collateral Documents;

            (e)   Consolidated Capital Expenditures permitted by Section 6.8(d);

            (f) so long as no Default or Event of Default is continuing at the time of making such loans or advances, loans and advances to officers, directors and employees of Company or any Guarantor Subsidiary (x) in the ordinary course of business in an aggregate amount not to exceed U.S.$1.5 million at any time outstanding and (y) to the extent the proceeds are used to acquire Capital Stock of any Parent Company, so long as any cash proceeds received by a Parent Company are contemporaneously contributed to the common equity capital of Company;

            (g) Investments made in connection with Permitted Acquisitions permitted pursuant to Section 6.9(h);

            (h) Investments by Company or any Guarantor Subsidiary in any Subsidiary of Holdings that is not a Guarantor Subsidiary in an aggregate amount not to exceed U.S.$2.5 million at any time outstanding;

            (i) Investments by Company or any of its Subsidiaries in any Joint Venture in an aggregate amount not to exceed U.S.$2.5 million at any time outstanding;

            (j) Investments consisting of guaranties permitted under Section 6.1(g); and

            (k) other Investments in an aggregate amount not to exceed at any time outstanding U.S.$10.0 million.

      6.8.  FINANCIAL COVENANTS.

            (a) Interest Coverage Ratio. Company shall not permit the Interest Coverage Ratio as of the last day of any Fiscal Quarter, beginning with the Fiscal Quarter ending August 31, 2004, to be less than the ratio indicated below:

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

                                                                       INTEREST
                                                                       COVERAGE
                   FISCAL QUARTER ENDING                                RATIO
------------------------------------------------------------          ----------
On or prior to August 31, 2006                                        2.00:1.00

After August 31, 2006 and on or prior to August 31, 2007              2.25:1.00

After August 31, 2007 and on or prior to February 28, 2008            2.50:1:00

After February 28, 2008                                               2.75:1.00

            (b) Fixed Charge Coverage Ratio. Company shall not permit the Fixed Charge Coverage Ratio as of the last day of any Fiscal Quarter, beginning with the Fiscal Quarter ending August 31, 2004, to be less than 1.00:1.00.

            (c) Leverage Ratio. Company shall not permit the Leverage Ratio as of the last day of any Fiscal Quarter, beginning with the Fiscal Quarter ending August 31, 2004, to exceed the ratio indicated below:

                  FISCAL QUARTER ENDING                              LEVERAGE RATIO
-----------------------------------------------------------          --------------
On or prior to May 31, 2005                                            6.00:1.00

August 31, 2005                                                        5.75:1.00

November 30, 2005                                                      5.75:1.00

February 28, 2006                                                      5.50:1.00

May 31, 2006                                                           5.25:1.00

August 31, 2006                                                        5.25:1.00

November 30, 2006                                                      5.25:1.00

February 28, 2007                                                      5.00:1.00

May 31, 2007                                                           4.75:1.00

August 31, 2007                                                        4.75:1.00

November 30, 2007                                                      4.50:1.00

February 29, 2008                                                      4.25:1.00

May 31, 2008 and thereafter                                            3.75:1.00

            (d) Maximum Consolidated Capital Expenditures. Holdings shall not, and shall not permit its Subsidiaries to, make or incur Consolidated Capital Expenditures, in any Fiscal Year indicated below, in an aggregate amount for Holdings and its Subsidiaries in excess of the corresponding amount set forth below opposite such Fiscal Year; provided that (x) if the aggregate amount of Consolidated Capital Expenditures made in any Fiscal Year shall be less than the maximum amount of Consolidated Capital Expenditures permitted under this Section 6.8(d) for such Fiscal Year (before giving effect to any carryover), then such shortfall may be added to the amount of Consolidated Capital Expenditures permitted under this Section 6.8(d) for the immediately succeeding (but not any other) Fiscal Year and (y) in determining whether any amount is available for carryover, the amount expended in any Fiscal Year shall first be deemed to be from the amount allocated to such Fiscal Year (before giving effect to any carryover):

                                                                         CONSOLIDATED
            FISCAL YEAR ENDING                                       CAPITAL EXPENDITURES
-----------------------------------------------------                --------------------
February 2005                                                         U.S.$22.0 million

February 2006                                                         U.S.$22.0 million

February 2007 and thereafter                                          U.S.$20.0 million

In determining compliance with this Section 6.8(d), Company shall (i) calculate the U.S. Dollar equivalent amount of Capital Expenditures for each Fiscal Quarter, using the rate of exchange used in preparing the financial statements for such Fiscal Quarter, and (ii) calculate the aggregate amount of Capital Expenditures for each Fiscal Year based on the sum of the Capital Expenditures for each Fiscal Quarter determined pursuant to clause (i).

            (e) Certain Calculations. With respect to any period during which a Permitted Acquisition or an Asset Sale has occurred (each, a "SUBJECT TRANSACTION"), for purposes of determining compliance with the financial covenants set forth in this Section 6.8 (but not for purposes of determining the Applicable Margin, Applicable Commitment Fee Percentage and Excess Cash Flow), Consolidated Adjusted EBITDA and the components of Consolidated Fixed Charges shall be calculated with respect to such period on a pro forma basis using the historical financial statements of any business so acquired or to be acquired or sold or to be sold and the consolidated financial statements of Holdings and its Subsidiaries, which shall be adjusted as if such Subject Transaction, and any Indebtedness incurred or repaid in connection therewith, had been consummated or incurred or repaid at the beginning of such period. In making such calculations, pro forma effect shall be given to items that are directly attributable to a specific transaction, are factually supportable and are expected to have a continuing impact on Holdings and its Subsidiaries, in each case as reasonably acceptable to or required by Administrative Agent and Syndication Agent.

      For purposes of determining compliance with the financial covenants set forth in this Section 6.8, if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect as of the last day of the applicable period had been the applicable rate for the entire period (taking into account any Hedge Agreement applicable to such Indebtedness if such Hedge Agreement has a remaining term as at the last day of the applicable period in excess of 12 months).

      6.9. FUNDAMENTAL CHANGES; DISPOSITION OF ASSETS; ACQUISITIONS. No Credit Party shall, nor shall it permit any of its Subsidiaries to, enter into any transaction of merger, amalgamation or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease or sub-lease (as lessor or sublessor), exchange, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, assets or property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, whether now owned or hereafter acquired, or acquire by purchase or otherwise (other than purchases or other acquisitions of inventory, materials and equipment and capital expenditures in the ordinary course of business) the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person or any division or line of business or other business unit of any Person, except:

            (a) any Subsidiary of Company may be merged or amalgamated with or into Company or any Guarantor Subsidiary, or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to Company or any Guarantor Subsidiary; provided, in the case of such a merger (x) involving Company, Company shall be the continuing or surviving Person, and (y) involving a Guarantor Subsidiary and not involving Company, such Guarantor Subsidiary shall be the continuing or surviving Person;

            (b) Holdings may be merged or amalgamated with or into any other Parent Company or Company, or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to any other Parent Company or Company; provided, in the case of such a merger (x) involving Company, Company shall be the continuing or surviving Person and (y) not involving Company, Holdings shall be the continuing or surviving Person;

            (c) any Non-Guarantor Subsidiary may be merged or amalgamated with or into any other Non-Guarantor Subsidiary;

            (d) so long as no Material Adverse Effect could reasonably be expected to result therefrom, any Subsidiary may be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to any of Holdings' Subsidiaries; provided that if such Subsidiary was a Guarantor Subsidiary, then the acquiring entity must be Company or a Guarantor Subsidiary;

            (e) sales or other dispositions of assets that do not constitute Asset Sales;

            (f) Asset Sales, the proceeds of which (valued at the principal amount thereof in the case of non-Cash proceeds consisting of notes or other debt Securities and valued at fair market value in the case of other non-Cash proceeds) (i) are less than U.S.$5.0 million with respect to any single Asset Sale or series of related Asset Sales and (ii) when aggregated with the proceeds of all other Asset Sales made within the same Fiscal Year, are less than U.S.$20.0 million; provided (1) the consideration received for such assets shall be in an amount at least equal to the fair market value thereof (determined in good faith by the Board of Directors of Company), (2) no less than 75% thereof shall be paid in Cash or Cash Equivalents, and (3) the Net Asset Sale Proceeds thereof shall be applied as required by Section 2.16(a). For purposes of this clause (f), any liabilities, as shown on Holdings' most recent consolidated balance sheet, of Company or any of its Subsidiaries (other than liabilities that are by their terms subordinated to the Obligations) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases Company or such Subsidiary from such liabilities shall be deemed to be Cash;

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            (g)   disposals of damaged, obsolete, worn out or surplus property or property not otherwise used or useful in the conduct of the businesses of Holdings and its Subsidiaries;

            (h) Permitted Acquisitions; provided that the aggregate consideration for Permitted Acquisitions shall not exceed U.S.$50.0 million in the aggregate in any Fiscal Year (excluding any such consideration consisting of Qualified Capital Stock of any Parent Company); provided further that the aggregate consideration for acquisitions of Capital Stock of any Persons that do not thereby become Guarantor Subsidiaries shall not exceed U.S.$20.0 million in the aggregate in any Fiscal Year (excluding any such consideration consisting of Qualified Capital Stock of any Parent Company);

            (i)   Investments made in accordance with Section 6.7;

            (j) sales of accounts receivable pursuant to the Sodex Factoring Agreement and factoring agreements on similar terms that are reasonably satisfactory to Administrative Agent; provided that the aggregate amount of accounts receivable subject to all factoring agreements under this clause (j) shall not exceed U.S.$15.0 million at any time outstanding (it being understood that an account shall cease to be outstanding for this purpose when it has been collected);

            (k)   dispositions under Hedge Agreements permitted hereunder;

            (l)   the sale of the St. Marie Facility;

            (m) the sale all of the Capital Stock or all or substantially all of the assets of any Foreign Subsidiaries existing on the Closing Date;

            (n)   the sale of all, but not less than all of, the Spa Business;
      and

            (o) licenses, leases and subleases of real or personal property in the ordinary course of business.

      To the extent the Requisite Lenders waive the provisions of this Section
6.9 with respect to the sale of any Collateral, or any Collateral is sold as permitted by this Section 6.9, such Collateral (unless sold to Holdings or any of its Subsidiaries) shall be sold free and clear of the Liens created by the Collateral Documents, and the Agents shall take all actions they deem appropriate in order to effect the foregoing.

      6.10. TRANSACTIONS WITH SHAREHOLDERS AND AFFILIATES. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of Holdings or any of its Subsidiaries, on terms that are less favorable to such Credit Party or that Subsidiary, as the case may be, than those that might reasonably be obtained at the time from a Person who is not such an Affiliate; provided the foregoing restriction shall not apply to (a) any transaction between or among Company and/or one or more Guarantor Subsidiaries;
(b) reasonable and customary fees and reimbursements paid to members of the Board of Directors of Holdings and its Subsidiaries; (c) compensation

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arrangements for officers, consultants and employees of Holdings and its
Subsidiaries entered into in the ordinary course of business; (d) the payment of the closing fee on the Closing Date and, so long as no Event of Default exists, management fees to Sponsors and their Affiliates pursuant to the Management Agreement; (e) Investments permitted by Section 6.7(d), (e), (f), (h), (i) or
(j); (f) Restricted Junior Payments permitted by Sections 6.5(b), (c), (d) and
(e); (g) the transactions set forth on Schedule 6.10 (and renewals and replacements thereof on terms, in each case taken as a whole, not materially more disadvantageous to the applicable Credit Party or Subsidiary, as the case may be); (h) payments to Sponsors or any of their respective Affiliates of reasonable expenses incurred in connection with services provided by such Persons to any of the Credit Parties or their Subsidiaries; and (i) transactions permitted by Section 6.1(b), 6.1(g), 6.9(a), 6.9(b), 6.9(c) or 6.9(d).

      6.11. CONDUCT OF BUSINESS. From and after the Closing Date, no Credit Party shall, nor shall it permit any of its Subsidiaries to, engage in any business other than (i) the businesses engaged in by such Credit Party on the Closing Date and reasonably similar, complementary, incidental or related businesses and reasonable extensions thereof and (ii) such other lines of business as may be consented to by Requisite Lenders.

      6.12. PERMITTED ACTIVITIES OF PARENT COMPANIES. Holdings shall not (a) incur, directly or indirectly, any Indebtedness or any other obligation or liability whatsoever other than (i) the Indebtedness and obligations under the Senior Subordinated Notes Indenture, the Credit Documents and the Related Agreements and (ii) guarantees of obligations of Company and its Subsidiaries under leases not prohibited by this Agreement; (b) create or suffer to exist any Lien upon any property or assets now owned or hereafter acquired by it other than the Liens created under any Credit Document or pursuant to the Intercompany Debt Transactions; (c) own any assets other than the Capital Stock of Company and the Canadian Holding Company and rights under the Intercompany Debt Documents; or (d) engage in any business or activity other than (i) performing its obligations and activities incidental thereto under the Senior Subordinated Notes Indenture, the Credit Documents and the Related Agreements, (ii) issuing Qualified Capital Stock and (iii) making Restricted Junior Payments permitted to be made by it under Section 6.5.

      No Parent Company (other than Holdings) shall (a) incur, directly or indirectly, any Indebtedness or any other obligation or liability whatsoever other than the Indebtedness and obligations under the Related Agreements, each as in effect on the date hereof, and the Permitted Holder Debt; (b) create or suffer to exist any Lien upon any property or assets now owned or hereafter acquired by it other than the Liens created under any Credit Document or permitted pursuant to Section 6.2; (c) own any assets other than the Capital Stock of another Parent Company; (d) engage in any business or activity other than (i) performing its obligations and activities incidental thereto under the Credit Documents and the Related Agreements, (ii) issuing Qualified Capital Stock and (iii) making dividends and distributions; (e) other than as permitted by Section 6.9, consolidate or amalgamate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person; or (f) create or acquire any Subsidiary or make or own any Investment in any Person other than another Parent Company.

      6.13. AMENDMENTS OR WAIVERS OF CERTAIN RELATED AGREEMENTS. Except as set forth in Section 6.14, no Credit Party shall nor shall it permit any of its Subsidiaries to, agree to any

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material amendment, restatement, supplement or other modification to, or waiver of, any of its material rights under any Related Agreement after the Closing Date, in each case which is adverse in any material respect to the Lenders, without in each case obtaining the prior written consent of Requisite Lenders to such amendment, restatement, supplement or other modification or waiver.

      6.14. AMENDMENTS OR WAIVERS OF OR WITH RESPECT TO SUBORDINATED INDEBTEDNESS. No Credit Party shall, nor shall it permit any of its Subsidiaries to, amend or otherwise change the terms of any Subordinated Indebtedness, or make any payment consistent with an amendment thereof or change thereto, if the effect of such amendment or change is to increase the interest rate on such Subordinated Indebtedness, change (to earlier dates) any dates upon which payments of principal or interest are due thereon, change any event of default or condition to an event of default with respect thereto (other than to eliminate any such event of default or increase any grace period related thereto), change the redemption, prepayment or defeasance provisions thereof, change the subordination provisions of such Subordinated Indebtedness (or of any guaranty thereof), or if the effect of such amendment or change, together with all other amendments or changes made, is to increase materially the obligations of the obligor thereunder or to confer any additional rights on the holders of such Subordinated Indebtedness (or a trustee or other representative on their behalf) which would be adverse to any Credit Party or Lenders.

      6.15. FISCAL YEAR. No Credit Party shall, nor shall it permit any of its Subsidiaries to change its Fiscal Year-end from the last day of February without the prior consent of Administrative Agent.

      6.16. ANTI-TERRORISM LAW; ANTI-MONEY LAUNDERING.

            (a) No Credit Party shall directly or indirectly, (i) knowingly conduct any business or engage in making or receiving any contribution of funds, goods or services to or for the benefit of any Person described in Section 4.27,
(ii) knowingly deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order or any other Anti-Terrorism Law, or (iii) knowingly engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law (and the Credit Parties shall deliver to the Lenders any certification or other evidence requested from time to time by any Lender in its reasonable discretion, confirming the Credit Parties' compliance with this
Section 6.16).

            (b) No Credit Party shall directly or indirectly cause or permit any of the funds of such Credit Party that are used to repay the Loans to be derived from any unlawful activity with the result that the making of the Loans would be in violation of law.

      6.17. EMBARGOED PERSON. No Credit Party shall cause or permit (a) any of the funds or properties of the Credit Parties that are used to repay the Loans to constitute property of, or be beneficially owned directly or indirectly by, any Person subject to sanctions or trade restrictions under United States law ("EMBARGOED PERSON" or "EMBARGOED PERSONS") that is identified on (1) the "List of Specially Designated Nationals and Blocked Persons" (the "SDN LIST") maintained by OFAC and/or on any other similar list ("OTHER LIST") maintained by OFAC

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pursuant to any authorizing statute including, but not limited to, the
International Emergency Economic Powers Act, 50 U.S.C. Sections 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Order or regulation promulgated thereunder, with the result that the investment in the Credit Parties (whether directly or indirectly) is prohibited by law, or the Loans made by the Lenders would be in violation of law, or (2) the Executive Order, any related enabling legislation or any other similar Executive Orders, or (b) any Embargoed Person to have any direct or indirect interest, of any nature whatsoever in the Credit Parties, with the result that the investment in the Credit Parties (whether directly or indirectly) is prohibited by law or the Loans are in violation of law.

      6.18. DESIGNATED SENIOR DEBT. Company shall not designate any Indebtedness other than the Obligations and the Guaranteed Obligations as "Designated Senior Debt" within the meaning of the Senior Subordinated Notes Indenture.

      6.19. INTERCOMPANY DEBT TRANSACTIONS. Notwithstanding anything in this
Section 6 to the contrary, the Intercompany Debt Transactions are expressly permitted by this Agreement and shall be disregarded for all purposes of Section
2.16 and this Section 6, including calculating baskets and exceptions.

      6.20. ACCOUNT MAINTENANCE. No Credit Party shall have cash available for withdrawal at the end of any Business Day in excess of Can$75,000 in any Designated Account that is not either (i) with respect to accounts located in Canada, maintained with a Lender or (ii) subject to a Control Agreement (as defined in the U.S. Security Agreement with respect to accounts located in the U.S., the Canadian Security Agreement with respect to accounts located in Canada (outside Quebec) and meaning an account control agreement reasonably satisfactory to Collateral Agent with respect to accounts located in Quebec or elsewhere) and the Credit Parties shall not have cash available for withdrawal at the end of any Business Day in excess of Can$750,000 in the aggregate in all Designated Accounts not meeting the conditions described in clause (i) or (ii).

SECTION 7. GUARANTY

      7.1. GUARANTY OF THE OBLIGATIONS. Subject to the provisions of Section 7.2, Guarantors jointly and severally hereby irrevocably and unconditionally guaranty to Administrative Agent for the ratable benefit of the Secured Parties the due and punctual payment in full of all Obligations when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under applicable provisions of the Bankruptcy Laws) (collectively, the "GUARANTEED OBLIGATIONS").

      7.2. CONTRIBUTION BY GUARANTORS. All Guarantor Subsidiaries desire to allocate among themselves (collectively, the "CONTRIBUTING GUARANTORS"), in a fair and equitable manner, their obligations arising under this Guaranty. Accordingly, in the event any payment or distribution is made on any date by a Guarantor Subsidiary (a "FUNDING GUARANTOR") under this Guaranty such that its Aggregate Payments exceed its Fair Share as of such date, such Funding Guarantor shall be entitled to a contribution from each of the other Contributing Guarantors in an amount sufficient to cause each Contributing Guarantor's Aggregate Payments to equal its Fair

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Share as of such date. "FAIR SHARE" means, with respect to a Contributing
Guarantor as of any date of determination, an amount equal to (a) the ratio of
(i) the Fair Share Contribution Amount with respect to such Contributing Guarantor to (ii) the aggregate of the Fair Share Contribution Amounts with respect to all Contributing Guarantors multiplied by (b) the aggregate amount paid or distributed on or before such date by all Funding Guarantors under this Guaranty in respect of the obligations Guaranteed. "FAIR SHARE CONTRIBUTION AMOUNT" means, with respect to a Contributing Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Contributing Guarantor under this Guaranty that would not render its obligations hereunder or thereunder subject to avoidance as a fraudulent transfer or conveyance under applicable provisions of the Bankruptcy Laws; provided, solely for purposes of calculating the Fair Share Contribution Amount with respect to any Contributing Guarantor for purposes of this Section 7.2, any assets or liabilities of such Contributing Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Contributing Guarantor. "AGGREGATE PAYMENTS" means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (1) the aggregate amount of all payments and distributions made on or before such date by such Contributing Guarantor in respect of this Guaranty (including, without limitation, in respect of this Section 7.2), minus (2) the aggregate amount of all payments received on or before such date by such Contributing Guarantor from the other Contributing Guarantors as contributions under this
Section 7.2. The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor. The allocation among Contributing Guarantors of their obligations as set forth in this Section 7.2 shall not be construed in any way to limit the liability of any Contributing Guarantor hereunder. Each Guarantor is a third party beneficiary to the contribution agreement set forth in this Section 7.2.

      7.3. PAYMENT BY GUARANTORS. Subject to Section 7.2, Guarantors hereby jointly and severally agree, in furtherance of the foregoing and not in limitation of any other right which any Secured Party may have at law or in equity against any Guarantor by virtue hereof, that upon the failure of Company to pay any of the Guaranteed Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under applicable provisions of the Bankruptcy
Laws), Guarantors will upon demand pay, or cause to be paid, in Cash, to Administrative Agent for the ratable benefit of Secured Parties, an amount equal to the sum of the unpaid principal amount of all Guaranteed Obligations then due as aforesaid, accrued and unpaid interest on such Guaranteed Obligations (including interest which, but for Company's becoming the subject of a case under the Bankruptcy Laws, would have accrued on such Guaranteed Obligations, whether or not a claim is allowed against Company for such interest in the related bankruptcy case) and all other Guaranteed Obligations then owed to Secured Parties as aforesaid.

      7.4. LIABILITY OF GUARANTORS ABSOLUTE. Each Guarantor agrees that its obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than payment in full of the Guaranteed Obligations. In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees as follows:

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            (a)   this Guaranty is a guaranty of payment when due and not of collectability; this Guaranty is a primary obligation of each Guarantor and not merely a contract of surety;

            (b) Administrative Agent may enforce this Guaranty upon the occurrence of an Event of Default notwithstanding the existence of any dispute between Company and any Secured Party with respect to the existence of such Event of Default;

            (c) the obligations of each Guarantor hereunder are independent of the obligations of Company and the obligations of any other guarantor (including any other Guarantor) of the obligations of Company, and a separate action or actions may be brought and prosecuted against such Guarantor whether or not any action is brought against Company or any of such other guarantors and whether or not Company is joined in any such action or actions;

            (d) payment by any Guarantor of a portion, but not all, of the Guaranteed Obligations shall in no way limit, affect, modify or abridge any Guarantor's liability for any portion of the Guaranteed Obligations which has not been paid. Without limiting the generality of the foregoing, if Administrative Agent is awarded a judgment in any suit brought to enforce any Guarantor's covenant to pay a portion of the Guaranteed Obligations, such judgment shall not be deemed to release such Guarantor from its covenant to pay the portion of the Guaranteed Obligations that is not the subject of such suit, and such judgment shall not, except to the extent satisfied by such Guarantor, limit, affect, modify or abridge any other Guarantor's liability hereunder in respect of the Guaranteed Obligations;

            (e) any Secured Party, upon such terms as it deems appropriate, without notice or demand and without affecting the validity or enforceability hereof or giving rise to any reduction, limitation, impairment, discharge or termination of any Guarantor's liability hereunder, from time to time may (i) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner or terms of payment of the Guaranteed Obligations; (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guaranteed Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations; (iii) request and accept other guaranties of the Guaranteed Obligations and take and hold security for the payment hereof or the Guaranteed Obligations; (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of the Guaranteed Obligations, any other guaranties of the Guaranteed Obligations, or any other obligation of any Person (including any other Guarantor) with respect to the Guaranteed Obligations; (v) enforce and apply any security now or hereafter held by or for the benefit of such Secured Party in respect hereof or the Guaranteed Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that such Secured Party may have against any such security, in each case as such Secured Party in its discretion may determine consistent herewith or the applicable Hedge Agreement and any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales,

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      whether or not every aspect of any such sale is commercially reasonable, and even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Guarantor against Company or any security for the Guaranteed Obligations; and (vi) exercise any other rights available to it under the Credit Documents or the Hedge Agreements; and

            (f) this Guaranty and the obligations of Guarantors hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than payment in full of the Guaranteed Obligations), including the occurrence of any of the following, whether or not any Guarantor shall have had notice or knowledge of any of them: (i) any failure or omission to assert or enforce or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the Credit Documents or the Hedge Agreements, at law, in equity or otherwise) with respect to the Guaranteed Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guaranteed Obligations; (ii) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including provisions relating to events of default) hereof, any of the other Credit Documents, any of the Hedge Agreements or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Guaranteed Obligations, in each case whether or not in accordance with the terms hereof or such Credit Document, such Hedge Agreement or any agreement relating to such other guaranty or security; (iii) the Guaranteed Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect; (iv) the application of payments received from any source (other than payments received pursuant to the other Credit Documents or any of the Hedge Agreements or from the proceeds of any security for the Guaranteed Obligations, except to the extent such security also serves as collateral for indebtedness other than the Guaranteed Obligations) to the payment of indebtedness other than the Guaranteed Obligations, even though any Secured Party might have elected to apply such payment to any part or all of the Guaranteed Obligations; (v) any Secured Party's consent to the change, reorganization or termination of the corporate structure or existence of Holdings or any of its Subsidiaries and to any corresponding restructuring of the Guaranteed Obligations; (vi) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Guaranteed Obligations; (vii) any defenses, set-offs or counterclaims which Company may allege or assert against any Secured Party in respect of the Guaranteed Obligations, including failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury; and (viii) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of any Guarantor as an obligor in respect of the Guaranteed Obligations.

      7.5. WAIVERS BY GUARANTORS. Each Guarantor hereby waives, for the benefit of the Secured Parties: (a) any right to require any Secured Party, as a condition of payment or performance by such Guarantor, to (i) proceed against Company, any other guarantor (including any other Guarantor) of the Guaranteed Obligations or any other Person, (ii) proceed against or

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exhaust any security held from Company, any such other guarantor or any other
Person, (iii) proceed against or have resort to any balance of any Deposit Account or credit on the books of any Secured Party in favor of Company or any other Person, or (iv) pursue any other remedy in the power of any Secured Party whatsoever; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of Company or any other Guarantor including any defense based on or arising out of the lack of validity or the unenforceability of the Guaranteed Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of Company or any other Guarantor from any cause other than payment in full of the Guaranteed Obligations; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon any Secured Party's errors or omissions in the administration of the Guaranteed Obligations, except behavior which amounts to bad faith; (e) (i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms hereof and any legal or equitable discharge of such Guarantor's obligations hereunder, (ii) the benefit of any statute of limitations affecting such Guarantor's liability hereunder or the enforcement hereof, (iii) any rights to set-offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that any Secured Party protect, secure, perfect or insure any security interest or lien or any property subject thereto; (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance hereof, notices of default hereunder, the Hedge Agreements or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guaranteed Obligations or any agreement related thereto, notices of any extension of credit to Company and notices of any of the matters referred to in
Section 7.4 and any right to consent to any thereof; and (g) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms hereof.

      7.6. GUARANTORS' RIGHTS OF SUBROGATION, CONTRIBUTION, ETC. Until the Guaranteed Obligations shall have been paid in full and the Revolving Commitments shall have terminated and all Letters of Credit shall have expired or been cancelled or collateralized in accordance with Section 2.5(n), each Guarantor hereby waives any claim, right or remedy, direct or indirect, that such Guarantor now has or may hereafter have against Company or any other Guarantor or any of its assets in connection with this Guaranty or the performance by such Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including without limitation (a) any right of subrogation, reimbursement or indemnification that such Guarantor now has or may hereafter have against Company with respect to the Guaranteed Obligations, (b) any right to enforce, or to participate in, any claim, right or remedy that any Secured Party now has or may hereafter have against Company, and (c) any benefit of, and any right to participate in, any collateral or security now or hereafter held by any Secured Party. In addition, until the Guaranteed Obligations shall have been paid in full and the Revolving Commitments shall have terminated and all Letters of Credit shall have expired or been cancelled or collateralized in accordance with Section 2.5(n), each Guarantor shall withhold exercise of any right of contribution such Guarantor may have against any other guarantor (including any other Guarantor) of the Guaranteed Obligations, including, without limitation, any such right of contribution as contemplated by Section
7.2. Each Guarantor further agrees that, to the extent the waiver or agreement to withhold the exercise of its rights of subrogation, reimbursement,

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indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification such Guarantor may have against Company or against any collateral or security, and any rights of contribution such Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights any Secured Party may have against Company, to all right, title and interest any Secured Party may have in any such collateral or security, and to any right any Secured Party may have against such other guarantor. If any amount shall be paid to any Guarantor on account of any such subrogation, reimbursement, indemnification or contribution rights at any time when all Guaranteed Obligations shall not have been finally paid in full, such amount shall be held in trust for Administrative Agent on behalf of the Secured Parties and shall forthwith be paid over to Administrative Agent for the benefit of the Secured Parties to be credited and applied against the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms hereof.

      7.7. SUBORDINATION OF OTHER OBLIGATIONS. Any Indebtedness of Company or any Guarantor now or hereafter held by any Guarantor (the "OBLIGEE GUARANTOR") is hereby subordinated in right of payment to the Guaranteed Obligations, and any such indebtedness collected or received by the Obligee Guarantor during the existence of an Event of Default shall be held in trust for Administrative Agent on behalf of the Secured Parties and shall forthwith be paid over to Administrative Agent for the benefit of the Secured Parties to be credited and applied against the Guaranteed Obligations but without affecting, impairing or limiting in any manner the liability of the Obligee Guarantor under any other provision hereof.

      7.8. CONTINUING GUARANTY. This Guaranty is a continuing guaranty and shall remain in effect until all of the Guaranteed Obligations shall have been paid in full and the Revolving Commitments shall have terminated and all Letters of Credit shall have expired or been cancelled or collateralized in accordance with Section 2.5(n). Each Guarantor hereby irrevocably waives any right to revoke this Guaranty as to future transactions giving rise to any Guaranteed Obligations.

      7.9. AUTHORITY OF GUARANTORS OR COMPANY. It is not necessary for any Secured Party to inquire into the capacity or powers of any Guarantor or Company or the officers, directors or any agents acting or purporting to act on behalf of any of them.

      7.10. FINANCIAL CONDITION OF COMPANY. Any Credit Extension may be made to Company or continued from time to time, and any Hedge Agreements may be entered into from time to time, in each case without notice to or authorization from any Guarantor regardless of the financial or other condition of Company at the time of any such grant or continuation or at the time such Hedge Agreement is entered into, as the case may be. No Secured Party shall have any obligation to disclose or discuss with any Guarantor its assessment, or any Guarantor's assessment, of the financial condition of Company. Each Guarantor has adequate means to obtain information from Company on a continuing basis concerning the financial condition of Company and its ability to perform its obligations under the Credit Documents and the Hedge Agreements, and each Guarantor assumes the responsibility for being and keeping informed of the financial condition of Company and of all circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations. Each Guarantor hereby waives and relinquishes any

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duty on the part of any Secured Party to disclose any matter, fact or thing relating to the business, operations or conditions of Company now known or hereafter known by any Secured Party.

      7.11. BANKRUPTCY, ETC.

            (a) Each Guarantor acknowledges and agrees that any interest on any portion of the Guaranteed Obligations which accrues after the commencement of any case or proceeding referred to in clause (a) above (or, if interest on any portion of the Guaranteed Obligations ceases to accrue by operation of law by reason of the commencement of such case or proceeding, such interest as would have accrued on such portion of the Guaranteed Obligations if such case or proceeding had not been commenced) shall be included in the Guaranteed Obligations because it is the intention of Guarantors and the Secured Parties that the Guaranteed Obligations which are guaranteed by Guarantors pursuant hereto should be determined without regard to any rule of law or order which may relieve Company of any portion of such Guaranteed Obligations. Guarantors will not object to any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar person making payment to Administrative Agent, or the allowance of the claim of Administrative Agent in respect of, any such interest accruing after the date on which such case or proceeding is commenced.

            (b) In the event that all or any portion of the Guaranteed Obligations are paid by Company, the obligations of Guarantors hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from any Secured Party as a preference, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute Guaranteed Obligations for all purposes hereunder.

      7.12. DISCHARGE OF GUARANTY.

            (a) If all or substantially all of the Capital Stock of any Guarantor Subsidiary or any of its successors in interest hereunder shall be sold or otherwise disposed of (including by merger or consolidation) in accordance with the terms and conditions hereof, the Guaranty of such Guarantor Subsidiary or such successor in interest, as the case may be, hereunder shall automatically be discharged and released without any further action by any Secured Party or any other Person effective as of the time of such Asset Sale. The Agents shall take all actions they deem appropriate in order to effect such discharge and release.

            (b) If Company elects to cause one of its Subsidiaries to become a Guarantor pursuant to Section 5.10(c), then, so long as such Subsidiary is not otherwise required by this Agreement to be a Guarantor, the Guaranty of such Guarantor Subsidiary shall be discharged and released at the option of Company upon notice to Administrative Agent; provided that (i) any Investments in such Subsidiary made in reliance on Section 6.7(d)(i), (ii), or (iii) shall be returned in the amount and form of Investment made or shall be permitted as an Investment at the time of such release pursuant to another clause of Section 6.7 and (ii) any Subsidiary that became a Guarantor Subsidiary in order to be excluded from the limitation set forth in the proviso of Section 6.9(h) may not be released pursuant to this Section 7.12(b).

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SECTION 8. EVENTS OF DEFAULT

      8.1. EVENTS OF DEFAULT. If any one or more of the following conditions or events shall occur (each, an "EVENT OF DEFAULT"):

            (a)   Failure to Make Payments When Due. Failure by Company to pay
      (i) when due any installment of principal of any Loan, whether at stated maturity, by acceleration, by mandatory prepayment, accepted Offer to Prepay or otherwise; (ii) when due any amount payable to the Issuing Bank or an Issuing Lender in reimbursement of any drawing under a Letter of Credit; or (iii) any interest on any Loan or any fee or any other amount due hereunder within five days after the date due; or

            (b) Default in Other Agreements. (i) Failure of any Credit Party or any of their respective Subsidiaries to pay when due any principal of or interest on or any other amount payable in respect of one or more items of Indebtedness (other than Indebtedness referred to in Section 8.1(a)) in an individual principal amount of U.S.$10.0 million or more or with an aggregate principal amount of U.S.$10.0 million or more, in each case beyond the grace period, if any, provided therefor; or (ii) breach or default by any Credit Party with respect to any other material term of (x) one or more items of Indebtedness in the individual or aggregate principal amounts referred to in clause (i) above or (y) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Indebtedness, in each case beyond the grace period, if any, provided therefor, if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness (or a trustee on behalf of such holder or holders), to cause, that Indebtedness to become or be declared due and payable (or redeemable) prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be; or

            (c) Breach of Certain Covenants. Failure of any Credit Party to perform or comply with any term or condition contained in Section 2.7,
      Section 5.1(f), Section 5.2 (as to legal existence) or Section 6 or any Parent Company to perform or comply with any term or condition contained in Section 6.12; or

            (d) Breach of Representations, etc. Any representation, warranty, certification or other statement made or deemed made by any Credit Party in any Credit Document or in any statement or certificate at any time given by any Credit Party or any of its Subsidiaries in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect (or in any respect if such statement was subject to a materiality or Material Adverse Effect qualification) as of the date made or deemed made; or

            (e) Other Defaults Under Credit Documents. Any Credit Party shall default in the performance of or compliance with any term contained herein or any of the other Credit Documents, other than any such term referred to in any other Section of this Section 8.1, and such default shall not have been remedied or waived within thirty days after the earlier of (i) an Authorized Officer of such Credit Party becoming aware of such default or
      (ii) receipt by Company of notice from Administrative Agent or any Lender of such default; or

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            (f)   Involuntary Bankruptcy; Appointment of Receiver, etc. (i) A
      court of competent jurisdiction shall enter a decree or order for relief in respect of Holdings or any of its Subsidiaries in an involuntary case under any Bankruptcy Laws now or hereafter in effect, which decree or order is not stayed within sixty days; or any other similar relief shall be granted under any applicable federal, state or provincial law; or (ii) an involuntary case shall be commenced against Holdings or any of its Subsidiaries under any Bankruptcy Laws now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Holdings or any of its Subsidiaries, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of Holdings or any of its Subsidiaries for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of Holdings or any of its Subsidiaries, and any such event described in this clause (ii) shall continue for sixty days without having been dismissed, bonded or discharged; or

            (g) Voluntary Bankruptcy; Appointment of Receiver, etc. (i) Holdings or any of its Subsidiaries shall have an order for relief entered with respect to it or shall commence a voluntary case under any Bankruptcy Laws now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or Holdings or any of its Subsidiaries shall make any assignment for the benefit of creditors; or (ii) Holdings or any of its Subsidiaries shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the Board of Directors of Holdings or any of its Subsidiaries (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to herein or in Section 8.1(f); or

            (h) Judgments and Attachments. Any money judgment, writ or warrant of attachment or similar process involving individually or in the aggregate at any time an amount in excess of U.S.$10.0 million (in either case to the extent not adequately covered by insurance) shall be entered or filed against Holdings or any of its Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of forty-five days (or in any event later than five days prior to the date of any proposed sale thereunder); or

            (i) Dissolution. Any order, judgment or decree shall be entered against Holdings or any of its Subsidiaries decreeing the dissolution or split up of such Person, other than a voluntary dissolution permitted by
      Section 6.9, and such order shall remain undischarged or unstayed for a period in excess of thirty days; or

            (j) Employee Benefit Plans. (i) There shall occur one or more ERISA Events or Canadian Pension Plan Default Events which individually or in the aggregate results in or would reasonably be expected to result in liability of Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates in excess of U.S.$10.0 million during the term

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      hereof; or (ii) there exists any fact or circumstance that reasonably could be expected to result in the imposition of a material Lien or security interest under Section 412(n) of the Internal Revenue Code or under Section 4068 of ERISA; or

            (k)   Change of Control. A Change of Control shall occur; or

            (l) Guaranties, Collateral Documents and other Credit Documents. At any time after the execution and delivery thereof, (i) the Guaranty for any reason, other than the satisfaction in full of all Obligations, shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared to be null and void or any Guarantor shall repudiate its obligations thereunder, (ii) this Agreement or any Collateral Document ceases to be in full force and effect (other than by reason of a release of Collateral in accordance with the terms hereof or thereof or the satisfaction in full of the Obligations in accordance with the terms hereof) or shall be declared null and void, or Collateral Agent shall not have or shall cease to have a valid and perfected Lien in any Collateral purported to be covered by the Collateral Documents with the priority required by the relevant Collateral Document (except as provided in this Agreement or such Collateral Document), in each case for any reason other than the failure of Collateral Agent or any Secured Party to take any action within its control, or (iii) any Credit Party shall contest the validity or enforceability of any Credit Document in writing or deny in writing that it has any further liability, including with respect to future advances by Lenders, under any Credit Document to which it is a party; or

            (m) Offer to Prepay. Company shall fail to make an Offer to Prepay as, when and on the terms required by Section 2.16,

THEN, (1) upon the occurrence of any Event of Default described in Section 8.1(f) or 8.1(g), automatically, and (2) upon the occurrence of any other Event of Default, upon receipt of notice from Administrative Agent (which notice may be given by Administrative Agent as it may determine and must be given if the Requisite Lenders so request), (A) the Revolving Commitments of each Revolving Lender and the obligation of any Issuing Lender or Issuing Bank to issue any Letter of Credit shall immediately terminate; (B) each of the following shall immediately become due and payable, in each case without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by each Credit Party: (I) the unpaid principal amount of and accrued interest on the Loans, (II) an amount equal to the maximum amount that may at any time be drawn under all Letters of Credit then outstanding (regardless of whether any beneficiary under any such Letter of Credit shall have presented, or shall be entitled at such time to present, the drafts or other documents or certificates required to draw under such Letters of Credit), and (III) all other Obligations; provided the foregoing shall not affect in any way the obligations of Lenders under Section 2.4(d), 2.4(e) or 2.5(i); (C) Administrative Agent may cause Collateral Agent to enforce any and all Liens and security interests created pursuant to Collateral Documents; and (D) without duplication of clause
(B)(II), Administrative Agent shall direct Company to pay (and Company hereby agrees upon receipt of such notice, or upon the occurrence of any Event of Default specified in Sections 8.1(f) and (g) to pay) to Administrative Agent such additional amounts of cash, to be held as security for Company's reimbursement Obligations in respect of Letters of Credit then outstanding, equal to the Letter of Credit Usage at such time.

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SECTION 9. AGENTS

      9.1.  APPOINTMENT OF THE AGENTS.

            (a) Appointment of the Agents. GSCP is hereby appointed Syndication Agent hereunder, and each Lender hereby authorizes Syndication Agent to act as its agent in accordance with the terms hereof and the other Credit Documents. RBC is hereby appointed Administrative Agent and Collateral Agent hereunder and under the other Credit Documents and each Lender hereby authorizes Administrative Agent and Collateral Agent to act as its agent in accordance with the terms hereof and the other Credit Documents. MLPF&S is hereby appointed Documentation Agent hereunder, and each Lender hereby authorizes Documentation Agent to act as its agent in accordance with the terms hereof and the other Credit Documents. Each Agent hereby agrees to act upon the express conditions contained herein and the other Credit Documents, as applicable. The provisions of this Section 9 are solely for the benefit of the Agents and Lenders and no Credit Party shall have any rights as a third party beneficiary of any of the provisions thereof. In performing its functions and duties hereunder, each Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Holdings or any of its Subsidiaries. Each of Syndication Agent and Documentation Agent, without consent of or notice to any party hereto, may assign any and all of its rights or obligations hereunder to any of its Affiliates. As of the Closing Date, neither GSCP, in its capacity as Syndication Agent, nor MLPF&S, in its capacity as Documentation Agent, shall have any obligations but shall be entitled to all benefits of this Section 9.

            (b) Appointment of Supplemental Collateral Agents. It is the purpose of this Agreement and the other Credit Documents that there shall be no violation of any law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as agent or trustee in such jurisdiction. It is recognized that in case of litigation under this Agreement or any of the other Credit Documents, and in particular in case of the enforcement of any of the Credit Documents, or in case Collateral Agent deems that by reason of any present or future law of any jurisdiction it may not exercise any of the rights, powers or remedies granted herein or in any of the other Credit Documents or take any other action which may be desirable or necessary in connection therewith, it may be necessary that Collateral Agent appoint an additional individual or institution as a separate trustee, co-trustee, collateral agent or collateral co-agent (any such additional individual or institution being referred to herein individually as a "SUPPLEMENTAL COLLATERAL AGENT" and collectively as "SUPPLEMENTAL COLLATERAL AGENTS").

            In the event that Collateral Agent appoints a Supplemental Collateral Agent with respect to any Collateral, (i) each and every right, power, privilege or duty, and each obligation, expressed or intended by this Agreement or any of the other Credit Documents to be exercised by or vested in or conveyed to Collateral Agent or to which Collateral Agent is subject, with respect to such Collateral shall be exercisable by and vest in such Supplemental Collateral Agent to the extent, and only to the extent, necessary to enable such Supplemental Collateral Agent to exercise such rights, powers and privileges with respect to such Collateral as if such Supplemental Collateral Agent were Collateral Agent, and to perform such duties with respect to such Collateral, and every covenant and obligation contained in the Credit Documents and

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necessary to the exercise or performance thereof by and against such Collateral
Agent shall run to and be enforceable by and against either Collateral Agent or such Supplemental Collateral Agent, and (ii) the provisions of this Section 9 that refer to Collateral Agent shall inure to the benefit of such Supplemental Collateral Agent and all references therein to Collateral Agent shall be deemed to be references to Collateral Agent and/or such Supplemental Collateral Agent, as the context may require. The appointment of a Supplemental Collateral Agent, other than during an Event of Default, shall be subject to the approval of Company, such approval not to be unreasonably withheld.

            Should any instrument in writing from Company or any other Credit Party be required by any Supplemental Collateral Agent so appointed by Collateral Agent for more fully and certainly vesting in and confirming to him or it such rights, powers, privileges and duties, Company shall, or shall cause such Credit Party to, execute, acknowledge and deliver any and all such instruments promptly upon request by Collateral Agent. In case any Supplemental Collateral Agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental Collateral Agent, to the extent permitted by Applicable Law, shall vest in and be exercised by Collateral Agent until the appointment of a new Supplemental Collateral Agent.

            (c) Control. Each Lender and Collateral Agent hereby appoint each other Lender as agent for the purpose of perfecting Collateral Agent's security interest in assets that, in accordance with any governing legislation, can be perfected by possession or control.

            (d) Each Lender (acting for itself and on behalf of each of its Affiliates which are or become a Lender Counterparty from time to time) confirms the appointment and designation of Collateral Agent (or any successor thereto) as the person holding the power of attorney ("FONDE DE POUVOIR") within the meaning of Article 2692 of the Civil Code for the purposes of the hypothecary security under each deed of hypothec to be granted by Company and any one or more Guarantors under the laws of the Province of Quebec and, in such capacity, Collateral Agent shall hold the hypothecs granted under the laws of the Province of Quebec as such fonde de pouvoir in the exercise of the rights conferred thereunder. The execution by Collateral Agent as such fonde de pouvoir prior to the Closing Date of any deed creating or evidencing any such hypothec is hereby ratified and confirmed. Notwithstanding the provisions of Section 32 of the Act respecting the special powers of legal persons (Quebec), Collateral Agent may acquire and be the holder of any of the debentures secured by any such hypothec. Each future Lender that becomes a party to this Agreement, by becoming a party to this Agreement, shall be deemed to have ratified and confirmed (for itself and on behalf of each of its Affiliates that are or become a Lender Counterparty from time to time) the appointment of Collateral Agent as fonde de pouvoir.

      9.2.  POWERS AND DUTIES; GENERAL IMMUNITY.

            (a) Powers; Duties Specified. Each Lender irrevocably authorizes each Agent to take such action on such Lender's behalf and to exercise such powers, rights and remedies hereunder and under the other Credit Documents as are specifically delegated or granted to such Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. Each Agent shall have only those duties and responsibilities that

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are expressly specified herein and the other Credit Documents together with such powers, rights and remedies as are reasonably incidental thereto. Each Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees. No Agent shall have, by reason hereof or any of the other Credit Documents, a fiduciary relationship in respect of any Lender or any Credit Party; and nothing herein or any of the other Credit Documents, expressed or implied, is intended to or shall be so construed as to impose upon any Agent any obligations in respect hereof or any of the other Credit Documents except as expressly set forth herein or therein.

            (b) No Responsibility for Certain Matters. No Agent shall be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency hereof or any other Credit Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by any Agent to Lenders or by or on behalf of any Credit Party to any Agent or any Lender in connection with the Credit Documents and the transactions contemplated thereby or for the financial condition or business affairs of any Credit Party or any other Person liable for the payment of any Obligations, nor shall any Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Credit Documents or as to the use of the proceeds of the Loans or the use of the Letters of Credit or as to the existence or possible existence of any Event of Default or Default or to make any disclosures with respect to the foregoing. Anything contained herein to the contrary notwithstanding, Administrative Agent shall not have any liability arising from confirmations of the amount of outstanding Loans or the Letter of Credit Usage or the component amounts thereof.

            Without limiting the generality of the foregoing, no Agent shall be responsible or in any manner liable to any Lender for any Agent's failure to comply with Section 33-404 of the Arizona Revised Statute in connection with any and all Mortgages from time to time encumbering real property located in Arizona (the "ARIZONA MORTGAGES") if certain disclosures required of the Agents, as beneficiaries under the Arizona Mortgages, including, among other things, the names and addresses of the Lenders who are the then owners' of the Arizona Mortgages or any beneficial interest therein or in the Loans or Notes secured thereby, are not made in accordance with said statute. Each of the Lenders acknowledges that Agents have made reasonable efforts to comply fully with
Section 33-404, but may not in the future comply fully or at all with said
Section 33-404, but nevertheless holds harmless and indemnifies each Agent for and against any loss or damage resulting from the invalidity, unenforceability, or ineffectiveness, now or hereafter, of any and all Arizona Mortgages; the Lenders acknowledge that the foregoing is an agreed risk and shall not be construed as negligence, gross negligence or willful misconduct or other liability whatever of any Agent (or any other Lender).

            (c) Exculpatory Provisions. No Agent nor any of its officers, partners, directors, employees or agents shall be liable to Lenders for any action taken or omitted by any Agent under or in connection with any of the Credit Documents except to the extent caused by such Agent's gross negligence or willful misconduct. Each Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection herewith or any of the other Credit Documents or from the exercise of any power, discretion or

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authority vested in it hereunder or thereunder unless and until such Agent shall have received instructions in respect thereof from Requisite Lenders (or such other Lenders as may be required to give such instructions under Section 10.5) and, upon receipt of such instructions from Requisite Lenders (or such other Lenders, as the case may be), such Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions. Without prejudice to the generality of the foregoing, (i) each Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for Holdings and its Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against any Agent as a result of such Agent acting or (where so instructed) refraining from acting hereunder or any of the other Credit
Documents in accordance with the instructions of Requisite Lenders (or such other Lenders as may be required to give such instructions under Section 10.5).

            (d) Agents Entitled to Act as Lender. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, any Agent in its individual capacity as a Lender hereunder. With respect to its participation in the Loans and the Letters of Credit, each Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as if it were not performing the duties and functions delegated to it hereunder, and the term "Lender" shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity. Any Agent and its Affiliates may accept deposits from, lend money to, own securities of, and generally engage in any kind of banking, trust, financial advisory or other business with Holdings or any of its Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from Company for services in connection herewith and otherwise without having to account for the same to Lenders.

      9.3. INDEPENDENT INVESTIGATION BY LENDERS; NO RESPONSIBILITY FOR APPRAISAL OF CREDITWORTHINESS.

            (a) Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of Holdings and its Subsidiaries in connection with the making of the Loans and the issuance of Letters of Credit hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of Holdings and its Subsidiaries. No Agent shall have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or issuance of any Letter of Credit or at any time or times thereafter, and no Agent shall have any responsibility with respect to the accuracy of or the completeness of any information provided to Lenders.

            (b) Each Lender, by delivering its signature page to this Agreement or a Joinder Agreement and funding its Tranche A Term Loan, Tranche B Term Loan and/or Revolving Loans on the Closing Date or by the funding of any New Term Loans, as the case may be, shall be deemed to have acknowledged receipt of, and consented to and approved, each

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Credit Document and each other document required to be approved by any Agent,
Requisite Lenders or Lenders, as applicable on the Closing Date or as of the date of funding of such New Term Loans.

      9.4. RIGHT TO INDEMNITY. Each Lender, in proportion to its Pro Rata Share, severally agrees to indemnify each Agent and its officers, directors, employees, agents, attorneys, professional advisors and Affiliates to the extent that any such Person shall not have been reimbursed by Company, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements and fees and disbursements of any financial advisor engaged by the Agents) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against an Agent or any other such Persons in exercising the powers, rights and remedies of an Agent or performing duties of an Agent hereunder or under the other Credit Documents or otherwise in its capacity as Agent in any way relating to or arising out of this Agreement or the other Credit Documents, provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of an Agent to the extent resulting from such Agent's gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction. If any indemnity furnished to an Agent or any other such Person for any purpose shall, in the opinion of such Agent, be insufficient or become impaired, such Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.

      9.5.  SUCCESSOR AGENT, SWING LINE LENDER AND ISSUING BANK.

            (a) Successor Agent. Any Agent may resign at any time by giving 30 days' prior written notice thereof to Lenders and Company. Upon any such notice of resignation, Requisite Lenders shall have the right, upon five Business Days' notice to Company, to appoint a successor Agent, which must be a Lender, subject (if no Event of Default exists) to the approval of Company (not to be unreasonably withheld). Upon the acceptance of any appointment as an Agent hereunder by a successor Agent, that successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent. Whether or not a successor is appointed, the retiring Agent shall be discharged from its duties and obligations under this Agreement upon its resignation becoming effective in accordance with its notice of resignation. After any retiring Agent's resignation hereunder as an Agent, the provisions of this Section 9.5(a) shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent under this Agreement.

            Any resignation of an Agent pursuant to this Section 9.5(a) shall also constitute the resignation of it as Swing Line Lender or Issuing Bank (if applicable), and any successor Agent appointed pursuant to this Section 9.5(a) shall, upon its acceptance of such appointment, become the successor Swing Line Lender or Issuing Bank (if applicable) for all purposes hereunder. In the event that an Agent acting as Swing Line Lender resigns, Company shall prepay any outstanding Swing Line Loans made by the retiring or removed Agent in its capacity as Swing Line Lender.

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            (b)   Successor Swing Line Lender. The Swing Line Lender may resign at any time by giving 30 days' prior written notice thereof to Lenders and Company. Upon any such notice of resignation, Requisite Lenders shall have the right, upon five Business Days' notice to Company, to appoint a successor Swing Line Lender, which must be a Revolving Lender, subject (if no Event of Default exists) to the approval of Company. Upon the acceptance of any appointment as Swing Line Lender hereunder by a successor Swing Line Lender, that successor Swing Line Lender shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Swing Line Lender and the retiring Swing Line Lender shall be discharged from its duties and obligations under this Agreement. Whether or not a successor is appointed, the retiring Swing Line Lender shall be discharged from its duties and obligations under this Agreement upon its resignation becoming effective in accordance with its notice of resignation. In such event Company shall prepay any outstanding Swing Line Loans made by the retiring Swing Line Lender. After any retiring Swing Line Lender's resignation hereunder as Swing Line Lender, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Swing Line Lender under this Agreement.

            (c) Successor Issuing Bank. Issuing Bank may resign at any time by giving 30 days' prior written notice thereof to Lenders and Company. Upon any such notice of resignation, Requisite Lenders shall have the right, upon five Business Days' notice to Company, to appoint a successor Issuing Bank, which must be a Revolving Lender, subject (if no Event of Default exists) to the approval of Company (not to be unreasonably withheld). Upon the acceptance of any appointment as Issuing Bank hereunder by a successor Issuing Bank, that successor Issuing Bank shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Issuing Bank and the retiring Issuing Bank shall be discharged from its duties and obligations under this Agreement. Whether or not a successor is appointed, the retiring Issuing Bank shall be discharged from its duties and obligations under this Agreement upon its resignation becoming effective in accordance with its notice of resignation. After any retiring Issuing Bank's resignation hereunder as Issuing Bank, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Issuing Bank under this Agreement.

      9.6. COLLATERAL DOCUMENTS AND GUARANTIES. Each Lender hereby further authorizes Collateral Agent, on behalf of and for the benefit of Lenders, to enter into each Collateral Document as secured party and to be the agent for and representative of Lenders under any other Credit Document other than this Agreement, and each Lender agrees to be bound by the terms of each such Credit Document, provided that Collateral Agent shall not:

                  (i) enter into or consent to any material amendment, modification, termination or waiver of any provision contained in any such Credit Document, or

                  (ii)  release any Collateral,

except in compliance with Section 10.5, and provided further that, without further written consent or authorization from Lenders, Collateral Agent may execute any documents or instruments necessary to:

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                        (1)   release any Lien encumbering any item of
                  Collateral that is the subject of a sale or other disposition of assets permitted by this Agreement or to which Requisite Lenders have otherwise consented,

                        (2) release any Guarantor Subsidiary from its Guaranty if all or substantially all of the Capital Stock of such Guarantor Subsidiary is sold or disposed of to any Person (other than an Affiliate of Company) pursuant to a sale or other disposition permitted hereunder or to which Requisite Lenders have otherwise consented, or

                        (3) subordinate the Liens of Collateral Agent, on behalf of Lenders, to any Liens permitted by Section 6.2;

so long as, in the case of a sale of such item of Collateral or Capital Stock referred to in Section 9.6(a)(ii)(1) or (2), the requirements of Section 10.5 are satisfied. Anything contained in any of the Credit Documents to the contrary notwithstanding, the Credit Parties, Collateral Agent and each Lender hereby agree that:

                        (1) no Lender shall have any right individually to realize upon any of the Collateral under any Collateral Document or to enforce any Guaranty, it being understood and agreed that all powers, rights and remedies under the Collateral Documents and the Guaranties may be exercised solely by Collateral Agent for the benefit of Lenders in accordance with the terms thereof, and

                        (2) in the event of a foreclosure by Collateral Agent on any of the Collateral pursuant to a public or private sale, Collateral Agent or any Lender may be the purchaser of any or all of such Collateral at any such sale and Collateral Agent, as agent for and representative of Secured Parties (but not any Lender or Lenders in its or their respective individual capacities unless Requisite Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by Collateral Agent at such sale.

      9.7. ADMINISTRATIVE AGENT MAY FILE PROOFS OF CLAIM. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to Company or any of its Subsidiaries, Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether Administrative Agent shall have made any demand on Company) shall be entitled and empowered, by intervention in such proceeding or otherwise:

            (a) to file and prove a claim for the whole amount of principal and interest owing and unpaid in respect of the Loans or Letters of Credit and any other Obligations

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      that are owing and unpaid and to file such other papers or documents as may be necessary or advisable in order to have the claims of Lenders and the Agents (including any claim for the reasonable compensation, expenses, disbursements and advances of Lenders and the Agents and their agents and counsel and all other amounts due Lenders and the Agents hereunder) allowed in such judicial proceeding; and

            (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to Administrative Agent and, in the event that Administrative Agent shall consent to the making of such payments directly to Lenders, to pay to Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agents and their agents and counsel, and any other amounts due the Agents hereunder.

      Nothing herein contained shall be deemed to authorize Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lenders or to authorize Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

SECTION 10. MISCELLANEOUS

      10.1. NOTICES. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given to a Credit Party or an Agent, Swing Line Lender, Issuing Bank, an Issuing Lender or a Lender shall be sent to such Person's address as set forth on Appendix B or otherwise advised to Administrative Agent in writing. Each notice hereunder shall be in writing and may be personally served, telexed or sent by telefacsimile or mail or courier service and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of telefacsimile or telex, or three Business Days after depositing it in the mail with postage prepaid and properly addressed; provided no notice to any Agent or the Issuing Bank shall be effective until received by such party.

      10.2. EXPENSES. Company agrees to pay promptly (a) all the reasonable out-of-pocket costs and expenses of preparation of the Credit Documents and any consents, amendments, waivers or other modifications thereto; (b) the reasonable fees, expenses and disbursements of counsel to the Initial Agents and their successors in their capacity as Agents in all applicable jurisdictions in connection with the negotiation, preparation, execution and administration of the Credit Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by Company;
(c) all reasonable costs and expenses of creating and perfecting Liens in favor of Collateral Agent, for the benefit of Lenders pursuant hereto, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, title insurance premiums and reasonable fees, expenses and disbursements of counsel to each Agent in all applicable jurisdictions; (d) all the reasonable costs, fees, expenses and disbursements of any auditors, accountants, consultants or appraisers appointed with the consent of Company, such consent not to be unreasonably withheld (provided no such consent

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shall be required for an appointment during an Event of Default); (e) all the reasonable costs and expenses (including the reasonable fees, expenses and disbursements of any appraisers, consultants, advisors and agents employed or retained by Collateral Agent and its counsel) in connection with the custody or preservation of any of the Collateral; (f) all other reasonable out-of-pocket costs and expenses incurred by each Agent in connection with the syndication of the Loans and Commitments and the negotiation, preparation and execution of the Credit Documents and any consents, amendments, waivers or other modifications thereto and the transactions contemplated thereby; and (g) all reasonable out-of-pocket costs and expenses, including reasonable attorneys' fees in all applicable jurisdictions and costs of settlement, incurred by any Agent, Issuing Bank, any Issuing Lender and Lenders in enforcing any Obligations of or in collecting any payments due from any Credit Party hereunder or under the other Credit Documents after the occurrence and during the continuance of a Default or an Event of Default, (including in connection with the sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranty) or in connection with any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a "work-out" or pursuant to any insolvency or bankruptcy cases or proceedings.

      10.3. INDEMNITY.

            (a) In addition to the payment of expenses pursuant to Section 10.2, whether or not the transactions contemplated hereby shall be consummated, each Credit Party agrees to defend (subject to Indemnitees' selection of counsel), indemnify, pay and hold harmless, each Agent and Lender and the officers, partners, directors, trustees, employees, agents and Affiliates of each Agent and each Lender (each, an "INDEMNITEE"), from and against any and all Indemnified Liabilities; provided no Credit Party shall have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise from the gross negligence, bad faith or willful misconduct of that Indemnitee or its related persons. To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this Section 10.3 may be unenforceable in whole or in part because they are violative of any law or public policy, the applicable Credit Party shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them.

            (b) To the extent permitted by applicable law, no Credit Party shall assert, and each Credit Party hereby waives, any claim against Lenders, the Agents and their respective Affiliates, directors, employees, attorneys or agents, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement) arising out of, in connection with, arising out of, as a result of, or in any way related to, this Agreement or any Credit Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, any Loans or the use of the proceeds thereof or any act or omission or event occurring in connection therewith, other than such damages to the extent arising out of or as a result of the gross negligence, willful misconduct or bad faith of such Person, and each Credit Party hereby waives, releases and agrees not to sue upon any such claim or any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

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      10.4. SET-OFF. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, during the existence of any Event of Default each Lender or its Affiliates is hereby authorized by each Credit Party at any time or from time to time, without notice to any Credit Party or to any other Person (other than Administrative Agent), any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other Indebtedness at any time held or owing by such Lender or its Affiliates to or for the credit or the account of any Credit Party against and on account of the obligations and liabilities of any Credit Party to such Lender hereunder, the Letters of Credit and participations therein and under the other Credit Documents, including all claims of any nature or description arising out of or connected hereto, the Letters of Credit and participations therein or with any other Credit Document, irrespective of whether or not (a) such Lender shall have made any demand hereunder or (b) the principal of or the interest on the Loans or any amounts in respect of the Letters of Credit or any other amounts due hereunder shall have become due and payable pursuant to Section 2 and although such obligations and liabilities, or any of them, may be contingent or unmatured.

      10.5. AMENDMENTS AND WAIVERS.

            (a) Requisite Lenders' Consent. Subject to Sections 10.5(b) and 10.5(c), no amendment, modification, termination or waiver of any provision of the Credit Documents, or consent to any departure by any Credit Party therefrom, shall in any event be effective without the written concurrence of the Requisite Lenders and Company.

            (b) Affected Lenders' Consent. Without the written consent of each Lender (other than a Defaulting Lender) that would be affected thereby and Company, no amendment, modification, termination, or consent shall be effective if the effect thereof would:

                  (i)   extend the scheduled final maturity of any Loan or Note;

                  (ii) waive, reduce or postpone any scheduled repayment (including any Installment but not any prepayment);

                  (iii) extend the stated expiration date of any Letter of
            Credit beyond the Revolving Commitment Termination Date;

                  (iv) reduce the rate of interest on any Loan (other than any waiver of any increase in the interest rate applicable to any Loan pursuant to Section 2.12) or any fee payable hereunder;

                  (v) extend the time for payment of any such interest or fees;

                  (vi) reduce the principal amount of any Loan or any reimbursement obligation in respect of any Letter of Credit, or change the currency of payment of any Obligation;

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                  (vii) amend, modify, terminate or waive any provision of this
            Section 10.5(b) or Section 10.5(c);

                  (viii) amend the definition of "Requisite Lenders" or "Pro
            Rata Share"; provided, with the consent of Requisite Lenders, additional extensions of credit pursuant hereto may be included in the determination of "Requisite Lenders" or "Pro Rata Share" on substantially the same basis as the Term Loan Commitments, the Term Loans, the Revolving Commitments and the Revolving Loans are included on the Closing Date;

                  (ix) release all or substantially all of the Collateral or all or substantially all of the Guarantors from the Guaranty except as expressly provided in the Credit Documents; or

                  (x) consent to the assignment or transfer by any Credit Party of any of its rights and obligations under any Credit Document.

            (c) Other Consents. No amendment, modification, termination or waiver of any provision of the Credit Documents, or consent to any departure by any Credit Party therefrom, shall:

                  (i) increase any Revolving Commitment of any Lender over the amount thereof then in effect without the consent of such Lender and Company; provided no amendment, modification or waiver of any condition precedent, covenant, Default or Event of Default shall constitute an increase in any Revolving Commitment of any Lender;

                  (ii) amend, modify, terminate or waive any provision hereof relating to (x) the Swing Line Subcommitment or the Swing Line Loans without the consent of Swing Line Lender and Company, (y) the Letter of Credit Sublimit without the consent of Issuing Bank and Company or (z) any Letter of Credit without the consent of each applicable Issuing Lender and Company;

                  (iii) amend the definition of "Requisite Class Lenders"
            without the consent of Requisite Class Lenders of each Class and Company; provided, with the consent of the Requisite Lenders, additional extensions of credit pursuant hereto may be included in the determination of such "Requisite Class Lenders" on substantially the same basis as the Term Loan Commitments, the Term Loans, the Revolving Commitments and the Revolving Loans are included on the Closing Date;

                  (iv) alter the required application of any repayments, prepayments or amounts as between Classes pursuant to Section 2.17 or 2.27 without the consent of Requisite Class Lenders of each Class which is being allocated a lesser repayment, prepayment or amount as a result thereof and Company; provided Requisite Lenders may waive, in whole or in part, any prepayment so long as the application, as between Classes, of any portion of such prepayment which is still required to be made is not altered;

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                  (v)   amend, modify, terminate or waive any obligation of
            Lenders relating to the purchase of participations in Letters of Credit as provided in Section 2.5(f) without the written consent of Administrative Agent and of Issuing Bank and Company; or

                  (vi)  amend, modify, terminate or waive any provision of
            Section 9 as the same applies to any Agent, or any other provision hereof as the same applies to the rights or obligations of any Agent, in each case without the consent of such Agent and Company.

            (d) Execution of Amendments, etc. Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of such Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 10.5 shall be binding upon each Lender at the time outstanding, each future Lender.

            (e) Offer to Prepay. Notwithstanding anything in this Agreement to the contrary other than Section 2.17(c), any Offer to Prepay shall be accepted by all Lenders to which such Offer to Prepay was made unless three Business Days prior to the proposed redemption date the Requisite Lenders give their consent for such Offer to Prepay to be declined, in which case it shall be declined by all Lenders.

      10.6. SUCCESSORS AND ASSIGNS; PARTICIPATIONS.

            (a) Generally. This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders. No Credit Party's rights or obligations hereunder nor any interest therein may be assigned or delegated by any Credit Party without the prior written consent of all Lenders. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, Affiliates of each of the Agents and Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

            (b) Register. Company, Administrative Agent and Lenders shall deem and treat the Persons listed as Lenders in the Register as the holders and owners of the corresponding Commitments and Loans listed therein for all purposes hereof, and no assignment or transfer of any such Commitment or Loan shall be effective, in each case, unless and until an Assignment Agreement effecting the assignment or transfer thereof shall have been delivered to and accepted by Administrative Agent and recorded in the Register as provided in
Section 10.6(e). Prior to such recordation, all amounts owed with respect to the applicable Commitment or Loan shall be owed to the Lender listed in the Register as the owner thereof, and any request, authority or consent of any Person who, at the time of making such request or giving such authority or

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consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Commitments or Loans.

            (c)   Right to Assign.

                  (i) Each Lender shall have the right at any time to sell, assign or transfer to any Eligible Assignee all or a portion of its rights and obligations under this Agreement, including, without limitation, all or a portion of its Commitment or Loans owing to it or other Obligation (provided, however, that each such assignment shall be of a uniform, and not varying, percentage of all rights and obligations under and in respect of any Loan and any related Commitments); provided that, in the case of assignments (except in the case of assignments made by or to GSCP or any of its Affiliates) of Revolving Loans or Revolving Commitments to any such Eligible Assignee that is not a Lender, an Affiliate of a Lender or a Related Fund, such assignments must be consented to by each of Administrative Agent and, with respect to Revolving Commitments, Issuing Bank and, other than during the existence of an Event of Default, Company (such consents not to be unreasonably withheld or delayed). Each Lender may make, carry or transfer Loans at, to or for the account any of its branch offices or the office of an Affiliate of such Lender; provided that, in either case, such office is an Eligible Assignee.

                  (ii) Each assignment pursuant to Section 10.6(c)(i) (other than in the case of assignments to a Lender, an Affiliate of a Lender or a Related Fund) shall be in an aggregate amount of not less than (A) Can$5.0 million (including the Canadian Dollar Equivalent of any amount denominated in U.S. Dollars) (or such lesser amount as may be agreed to by Company and Administrative Agent or as shall constitute the aggregate amount of the Revolving Commitments and Revolving Loans of the assigning Lender) with respect to the assignment of the Revolving Commitments and Revolving Loans, (B) Can$1.0 million (or such lesser amount as may be agreed to by Company and Administrative Agent) with respect to the assignment of Tranche A Term Loans and (C) U.S.$1.0 million (or such lesser amount as may be agreed to by Company and Administrative Agent or as shall constitute the aggregate amount of the Tranche B Term Loans or New Term Loans of a Series of the assigning Lender) with respect to the assignment of Tranche B Term Loans or New Term Loans; provided that if an assignment with respect to Revolving Commitments and Revolving Loans or Tranche A Term Loans leaves the assigning Lender with less than Can$1.0 million but greater than Can$0 of Revolving Commitments or Tranche A Term Loans, as applicable, after such assignment, such assignment shall not be permitted pursuant to this Section 10.6(c).

            (d) Mechanics. The assigning Lender and the assignee thereof shall execute and deliver to Administrative Agent an Assignment Agreement, together with (i) a processing and recordation fee of Can$3,500 (such fee need not be paid in connection with assignments to a Lender, an Affiliate of a Lender or a Related Fund or by or to Administrative Agent or Syndication Agent or their respective Affiliates or in connection with assignments of Tranche B

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Term Loans) and (ii) such forms, certificates or other evidence, if any, with respect to Canadian and United States federal income tax withholding matters as the assignee under such Assignment Agreement may be required to deliver to Administrative Agent, including those pursuant to Section 2.22(d).

            (e) Notice of Assignment. Upon its receipt of a duly executed and completed Assignment Agreement, together with the processing and recordation fee referred to in Section 10.6(d) (and any forms, certificates or other evidence required by this Agreement in connection therewith), Administrative Agent shall record the information contained in such Assignment Agreement in the Register, shall give prompt notice thereof to Syndication Agent and Company, and shall maintain a copy of such Assignment Agreement.

            (f) Representations and Warranties of Assignee. Each Lender, upon execution and delivery hereof or upon executing and delivering an Assignment Agreement, as the case may be, represents and warrants as of the Closing Date or as of the applicable Effective Date (as defined in the applicable Assignment Agreement) that (i) it is an Eligible Assignee; (ii) it has experience and expertise in the making of or investing in commitments or loans such as the applicable Commitments or Loans, as the case may be; and (iii) it will make or invest in, as the case may be, its Commitments or Loans for its own account in the ordinary course of its business and without a view to distribution of such Commitments or Loans within the meaning of the Securities Act or the Exchange Act or other United States or Canadian securities laws (it being understood that, subject to the provisions of this Section 10.6, the disposition of such Commitments or Loans or any interests therein shall at all times remain within its exclusive control).

            (g) Effect of Assignment. Subject to the terms and conditions of this Section 10.6, as of the "Effective Date" specified in the applicable Assignment Agreement: (i) the assignee thereunder shall have the rights and obligations of a "Lender" hereunder to the extent such rights and obligations hereunder have been assigned to it pursuant to such Assignment Agreement and shall thereafter be a party hereto and a "Lender" for all purposes hereof with respect to the interests assigned; (ii) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned thereby pursuant to such Assignment Agreement, relinquish its rights (other than any rights which survive the termination hereof under Section 10.10) and be released from its obligations hereunder (and, in the case of an Assignment Agreement covering all or the remaining portion of an assigning Lender's rights and obligations hereunder, such Lender shall cease to be a party hereto; provided anything contained in any of the Credit Documents to the contrary notwithstanding, (x) an Issuing Lender shall continue to have all rights and obligations thereof with respect to such Letters of Credit until the cancellation or expiration of such Letters of Credit and the reimbursement of any amounts drawn thereunder and (y) such assigning Lender shall continue to be entitled to the benefit of all indemnities hereunder as specified herein with respect to matters arising out of the prior involvement of such assigning Lender as a Lender hereunder); (iii) the Commitments shall be modified to reflect the Commitment of such assignee and any Revolving Commitment of such assigning Lender, if any; and (iv) if any such assignment occurs after the issuance of any Note hereunder, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its applicable Notes to Administrative Agent for cancellation, and thereupon Company shall issue and deliver new Notes, if so requested by the assignee and/or assigning Lender, to such assignee and/or to such assigning Lender, with appropriate insertions, to reflect the new Revolving Commitments and/or outstanding Loans of the assignee and/or the assigning Lender.

            (h) Participations. Each Lender shall have the right at any time to sell one or more participations to any Eligible Assignee in all or any part of its Commitments, Loans or in any other Obligation. The holder of any such participation, other than an Affiliate of the Lender granting such participation, shall not be entitled to require such Lender to take or omit to take any action hereunder except with respect to any amendment, modification or waiver that would (i) extend the final scheduled maturity of any Loan, Note or Letter of Credit (unless such Letter of Credit is not extended beyond the Revolving Commitment Termination Date) in which such participant is participating, or reduce the rate of interest (other than any waiver of any increase in the interest rate applicable pursuant to Section 2.12) or any fee thereon or extend the time for payment of any such interest or fees or reduce the principal amount thereof, or increase the amount of the participant's participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Commitment shall not constitute a change in the terms of such participation, and that an increase in any Commitment or Loan shall be permitted without the consent of any participant if the participant's participation is not increased as a result thereof) or (ii) consent to the assignment or transfer by Company of any of its rights and obligations under this Agreement. Company agrees that each participant shall be entitled to the benefits of Sections 2.20(c), 2.21 and 2.22 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (c) of this Section; provided, a participant shall not be entitled to receive any greater payment under Section 2.21 or 2.22 than the applicable Lender would have been entitled to receive with respect to the participation sold to such participant. To the extent permitted by law, each participant also shall be entitled to the benefits of Section 10.4 as though it were a Lender, provided such Participant agrees to be subject to Section 2.19 as though it were a Lender.

            (i) Certain Other Assignments. Any Lender may at any time assign all or any portion of its rights under this Agreement and its Notes to a Federal Reserve Bank without notice to or consent of any Person. No such assignment shall release the transferor Lender from its obligations hereunder. In addition, any Lender may assign all or any portion of its rights under this Agreement and its Notes to any Person other than a Federal Reserve Bank, without notice to or consent of any Person, to secure obligations of such Lender; provided no Lender, as between Company and such Lender, shall be relieved of any of its obligations hereunder as a result of any such assignment and pledge, and provided, further, that in no event shall the applicable pledgee, assignee or trustee be considered to be a "Lender" and in no event shall any such pledgee, assignee or trustee be entitled to require the assigning or pledging Lender to take or omit any action hereunder.

      10.7. CANADIAN DOLLAR EQUIVALENT CALCULATIONS. For purposes of this Agreement, the Canadian Dollar Equivalent of each Loan that is a U.S. Revolving Loan and the Canadian Dollar Equivalent of the stated amount of each Letter of Credit that is a Letter of Credit denominated in U.S. Dollars shall be calculated on the date when any such Loan is made, such Letter of Credit is issued, on the first Business Day of each month and at such other times as designated by Administrative Agent. Such Canadian Dollar Equivalent shall remain in effect until the same is recalculated by Administrative Agent as provided above and notice of such recalculation is received by Company, it being understood that until such notice of such recalculation is received, the Canadian Dollar Equivalent shall be that Canadian Dollar Equivalent as last reported to Company by Administrative Agent.

      10.8. JUDGMENT CURRENCY.

            (a) Company's obligation hereunder and under the other Credit Documents to make payments in the applicable Approved Currency (pursuant to such obligation, the "OBLIGATION CURRENCY") shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery results in the effective receipt by Administrative Agent or the respective Lender of the full amount of the Obligation Currency expressed to be payable to Administrative Agent or such Lender under this Agreement or the other Credit Documents. If, for the purpose of obtaining or enforcing judgment against Company in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency being hereinafter referred to as the "JUDGMENT CURRENCY") an amount due in the Obligation Currency, the conversion shall be made, if relevant, at the Canadian Dollar, U.S. Dollar Equivalent and, in the case of other currencies, the rate of exchange (as quoted by Administrative Agent or if Administrative Agent does not quote a rate of exchange on such currency, by a known dealer in such currency designated by Administrative Agent) determined, in each case, as of the Business Day immediately preceding the day on which the judgment is given (such Business Day being hereinafter referred to as the "JUDGMENT CURRENCY CONVERSION DATE").

            (b) If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, Company covenants and agrees to pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount) as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate of exchange prevailing on the Judgment Currency Conversion Date.

            (c) For purposes of determining the Relevant Currency Equivalent or any other rate of exchange for this Section 10.8, such amounts shall include any premium and costs payable in connection with the purchase of the Obligation Currency.

      10.9. INDEPENDENCE OF COVENANTS. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

      10.10. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. All representations, warranties and agreements made herein shall survive the execution and delivery hereof and the making of any Credit Extension. Notwithstanding anything herein or implied by law to the contrary, the agreements of each Credit Party set forth in Sections 2.20(c) (to the extent provided therein), 2.21 (to the extent provided therein), 2.22 (to the extent provided therein), 10.2, 10.3 and 10.4 and the agreements of Lenders set forth in Sections 2.19, 9.2(c) and 9.4 shall survive the payment of the Loans, the cancellation or expiration of the Letters of Credit and the reimbursement of any amounts drawn thereunder, and the termination hereof.

      10.11. NO WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of any Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Credit Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. The rights, powers and remedies given to each Agent and each Lender hereby are cumulative and shall be in addition to and independent of all rights, powers and remedies existing by virtue of any statute or rule of law or in any of the other Credit Documents or any of the Hedge Agreements. Any forbearance or failure to exercise, and any delay in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

      10.12. MARSHALLING; PAYMENTS SET ASIDE. Neither any Agent nor any Lender shall be under any obligation to marshal any assets in favor of any Credit Party or any other Person or against or in payment of any or all of the Obligations. To the extent that any Credit Party makes a payment or payments to Administrative Agent or Lenders (or to Administrative Agent, on behalf of Lenders), or Administrative Agent or Lenders enforce any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

      10.13. SEVERABILITY. In case any provision in or obligation hereunder or any Note shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

      10.14. OBLIGATIONS SEVERAL; INDEPENDENT NATURE OF LENDERS' RIGHTS. The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or Commitment of any other Lender hereunder. Nothing contained herein or in any other Credit Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out hereof and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

      10.15. HEADINGS. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

      10.16. APPLICABLE LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

      10.17. CONSENT TO JURISDICTION. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY CREDIT PARTY ARISING OUT OF OR RELATING HERETO OR ANY OTHER CREDIT DOCUMENT, OR ANY OF THE OBLIGATIONS, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH CREDIT PARTY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (a) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; (b) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (c) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE CREDIT PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 10.1; (d) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (c) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE CREDIT PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (e) AGREES AGENTS AND LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY CREDIT PARTY IN THE COURTS OF ANY OTHER JURISDICTION.

      10.18. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR UNDER ANY OF THE OTHER CREDIT DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/COMPANY RELATIONSHIP THAT IS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT,

AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION
10.18 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER CREDIT DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

      10.19. CONFIDENTIALITY. Each Lender shall hold all non-public information regarding Holdings and its Subsidiaries and their businesses in accordance with such Lender's customary procedures for handling confidential information of such nature, it being understood and agreed by Company that, in any event, a Lender may make (i) disclosures of such information to Affiliates of such Lender and to their agents and advisors to the extent such Persons have agreed to hold such information confidential, (ii) disclosures of such information reasonably required by any bona fide or potential assignee, transferee or participant in connection with the contemplated assignment, transfer or participation by such Lender of any Loans or any participations therein or by any direct or indirect contractual counterparties (or the professional advisors thereto) in Hedge Agreements (provided such counterparties and advisors are advised of and agree to be bound by the provisions of this Section 10.19), (iii) disclosure to any rating agency when required by it; provided, prior to any such disclosure in connection with a rating of a Lender or its portfolio, each rating agency shall undertake to preserve the confidentiality of such information, and (iv) disclosures required or requested by any governmental agency or representative thereof or by the NAIC or pursuant to legal or judicial process; provided, unless specifically prohibited by applicable law or court order, each Lender shall make reasonable efforts to notify Company of any request by any governmental agency or representative thereof (other than any such request in connection with any examination of the financial condition or other routine examination of such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information.

      10.20. USURY SAVINGS CLAUSE. Notwithstanding any other provision herein, the aggregate interest rate charged with respect to any of the Obligations, including all charges or fees in connection therewith deemed in the nature of interest under applicable law shall not exceed the Highest Lawful Rate. If the rate of interest (determined without regard to the preceding sentence) under this Agreement at any time exceeds the Highest Lawful Rate, the outstanding amount of the Loans made hereunder shall bear interest at the Highest Lawful Rate until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect. In addition, if when the Loans made hereunder are repaid in full the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest which would have been due hereunder if the stated rates of interest set forth in this

Agreement had at all times been in effect, then to the extent permitted by law, Company shall pay to Administrative Agent an amount equal to the difference between the amount of interest paid and the amount of interest which would have been paid if the Highest Lawful Rate had at all times been in effect. Notwithstanding the foregoing, it is the intention of Lenders and Company to conform strictly to any applicable usury laws. Accordingly, if any Lender contracts for, charges, or receives any consideration which constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be cancelled automatically and, if previously paid, shall at such Lender's option be applied to the outstanding amount of the Loans made hereunder or be refunded to Company.

      10.21. POSTING.

            (a) Each Credit Party hereby agrees that it will provide to Administrative Agent all information, documents and other materials that it is obligated to furnish to Administrative Agent pursuant to this Agreement and any other Credit Document, including, without limitation, all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (A) relates to a request for a new, or a conversion of an existing, Borrowing or other extension of credit (including any election of an interest rate or interest period relating thereto), (B) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (C) provides notice of any Default or Event of Default under this Agreement or (D) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any borrowing or other extension of credit hereunder (all such non-excluded communications, collectively, the "COMMUNICATIONS"), by transmitting the Communications in an electronic/soft medium in a format reasonably acceptable to Administrative Agent at ann.hurley@rbccm.com and adam.ahmed@rbccm.com or at such other e-mail address(es) provided to Company from time to time or in such other form, including hard copy delivery thereof, as Administrative Agent shall require. In addition, each Credit Party agrees to continue to provide the Communications to Administrative Agent in the manner specified in this Agreement or any other Credit Document or in such other form, including hard copy delivery thereof, as Administrative Agent shall require. Nothing in this Section 10.21 shall prejudice the right of the Agents, any Lender or any Credit Party to give any notice or other communication pursuant to this Agreement or any other Credit Document in any other manner specified in this Agreement or any other Credit Document or as any such Agent shall require.

            (b) To the extent consented to by Administrative Agent in writing from time to time, Administrative Agent agrees that receipt of the Communications by Administrative Agent at its e-mail address(es) set forth above shall constitute effective delivery of the Communications to Administrative Agent for purposes of the Credit Documents; provided that Company shall also deliver to Administrative Agent an executed original of each Compliance Certificate required to be delivered hereunder. Each Lender agrees that notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform (as defined below) shall constitute effective delivery of the Communications to such Lender for purposes of the Credit Documents; provided that any Lender may request and shall accordingly receive hard copy delivery of any Communications. Each Lender agrees (A) to notify Administrative Agent in writing from time to time of such Lender's e-mail address(es) to which the foregoing notice may be sent by electronic transmission and (B) that the foregoing notice may be sent to such e-mail address(es).

            (c) Each Credit Party further agrees that Administrative Agent may make the Communications available to the Lenders by posting the Communications on Intralinks or a substantially similar electronic transmission system (the "PLATFORM"). The Platform is provided "as is" and "as available." The Agent Parties (as defined below) do not warrant the accuracy or completeness of the Communications, or the adequacy of the Platform and expressly disclaim liability for errors or omissions in the communications. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by any Agent Party (as defined below) in connection with the Communications or the Platform. In no event shall Administrative Agent or any of its affiliates or any of their respective officers, directors, employees, agents advisors or representatives (collectively, "AGENT PARTIES") have any liability to the Credit Parties, any Lender or any other person or entity for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of any Credit Party's or Administrative Agent's transmission of communications through the internet, except to the extent the liability of any Agent Party is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from such Agent Party's gross negligence or willful misconduct.

      10.22. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

      10.23. EFFECTIVENESS. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by Company and Administrative Agent of delivery of executed counterparts of all such parties.

                  [Remainder of page intentionally left blank]

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                                MAAX CORPORATION

                                By: /s/ James Rhee
                                    ------------------------------------------
                                    Name: James Rhee
                                    Title: Secretary

                                BEAUCELAND CORPORATION

                                By: /s/ James Rhee
                                    ------------------------------------------
                                    Name: James Rhee
                                    Title: Secretary

                      [SIGNATURE PAGE TO CREDIT AGREEMENT]

                                GUARANTOR SUBSIDIARIES (U.S.):

                                AKER PLASTICS COMPANY INC.

                                MAAX (2004) LLC

                                MAAX HOLDING CO.

                                MAAX-HYDRO SWIRL MANUFACTURING CORP.

                                MAAX-KSD CORPORATION

                                MAAX LLC

                                MAAX MIDWEST, INC.

                                MAAX SPAS (ARIZONA), INC.

                                PEARL BATHS, INC.

                                By: /s/ Robert Martin
                                    ------------------------------------------
                                    Name: Robert Martin
                                    Title: Vice President

                      [SIGNATURE PAGE TO CREDIT AGREEMENT]

                                GUARANTOR SUBSIDIARIES (CANADIAN):

                                MAAX CANADA INC.

                                CUISINE EXPERT-C.E. CABINETS INC.

                                9022-3751 QUEBEC INC.

                                MAAX SPAS (ONTARIO) INC.

                                MAAX SPAS (B.C.) INC.

                                By: /s/ Denis Aubin
                                    ----------------------------------------
                                    Name: Denis Aubin
                                    Title: Director & Officer

                                4200217 CANADA INC.

                                By: /s/ James Rhee
                                    ----------------------------------------
                                    Name: James Rhee
                                    Title: Secretary

                      [SIGNATURE PAGE TO CREDIT AGREEMENT]

                                With respect to Section 6.12 only,

                                MAAX HOLDINGS, INC.

                                By: /s/ James Rhee
                                    ----------------------------------------
                                    Name: James Rhee
                                    Title: Secretary

                      [SIGNATURE PAGE TO CREDIT AGREEMENT]

                                GOLDMAN SACHS CREDIT PARTNERS L.P.,
                                as Joint Lead Arranger, Syndication Agent and a Lender

                                By: /s/ Steve P. Hickey
                                    ----------------------------------------
                                            Authorized Signatory

                                GOLDMAN SACHS CANADA CREDIT PARTNERS CO., as a Lender

                                By:  /s/ Steve P. Hickey
                                     ----------------------------------------
                                            Authorized Signatory

                      [SIGNATURE PAGE TO CREDIT AGREEMENT]

                                ROYAL BANK OF CANADA, as Administrative
                                Agent and Collateral Agent

                                By: /s/ Gail Watkin
                                    ----------------------------------------
                                    Name: Gail Watkin
                                    Title: Manager, Agency

                                ROYAL BANK OF CANADA, as a Lender

                                By: /s/ John M. Crawford
                                    ----------------------------------------
                                    Name: John M. Crawford
                                    Title: Attorney in Fact

                      [SIGNATURE PAGE TO CREDIT AGREEMENT]

                                ROYAL BANK OF CANADA,
                                acting through its business group RBC Capital Markets, as Joint Lead Arranger

                                By: /s/ John M. Crawford
                                    ----------------------------------------
                                    Name: John M. Crawford
                                    Title: Attorney in Fact

                      [SIGNATURE PAGE TO CREDIT AGREEMENT]

                                MERRILL LYNCH CAPITAL CANADA INC.,
                                as a Lender

                                By: /s/ Eric Giroux
                                    ----------------------------------------
                                    Name: Eric Giroux
                                    Title: Vice President

                      [SIGNATURE PAGE TO CREDIT AGREEMENT]

                                MERRILL LYNCH & CO.,
                                MERRILL LYNCH, PIERCE, FENNER & SMITH
                                INCORPORATED,
                                as Joint Lead Arranger and Documentation Agent

                                By: /s/ Michael E. O'Brien
                                    --------------------------------------------
                                    Name: Michael E. O'Brien
                                    Title: Director

                      [SIGNATURE PAGE TO CREDIT AGREEMENT]

                                NATIONAL BANK OF CANADA, NEW YORK BRANCH, as Issuing Bank, Swing Line Lender and a Lender

                                By: /s/ Vincent Lima
                                    ----------------------------------------
                                    Name: Vincent Lima
                                    Title: Vice President

                                By: /s/ Yvon Laplante
                                    ----------------------------------------
                                    Name: Yvon Laplante
                                    Title: Vice President & Manager

                      [SIGNATURE PAGE TO CREDIT AGREEMENT]

                                BANK OF MONTREAL, CHICAGO BRANCH, as a Lender,

                                By: /s/ Bruce Pietka
                                    ----------------------------------------
                                    Name: Bruce Pietka
                                    Title: Vice President

                      [SIGNATURE PAGE TO CREDIT AGREEMENT]

                                LA CAISSE CENTRALE DESJARDINS DU
                                QUEBEC, as a Lender

                                By: /s/ Michel Voyer
                                    ----------------------------------------
                                    Name: Michel Voyer
                                    Title: Senior Manager

                                By: /s/ Sylvain Gascon
                                    ----------------------------------------
                                    Name: Sylvain Gascon
                                    Title: Vice President

                      [SIGNATURE PAGE TO CREDIT AGREEMENT]

                                CITIBANK, N.A., CANADIAN BRANCH, as a Lender

                                By: /s/ Isabelle F. Cote
                                    ----------------------------------------
                                    Name: Isabelle F. Cote

                      [SIGNATURE PAGE TO CREDIT AGREEMENT]

                                COMERICA BANK CANADA BRANCH, as a Lender

                                By: /s/ Robert Rosen
                                    ----------------------------------------
                                    Name: Robert Rosen
                                    Title: Vice President

                      [SIGNATURE PAGE TO CREDIT AGREEMENT]

                                NATIONAL CITY BANK, CANADA BRANCH, as a Lender

                                By: /s/ J. Andrew Riddell
                                    ----------------------------------------
                                    Name: J. Andrew Riddell
                                    Title: Vice-President

                      [SIGNATURE PAGE TO CREDIT AGREEMENT]

                                GE CANADA FINANCE HOLDING COMPANY, as a Lender

                                By: /s/ Stephen B. Smith
                                    ----------------------------------------
                                    Name: Stephen B. Smith
                                    Title: President

                      [SIGNATURE PAGE TO CREDIT AGREEMENT]

                                SIGNATURE CORPORATE BOND FUND, as a Lender

                                By: /s/ Matt Shandro
                                    ----------------------------------------
                                    Name: Matt Shandro
                                    Title: Vice President

                                By: /s/ Eric Bushell
                                    ----------------------------------------
                                    Name: Eric Bushell
                                    Title: Chief Information Officer

                                SIGNATURE HIGH INCOME FUND, as a Lender

                                By: /s/ Matt Shandro
                                    ----------------------------------------
                                    Name: Matt Shandro
                                    Title: Vice President

                                By: /s/ Eric Bushell
                                    ----------------------------------------
                                    Name: Eric Bushell
                                    Title: Chief Information Officer

                                SIGNATURE HIGH INCOME SECTOR FUND, as a Lender

                                By: /s/ Matt Shandro
                                    ----------------------------------------
                                    Name: Matt Shandro
                                    Title: Vice President

                                By: /s/ Eric Bushell
                                    ----------------------------------------
                                    Name: Eric Bushell
                                    Title: Chief Information Officer

                      [SIGNATURE PAGE TO CREDIT AGREEMENT]

                                SKYLON GROWTH & INCOME TRUST, as a Lender

                                By: /s/ Matt Shandro
                                    ----------------------------------------
                                    Name: Matt Shandro
                                    Title: Vice President

                                By: /s/ Eric Bushell
                                    ----------------------------------------
                                    Name: Eric Bushell
                                    Title: Chief Information Officer

                      [SIGNATURE PAGE TO CREDIT AGREEMENT]

                                                                    APPENDIX A-1
                                                TO CREDIT AND GUARANTY AGREEMENT

                         TRANCHE A TERM LOAN COMMITMENTS

                                                                TRANCHE A                                  PRO
                                   LENDER                  TERM LOAN COMMITMENT                         RATA SHARE
------------------------------------------------------------------------------------------------------------------
Royal Bank of Canada                                           Can$19,500,000                              15.00%

Goldman Sachs Canada Credit Partners Co.                        Can$7,611,000                               5.86%

Merrill Lynch Capital Canada Inc.                               Can$7,611,000                               5.86%

National Bank of Canada, New York Branch                       Can$18,056,000                              13.89%

Bank of Montreal, Chicago Branch                               Can$18,056,000                              13.89%

La Caisse Centrale Desjardins du Quebec                        Can$14,445,000                              11.11%

Citibank, N.A., Canadian Branch                                Can$10,833,000                               8.33%

Comerica Bank Canada Branch                                    Can$10,833,000                               8.33%

National City Bank, Canada Branch                              Can$10,833,000                               8.33%

GE Canada Finance Holding Company                               Can$7,222,000                               5.56%

Signature Corporate Bond Fund                                   Can$1,250,000                               0.96%

Signature High Income Fund                                      Can$1,250,000                               0.96%

Signature High Income Sector Fund                               Can$1,250,000                               0.96%

Skylon Growth & Income Trust                                    Can$1,250,000                               0.96%

                                      Total                         Can$130.0 million                     100.00%

                                 APPENDIX A-1-1

                                                                    APPENDIX A-2
                                                TO CREDIT AND GUARANTY AGREEMENT

                         TRANCHE B TERM LOAN COMMITMENTS

                                                                 TRANCHE B                                 PRO
                                LENDER                     TERM LOAN COMMITMENT                         RATA SHARE
------------------------------------------------------------------------------------------------------------------
Goldman Sachs Credit Partners L.P.                            U.S.$115.0 million                          100.00%

                                      Total                   U.S.$115.0 million                          100.00%

                                 APPENDIX A-2-1

                                                                    APPENDIX A-3
                                                TO CREDIT AND GUARANTY AGREEMENT

                              REVOLVING COMMITMENTS

                                   LENDER                  REVOLVING COMMITMENT                         PRO RATA SHARE
----------------------------------------------------------------------------------------------------------------------
Royal Bank of Canada                                          Can$7,500,000                                 15.00%

Goldman Sachs Canada Credit Partners Co.                      Can$3,889,000                                  7.78%

Merrill Lynch Capital Canada Inc.                             Can$3,889,000                                  7.78%

National Bank of Canada, New York Branch                      Can$6,944,000                                 13.89%

Bank of Montreal, Chicago Branch                              Can$6,944,000                                 13.89%

La Caisse Centrale Desjardins du Quebec                       Can$5,555,000                                 11.11%

Citibank, N.A., Canadian Branch                               Can$4,167,000                                  8.33%

Comerica Bank Canada Branch                                   Can$4,167,000                                  8.33%

National City Bank, Canada Branch                             Can$4,167,000                                  8.33%

GE Canada Finance Holding Company                             Can$2,778,000                                  5.56%

                                      Total                        Can$50.0 million                        100.00%

                                 APPENDIX A-3-1

                                                                      APPENDIX B
                                                TO CREDIT AND GUARANTY AGREEMENT

                                NOTICE ADDRESSES

BORROWER OR ANY GUARANTOR

Prior to August 1, 2004,

Maax Corporation,
640 Cameron,
Sainte-Marie, Quebec, Canada, G6E 1B2
Attention: Denis Aubin, Executive Vice President and Chief Financial Officer
Telecopier: (418) 386-4520

August 1 and thereafter,

Maax Corporation,
1010 Sherbrooke West,
Montreal, Quebec, Canada, H3A 2R7
Attention: Denis Aubin, Executive Vice President and Chief Financial Officer

with a copy to:

J.W. CHILDS ASSOCIATES, L.P.
111 Huntington Avenue, Suite 2900
Boston, MA 02199
Telecopier: (617) 753-1101
Attention : Steven G. Segal, Partner

                                  APPENDIX B-1

GOLDMAN SACHS CREDIT PARTNERS L.P.,
as Joint Lead Arranger, Syndication Agent and a Lender

      Goldman Sachs Credit Partners L.P.
      85 Broad Street
      New York, New York 10004
      Attention: Elizabeth Fischer
      Telecopier: (212) 357-9110

GOLDMAN SACHS CANADA CREDIT PARTNERS CO., as a Lender

      Goldman Sachs Canada Credit Partners Co.
      150 King Street West, Suite 1201
      Toronto, Ontario
      M5H 1J9
      Attention: Stefano Zuliani
      Telecopier: (416) 343-8906

with a copy to:

      Goldman Sachs Credit Partners L.P.
      85 Broad Street
      New York, New York 10004
      Attention: Elizabeth Fischer
      Telecopier: (212) 357-9110

                                  APPENDIX B-2

ROYAL BANK OF CANADA,
as Administrative Agent and Collateral Agent

      Royal Bank of Canada
      Global Banking - Agency
      12th. Floor, South Tower
      Royal Bank Plaza
      200 Bay Street
      Toronto, Ontario M5J 2W7
      Attention: Manager, Agency
      Fax: (416)-842-4023

ROYAL BANK OF CANADA,
as a Lender

      Royal Bank of Canada
      New York Branch
      One Liberty Plaza, 3rd Floor
      New York, New York 10006-1404
      Attention: David Banning
      Telephone No.: (212) 428-6369
      Facsimile No.: (212) 428-2372

with a copy to:

      Royal Bank of Canada
      One Liberty Plaza, 3rd Floor
      New York, New York 10006-1404
      Attention: John Crawford
      Telephone No.: (212) 428-6261
      Facsimile No.: (212) 428-6460

ROYAL BANK OF CANADA, acting through its business group RBC Capital Markets, as Joint Lead Arranger

      Royal Bank of Canada
      One Liberty Plaza, 3rd Floor
      New York, New York 10006-1404
      Attention: John Crawford
      Telephone No.: (212) 428-6261
      Facsimile No.: (212) 428-6460

                                  APPENDIX B-3

MERRILL LYNCH & CO.,
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED as Joint Lead Arranger and Documentation Agent

      Merrill Lynch & Co.,
      Merrill Lynch, Pierce, Fenner & Smith Incorporated
      4 World Financial Center, 16th Floor
      New York, NY 10080
      Attention: Michael O'Brien
      Telecopier: (212) 738-1186

with a copy to:

      Merrill Lynch & Co.,
      Merrill Lynch, Pierce, Fenner & Smith Incorporated
      4 World Financial Center, 16th Floor
      New York, NY 10080
      Attention: Loan Administration
      Telecopier: (212) 738-1719

MERRILL LYNCH CAPITAL CANADA INC.,
as a Lender

      Merrill Lynch Capital Canada Inc.
      181 Bay Street
      Toronto, ON M5J 2V8
      Attention: Mark Dickerson
      Telecopier: (416) 369-2106

with a copy to:

      Merrill Lynch Capital Canada Inc.
      4 World Financial Center, 16th Floor
      New York, NY 10080
      Attention: Loan Administration
      Telecopier: (212) 738-1719

                                  APPENDIX B-4

NATIONAL BANK OF CANADA, NEW YORK BRANCH, as Issuing Bank, Swing Line Lender and a Lender

      National Bank of Canada
      125 West 55th Street - 22nd Floor
      New York, NY 10019
      Attention: Rick Roberts --Senior Administration Officer
      Telecopier: (212) 632-8509

                                  APPENDIX B-5

BANK OF MONTREAL, CHICAGO BRANCH,
as a Lender

      115 South Lasalle,
      Chicago, IL 60603
      Attention: Bruce Pietka
      Telecopier: (312) 750-6057

with a copy to:

      Corporate Finance
      105, St. Jacques, 3rd Floor
      Montreal, Quebec H2Y 1L6
      Attention: Luc Bernier
      Telecopier: (514) 877-7704

                                  APPENDIX B-6

LA CAISSE CENTRALE DESJARDINS DU QUEBEC, as a Lender

      1, complexe Desjardins,
      Suite 2822
      Montreal, Quebec H5B 1BC
      Attention: Michel Voyer
      Telecopier: (514) 281-7083

                                  APPENDIX B-7

CITIBANK, N.A., CANADIAN BRANCH,
as a Lender

      630 Rene Levesque Boulevard West
      Suite 2450
      Montreal, Quebec H3B 1S6
      Attention: Isabelle F. Cote
      Telecopier: (514) 393-7545

                                  APPENDIX B-8

COMERICA BANK CANADA BRANCH, as a Lender

      Suite 2210, South Tower
      Royal Bank Plaza
      200 Bay Street
      P.O. Box 61
      Toronto, Ontario, M5J 2J2
      Attention: Robert Rosen
      Telecopier: (416) 367-2460

                                  APPENDIX B-9

NATIONAL CITY BANK, CANADA BRANCH, as a Lender

      130 King Street West
      Suite 2140
      Toronto, Ontario M5X 1E4
      Attention: J. Andrew Riddell
      Telecopier: (416) 361-0085

                                  APPENDIX B-10

GE CANADA FINANCE HOLDING COMPANY, as a Lender

      General Electric Capital
      Corporate Financial Services
      201 Merritt 7, P.O. Box 5201
      Norwalk, CT 06856-5201
      Attention: Mei Nishiwaki
      Telecopier: (203) 956-4007

with a copy to:

Bingham McCutchen LLP
One State Street
Hartford, CT 06103
Attention: Frank A. Appicelli
Telecopier: (860) 240-2800

                                  APPENDIX B-11

SIGNATURE CORPORATE BOND FUND,
as a Lender

      c/o Royton & Co. - RBC Global Securities
      SL Level, Royal Bank Plaza
      200 Bay Street, South Tower,
      Toronto, ON M5J 2J5
      Attention: Matt Shandro
      Telecopier: (416) 681-3138

SIGNATURE HIGH INCOME FUND,
as a Lender

      c/o Royton & Co. - RBC Global Securities
      SL Level, Royal Bank Plaza
      200 Bay Street, South Tower,
      Toronto, ON M5J 2J5
      Attention: Matt Shandro
      Telecopier: (416) 681-3138

SIGNATURE HIGH INCOME SECTOR FUND,
as a Lender

      c/o Royton & Co. - RBC Global Securities
      SL Level, Royal Bank Plaza
      200 Bay Street, South Tower,
      Toronto, ON M5J 2J5
      Attention: Matt Shandro
      Telecopier: (416) 681-3138

SKYLON GROWTH & INCOME TRUST,
as a Lender

      c/o Royton & Co. - RBC Global Securities
      SL Level, Royal Bank Plaza
      200 Bay Street, South Tower,
      Toronto, ON M5J 2J5
      Attention: Matt Shandro
      Telecopier: (416) 681-3138

                                  APPENDIX B-12

                                                                      APPENDIX C
                                                TO CREDIT AND GUARANTY AGREEMENT

                       ELIGIBLE CATEGORIES OF INSTITUTIONS

1. U.S. branches of Canadian banks that are engaged in a trade or business within the United States for U.S. federal income tax purposes.

2. Canadian branches of banks that are U.S. persons under the Internal Revenue Code; provided that such branch is an authorized foreign bank in Canada, interest is paid to such branch in respect of its Canadian banking business and the Lender provides to Borrower appropriate representation with regard thereto (it being understood that Canadian subsidiaries of U.S. banks do not qualify).

3. Canadian branches of non-U.S. foreign banks that are exempt from Canadian federal withholding tax where treaty with U.S. provides for zero U.S. federal withholding tax and the branch is eligible(1) for such treaty benefits and gives IRS Form W-8 BEN (or successor form) establishing such exemption (it being understood that Canadian subsidiaries of non-U.S. foreign banks do not qualify); provided that the branch is an authorized foreign bank in Canada, interest is paid to the branch in respect of its Canadian banking business and the Lender provides to Borrower appropriate representation with regard thereto.

4. Canadian residents that are exempt from Canadian federal withholding tax, are not banks and are eligible for exemption from U.S. federal withholding tax under the portfolio interest exemption (within the meaning of sections 871 and 881 of the Internal Revenue Code) and give IRS Form W-8BEN (or successor form) and any other required certification of eligibility for such exemption (in accordance with sections 871 and 881 of the Internal Revenue Code).

5. Canadian pension funds that are exempt from Canadian federal withholding tax and are eligible for exemption from U.S. federal withholding tax under the U.S./Canada treaty and provide IRS Form W-8BEN (or successor form) establishing entitlement to such exemption.

6. U.S. pension funds that are exempt from U.S. federal withholding tax and are eligible for exemption from Canadian federal withholding tax under the U.S./Canada treaty and provide to Borrower appropriate representation of entitlement to such exemption.

----------
(1) This generally will require that they both meet the definition of a resident in such country for treaty purposes and are not limited by the limitation on benefits provisions of the treaty.

                                  APPENDIX C-1